                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.2

                                   EXHIBIT "I"

                        INDEX TO CDC FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                          -----
CHINADOTCOM CORPORATION

Consolidated Financial Statements for the Three Years Ended
     December 31, 2002...........................................................           I-2
Condensed Consolidated Financial Statements for the Nine Months
     Ended September 30, 2003 and 2002...........................................          I-48

ROSS SYSTEMS, INC.

Consolidated Financial Statements for the Three Years Ended
     June 30, 2003...............................................................          I-68
Condensed Consolidated Financial Statements for the Three
     Months Ended September 30, 2003 and 2002....................................          I-92

INDUSTRI-MATEMATIK INTERNATIONAL CORP.

Consolidated Financial Statements for the Period from May 1, 2002
     Through December 10, 2002 and the Two Years Ended April 30, 2002 and 2001...         I-105
Condensed Consolidated Financial Statements for the Three
     Months Ended July 31, 2002..................................................         I-134

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES

Combined Consolidated Financial Statements for the Three
     Months Ended July 31, 2003 (unaudited) and the Period from
     Date of Incorporation, October 23, 2002, through April 30, 2003.............         I-142

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements ...........................         I-169

                             CHINADOTCOM CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2002

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                             CHINADOTCOM CORPORATION

                                                                                                            PAGE
Report of the Independent Auditors.................................................................          I-4

Consolidated Balance Sheets as of December 31, 2001 and 2002 (audited).............................          I-5

Consolidated Statements of Operations for each of the three years ended December 31, 2000, 2001
         and 2002 (audited)........................................................................          I-6

Consolidated Statements of Cash Flows for each of the three years ended December 31, 2000, 2001
         and 2002 (audited)........................................................................          I-8

Consolidated Statements of Changes in Shareholders' Equity for each of the three years ended
         December 31, 2000, 2001 and 2002 (audited)................................................         I-10

Notes to Consolidated Financial Statements (audited)...............................................         I-13

                       REPORT OF THE INDEPENDENT AUDITORS

The Board of Directors and Shareholders
chinadotcom corporation

We have audited the accompanying consolidated balance sheets of chinadotcom corporation and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of chinadotcom corporation and subsidiaries at December 31, 2001 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in note 4(e) of the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill.

/s/ Ernst & Young
Hong Kong
February 13, 2003, except for the effect of the restatement detailed in note 3 for which the date is September 26, 2003.

                             CHINADOTCOM CORPORATION
                           CONSOLIDATED BALANCE SHEETS
  (Amounts in thousands of U.S. dollars, except number of shares and per share data)

                                                                                   December 31,  December 31,
                                                                           Notes       2001          2002
                                                                           -----   ------------  ------------
ASSETS

Current assets:
Cash and cash equivalents                                                               20,820        33,153
Restricted cash                                                              5           1,274           109

Accounts receivable (net of allowance of USD6,538 for 2001 and USD4,139
for 2002)                                                                    6          21,074        15,030
Deposits, prepayments and other receivables                                             16,746         8,363
Available-for-sale debt securities                                           7         329,952       300,056
Restricted debt securities                                                   7         134,960       139,255
                                                                                    ----------    ----------

Total current assets                                                                   524,826       495,966

Property, plant and equipment, net                                           9          21,288         9,375
Goodwill                                                                    10           6,430        12,016
Intangible assets                                                           11          17,092        16,980
Investment in equity investees                                                           2,668           330
Investments under cost method                                                            2,878           387
Available-for-sale debt securities                                           7          17,028        20,000
Restricted debt securities                                                   7              --        11,868
Available-for-sale equity securities                                        12           2,064         2,050
Other assets                                                                             2,220        11,985
                                                                                    ----------    ----------

Total assets                                                                           596,494       580,957
                                                                                    ----------    ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                                        15,082        13,662
Other payables                                                                           7,100        12,952
Accrued liabilities                                                                     14,099         9,064
Short-term bank loans                                                       13         116,820       115,650
Long-term bank loans, current portion                                       14             131           149
Deferred revenue                                                                           932         2,693
Tax payable                                                                              1,002           636
Amounts due to related companies                                             8          10,248           684
                                                                                    ----------    ----------

Total current liabilities                                                              165,414       155,490
                                                                                    ----------    ----------

Long-term bank loans, net of current portion                                14           1,504        11,585
Other payables, net of current portion                                                   2,860            --
Minority interests                                                                      36,855        36,182

Shareholders' equity:
Class A common shares, USD0.00025 par value:
Authorized shares - 800,000,000 shares
Issued and outstanding - 102,691,872 shares as of December 31, 2001 and
101,296,363 shares as of December 31, 2002                                                  26            25
Preferred shares, USD0.001 par value:
Authorized shares - 5,000,000 shares
Issued and outstanding - Nil as of December 31, 2001 and 2002                               --            --
Additional paid-in capital                                                             613,460       610,340
Treasury stock - 63,564 shares                                                              --          (238)
Accumulated other comprehensive income                                      15          (7,439)        1,990
Accumulated deficits                                                                  (216,186)     (234,417)
                                                                                    ----------    ----------

Total shareholders' equity                                                             389,861       377,700
                                                                                    ----------    ----------

Total liabilities and shareholders' equity                                             596,494       580,957
                                                                                    ==========    ==========

  The accompanying notes form an integral part of these consolidated financial statements.

                             CHINADOTCOM CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

  (Amounts in thousands of U.S. dollars, except number of shares and per share data)

                                                              Year ended      Year ended      Year ended
                                                             December 31,    December 31,    December 31,
                                                    Notes        2000            2001            2002
                                                    -----    ------------    ------------    ------------
Revenues (a)
Software and consulting services                                   48,946          21,358          18,556
Advertising and marketing activities                               40,976          19,782          26,916
Other income                                                        1,004           4,507           1,821
                                                             ------------    ------------    ------------

                                                                   90,926          45,647          47,293

Less: Cost of revenues
Software and consulting services                                  (29,808)        (14,915)         (8,859)
Advertising and marketing activities                              (26,978)        (12,626)        (20,068)
Other income                                                       (1,123)         (1,892)           (845)
                                                             ------------    ------------    ------------

Gross margin                                                       33,017          16,214          17,521

Selling, general and administrative expenses (b)                  (91,996)        (76,924)        (29,449)
Depreciation and amortization expenses                            (37,118)        (26,130)        (10,253)
Impairment of goodwill and intangible assets                      (43,373)        (40,698)             --
Stock compensation expense                            24           (5,083)         (1,227)           (309)
                                                             ------------    ------------    ------------

Operating loss                                                   (144,553)       (128,765)        (22,490)

Interest income                                                    29,761          26,706          23,719
Interest expense                                                     (857)         (1,286)         (2,463)
Gain/(loss) arising from share issuance of a
  subsidiary                                                      140,031             (55)             --
Gain/(loss) on disposal of available-for-sale
  securities                                                        1,685           4,411            (163)
Gain/(loss) on disposal of subsidiaries and cost
  investments                                                      13,981          (1,915)            (66)
Other non-operating gains                                              --              --             667
Other non-operating losses                                         (2,053)         (1,321)           (288)
Impairment of cost investments and
  available-for-sale securities                                   (84,696)        (12,260)         (5,351)
Share of (losses)/income in equity investees                       (9,423)         (2,592)            682
                                                             ------------    ------------    ------------

Loss before income taxes                                          (56,124)       (117,077)         (5,753)
Income taxes                                          18             (582)           (186)           (117)
                                                             ------------    ------------    ------------

Loss before minority interests                                    (56,706)       (117,263)         (5,870)
Minority interests in losses of consolidated
  subsidiaries                                                        553           4,010           1,036
                                                             ------------    ------------    ------------

Loss from continuing operations                                   (56,153)       (113,253)         (4,834)

Discontinued operations                               20
Loss from operations of discontinued
  subsidiaries, net of related tax expense of
  USD58 for 2000, USD175 for 2001 and USD43 for
  2002                                                             (3,649)        (11,132)        (13,942)
Gain on disposal of discontinued subsidiaries                          --              --             545
                                                             ------------    ------------    ------------

Net loss                                              19          (59,802)       (124,385)        (18,231)
                                                             ------------    ------------    ------------

Basic and diluted loss per share                      19            (0.61)          (1.21)          (0.18)
                                                             ============    ============    ============

                             CHINADOTCOM CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
  (Amounts in thousands of U.S. dollars, except number of shares and per share data)

                                                                YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                       NOTE        2000            2001            2002
                                                       ----    ------------    ------------    ------------
(a) Revenues from related parties                        17
           Software and consulting services                          13,921              60              --
           Advertising and marketing activities                       7,870              --              --
                                                               ------------    ------------    ------------
                                                                     21,791              60              --
                                                               ------------    ------------    ------------
(b) Selling, general and administrative expenses to
       related parties                                   17          (1,200)        (10,106)           (413)
                                                               ------------    ------------    ------------

  The accompanying notes form an integral part of these consolidated financial statements.

                             CHINADOTCOM CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
  (Amounts in thousands of U.S. dollars, except number of shares and per share data)

                                                                                 YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                                    2000            2001            2002
                                                                                ------------    ------------    ------------
Cash flows from operating activities:
Net loss                                                                             (59,802)       (124,385)        (18,231)
Adjustments to reconcile income to net cash provided by operating activities:
Minority interests in income/(loss) of consolidated subsidiaries                        (553)         (4,010)         (1,036)
Loss on disposal/write-off of property, plant and equipment                              117           3,066           1,732
Gain on disposal of available-for-sale securities                                     (1,682)         (4,411)            158
(Gain)/loss arising from share issuance of a subsidiary                             (140,031)             55              --
(Gain)/loss on disposal of subsidiaries and cost investments                         (13,981)          2,055            (428)
Amortization of goodwill and intangible assets                                        29,690          15,323           1,183
Depreciation                                                                           8,452          12,739          11,340
Stock compensation expense                                                             5,083           1,169             309
Share of loss in equity investees                                                      9,423           2,592            (682)
Impairment of cost investments and available-for-sale securities                      84,696          12,260           5,351
Impairment of goodwill and intangible assets                                          43,389          40,698              --
Gain in value of derivative instruments                                                   --              --            (571)
Changes in operating assets and liabilities:
Accounts receivable                                                                  (19,841)         10,427           7,191
Deposits, prepayments and other receivables                                          (12,931)             (8)         10,909
Due from related companies                                                           (17,381)         21,450              --
Other assets                                                                          (1,565)          1,623            (252)
Accounts payable                                                                       4,008          (1,468)         (1,107)
Other payables                                                                         2,724          (5,754)          4,824
Accrued liabilities                                                                   10,438             145          (3,968)
Deferred revenue                                                                       1,531          (2,307)            (66)
Due to related companies                                                                 618           1,099            (730)
                                                                                ------------    ------------    ------------

Net cash (used in)/provided by operating activities                                  (67,598)        (17,642)         15,926
                                                                                ------------    ------------    ------------

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired                                    (17,259)        (15,580)         (4,587)
Acquisition of equity investees                                                       (6,848)             --              --
Acquisition of property, plant and equipment                                         (29,228)         (8,250)         (5,471)
Acquisition of cost investments                                                      (21,150)           (398)             --
Acquisition of available-for-sale securities                                      (2,875,048)     (1,932,249)       (660,599)
Acquisition of intangible assets                                                          --         (12,392)         (8,800)
Advances of loans to equity investees                                                 (4,389)           (179)             --
Purchase of promissory note and warrants                                                  --              --          (7,000)
Proceeds from disposal of available-for-sale securities                            2,582,685       1,843,943         675,728
Proceeds from disposal of property, plant and equipment                                  183             138           1,386
Proceeds/(cash disbursements) from share issuance by/disposal of
  subsidiaries                                                                       169,835             982            (652)
Proceeds from disposal of cost investments                                               970             598              --
Restricted cash                                                                       (4,134)          2,860           1,165
                                                                                ------------    ------------    ------------

Net cash used in investing activities                                               (204,383)       (120,527)         (8,830)
                                                                                ------------    ------------    ------------

Cash flows from financing activities:
Issuance of share capital                                                            312,438             279             724
Additional minority interests                                                            217              --              --
Additional bank loans                                                                  2,495         117,307         125,278
Repayment of bank loans                                                                   --          (2,737)       (116,349)
Purchase of treasury stocks                                                               --              --          (4,416)
Settlement of promissory notes in relation to acquisitions                            (8,599)         (3,343)             --
                                                                                ------------    ------------    ------------

Net cash provided by in financing activities                                         306,551         111,506           5,237
                                                                                ------------    ------------    ------------

Net increase/(decrease) in cash and cash equivalents                                  34,570         (26,663)         12,333
Cash and cash equivalents at beginning of year                                        12,913          47,483          20,820
Cash and cash equivalents at end of year                                              47,483          20,820          33,153
                                                                                ------------    ------------    ------------

                             CHINADOTCOM CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
  (Amounts in thousands of U.S. dollars, except number of shares and per share data)

                                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                              2000           2001           2002
                                                                          ------------   ------------   ------------
Interest paid                                                                      954          1,495          2,632

Non-cash activities:
Class A common shares issued for purchases of available-for-sale
  securities and cost investments                                               45,359             --             --
Class A common shares issued for acquisitions                                   39,095             --             --
Class A common shares issued for settlement of other payables                      294          4,467             --
Class A common shares issued for settlement of promissory notes                  7,492          3,033             --
Stock options issued/allocated for acquisitions                                  1,212             --             --
Promissory notes issued and other payables incurred in respect of
  acquisitions                                                                  38,643             --             --
Subsidiary's ordinary shares issued for acquisitions                                --          1,410             --
Subsidiary's ordinary shares issued for purchase of assets                          --            221             --
Repurchase of Class A common shares from disposal of an equity investee             --             53             --
Reissuance of treasury stocks for settlement of employee stock
  ownership plan obligations                                                        --             --             24

  The accompanying notes form an integral part of these consolidated financial statements.

                             CHINADOTCOM CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                             (Amounts in thousands)

                                                                                             ACCUMULATED                  TOTAL
                                                  ADDITIONAL                                    OTHER       RETAINED   SHAREHOLDERS'
                               NUMBER    COMMON    PAID-IN     TREASURY    COMPREHENSIVE    COMPREHENSIVE   EARNINGS      EQUITY
                                 OF      SHARES    CAPITAL       STOCK         INCOME           INCOME      (DEFICIT)    (DEFICIT)
                               SHARES      USD       USD          USD           USD              USD           USD          USD
                              -------    ------   ----------   --------    -------------    -------------   --------   -------------
Balance at January 1, 2000     87,374        22      193,596         --               --            2,203    (31,999)       163,822

Issuance of shares for
  cash                          7,626         2      303,182         --               --               --         --        303,184

Exercise of warrants              800        --        4,000         --               --               --         --          4,000

Exercise of employee
  stock options                 1,526        --        5,254         --               --               --         --          5,254

Issuance of shares for
  non-cash transactions         4,502         1       94,213         --               --               --         --         94,214

Stock options
  issued/allocated for
  acquisitions                     --        --        1,212         --               --               --         --          1,212

Stock compensation
  expenses on options
  granted                          --        --        3,109         --               --               --         --          3,109

Unrealized loss, net of
  unrealized gains on
  available-for-sale
  securities                       --        --           --         --          (44,858)         (44,858)        --        (44,858)

Other-than-temporary
  impairment of
  available-for-sale
  securities                       --        --           --         --           44,929           44,929         --         44,929

Foreign currency
  translation adjustments          --        --           --         --             (804)            (804)        --           (804)
Less: reclassification
  adjustment for gains, net
  of losses included in net
  income                           --        --           --         --           (2,236)          (2,236)        --         (2,236)

Net loss for the year
  ended December 31, 2000          --                     --         --          (59,802)              --    (59,802)       (59,802)
                                                                           -------------

Comprehensive income                                                             (62,771)
                              -------    ------   ----------   --------    -------------    -------------   --------   ------------
Balance at December 31, 2000  101,828        25      604,566         --                              (766)   (91,801)       512,024
                              -------    ------   ----------   --------                     -------------   --------   ------------

  The accompanying notes form an integral part of these consolidated financial statements.

                             CHINADOTCOM CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                             (Amounts in thousands)

                                                                                             ACCUMULATED                  TOTAL
                                                  ADDITIONAL                                    OTHER       RETAINED   SHAREHOLDERS'
                               NUMBER    COMMON    PAID-IN     TREASURY    COMPREHENSIVE    COMPREHENSIVE   EARNINGS      EQUITY
                                 OF      SHARES    CAPITAL       STOCK         INCOME           INCOME      (DEFICIT)    (DEFICIT)
                               SHARES      USD       USD          USD           USD              USD           USD          USD
                              -------    ------   ----------   --------    -------------    -------------   --------   -------------
Balance at January 1, 2001    101,828        25      604,566         --               --             (766)   (91,801)       512,024

Exercise of employee
  stock options                    92        --          279         --               --               --         --            279

Issuance of shares for
  non-cash transactions           795         1        7,499         --               --               --         --          7,500

Redemption and retirement
  of shares for non-cash
  transactions                    (23)       --          (53)        --               --               --                       (53)

Stock compensation
  expenses on options
  granted                          --        --        1,169         --               --               --         --          1,169

Unrealized loss, net of
  unrealized gains on
  available-for-sale
  securities                       --        --           --         --           (9,956)          (9,956)        --         (9,956)

Other-than-temporary
  impairment of
  available-for-sale
  securities                       --        --           --         --            4,216            4,216         --          4,216

Minority interests' share
  of unrealized loss, net
  of unrealized gains on
  available-for-sale
  securities                       --        --           --         --              337              337         --            337

Foreign currency
  translation adjustments          --        --           --         --           (1,199)          (1,199)        --         (1,199)
Less: reclassification
  adjustment for gains, net
  of losses included in net
  income                           --        --           --         --              (71)             (71)        --            (71)

Net loss for the year              --        --           --         --         (124,385)              --   (124,385)      (124,385)
                                                                           -------------

Comprehensive Income                                                            (131,058)
                              -------    ------   ----------   --------    -------------    -------------   --------   ------------

Balance at December 31, 2001  102,692        26      613,460         --                            (7,439)  (216,186)       389,861

  The accompanying notes form an integral part of these consolidated financial statements.

                             CHINADOTCOM CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                             (Amounts in thousands)

                                                                                             ACCUMULATED                  TOTAL
                                                  ADDITIONAL                                    OTHER       RETAINED   SHAREHOLDERS'
                               NUMBER    COMMON    PAID-IN     TREASURY    COMPREHENSIVE    COMPREHENSIVE   EARNINGS      EQUITY
                                 OF      SHARES    CAPITAL       STOCK         INCOME           INCOME      (DEFICIT)    (DEFICIT)
                               SHARES      USD       USD          USD           USD              USD           USD          USD
                              -------    ------   ----------   --------    -------------    -------------   --------   -------------
Balance at January 1, 2002    102,692        26      613,460         --               --           (7,439)  (216,186)       389,861

Exercise of employee
  stock options                   296        --          724         --               --               --         --            724

Redemption of shares               --        --           --     (4,416)              --               --         --         (4,416)

Retirement of shares           (1,692)       (1)      (4,153)     4,154               --               --         --             --

Reissuance of treasury
  stock for non-cash
  transactions                     --        --           --         24               --               --         --             24

Stock compensation
  expenses on options
  granted                          --        --          309         --               --               --         --            309

Unrealized loss, net
  of unrealized gains
  on available-for-sale
  securities                       --        --           --         --           (1,276)          (1,276)        --         (1,276)

Other-than-temporary
  impairment of
  available-for-sale
  securities                       --        --           --         --            5,125            5,125         --          5,125

Minority interests'
  share of unrealized
  gain, net of
  unrealized loss on
  available-for-sale
  securities                       --        --           --         --             (484)            (484)        --           (484)

Foreign currency
  translation
  adjustments                      --        --           --         --              661              661         --            661

Less: reclassification
  adjustment for gains,
  net of losses
  included in net income           --        --           --         --            5,403            5,403         --          5,403

Net loss for the year              --        --           --         --          (18,231)              --    (18,231)       (18,231)
                                                                           -------------

Comprehensive Income                                                              (8,802)
                              -------    ------   ----------   --------    -------------    -------------   --------   ------------

Balance at December 31, 2002  101,296        25      610,340       (238)                            1,990   (234,417)       377,700
                              -------    ------   ----------   --------                     -------------   --------   ------------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

1.   ORGANIZATION AND BASIS OF PRESENTATION

         chinadotcom corporation is an integrated enterprise solutions company offering technology, marketing and media services for companies throughout Greater China and the Asia-Pacific region, the US and the UK. With operations in 10 markets, the companies under the chinadotcom group have extensive experience in several industry groups including finance, travel and manufacturing, and in key business areas, including e-business strategy, packaged software implementation, precision marketing, and supply chain management. chinadotcom leverages this expertise with alliances and partnerships to help drive innovative client solutions.

         The Company was incorporated as China.com Corporation under the laws of the Cayman Islands in June 1997 as a wholly-owned subsidiary of China Internet Corporation Limited ("CIC"), a company incorporated under the laws of Bermuda. In June 1999, CIC distributed its total interest in the Company to CIC's shareholders (the "Reorganization"). The transaction involved the distribution of a total of 46,975,972 of the Company's Class A common shares to CIC's shareholders on a one-for-one basis with respect to each issued and outstanding share of CIC's capital stock at the time of the distribution. Upon completion of the Reorganization, CIC ceased to have any ownership interest in the Company. As part of such corporate reorganization, CIC transferred certain subsidiaries, portals and related assets, comprising the integrated portal business, which began in early 1996, to the Company. The transfer has been accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests.

         As of each of December 13, 1999 and May 8, 2000, the Company effected a two-for-one share split ("Share Split"). Upon the occurrence of each of these share splits, each issued and outstanding Class A common share of the Company was split into two Class A common shares of half the previous par value per share. The consolidated financial statements have been prepared as if the Share Split had occurred retroactively.

         In March 2000, hongkong.com Corporation ("hongkong.com"), a wholly-owned e-business solutions and advertising services provider, was listed on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited and 736,000,000 shares of hongkong.com were issued at USD0.24 per share for a net proceed of USD168,462. As a result, the Company's shareholding in hongkong.com was diluted to 82%. No deferred tax has been provided for the gain as the future disposal of shares in hongkong.com by the Company will not be taxable in any jurisdiction.

         Pursuant to a shareholders' special resolution passed on April 28, 2000, the name of the Company was changed from China.com Corporation to chinadotcom corporation.

         In 2001, hongkong.com issued 5,351,473 shares at USD0.0409 per share amounting to USD219 for the acquisition of property, plant and equipment of Powernet Technology Inc. and 30,207,269 shares at USD0.04635 per share amounting to USD1,400 for the acquisition of Beijing China-Railway Times Science and Technology Company Ltd.. As a result, the Company's shareholding in hongkong.com was diluted from 82% to 81%. No deferred tax credit was recognized for the loss as the future disposal of shares in hongkong.com by the Company will not be taxable in any jurisdiction.

         The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

2.   BUSINESS COMBINATIONS

         On February 28, 2002, the Company acquired a 51% equity interest in OpusOne Technologies International Inc. ("OpusOne") through the purchase of outstanding and newly issued common shares of OpusOne. The results of OpusOne's operations have been included in the consolidated financial statements since the date of acquisition. OpusOne is a developer of business software solutions in the People's Republic of China (the "PRC"). As a result of the acquisition, the Company is expected to complement and serve to further expand the Company's portfolio of proprietary software solutions in the PRC market, and is expected to reduce costs and improve operational profitability through economies of scale.

         The aggregate initial purchase price was USD8,950 cash for 368,100 issued and outstanding and 300,000 newly issued common shares of OpusOne. The Company paid USD4,488 cash on the date of acquisition. The remaining purchase price will be paid in three yearly installment payments after December 31, 2002 and will be adjusted based on the audited financial statements of OpusOne for each of the fiscal years ending December 31, 2002, 2003 and 2004. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

At February 28, 2002

                                                                            USD
                                                                          ------
Current assets                                                             1,850
Property, plant and equipment, net                                           297
Intangible assets subject to amortization (3 year useful life):
Software applications and programs                                           720
Other assets                                                                 821

Goodwill                                                                   4,764
                                                                          ------

Total assets acquired                                                      8,452
                                                                          ------

Current liabilities                                                       (3,532)
Long-term debt                                                              (432)
                                                                          ------

Total liabilities assumed                                                 (3,964)
                                                                          ------

Net assets acquired                                                        4,488

         The USD4,764 of goodwill was assigned to the sale of IT product segment. The following unaudited pro forma consolidated financial information reflects the results of the operation of the Company for the years ended December 31, 2001 and 2002, as if the acquisition of the subsidiary had occurred on January 1, 2001. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on January 1, 2001, and may not be indicative of future operating results.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

2.   BUSINESS COMBINATIONS (continued)

                                           DECEMBER 31,        DECEMBER 31,
                                               2001                2002
                                               USD                 USD
                                           ------------        ------------
                                            (UNAUDITED)         (UNAUDITED)
Revenue                                       50,176             48,389
Net loss                                    (129,217)           (18,045)
Loss per share                                 (1.26)             (0.18)

         The difference in pro forma and audited net loss for the year ended December 31, 2001 is primarily due to the inclusion of the results of operations from the beginning to the end of the year, net of the impairment of goodwill and the effect of additional amortization of goodwill and purchased intangible assets in the years ended December 31, 2001. The difference in pro forma and audited net loss for the year ended December 31, 2002 is primarily due to the inclusion of the results of operations from the beginning of the year to the date of acquisition, net of the additional amortization of purchased intangible assets in the year ended December 31, 2002.

3.   CHANGES IN PRESENTATION OF COMPARATIVE FINANCIAL STATEMENTS

         Due to the discontinued operation of certain components of the Company, certain comparative amounts have been reclassified to conform with the current year's presentation pursuant to SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

         Subsequent to the issuance of our consolidated financial statements included in the 2002 annual report on Form 20-F filed with the US Securities and Exchange Commission, certain comparative amounts in the previously issued financial statements were reclassified due to the adoption of new reporting segments and discontinued operation of certain components of the Company during the six-month ended June 30, 2003.

         The Company's segments have been changed from e-business solutions, advertising, and sale of IT products, to software and consulting services, advertising and marketing activities, and mobile services and applications since January 1, 2003. Our chief operating decision makers believe this new segmental classification is more representative of the Company's business strategies and reflects the Company's current internal reporting practices.

         During the six-month ended June 30, 2003, the Company discontinued the operations of certain subsidiaries in the software and consulting services and the advertising and marketing activities segments.

         The reclassification of these amounts has been reflected in the consolidated statements of operations and the accompanying notes 2, 4, 6, 10, 17, 18, 19, 20 and 26. The effect of these restatements did not have an effect on individual balance sheet line items previously disclosed.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(a)      Principles of consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, after elimination of all material inter-company accounts, transactions and profits.

(b)      Use of estimates

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c)      Cash and cash equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Except for the restricted cash disclosed in note 5, none of the Company's cash is restricted as to withdrawal or use.

(d)      Property, plant and equipment and depreciation

         Leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles are stated at cost less accumulated depreciation. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation of leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles is computed using the straight-line method over the assets' estimated useful life. No depreciation is provided on freehold land. The principal annual rates used are as follows:

Buildings                                          4%
Leasehold improvements                             Over the lesser of the lease term or the useful life
Furniture and fixtures                             20%
Office equipment                                   20%
Computer equipment                                 33 1/3%
Motor vehicles                                     33 1/3%

(e)      Goodwill and intangible assets

         Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses. Effective January 1, 2002, the Company adopted SFAS 142, Goodwill and Other Intangible Assets. In accordance with SFAS 142, the Company ceased amortizing goodwill and performed a transitional test of its goodwill as of January 1, 2002. SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with the reporting unit's carrying amount, including goodwill. Fair value is primarily determined by computing the future discounted cash flows expected to be generated by the reporting unit. If the carrying value exceeds the fair value, goodwill may be impaired. If this occurs, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The fair value of the reporting unit is allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. This implied fair value is then compared with the carrying amount of the reporting unit goodwill, and if it is less, the Company would then recognize an impairment loss. Prior to January 1, 2002, goodwill was amortized to expense on a straight-line basis over a period of two to five years. The carrying value of goodwill was reviewed for possible impairment whenever events or changes in circumstances indicated that an impairment might exist.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(e)      Goodwill and intangible assets (continued)

         Intangible assets represent trademarks, service marks, Uniform Resource Locators ("URL"), software applications and programs, and customer database. Intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated economic lives of the respective assets. The Company has certain trademarks, service marks and domain names registered in the United States Patent and Trademark Office and other jurisdictions. The Company believes the service marks and domain names are of material importance to the Company's business and have an estimated useful life of twenty years. Accordingly, these trademarks, service marks and domain names are amortized on a straight-line basis over a period of twenty years. The Company purchased certain software programs and customer database from acquisition of entities. The Company considers the software applications and customer database will generate revenue for the Company for 3 years. Accordingly, these software applications and programs and customer database are amortized on a straight-line basis over a period of three years. Annually, the Company reviews and adjusts the carrying value of purchased intangible assets if the facts and circumstances suggest purchased intangible assets may be impaired. If this review indicates purchased intangible assets may not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of intangible assets will be reduced by the estimated shortfall in discounted cash flows.

(f)      Investment

         Debt and marketable equity investments which represent available-for-sale securities are stated at fair value. Unrealized holding gain or loss, net of tax, on available-for-sale securities is included in a separate component of shareholders' equity. Realized gains and losses and decline in value judged to be other-than-temporary on available-for-sale securities are included in gain/loss on disposal of available-for-sale securities and impairment of available-for-sale securities, respectively. The cost of securities sold is based on the first-in, first-out method. Interest and dividends on securities classified as available-for-sale are included in interest income and other income, respectively.

         All other investments, for which the Company does not have the ability to exercise significant influence and there is not a readily determinable market value, are accounted for under the cost method of accounting. Dividends and other distributions of earnings from investees, if any, are included in income when declared. The Company periodically evaluates the carrying value of its investments accounted for under the cost method of accounting and decline in value is included in impairment of cost of investments.

         When determining whether an impairment of investments exists or a decline in value of an available-for-sale security is other-than-temporary, the Company evaluates evidence to support a realizable value in excess of the current market price for securities with readily determinable fair value. Such information may include the investment's financial performance (including such factors as earnings trends, dividend payments, asset quality and specific events), the near term prospects of the investment, the financial condition and prospects of the investment's region and industry, and the Company's investment intent. Typically, a sustained decline in the market value of a quoted security for six months is generally indicative of an other-than-temporary impairment.

(g)      Investments in equity investees

         The Company's investments in equity investees for which its ownership exceeds 20%, but which are not majority-owned, are accounted for using the equity method. Under the equity method, the Company's proportionate share of each equity investee's net income or loss and amortization of the Company's net excess investment over its equity in each equity investee's net assets is included in "share of losses in equity investees". Amortization is recorded on a straight-line basis over the estimated useful life of three years.

(h)      Foreign currency translation

         Foreign currency transactions are translated at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date. Exchange differences are dealt with in the income statement.

         The functional currency of the Company is the United States Dollar. The functional currency of the Company's subsidiaries in the locations outside Hong Kong are the respective local currencies. The financial statements of the Company's subsidiaries have been translated into United States dollars in accordance with SFAS 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the exchange rates in effect during the year.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)      Advertising expenses

         Advertising expenses, net of reimbursements, are charged to the consolidated statement of operations when incurred.

(j)      Shipping and handling

         Costs related to shipping and handling are included in cost of sales for all periods presented.

(k)      Revenue recognition

         The Company generates revenues from three primary sources: software and consulting services, advertising and marketing services and mobile services and applications. Revenue is recognized in accordance with accounting principles generally accepted in the United States, or GAAP. The specific literature the Company follows in connection with revenue recognition are the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements," the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition", as amended by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions", and in certain instances, the American Institute of Certified Public Accountants SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts". The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been delivered, the price is fixed or determinable and collectibility is reasonably assured. In addition to these basic criteria, the following are the specific revenue recognition policies followed for each major stream of revenue by reporting segment.

         Revenues in the software and consulting services segment are derived from the design, development and integration of Internet Web sites, the outsourcing of information technology consultants and the sale of software products.

         The majority of engagements in the software and consulting services segment are for the design, development and integration of internet web sites. These projects are usually fixed price and most have durations of six months or less. Customers enter into contractual arrangements with the Company that specify the required web design features and layout, functionality, implementation services required, expected deliverables, pricing, payment terms and project timetable. Invoicing and payments are usually made throughout the term of the project in accordance with the contractual terms. The majority of projects include acceptance clauses requiring customers' sign off at the conclusion of the project. The arrangements allow the customer to withhold 10% of the total project cost as a retention until sign off and acceptance is obtained. Historically, the Company has not experienced projects where sign off or acceptance has been withheld by a customer resulting in a material loss on a project. In limited situations, the Company receives change orders from customers in which case each change order request is assessed its impact on the existing arrangement, and contract revenues and costs are only adjusted after both parties agree to the changes. The Company also receives change orders which result in the initiation of a separate project.

         Revenues from the design and development of internet web sites and the integration of those web sites with clients' computer systems are recognized using contract accounting. In order to calculate the amount of revenue earned, the Company uses the cost-to-cost percentage-of-completion method whereby amounts recognized are calculated by reference to the hours incurred as a percentage of the total estimated hours to complete the project. The Company uses this input method to calculate revenues because historical experience has demonstrated that it produces a reliable indication of the progress on each engagement. Estimates of total projected contract costs are re-evaluated on a regular basis and, if appropriate, revised. Any adjustments to revenue due to changes in estimates are accounted for in the period of the change in estimate. When estimates indicate that a loss will be incurred on a contract upon completion, a provision for the expected loss is recorded in the period in which the loss becomes evident. Historically, the Company has not experienced material losses on fixed-price contracts. The majority of the Company's contracts are short term in duration, and use of the completed contract method would not result in a material difference in revenue earned.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)      Revenue recognition

         The Company provides maintenance services related to internet web sites. Maintenance services related to internet web sites involves support in connection with non-significant customer requested changes to web site functionality, updates to web site information, and telephone support for web site administrators. Revenues from internet web site maintenance agreements are deferred and recognized ratably over the term of the related agreements which are usually for periods of six months or one year.

         Outsourcing of information technology consultants involves contractual time and material outsourcing agreements whereby consultants are provided at agreed-upon billing rates for customers to deploy on their own internal projects. Revenues from time and materials outsourcing contracts are recognized as the services are delivered assuming all other basic criteria for revenue recognition have been met.

         Revenue from the sale of software products often includes a combination of hardware, software, training and maintenance services. The Company allocates the arrangement fee in these multi-element deals to each individual element using its fair value as determined by "vendor specific objective evidence". Vendor specific objective evidence of fair value is determined by the customary price charged for each element when sold separately after the application of any standard approved discount. Where fair value exists for all undelivered elements of the arrangement, the Company applies the "residual" method of accounting and defers revenue allocated to the undelivered elements whilst recognizing the residual revenue allocated to the delivered elements. In the absence of vendor specific objective evidence for any undelivered element, the Company defers the entire arrangement fee and recognizes revenue when all undelivered elements are delivered assuming all other basic criteria for revenue recognition have been met.

         Revenues related to training services for software products are deferred and recognized as the services are delivered, assuming all other basic criteria for revenue recognition have been met. Where training services are sold as part of a multi-element deal, those services are evaluated, on a case-by-case basis, to determine whether they are essential to the functionality of the other elements of the arrangement. In cases where training services are considered essential to the functionality of the other elements of the arrangement, revenue from the total arrangement is deferred and recognized as the training services are delivered.

         Revenues related to maintenance agreements on software products are deferred and recognized ratably over the term of the agreement which is normally one year.

         Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period in which the related revenues are recorded. Such provisions are calculated after considering relevant historical data.

         Advertising and marketing services revenues are derived from the sale of online banner advertising, sponsorships, direct mailings and offline advertising campaigns.

         Online banner advertising revenues are derived from short-term advertising contracts (normally less than 90 days) in which customers' advertisements are placed on web sites for a set period of time or for a set number of impressions. Impressions are defined as the number of times that an advertisement appears on a selected web page. Customers typically identify the web sites they wish their advertisements to be displayed on, and in certain situations, the advertisements are also displayed on the Company's own or affiliated company web sites. Revenues from online banner advertising are recognized in the period in which the advertisement is displayed at the lesser of the ratio of impressions delivered over total guaranteed impressions or ratably over the term of contract.

         Sponsorship revenues are derived from advertisements placed on the Company's own or affiliated company web sites and are usually for longer display periods than online banner advertisement agreements, but normally do not exceed one year. Sponsorship revenues are recognized ratably over the term of contracts, assuming all other basic criteria for revenue recognition have been met.

         Direct mailing revenues are derived from targeted advertising campaigns. The Company transmits the advertisements in either electronic or hard copy form to the target profile or market. On occasion, the Company may also assist with the design of the advertisements. Revenues from direct mailing are recognized when the advertisements are sent, assuming all other basic criteria for revenue recognition have been met.

         Offline advertising revenues are derived from the production and placement of advertisements in magazines and publications for the travel and tourism industry. Revenues are realized when the advertisements are published, assuming all other basic criteria for revenue recognition have been met.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)      Revenue recognition (continued)

         The Company pays web sites for providing advertising space and becomes obligated to make the payment in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statements of operations.

         Certain subsidiaries of the Company act as advertising agents for their customers, and the related revenues derived from these agreements are recorded net in the consolidated statement of operations.

         The Company pays affiliated web sites a percentage of advertising revenue, ranging from 50% to 85%, in exchange for providing advertising space to the Company's network. The Company becomes obligated to make payments to such affiliated web sites in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statements of operations. The Company records the revenue on a gross basis since it is responsible for fulfillment of the contract, including the selection of the website, arrangement of the ad placement and acceptability of the ad. In addition, the Company assumes the credit risk for the amount billed to the customer and owed to an affiliated web site after the web site performs, regardless of whether the Company fully collects the sales price from the customer.

         The Company's mobile services and applications segment derives revenues from the provision of value added short messaging services, or SMS, such as dating and friends matching, e-mail, ring tone and logo downloads and various other related products to mobile phone users. The Company relies on mobile network operators in China to transmit the SMS messages and bill mobile phone users for SMS fees on a monthly or per message basis.

         SMS service revenues are recognized in the month in which the services are performed, assuming all other basic criteria for revenue recognition have been met. The Company books revenues on a monthly basis based upon confirmations from the network operators. At the end of each reporting period, where an operator fails to provide the Company with a monthly statement confirming the amount of SMS charges billed to their mobile phone users for that month, the Company uses information generated from its own internal system and historical financial data to make estimates of the billing reconciliation rate and collectable SMS fees, and revenues are accrued accordingly.

         Revenues from SMS services are recognized net of the mobile phone operator's share of revenue and uncollectible amounts because the Company considers the operators to be the primary obligors in the information transmission and delivery process. The network operators are the primary obligor in the arrangement. The mobile phone operators are responsible for fulfillment, including the transmission of the SMS messages to the end users. The Company is transparent to the mobile phone users because it provides the services through the mobile phone operators. The amount the Company earns is a fixed amount per message. The Company has no discretion over pricing of the services. Under arrangements with each mobile phone operator, changes require both parties' approval. The Company has no discretion over supplier selection since there are currently only two mobile phone operators in China, and all SMS services must be routed through their networks.

         Certain subsidiaries of the Company act as an advertising agent for their customers and the related revenues are recorded net in the Consolidated Statement of Operations.

         The Company pays affiliated Web sites a percentage of advertising revenue, ranging from 50% to 85%, in exchange for providing advertising space to the Company's network. The Company becomes obligated to make payments to such advertising affiliates in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statements of operations.

(l)      Deferred revenue

         Deferred revenue represents cash received or receivable for software and consulting services and advertising and marketing services in advance of services being rendered.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(m)      Income taxes

         Income taxes, if any, are determined under the liability method as required by SFAS No. 109, Accounting for Income Taxes.

(n)      Stock compensation expenses

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net income would have been reduced as indicated below:

                                                            YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                               2000           2001           2002
                                                                USD            USD            USD
                                                           -----------    -----------    -----------
Net loss:
As reported                                                    (59,802)      (124,385)       (18,231)
Add: Stock compensation expense included in loss                 5,083          1,227            309
Deduct: Stock compensation expense determined under fair
value based method                                             (47,524)       (29,625)       (15,924)
                                                           -----------    -----------    -----------

Pro forma                                                     (102,243)      (152,783)       (33,846)
Net loss per share:
As reported                                                      (0.61)         (1.21)         (0.18)
Pro forma                                                        (1.04)         (1.49)         (0.33)

(o)      Earnings per share

         The Company computes earnings per share in accordance with SFAS 128, Earnings per Share. Under the provisions of SFAS 128, basic net income or loss per share is computed by dividing the net income or loss available to common shareholders for the period by the weighted average number of common shares outstanding during the year. Diluted net income or loss per share is computed by dividing the net income or loss for the year by the weighted average number of common and common equivalent shares outstanding during the year. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income or loss per share to the extent such shares are dilutive.

         Loss per share has been provided for all years assuming that all shares issued as part of the Reorganization had been outstanding for all years.

(p)      Repurchase agreements

         Debt securities sold under agreements to repurchase are classified as secured borrowings. Agreements with the third party specify the third parties' rights to request additional collateral. Both parties monitor the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and may request a cash transfer at least equal to that net exposure as necessary.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(q)      Gain on issuances of stock by subsidiaries

         At the time a subsidiary sells its stock to unrelated parties at a price in excess of its book value, the Company's net investment in that subsidiary increases. If at that time, the subsidiary is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the subsidiary's ability to continue in existence, the Company records the increase as a non-operating gain in the Consolidated Statements of Operations. Otherwise, the increase is reflected in "effect of subsidiaries' equity transactions" in the Company's Consolidated Statements of Stockholders' Equity.

(r)      Derivative instruments

         SFAS 133, Accounting for Derivative Instruments and Hedging Activities, requires all contracts which meet the definition of a derivative to be recognized on the balance sheet as either assets or liabilities and recorded at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in the income statement or in shareholders' equity as a component of other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. Changes in fair values of derivatives not qualified as hedges are reported in income. The estimated fair values of derivative instruments are determined at discrete points in time based on the relevant market information. These estimates are calculated with reference to the market rates using industry standard valuation techniques.

(s)      Impact of recently issued accounting standards

         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, SFAS 145 rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Gains or losses from extinguishment of debt that do not meet the criteria of APB 30 should be reclassified to income from continuing operations in all prior periods presented. The Company adopted SFAS 145 effective January 1, 2002 and expects the adoption to have no material effect on its results of operations and financial condition.

         In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 provides guidance related to accounting for costs associated with disposal activities covered by SFAS 144 or with exit or restructuring activities previously covered by Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for the Company in 2002. The Company does not expect SFAS 148 to have a material effect on its results of operations or financial condition.

         In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the effect that the adoption of EITF 00-21 will have on its results of operations and financial condition.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(s)      Impact of recently issued accounting standards (continued)

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a roll-forward of the entity's product warranty liabilities. The Company does not expect the adoption of FIN 45 will have an impact on its consolidated financial position and results of operations.

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition.

5.   RESTRICTED CASH

         At December 31, 2001 and 2002, cash of USD1,274 and USD109, respectively, were pledged for bank facilities.

6.   ACCOUNTS RECEIVABLE

                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                               2000           2001           2002
                                                               USD            USD             USD
                                                           -----------    -----------    -----------
Accounts receivable:
Amounts billed                                                                 25,302         17,648
Unbilled                                                                        2,310          1,521
                                                                          -----------    -----------

                                                                               27,612         19,169
Allowance for doubtful accounts                                                (6,538)        (4,139)

Net                                                                            21,074         15,030
                                                                          -----------    -----------

Allowance for doubtful accounts:
Balance at beginning of year                                       500          3,488          6,538
Additions                                                        2,988          3,050          4,296
Write-offs net of recoveries                                        --             --         (6,695)

Balance at end of year                                           3,488          6,538          4,139
                                                           -----------    -----------    -----------

         With respect to sales in its advertising segment, the Company offers three standard payment options "cash on delivery", "14 days after completion of campaign" or "30 days credit". For sales in the Company's other segments, the standard payment term is "cash on delivery". chinadotcom does not offer extended payment terms.

         Unbilled receivable of USD2,310 and USD1,521 in 2001 and 2002, respectively, represented recognized sales value of performance relating to software and consulting services and these amounts had not been billed and were not billable to the customers at the date of the balance sheet. The balances will be billed upon the fulfillment of certain conditions agreed between the parties.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

7.   AVAILABLE-FOR-SALE DEBT SECURITIES

                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              2001           2002
                                                                              USD             USD
                                                                          -----------    -----------
Debt obligations issued by corporations and federally supervised private companies:
Amortized cost                                                                487,606        467,842

Gross unrealized gain/(loss)                                                   (5,666)         3,337
                                                                          -----------    -----------

Estimated fair value                                                          481,940        471,179

Restricted debt securities pledged for bank facilities                       (134,960)      (151,123)
                                                                          -----------    -----------

Non-restricted                                                                346,980        320,056
                                                                          -----------    -----------

         Non-restricted available-for-sale debt securities consist of:

                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              2001           2002
                                                                              USD            USD
                                                                          -----------    -----------
Current                                                                       329,952        300,056
Non-current                                                                    17,028         20,000
                                                                          -----------    -----------

                                                                              346,980        320,056

         All debt securities held by the Company have maturity terms ranging from one to over ten years. At December 31, 2002, all the debt securities were carried at market value and temporary unrealized gains and losses at December 31, 2002 were reported in other comprehensive income.

         Included in debt securities owned as of December 31, 2002 were corporate debt securities with a market value of USD151,123 (2001: USD134,960) which were segregated and secured in accordance with the Global Master Repurchase Agreement and the Total Return Swap Transaction Agreement detailed in note 13.

8.   DUE FROM/(TO) RELATED COMPANIES

         The amounts due to related companies as of December 31, 2001 and 2002, were unsecured and interest-free.

9.   PROPERTY, PLANT AND EQUIPMENT

                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              2001           2002
                                                                              USD            USD
                                                                          -----------    -----------
Freehold land                                                                   1,262          1,262
Buildings                                                                       1,262          1,262
Leasehold improvements                                                          3,306          2,579
Furniture and fixtures                                                          2,385          2,531
Office equipment                                                                2,031          2,142
Computer equipment                                                             33,297         29,408
Motor vehicles                                                                    478            488
                                                                          -----------    -----------

                                                                               44,021         39,672
Less: Accumulated depreciation                                                (22,733)       (30,297)

                                                                               21,288          9,375
                                                                          -----------    -----------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

10.  GOODWILL

         The changes in the carrying amount of goodwill for the year ended December 31, 2002, are as follows:

                                                                          ADVERTISING
                                                          SOFTWARE AND        AND
                                                           CONSULTING      MARKETING
                                                            SERVICES      ACTIVITIES        TOTAL
                                                               USD            USD            USD
                                                          ------------    -----------      ------
Balance as of January 1, 2002                                    1,834          4,596       6,430
Goodwill acquired during the year                                5,277          1,295       6,572
Less: Goodwill written off related to sale of business
  units                                                           (203)          (783)       (986)
Less: Impairment of goodwill                                        --             --          --
                                                          ------------    -----------      ------

Balance as of December 31, 2002                                 6,908          5,108       12,016

         Due to the adoption of SFAS 142 on January 1, 2002, the Company ceased amortizing goodwill. Had SFAS 142 been in effect during the years ended December 31, 2001, and 2000, the Company would not have recorded goodwill amortization expenses of USD15,323 and USD29,690, respectively. The following table summarizes net loss adjusted to exclude goodwill amortization expenses that is no longer subject to amortization:

                                                            YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                               2000           2001           2002
                                                               USD             USD            USD
                                                           -----------    -----------    -----------
Reported net loss                                              (59,802)      (124,385)       (18,231)
Goodwill amortization                                           29,690         15,323             --
                                                           -----------    -----------    -----------

Adjusted net loss                                              (30,112)      (109,062)       (18,231)
                                                           -----------    -----------    -----------

Net loss per share                                               (0.31)         (1.06)         (0.18)

         The goodwill represents the excess consideration paid for the purchase of subsidiaries over the fair values of the net assets acquired on the date of acquisition adjusted for contingent consideration paid, if any.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

11.  INTANGIBLE ASSETS

         The following table summarizes the Company's amortized intangible assets, net, as of December 31:

                                                    2001                               2002
                                     -------------------------------   ---------------------------------
                                       GROSS                             GROSS
                                     CARRYING   ACCUMULATED            CARRYING    ACCUMULATED
                                      AMOUNT   AMORTIZATION     NET     AMOUNT    AMORTIZATION     NET
                                        USD         USD         USD       USD          USD         USD
                                     --------  ------------   ------   --------   ------------    ------
Trademarks, service marks and URLs     17,092            --   17,092     17,092           (885)   16,207
Software applications and programs         --            --       --        720           (200)      520
Customer database                          --                     --        351            (98)      253
                                     --------   -----------   ------   --------    -----------    ------
                                       17,092            --   17,092     18,163         (1,183)   16,980
                                     --------   -----------   ------   --------    -----------    ------

         For the year ended December 31, 2002, the Company recognized USD1,183 amortization expense. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years is as follows:

Year ended December 31:                USD
2003                                  1,245
2004                                  1,245
2005                                    908
2006                                    840
2007                                    840

12.  AVAILABLE-FOR-SALE EQUITY SECURITIES

                                                                       DECEMBER 31,   DECEMBER 31,
                                                                           2001           2002
                                                                            USD            USD
                                                                       ------------   ------------
Cost                                                                       3,894          1,875
Impairment of equity securities included in earnings                      (1,756)            --
Gross unrealized gain/(loss)                                                 (74)           175
                                                                          ------          -----

Market value                                                               2,064          2,050
                                                                          ------          -----

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

13.  CREDIT ARRANGEMENTS

         Under line of credit arrangements with three banks, including the Global Master Repurchase Agreement (the "Repurchase Agreement") and the Total Return Swap Transaction Agreement (the "Swap Agreement") as described below, the Company may borrow up to USD389,176 on such terms as the Company and the banks mutually agree upon. Except for bank loans of USD115,799 due in 2003 and USD11,585 due in 2004 through 2011, these arrangements do not have termination dates but are reviewed annually for renewal. At December 31, 2002, the unused portion of the credit lines was USD261,792.

         The Company has entered into the Repurchase Agreement with a bank pursuant to which the Company sold certain debt securities to the bank at a discounted price (the "Purchase Price") and the bank agreed to sell back to the Company at the Purchase Price at a later date (the "Repurchase Date"). Either party with a net exposure from the transaction arising from the fluctuations in the market value of the securities or other means may request the other party to make a cash or acceptable debt securities transfer at least equal to that net exposure. During the period between the date that the Company sold the debt securities to the bank (the "Purchase Date") and the Repurchase Date, the bank shall pay to the Company any income in respect of the debt securities and the Company shall pay to the bank an interest calculated at the Purchase Price at LIBOR plus 0.23% per annum and the number of days between the Purchase Date and the Repurchase Date. At December 31, 2002, the repurchase transactions entered into only allowed the buyer to request the seller to make a cash or acceptable debt securities transfer at least equal to the net exposure.

         The Company has entered into the Swap Agreement with another bank pursuant to which the Company transferred securities and financial instruments to the bank in exchange for cash and concurrently the Company agreed to reacquire the securities and financial instruments at a future date for an amount equal to the cash exchanged and an interest factor. The Swap Agreement permitted the Company to elect for net cash settlement upon termination of the total return swap transaction. During the period between the Purchase Date and the Repurchase Date of three calendar years, the bank would pay to the Company any income in respect of the securities transferred and the Company would in return pay to the bank a price differential calculated by the Purchase Price multiply by LIBOR plus 0.35% per annum and the number of days between the Purchase Date and the Repurchase Date.

         In connection with these credit lines, the Company maintained compensating balances of USD109 in cash, and pledged debt securities and land and buildings with a net book value at December 31, 2002 of USD151,123 and USD2,524, respectively.

         The weighted average interest rate on short-term borrowings as of December 31, 2001 and 2002 was 2.2% and 2.1%, respectively.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

14.  LONG-TERM BANK LOANS

         Long-term bank loans consisted of the following:

                                                                               DECEMBER 31,    DECEMBER 31
                                                                                   2001            2002
                                                                                    USD             USD
                                                                               ------------    ------------
LIBOR + 1.75% mortgage loan through 2011                                                818             831
4.1% mortgage loan through 2011                                                         817             830
LIBOR + 0.35% total return swap transaction loan through 2005                            --          10,073
                                                                               ------------    ------------

                                                                                      1,635          11,734
Less: Current portion                                                                  (131)           (149)
                                                                               ------------    ------------

                                                                                      1,504          11,585
                                                                               ------------    ------------

         Maturities of long-term debt for the five years succeeding December 31, 2002 are USD149 in 2003, USD163 in 2004, USD10,249 in 2005, USD189 in 2006,
USD204 in 2007 and USD780 thereafter.

         The above mortgage loans will be repaid by installments with the last payment due in 2011. Freehold land and buildings with a carrying amount of USD2,524 at December 31, 2001 and 2002 are pledged as collateral to secure these loans.

         The above total return swap transaction loan is due in 2005. Debt securities with a fair value of USD11,868 at December 31, 2002 are pledged as collateral to secure the loan.

         The weighted average interest rate on long-term bank loans as of December 31, 2001 and 2002 was 4.1% and 2.1%, respectively.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

15.  ACCUMULATED OTHER COMPREHENSIVE INCOME

         The components of other comprehensive income are as follows:

                                                                    UNREALIZED
                                                                    APPRECIATION      FOREIGN       ACCUMULATED
                                                                   OF AVAILABLE-     CURRENCY          OTHER
                                                                     FOR-SALE       TRANSLATION    COMPREHENSIVE
                                                                    SECURITIES      ADJUSTMENTS        INCOME
                                                                        USD             USD             USD
                                                                   -------------    -----------    -------------
Balance at December 31, 1999                                               2,236            (33)           2,203

Unrealized loss, net of unrealized gain of available-for-sale
  securities                                                             (44,858)            --          (44,858)
Other-than-temporary impairment of available-for-sale securities          44,929             --           44,929
Foreign currency translation adjustments                                      --           (804)            (804)
Less: reclassification adjustment for gains, net of losses
  included in net income                                                  (2,236)            --           (2,236)
                                                                   -------------    -----------    -------------

Balance at December 31, 2000                                                  71           (837)            (766)

Unrealized loss, net of unrealized gain of available-for-sale
  securities                                                              (9,956)            --           (9,956)
Other-than-temporary impairment of available-for-sale securities           4,216             --            4,216
Minority interests' share of unrealized loss, net of unrealized
  gains of available-for-sale securities                                     337             --              337
Foreign currency translation adjustments                                      --         (1,199)          (1,199)
Less: reclassification adjustment for gains, net of losses
  included in net income                                                     (71)            --              (71)
                                                                   -------------    -----------    -------------

Balance at December 31, 2001                                              (5,403)        (2,036)          (7,439)
                                                                   -------------    -----------    -------------

Unrealized loss, net of unrealized gain of available-for-sale
  securities                                                              (1,276)            --           (1,276)
Other-than-temporary impairment of available-for-sale securities           5,125             --            5,125
Minority interests' share of unrealized gain, net of unrealized
  loss of available-for-sale securities                                     (484)            --             (484)
Foreign currency translation adjustments                                      --            661              661
Less: reclassification adjustment for gains, net of losses
  included in net income                                                   5,403             --            5,403
                                                                   -------------    -----------    -------------

Balance at December 31, 2002                                               3,365         (1,375)           1,990
                                                                   -------------    -----------    -------------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

16.  SUPPLEMENTARY OPERATIONS STATEMENT INFORMATION

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                     2000           2001           2002
                                                      USD            USD            USD
The Company incurred the following expenses:

Rental expenses                                         6,974          8,100          4,198
Advertising expenses                                   19,647          9,110            930
Defined contribution retirement plans expenses             58            475          1,423
                                                 ------------   ------------   ------------

                                                       26,679         17,685          6,551
                                                 ------------   ------------   ------------

17.  RELATED PARTY TRANSACTIONS

         The Company had the following transactions with related parties during the year:

(a)      24/7 Real Media, Inc.

         Pursuant to the License and Software Agreement (the "Agreement") entered into by the Company and 24/7 Real Media, Inc. (formerly known as 24/7 Media, Inc. and hereafter referred to as "24/7"), which was a shareholder of the Company as of December 31, 2001 and 2002, on October 23, 1998, 24/7 granted to the Company a non-exclusive license to use certain 24/7 software products to serve advertisements on the Internet and an exclusive license to use the "24/7 Media" trademark in the Asian market.

         Under the terms of the agreement with 24/7, the Company was obligated to pay to 24/7 10% of the Company's net revenues generated from advertisements on the Company's advertising network. Net revenue included all revenue generated from advertising sales, net of commissions retained or paid to advertising agencies, and service fees paid to advertising affiliates or the Company's Web sites. Services fees paid to the Company's Web sites, exclusive of the Company's www.cww.com portal, was set at 70% of advertising sales while service fees to the advertising affiliates, including the Company's www.cww.com portal, ranged from 30% to 50% of advertising sales. During the year ended December 31, 2001 and December 31, 2002, payments made under the Agreement amounted to USD800 and nil, respectively.

         Where U.S. based advertisements were sold on the Company's advertising network by 24/7, 24/7 was obligated to pay 70% of the sales revenue, net of commissions retained or paid to advertising agencies, to the Company. 24/7 served as the Company's exclusive agent for the sale of U.S. based advertisements on the Company's advertising network.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

17.  RELATED PARTY TRANSACTIONS (continued)

(a)      24/7 Real Media, Inc. (continued)

         Where Asian-based advertisements were sold on 24/7's U.S. network of advertising affiliates, the Company would pay 70% of such sales revenue, net of commissions retained or paid to advertising agencies, to 24/7. The Company served as an agent, through a subsidiary, for the sale of Asian-based advertisements on 24/7's U.S. network of advertising affiliates.

         In August 2000, the Agreement was superceded by the 24/7 Media-Asia Agreement and supplemental related agreements (collectively, the "Media Asia Agreement"). In October 2000, as part of the Media Asia Agreement, the Company sold 19.9% of its shares in 24/7 Media Asia Limited, a then wholly-owned subsidiary and the agent through which the company sold Asian-based advertisements on 24/7's U.S. network and its advertising affiliates to 24/7 in exchange for 2,500,000 shares of common stock of 24/7 valued at USD4.3125 per share, resulting in a net gain of USD10,417.

         In June 2001, the Company gave notice of termination of the Media Asia Agreement to 24/7, which notice was effective September 2001.

         In June 2001, the Company demanded from 24/7 Media Asia Limited the repayment of all loans the Company had extended to 24/7 Media Asia Limited, consisting of USD10,956 of loans made prior to June 30, 2000 and USD9,569 of loans made during the period from July 1, 2000 to May 31, 2001. The Company and 24/7 Media Asia Limited entered into negotiations, and, due to the limited cash resources available at 24/7 Media Asia Limited and a desire by the parties to allow 24/7 Media Asia Limited to keep the proceeds of the remaining USD9,569 to enable it to continue to fund its operations, the Company and 24/7 Media Asia Limited agreed that 24/7 Media Asia Limited would repay only the loans made prior to June 30, 2000 amounting to USD10,956. In January 2002, 24/7 Media Asia Limited completed a rights issue whereby it issued and allotted additional equity shares to all shareholders participating in the rights issue as a means to settle the loans amounting to USD10,956. While the Company participated in this rights issue, 24/7 chose not to participate in this rights issue and therefore, 24/7's interest in 24/7 Media Asia Limited was effectively diluted. The Company's interest in 24/7 Media Asia Limited increased to approximately 98% while 24/7's interest declined to under 2%.

(b)      Equity investees

         The Company derived software and consulting revenues from the following equity investees of the Company:

                                                  YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                     2000           2001           2002
                                                      USD            USD            USD
                                                 ------------   ------------   ------------
The Bigstore Asia.com Limited                             250             --             --
LJ Digital Inc.                                           802             --             --
Sportasia Media Limited                                   859             60             --
                                                 ------------   ------------   ------------

                                                        1,911             60             --
                                                 ------------   ------------   ------------

         In November 2001, the Company acquired the Uniform Resource Locator (the "URL") of "www.sportasia.com" from Sportasia Media Limited for a consideration of USD39.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

17.  RELATED PARTY TRANSACTIONS (continued)

(c)      CIC

         In June 1999, the Company entered into a Support Services Agreement with CIC under which the Company agreed to provide CIC with the services required to operate local online services for America Online, Inc. ("AOL") in Hong Kong for a fee equal to the cost of providing such services to CIC plus 10%. In April 2000, the Company signed an Amended and Restated Support Services Agreement with CIC which increased the markup of the provision of software and consulting services and advertising and marketing services while the markup of the provision of personnel services remained at 10%. CIC was the former parent company of the Company until June 1999 when, concurrently with entry into the Support Services Agreement, CIC distributed its total interest in the Company to CIC's shareholders. At the time of entry into the Support Services Agreement, several members the board of directors of CIC also served as members of the board of directors of the Company. The following table sets forth the common directors, the time such directors ceased to be directors of CIC and the Company (as applicable), and the percentage ownership such directors held in CIC and the Company as of June 1999. While the percentage ownership such directors held in CIC and the Company may have changed since June 1999, unless otherwise indicated, such percentage ownership in CIC and the Company have only decreased as of the subsequent dates of other events described under this Note 17(c).

                                                                               Percentage Ownership
                                                                                 (as of June 1999)
                         Date Ceased as a     Date Ceased as a Director of       -----------------
     Director            Director of CIC              the Company               CIC       The Company
     --------            ---------------              -----------             -------     -----------
Dr. Raymond Ch'ien     March 14, 2001         continuing director              4.0%           1.2%

Mr. Peter Yip          February 17, 2003      continuing director              2.4% (1)      18.7%(1)

Mr. Zhou Shun Ao       continuing director    continuing director                   (2)           (2)

Mr. Zhong Guo Liang    April 13, 2001         May 24, 2002                          (2)           (2)

Mr. Douglas Chan       February 18, 2003      July 17, 2003                         (3)           (3)

Mr. Harry Edelson      June 22, 2001          June 17, 2003                    11.3%(4)       3.5%(4)

         (1) Includes holdings through Asia Pacific Online Limited, a trust established for the benefit of Mr. Yip's children owned by the spouse of Mr. Yip.

         (2)      Less than 1%.

         (3) Mr. Chan was appointed as a representative of New World Infrastructure Limited ("NWI"), a former strategic shareholder of the Company. As of June 1999, NWI held 67.7% of CIC's Class A Common Shares, in addition to holdings in CIC's Series A Convertible Preference Shares. As of June 1999, NWI held 25.9% of the Company's Class A Common Shares. NWI has since disposed of its entire shareholdings in the Company.

         (4)      Held through Edelson Technology Partners.

         For the year ended December 31, 2000, the Company derived total revenue of USD19,880 from CIC.

         Since January 1, 2001, the Company did not recognize any revenue incurred from the provision of software and consulting services and advertising and marketing services in connection with the Amended and Restated Support Services Agreement due to the uncertainty of the collectibility of the receivable from CIC. USD5,425 incurred in connection with the provision of these services was recorded under selling, general and administrative expenses in 2001. In September 2001, the Company agreed to CIC's request to waive the legal rights with respect to up to USD7,730 owed to the Company from CIC.

         In October 2001, the Company entered into an Asset Purchase Agreement with CIC to acquire the URLs of "www.china.com", "www.hongkong.com" and "www.taiwan.com", and all intellectual property and other proprietary rights in connection with the URLs for a cash consideration of USD16,800. The purchase price of the URLs was determined by reference to valuations performed by independent appraisers, Grant Thornton, and negotiation with CIC.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

17.  RELATED PARTY TRANSACTIONS (continued)

(d)      Golden Tripod Limited

         In June 2001, the Company signed contracts with entities affiliated with Xinhua, Golden Tripod (Holdings) Limited, or Golden Tripod, and Xinhua News Agency Shanghai Branch, or Shanghai Xinhua, to acquire 30% of the shares of Xin Hua Asia Pacific TV (H.K.) Center Limited, a company 51% owned by Golden Tripod and 49% owned by Shanghai Xinhua, as well as to form a 50% owned joint venture in the PRC. The Company paid USD500,000 as a deposit after the contracts had been signed. As certain conditions precedent for the joint venture were not met during the course of 2001, the Company terminated the transaction and made a bad debt provision for the full deposit amount at the end of the year. The Company actively sought a refund during the course of 2001 and 2002. For the years ended December 31, 2000, 2001 and 2002, the Company paid management fees of USD439, USD261 and USD293, respectively, to Golden Tripod Limited, an entity affiliated with Xinhua News Agency, one of the Company's major shareholders, for the provision of general management services to the Company.

(e)      Asia Pacific Online Limited

         For the years ended December 31, 2000, 2001 and 2002 the Company reimbursed USD120 per year, to Asia Pacific Online Limited, or APOL, for expenses incurred for the provision of general management services principally consisting of providing the full-time services of Mr. Peter Yip to act as the Company's chief executive officer. APOL is a trust owned by the spouse of Mr. Peter Yip, who is the chief executive officer of the Company, for the benefit of Mr. Yip's children. As of February 13, 2003, APOL had beneficial ownership of approximately 18.99% of the Company's Class A Common Shares. There are no common directors between APOL and the Company.

         In January 2002, the Company entered into a new services agreement with APOL. Under this agreement, the Company agreed to provide an annual management fee of USD0.001 and reimburse expenses incurred up to USD270 annually for the provision of general management services principally consisting of providing the full-time services of Mr. Peter Yip to act as the Company's chief executive officer.

         Mr. Yip acted as the Company's chief executive officer in each of 2000, 2001 and 2002.

(f)      New World Infrastructure

         In October 2000, the Company entered into an agreement to acquire a 50.3% interest in Wealth Corporation Limited for aggregate consideration of USD9.3 million consisting of USD6.8 million worth of the Company's Class A Common Shares to purchase shares from the selling shareholders and USD2.5 million in cash to purchase newly issued shares. The selling shareholders of Wealth Corporation Ltd. included New World Infrastructure, a former shareholder of the Company which as of October 2002 held approximately 11.4% of the Company's Class A Common Shares, and received approximately USD1.4 million worth of the Company's Class A common shares as consideration for its shares in Wealth Corporation Ltd. Wealth Corporation Ltd. operated a web site which sold travel products and services, such as airline tickets and hotel accommodations, to corporations and travel agencies in the People's Republic of China. The acquisition was based upon a strategy to build a Greater China online and off-line travel capability which focused on the tour-group market.

         As a result of deteriorating financial performance at Wealth Corporation Limited through 2002, the Company de-emphasized the development on an online travel business in Greater China and sought to recover some of its original investment in the company. The Company entered into negotiations with the other shareholders in Wealth Corporation Limited, including New World Infrastructure, and in November 2002, the parties agreed to permit the Company to reduce its shareholdings to 19.9% through a share repurchase by Wealth Corporation Limited. Wealth Corporation Limited was not profitable at such time, and the shareholders agreed to value the company based upon the cash balances of the company. As a result of consummation of the share repurchase, chinadotcom reduced its shareholdings to 19.9% for a payment from Wealth Corporation of USD1.0 million.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

17.  RELATED PARTY TRANSACTIONS (continued)

(g)      AOL Time Warner Inc.

         During 2001, the Company paid advertising fees totaling USD3,500 to AOL Time Warner Inc., a shareholder of the Company, for the provision of Internet advertising services to the Company. In addition, the Company paid AOL Time Warner Inc. USD3,700 for computer software from PurchasePro.com, Inc., a strategic alliance partner of AOL Time Warner Inc. In other matters involving AOL, the Company sought the return of USD2.2 million spent by the Company under a software development agreement among AOL, CIC and the Company. Under the terms of the software development agreement dated February 1, 2000, the Company agreed to provide AOL with USD2.2 million to finance the development of AOL software which could be utilized in the China market. The Company entered into the software development agreement in anticipation of a joint venture between AOL and the Company to develop consumer interactive services for the Chinese market. No joint venture arrangement with AOL was ever entered into, and AOL never delivered a software product to the Company. In addition, the Company sought the return of USD3.5 million in connection with an agreement to purchase advertising services from AOL. Under the terms of the agreement dated March 8, 2001, AOL agreed to render ad impressions for the Company on its web sites for a total fee of approximately USD7 million, and the Company paid USD3.5 million, approximately one-half of the amount due, on March 31, 2001. These amounts were expensed under sales, general and administrative in March 2001. The Company entered into the agreement to purchase advertising services from AOL and made partial payment under the contract as a result of representations from AOL's representatives that AOL would be more favorably inclined to enter into a joint venture with the Company to develop consumer interactive services for the Chinese market if the Company purchased the advertising services, which did not occur following the Company's purchase of and payment for the advertising services. The Company is cooperating with information requests by the Commission and other government agencies in connection with their investigation of AOL with respect to the PurchasePro.com and advertising services transactions.

18.  INCOME TAXES

         Under the current laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on income or capital gains, and no Cayman Islands withholding tax is imposed upon payments of dividends by the Company to its shareholders.

         The subsidiaries in all geographical regions are governed by the respective local income tax laws with statutory tax rates ranging from 0% to 35%. No deferred tax expenses for operations in all geographical locations were recognized in any periods.

         Pre-tax loss from operations for the years ended December 31, 2000, 2001 and 2002 was taxed in the following jurisdictions:

                                      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                         2000            2001            2002
                                         USD             USD             USD
                                     ------------    ------------    ------------
Loss from continuing operations:
United States ("US")                       (1,697)         (3,888)           (999)
Non-US                                    (54,427)       (113,189)         (4,754)
                                     ------------    ------------    ------------

                                          (56,124)       (117,077)         (5,753)
Loss from discontinued operations:
Non-US                                     (3,591)        (10,957)        (13,899)
                                     ------------    ------------    ------------

Pre-tax loss                              (59,715)       (128,034)        (19,652)
                                     ------------    ------------    ------------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

18.  INCOME TAXES (continued)

         Significant components of the provision for income taxes are as follows:

                                                                   YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                                  DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                      2000           2001           2002
                                                                       USD            USD            USD
                                                                  ------------   ------------   ------------
Current:
Tax expense allocated to net income from continuing operations:
US                                                                         156             --             --
Non-US                                                                     426            186            117
                                                                  ------------   ------------   ------------

                                                                           582            186            117

Tax expense/(benefit) allocated to discontinued operations:
Non-US                                                                      58            175             43
                                                                  ------------   ------------   ------------

Total current                                                              640            361            160
                                                                  ------------   ------------   ------------

Deferred:
US                                                                          --             --             --
Non-US                                                                      --             --             --
                                                                  ------------   ------------   ------------

Total deferred                                                              --             --             --
                                                                  ------------   ------------   ------------

                                                                           640            361            160
                                                                  ------------   ------------   ------------

         Deferred tax liabilities and assets are comprised of the following:

                                                                           DECEMBER 31,    DECEMBER 31,
                                                                               2001            2002
                                                                                USD             USD
                                                                           ------------    ------------
Deferred tax liabilities:
Accelerated depreciation allowances                                                (686)           (193)
                                                                           ------------    ------------

Deferred tax assets:
Net operating loss carryforwards (net of USD2,297 expired or disposed of
during the year) (2001: USD2,119)                                                34,893          34,484
Others                                                                            3,979           5,213
                                                                           ------------    ------------

Total deferred tax assets                                                        38,872          39,697
Valuation allowance for deferred tax assets                                     (38,186)        (39,504)
                                                                           ------------    ------------

Net deferred tax assets                                                             686             193
                                                                           ------------    ------------
Net deferred tax liabilities                                                         --              --
                                                                           ------------    ------------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

18.  INCOME TAXES (continued)

         The reconciliation of income taxes from continuing operations computed at the statutory tax rates to the effective income tax provision recorded is as follows:

                                                   YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                      2000            2001            2002
                                                       USD             USD             USD
                                                  ------------    ------------    ------------
Income tax (benefit)/expense computed at the
respective statutory rates                              (9,947)        (15,702)            457
Change in tax rates                                         --              --             384
Non-deductible items                                     1,157           2,349             108
Non-taxable items                                       (3,922)         (3,378)           (308)
Change in valuation allowance                           13,294          16,917            (524)
                                                  ------------    ------------    ------------

Total income taxes from continuing operations              582             186             117
                                                  ------------    ------------    ------------

Total income taxes from discontinued operations             58             175              43
                                                  ------------    ------------    ------------

         Benefit from operating losses not recorded from discontinued operations amounted to USD1,090, USD3,131 and USD4,139 for the year ended December 31, 2000, 2001 and 2002, respectively.

         Due to its history of losses, the Company does not believe that sufficient objective, positive evidence currently exists to conclude that the recoverability of its net deferred tax assets is more likely than not. Consequently, the Company has provided a valuation allowance covering 100% of its net deferred tax assets.

         At December 31, 2002, the Company had net operating loss carryforwards of approximately USD132,200 for income tax purposes that expire in years 2003 to indefinite.

19.  BASIC AND DILUTED LOSS PER SHARE

         The following table sets forth the computation of basic and diluted loss per share:

                                                                       YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                          2000            2001            2002
                                                                           USD             USD             USD
                                                                      ------------    ------------    ------------
Numerator for basic and diluted loss per share:
Loss from continuing operations                                            (56,153)       (113,253)         (4,834)
Loss from discontinued operations, net of gain on
  disposal                                                                  (3,649)        (11,132)        (13,397)
                                                                      ------------    ------------    ------------

Loss attributable to common shareholders                                   (59,802)       (124,385)        (18,231)
                                                                      ------------    ------------    ------------

                                                                         Number          Number          Number
                                                                      ------------    ------------    ------------
Denominator for basic and diluted loss per share:
Weighted average number of shares after adjusting
  for the Share Splits                                                  98,091,541     102,589,760     102,269,735
                                                                      ------------    ------------    ------------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

19.      BASIC AND DILUTED LOSS PER SHARE (continued)

                                                    YEAR ENDED      YEAR ENDED        YEAR ENDED
                                                   DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
                                                      2000             2001              2002
                                                       USD              USD               USD
Basic and diluted loss per share:
Loss from continuing operations                       (0.57)           (1.10)            (0.05)
Loss from discontinued operations                     (0.04)           (0.11)            (0.13)
                                                      -----            -----             -----
Loss attributable to common shareholders              (0.61)           (1.21)            (0.18)
                                                      -----            -----             -----

         The computation of diluted loss per share did not assume the conversion of the stock options and the warrants of the Company during the year because their inclusion would have been antidilutive.

20.      DISCONTINUED OPERATIONS

         During the year ended December 31, 2002, the Company discontinued the operations of certain subsidiaries in the software and consulting services and the advertising and marketing activities segments. With the adoption of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the operating results of the discontinued operating units were classified as loss from operations of discontinued subsidiaries on the consolidated statements of operations. From January 1, 2003 to June 30, 2003, the Company further discontinued some of its subsidiaries to realign its operation with changes in its business model. Most of these discontinued operations were grouped in the software and consulting services, and the advertising and marketing activities under the new segment classification, while the rest were included in other income.

         From August to December 2002, liquidators were appointed to oversee the dissolution of the discontinued subsidiaries. The combined assets and liabilities of the discontinued subsidiaries on the respective dates of liquidation were USD2,019 and USD2,564, respectively, resulting in a net gain on disposal of USD545, which was included in the gain on disposal of discontinued subsidiaries for the year ended December 31, 2002.

         Net loss of the subsidiaries classified as discontinued operations for the year ended December 2000, 2001 and 2002 were USD3,649, USD11,132 and USD13,942, respectively. Revenue of the discontinued operations for the year ended December 2000, 2001 and 2002 were USD30,314, USD29,888 and USD16,053, respectively. Pretax loss reported in discontinued operations for the year ended December 2000, 2001 and 2002 were USD3,591, USD10,957 and USD13,899, respectively.

21.      FINANCIAL INSTRUMENTS

         The carrying amount of the Company's cash and cash equivalents approximates their fair values because of the short maturity of those instruments. The carrying value of receivables, payables and short-term debt approximates their market values based on their short-term maturities. The total fair values of the equity securities in listed companies as of December 31, 2001 and 2002 were USD2,064 and USD2,050, respectively based on the market values of publicly traded shares as of December 31, 2001 and 2002. The total fair values of the debt securities as of December 31, 2001 and 2002 were USD481,940 and USD471,179, respectively based on the market values of publicly traded debt securities as of December 31, 2001 and 2002. The fair value of related party receivable and payable cannot be determined due to the related party nature of the accounts.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

21.      FINANCIAL INSTRUMENTS (continued)

         In October 2002, the Company entered into a promissory note and warrant purchase agreement with Sagent Technology Inc. ("Sagent"), a NASDAQ listed company, whereby the Company paid USD7,000 cash to Sagent for a promissory note and for 8,000,000 warrants to purchase Sagent's common shares for investment purposes. The fair value of the promissory note and the warrants as of December 31, 2002 were USD5,325 and USD2,320, respectively. These amounts are recorded in other assets on the consolidated balance sheets. The Company recognized a USD571 gain in value of the warrants in other non-operating gains on the consolidated statements of operations for the year ended December 31, 2002. The Company determined the estimated fair value amounts by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

22.      CONCENTRATION OF RISKS

         Concentration of credit risk:

         The Company is engaged in the provision of software and consulting services, including Web site development, hosting and maintenance, advertising and sale of IT products to businesses in Hong Kong, Australia, Japan, Korea, the People's Republic of China (the "PRC"), Singapore, the Republic of China, the United Kingdom and the United States. The Company generally does not require collateral for accounts receivable.

         The Company maintains cash and cash equivalents with various financial institutions in Hong Kong, Australia, Japan, Korea, the PRC, Singapore, the Republic of China, the United Kingdom and the United States. The Company's policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

         Concentration of business risk:

         Revenue has been derived from a number of clients that use the Company's services. The top 10 customers accounted for 30%, 9% and 14% of the revenue for the years ended December 31, 2000, 2001 and 2002, respectively. 16%, nil and nil of the revenue were attributable to CIC for the years ended December 31, 2000, 2001 and 2002, respectively.

         Current vulnerability due to certain concentrations:

         The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

22.      CONCENTRATION OF RISKS (continued)

The PRC has recently enacted new laws and regulations governing Internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services to transmit certain materials could, depending upon their interpretation and application, result in significant potential liability to the Company, as well as additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the PRC government could have an adverse effect on the Company's business, financial condition and results of operations.

Some of the Company's business is transacted in Renminbi ("RMB"), which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People's Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

23.      SHARE CAPITAL

Pursuant to the Articles of Association of the Company, each Class A common share is entitled to one vote on all matters upon which the Class A common share is entitled to vote. The Board of Directors has the authority, without further action by the shareholders, to issue up to five million preferred shares in one or more series and to fix the designations, powers preference, privileges and relative participatory, optional or special rights and the qualifications, limitation or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of common shares. No preferred shares have been issued.

On January 20, 2000, the Company completed its secondary offering of 6,975,000 Class A common shares at an offering price of USD42.5 per share. In January 2000, the underwriters exercised their over-allotment options and purchased an additional 651,000 shares at the offering price of USD42.5 per share. The net proceeds from the secondary offering to the Company were approximately USD303,844.

On July 26, 2000, Lehman Brothers Inc. fully exercised its warrants to purchase 800,000 Class A common shares at an exercise price of USD5 per share of the Company.

During the year ended December 31, 2000, 1,525,757 Class A common shares were issued at prices ranging from USD1.25 to USD11.9688 from the exercise of stock options granted to employees. In addition, 1,854,515 Class A common shares were issued at prices ranging from USD5 to USD64.6811 per share for the acquisitions of its subsidiaries and for the settlement of the contingent considerations relating to certain prior year acquisitions.

During the year ended December 31, 2000, 22,484 Class A common shares were issued at a price of USD53.25 per share for the acquisition of equity investees, 1,504,438 Class A common shares were issued at prices ranging from USD15.625 to USD40.5 per share for the acquisition of available-for-sale equity securities and cost investments, 495,900 Class A common shares were issued at USD13.7124 as a prepayment for the acquisition of a subsidiary, 486,529 Class A common shares were issued at prices from 15.3253 to 17.9375 as the settlement of promissory notes and 20,685 Class A common shares were issued at prices ranging from USD17.10 to USD56.00 as the settlement of other payables.

During the year ended December 31, 2000, 117,599 Class A common shares were issued pursuant to the agreement for the acquisition of the Web Connection at prices ranging from USD7.25 to USD17.625 per share to an employee. Accordingly, a stock compensation expense of approximately USD1,974 was charged to the statement of operations of the Company for the year ended December 31, 2000.

During the year ended December 31, 2001, 91,426 Class A common shares were issued at prices ranging from USD1.75 to USD6.8125 per share from the exercise of stock options granted to employees.

During the year ended December 31, 2001, 521,589 Class A common shares were issued at a price of USD5.8125 per share as settlement of promissory notes and 273,198 Class A common shares were issued at a price of USD16.3516 per share as settlement of other payables. In addition, 23,084 Class A common shares were redeemed and retired at a price of USD2.35 per share arising from the disposal of an equity investee. The redemption premium was deducted from the additional paid-in capital.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

23.      SHARE CAPITAL (continued)

During the year ended December 31, 2002, 296,492 Class A common shares were issued at prices ranging from USD2.03 to USD2.5266 per share from the exercise of stock options granted to employees.

During the year ended December 31, 2002, 1,764,555 Class A common shares were repurchased at prices ranging from USD1.92 to USD3.24 per share. 1,692,001 of the repurchased Class A common shares were retired at prices ranging from USD2.334 to USD2.826 per share. The redemption premium was deducted from the additional paid-in capital.

24.      STOCK-BASED COMPENSATION AND WARRANTS

(a)      Stock options

The Company applies APB 25 in accounting for stock options granted to employees. Accordingly, the compensation expense is recorded for the difference between the fair value of shares at date of grant and the option price.

Pursuant to the 1999 Stock Option Plan (the "Plan"), options may be granted to employees of and consultants and advisors to the Company and its subsidiaries for the purchase of up to an aggregate of 12 million Class A common shares. During 2000, an additional 8 million Class A common shares options were made available, which increased the options available for grant to employees of and consultants and advisors to the Company and its subsidiaries for the purchase of Class A common shares to 20 million. The Plan is administered by a committee of the Board of Directors, which will determine, in its discretion, the number of shares subject to each option granted and the related purchase price and option period. Incentive stock options, as defined by the U.S. Internal Revenue Code of 1986, as amended, and non-qualified stock options may be granted under the Plan.

A summary of the Company's stock option activity, and related information for the years ended December 31, is as follows:

                                                           2001                                      2002
                                           --------------------------------------  ----------------------------------------
                                                                        WEIGHTED-                                 WEIGHTED-
                                                                        AVERAGE                                    AVERAGE
                                            AVAILABLE      OPTIONS      EXERCISE   AVAILABLE         OPTIONS      EXERCISE
                                            FOR GRANT    OUTSTANDING      PRICE    FOR GRANT       OUTSTANDING      PRICE
                                            ---------    -----------    ---------  ----------      -----------    ---------
                                            (NUMBER)       (NUMBER)        USD      (NUMBER)         (NUMBER)         USD
Outstanding at the beginning of the year    4,726,108    16,429,577       11.36     6,998,268       14,065,911       6.66
Granted                                    (5,740,965)    5,740,965        2.88    (1,648,960)       1,648,960       2.44
Forfeited                                   8,013,125    (8,013,125)      13.63     4,083,536       (4,083,536)      7.89
Exercised                                          --       (91,426)       3.05            --         (296,492)      2.42
                                           ----------    ----------        ----    ----------       ----------       ----
Outstanding at the end of the year          6,998,268    14,065,991        6.66     9,432,844       11,334,843       5.94
                                           ----------    ----------        ----    ----------       ----------       ----

Exercisable at the end of the year                        6,177,211                                  7,686,104
                                                         ----------                                 ----------
Weighted-average fair value of options
granted during the year                                        2.53                                       2.00
                                                          ---------                                 ----------

The Company's stock options are exercisable at exercise prices ranging between USD1.86 to USD73.4375 per share (inclusive).

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts in thousands, except number of shares, number of options and per share data)

24.      STOCK-BASED COMPENSATION AND WARRANTS (continued)

(a)      Stock options (continued)

The following table summarizes information concerning outstanding and exercisable options at December 31, 2002.

                                                   OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                               --------------------------     --------------------------
                                                                 WEIGHTED                     WEIGHTED
                                                 WEIGHTED        AVERAGE                      AVERAGE
                                                  AVERAGE        EXERCISE                     EXERCISE
                                                 REMAINING        PRICE                        PRICE
EXERCISE PRICE RANGE             NUMBERS        CONTRACTUAL     PER SHARE        NUMBERS      PERSHARE
        USD                    OUTSTANDING     LIFE (IN YEARS)     USD        EXERCISABLE        USD
--------------------           -----------     ---------------  ---------     -----------     --------
$1.86-2.7                       2,926,473           8.88            2.32        1,302,837        2.43
$2.71-3.375                     3,356,159           7.57            3.13        2,362,626        3.20
$3.55-5                         2,366,922           6.77            4.83        2,266,287        4.86
$5.0625-9.62                    1,442,413           7.63            7.28          899,234        7.39
$10.1875-19.5469                  792,010           7.19           14.50          524,695       14.34
$20.4375-29.9219                  214,851           7.38           24.84          183,470       24.59
$30.2625-39.5                      55,180           7.08           36.29           36,418       36.35
$40.5-48.405                       76,080           7.11           46.07           51,788       46.12
$51-58.5625                        90,680           7.24           52.76           49,163       53.03
$60.75-73.4375                     14,075           7.16           65.87            9,586       65.81
                               ----------                                       ---------
                               11,334,843                                       7,686,104
                               ----------                                       ---------

Pursuant to resolutions adopted by the Board of Directors in December 2000, the vesting of certain of the Company's options were accelerated such that vesting would be changed from an annual basis to a quarterly basis upon the lapse of twelve months from the date of grant. Based on the historical and expected employee turnover and the expected market price of the Class A common shares, the Company estimated that the number of options the employees will ultimately retain that would have been otherwise forfeited was minimal for the year ended December 31, 2001 and 2002.

The Company applies APB 25 in accounting for stock options granted to employees. Accordingly, the compensation expense is recorded for the difference between the fair value of shares at date of grant and the option price. For the year ended December 31, 2000, a total stock compensation expense of USD5,083 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123, the Company used the Black-Scholes model based on the United States risk-free interest rate ranging from 5.17% to 6.69%, a weighted average expected option life of 5 years, assuming volatility factors of the expected price of the Company's common stock ranging from 38% to 167% and no dividends.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.      STOCK-BASED COMPENSATION AND WARRANTS (continued)

(a)      Stock options (continued)

For the year ended December 31, 2001, a total stock compensation expense of USD2,552 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123, the Company used the Black-Scholes model based on the United States risk-free interest rate ranging from 3.91% to 6.69%, a weighted average expected option life of 5 years, assuming volatility factors of the expected price of the Company's common stock ranging from 38% to 167% and no dividends.

         For the year ended December 31, 2002, a total stock compensation expense of USD309 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123, the Company used the Black-Scholes model based on the United States risk-free interest rate ranging from 2.65% to 6.69%, a weighted average expected option life of 5 years, assuming volatility factors of the expected price of the Company's common stock ranging from 38% to 167% and no dividends. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net income would have been reduced as indicated below:

                                      YEAR ENDED      YEAR ENDED         YEAR ENDED
                                     DECEMBER 31,    DECEMBER 31,       DECEMBER 31,
                                        2000             2001               2002
                                         USD              USD                USD
                                     ------------    ------------       ------------
Net loss:
As reported                            (59,802)        (124,385)          (18,231)
Pro forma                             (102,243)        (152,783)          (33,846)

Net loss per share:
As reported                              (0.61)           (1.21)            (0.18)
Pro forma                                (1.04)           (1.49)            (0.33)

During 2000, 104,469 of the Company's options with exercise prices ranging from USD2.21 to USD28.58 per share were issued in connection with the acquisition of investments in DAE and XT3.

In 2001, 95,369 options were settled by USD1,383 discretionary cash settlements to the shareholder.

In January 2002, the Company granted to APOL additional stock options to purchase up to 200,000 Class A common shares as of January 1, 2002 with an exercise price of USD2.82 per share and a quarterly vesting schedule over the one-year term of the new services agreement and the right to accelerate existing share options upon a change of control of the Company.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.      STOCK-BASED COMPENSATION AND WARRANTS (continued)

(b)      2000 and 2001 Employee Share Purchase Plan

During each of 2000 and 2001, the Company established and implemented an employee share purchase plan, which was qualified as a non-compensatory plan under Section 423 of the Internal Revenue Code. The plan allows qualified employees to purchase the Company's Class A common shares during the relevant six-month plan period. Qualifying employees are allowed to purchase up to 500 Class A common shares for each plan period. The maximum number of Class A common shares, par value USD0.00025 per share, issuable under the plan is 500,000, and a maximum of 100,000 shares will be available for issuance for each plan period.

(c)      Warrants

         In connection with the private placement of 6,795,200 Class A common shares issued to AOL on June 8, 1999, warrants were granted to AOL to purchase, subject to certain conditions, up to 18.5% and 6.5% of the Company's total outstanding capital at an exercise price of USD5.00 per share and USD42.50 per share, respectively. The first and the second of these warrants became exercisable in October 2000 and in July 2001, respectively. Both warrants will expire in July 2003. At December 31, 2002, these warrants were not exercised.


On June 22, 1999, 800,000 warrants were granted to Lehman Brothers Inc., the private placement agent of the Company, as compensation for private placements completed from April to June 1999. On July 26, 2000, these warrants were fully exercised at an exercise price of USD5 per share.

In May 2000, GE Capital Equity Investments Ltd., ("GE"), was granted a warrant under which GE will be entitled to purchase a number of Class A common shares determined according to the Company's revenue from services provided to affiliates of General Electric Capital Corporation during 2000 and 2001. The warrants are exercisable during the period between January 5, 2002 and January 4, 2003 at an exercise price of USD39.5 per share. As of December 31, 2002, no warrant was exercised, and the warrants expired unexercised on January 4, 2003.

All warrants may not be sold, transferred, assigned, or hypothecated to any person, other than to any limited partnership with the same general partner, or to any company that directly, or indirectly, controls or is controlled by or is under common control with the holder of the warrants, without the prior consent of the Company.

25.      CONTINGENCIES AND COMMITMENTS

Operating lease commitments

         As of December 31, 2002, the Company had future minimum office rental and telephone line lease payments under non-cancelable operating leases as follows:

Year ended December 31:                 USD
-----------------------                -----
2003                                   1,544
2004                                     224
                                       -----
                                       1,768
                                       -----

As of December 31, 2002, the Company had future commitments to purchase additional shareholdings in three subsidiaries for an aggregate of USD986 and additional consideration based on the future revenues, gross margins and/or operating results of the subsidiaries. The commitments shall be settled by cash and/or shares of the Company.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

25.      CONTINGENCIES AND COMMITMENTS (continued)

Class action lawsuit against chinadotcom

A class action lawsuit was filed in the United States District Court, Southern District of New York on behalf of purchasers of the securities of chinadotcom, between July 12, 1999 and December 6, 2000, inclusive. The complaint charges defendants chinadotcom, Lehman Brothers, Inc. ("Lehman Brothers"), Bear, Stearns & Co., Inc. ("Bear Stearns"), BancBoston Robertson Stephens ("Robertson Stephens"), Merrill Lynch, Pierce Fenner & Smith Inc. ("Merrill Lynch"), Raymond Ch'ien, Peter Yip, Zhou Shun Ao, and David Kim with violations of Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

On or about July 12, 1999, chinadotcom commenced an initial public offering of
4.2 million of its shares of common stock at an offering price of USD20 per share (the "chinadotcom IPO"). In connection therewith, chinadotcom filed a registration statement, which incorporated a prospectus (the "Prospectus"), with the SEC. The complaint further alleges that the Prospectus was materially false and misleading because it failed to disclose, among other things, that (i) the Underwriter Defendants (Lehman Brothers, Bear Stearns, Robertson Stephens and Merrill Lynch) had solicited and received excessive and undisclosed commissions from certain investors in exchange for which the Underwriter Defendants allocated to those investors material portions of the restricted number of chinadotcom shares issued in connection with the chinadotcom IPO; and (ii) the Underwriter Defendants had entered into agreements with customers whereby the Underwriter Defendants agreed to allocate chinadotcom shares to those customers in the chinadotcom IPO in exchange for which the customers agreed to purchase additional chinadotcom shares in the aftermarket at pre-determined prices.

Class action lawsuit against chinadotcom (continued)

The class action lawsuit against each of Raymond Ch'ien, Peter Yip, Zhou Shun Ao, and David Kim has been dismissed. The management considers the outcome of any judgment on the lawsuit with respect to the Company to be quite uncertain and any expenditure from the lawsuit is not estimable. Consequently, no provision has been made for any expenses that may arise from the class action lawsuit.

Panpac Media.com Limited ("Panpac") Lawsuit

In February 2000, the Company acquired a minority interest in Panpac, a publisher listed on the Singapore Stock Exchange in exchange for 593,224 Class A common shares of the Company pursuant to an Equity Exchange and Option Agreement (the "Agreement") between Panpac and china.com Corporation Limited, a subsidiary of the Company. In February 2003, Panpac served such subsidiary of the Company with a writ with respect to a breach of contract claim under the Agreement. The Company is contesting this lawsuit and has filed a defense to this writ. The management considered the outcome of the judgment on and the expenditures from the lawsuit to be quite uncertain. Therefore, no provision has been made for any expenses that may arise from the Panpac lawsuit.

e-Asia Sdn. Bhd. ("e-Asia") Lawsuit

On November 2, 1999, Mezzo Marketing Limited ("Mezzo"), a subsidiary of the Company, entered into a sales and purchase agreement (the "e-Asia Agreement") to acquire e-Asia Sdn. Bhd. ("e-Asia") from the existing shareholders of e-Asia, Khoo Sin Aik and e-Planet Sdn. Bhd. ("e-Planet"). On November 30, 1999, Mezzo acquired 60% of e-Asia in consideration of 22,644 Class A common shares of the Company delivered to e-Asia's shareholders. The agreement further provided that if specified performance targets were achieved by e-Asia, Mezzo would acquire the remaining 40% of e-Asia, and provide additional contingent consideration in the form of the Company's shares if specified revenue criteria were met by e-Asia. In October 2002, e-Planet filed a petition in the Cayman Islands against the Company for an amount of USD2,340 with respect to consideration that it alleges it is owed under the e-Asia Agreement.

In addition, the Company is a defendant in various matters of litigation generally arising out of the normal course of business. Although it is difficult to predict the ultimate outcome of these cases, management believes, based on discussions with counsel, that any ultimate liability would not materially affect the Company's financial position, result of operations or cash flows.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

26.      SEGMENTAL INFORMATION

Description of Products and Services by Segment

The Company has three reportable segments: software and consulting services, and advertising and marketing activities. The Company's software and consulting services mainly represent sales of software products, outsourcing of IT professionals, professional consulting, Web site design, and systems integration. The Company's advertising and marketing activities include online marketing strategy development and travel related publishing and exhibition organizing activities.

Measurement of Segment Profit or Loss and Segment Assets

         The Company evaluates performance and allocates resources based on revenues and gross margins from operations. Revenues and gross margins for the three reportable segments are reported separately for internal purposes, but selling, general and administrative expenses, other operating expenses, net loss and assets and liabilities are not reported separately for each segment because this information is not produced internally. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Factors Management Used to Identify the Enterprise's Reportable Segments

The Company's reportable segments are business units that offer different services. The reportable segments are each managed separately. Revenue from segments in the other category is mainly attributable to publishing and event organizing services. Neither of these segments has ever met the quantitative thresholds for determining reportable segments.

                                                        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                           2000              2001              2002
                                                           USD               USD               USD
                                                       ------------      ------------      ------------
Revenues by segment
Software and consulting services                          48,946            21,358            18,556
Advertising and marketing activities                      40,976            19,782            26,916
Other income                                               1,004             4,507             1,821
                                                          ------            ------            ------

                                                          90,926            45,647            47,293
                                                          ------            ------            ------
Long-lived assets by segment
Software and consulting services                          52,852            15,269            14,670
Advertising and marketing activities                       7,408             5,641             5,977
Other income                                              10,095             6,808             1,517
Corporate                                                     --            17,092            16,207
                                                          ------            ------            ------

                                                          70,355            44,810            38,371
                                                          ------            ------            ------

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

26.      SEGMENTAL INFORMATION (continued)

Geographic information is provided below:

                                                        YEAR ENDED        YEAR ENDED        YEAR ENDED
                                                       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                           2000              2001              2002
                                                            USD               USD               USD
                                                       ------------      ------------      ------------
Revenue:
Australia                                                     728             1,711             3,003
Greater China                                              48,064            14,932            12,153
North Asia                                                 24,731            10,793            19,622
South Asia                                                  7,284             9,768             5,702
United Kingdom                                              2,247             2,911             1,750
United States                                               7,871             5,532             5,063
                                                           ------            ------            ------

Total revenue                                              90,925            45,647            47,293
                                                           ------            ------            ------
Long-lived assets:
Australia                                                   1,122               974               339
Greater China                                              65,871            39,586            34,136
North Asia                                                  1,673               498               235
South Asia                                                  1,032               855               789
United Kingdom                                                206             2,633             2,738
United States                                                 451               264               134
                                                           ------            ------            ------

Total long-lived assets                                    70,355            44,810            38,371
                                                           ------            ------            ------

27.      SUBSEQUENT EVENTS

         On February 12, 2003, the Company acquired 100 percent of the outstanding common shares of Praxa Limited ("Praxa") from Mantech Australia International Corporation ("Mantech Australia"). The results of Praxa's operations will be included in the consolidated financial statements since that date. Praxa's core business is the provision of information technology products and services in the form of outsourcing, application development and support, and system integration in Australia and Asia. As a result of the acquisition, the Company is expected to increase the number of potential clients for its low-cost China-based outsourcing platform and to extend the distribution of the Company's own software products into the Australian marketplace.

         Under the terms of the share purchase agreement for Praxa between the Company and Mantech Australia, the Company agreed to pay up to USD 6,400 in cash for 6,304,478 common shares of Praxa. The Company paid USD 3,490 in cash to Mantech Australia in February 2003 at the time of acquisition. The remaining amount of cash consideration to be paid, up to a maximum of USD 2,910, will depend upon Praxa's earnings before interest, tax, depreciation and amortization for the year ended December 31, 2003. In the event that the sum of Praxa's EBITDA for 2003 multiplied by 3.004 is greater than USD 6,400, then the Company is required to pay to Mantech Australia a maximum consideration equal to the entire escrow amount of USD 2,910. In the event that the sum, of Praxa's EBITDA for 2003 multiplied by 3.004 is equal to or less than USD 6,400, but greater than USD 3,490, then the Company is required to pay to Mantech Australia the difference between such sum and USD 3,490. In the event that the sum, of Praxa's EBITDA for 2003 multiplied by 3.004 is less than USD 3,490, then the Company is not required to make any further payment to Mantech Australia, and the Escrow Funds will be returned to the Company.

                             CHINADOTCOM CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

27.      SUBSEQUENT EVENTS (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement.

                                                       USD
                                                     ------
At February 12, 2003
Current assets                                        4,935
Property, plant and equipment, net                      985
Other assets                                            863
Goodwill                                              5,117
Total assets acquired                                11,900
                                                     ------
Current liabilities                                  (5,938)
Long-term debt                                       (2,472)
                                                     ------
Total liabilities assumed                            (8,410)
                                                     ------
Net assets acquired                                   3,490
                                                     ------

The USD5, 117 (AUD8,795) of goodwill was assigned to software and consulting services segment in total. Of that total amount, USD1,627 (AUD2,795) is expected to be deductible for tax purposes.

                             CHINADOTCOM CORPORATION

          UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

                             CHINADOTCOM CORPORATION
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
         (EXPRESSED IN UNITED STATES DOLLARS; ALL AMOUNTS IN THOUSANDS)

                                                                    SEPTEMBER 30,
                                                                2003            2002
                                                                 USD            USD
ASSETS
Current assets:
  Cash and cash equivalents                                     78,346        126,419
  Restricted cash                                                   59            120
  Accounts receivable                                           23,005         17,268
  Deposits, prepayments and other receivables                   11,788          7,358
  Available-for-sale debt securities                           259,357        236,422
  Restricted debt securities                                    65,165         11,873
  Amount due from related parties                                   34              -
                                                               -------        -------
Total current assets                                           437,754        399,460
Property, plant and equipment, net                               7,741         12,132
Available-for-sale equity securities                             1,168          2,286
Available-for-sale debt securities                              20,000         19,800
Goodwill                                                        42,183          8,905
Intangible assets                                               28,485         19,090
Restricted debt securities                                      11,899              -
Investments in equity investees                                    494            392
Investments under cost method                                    1,889            312
Other assets                                                     5,508          2,053
                                                               -------        -------
Total assets                                                   557,121        464,430
                                                               =======        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                              13,232         15,070
  Other payables                                                11,277         14,410
  Accrued liabilities                                           17,130         11,354
  Short-term bank loans                                         54,184            963
  Long-term bank loans, current portion                          1,921              -
  Deferred revenue                                              10,349          2,419
  Taxation                                                       1,068            712
                                                               -------        -------
Total current liabilities                                      109,161         44,928
Long-term bank loans, net of current portion                    15,800         11,482
Minority interests                                              44,666         35,813

Shareholders' equity:
  Share capital                                                     25             26
  Additional paid-in capital                                   613,810        614,142
  Treasury stocks                                               (4,067)        (5,966)
  Accumulated other comprehensive income                           665           (406)
  Accumulated deficits                                        (222,939)      (235,589)
                                                               -------        -------
Total shareholders' equity                                     387,494        372,207
                                                               -------        -------
Total liabilities and shareholders' equity                     557,121        464,430
                                                               =======        =======

            See notes to condensed consolidated financial statements.

                             CHINADOTCOM CORPORATION
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (EXPRESSED IN UNITED STATES DOLLARS; ALL
                   AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       2003                2002
                                                                    -----------        -----------
                                                                        USD                USD
Revenues:
     Software and consulting services                                    31,429             11,951
     Advertising and marketing activities                                15,954             20,050
     Mobile services and applications                                    10,998                  -
     Other income                                                         1,735                553

Total revenues                                                           60,116             32,554
Cost of revenues:
     Software and consulting services                                   (20,913)            (5,812)
     Advertising and marketing activities                               (10,972)           (14,341)
     Mobile services and applications                                    (1,235)                 -
     Other income                                                          (685)               (23)

Total cost of revenues                                                  (33,805)           (20,176)
                                                                    -----------        -----------

Gross margin                                                             26,311             12,378
                                                                    -----------        -----------
Operating expenses:
     Selling, general and administrative expenses                       (22,654)           (22,297)
     Depreciation and amortization expenses                              (4,196)            (8,589)
     Impairment of goodwill and intangible assets                             -                  -
     Stock compensation expense                                            (153)              (247)
                                                                    -----------        -----------
Total operating expenses                                                (27,003)           (31,133)
                                                                    -----------        -----------
Operating loss                                                             (692)           (18,755)

Interest income                                                          10,564             19,113
Interest expense                                                           (551)            (1,941)
Gain / (loss) on disposal of available-for-sale
  securities                                                              3,883               (875)
Gain / (loss) on disposal of subsidiaries and cost
  investments                                                               463                 51
Impairment of cost investments and available-for-sale
  securities                                                                  -             (5,351)
Other non-operating gains                                                   998                332
Other non-operating losses                                                 (543)                 -
Dividend income, net of related expenses                                   (113)                 -
Share of income in equity investees                                          95                682
                                                                    -----------        -----------
Income / (loss) before income taxes                                      14,104             (6,744)
Income taxes                                                                (90)               (94)
                                                                    -----------        -----------
Income / (loss) before minority interests                                14,014             (6,838)
Minority interests in loss /(income) of consolidated
  subsidiaries                                                           (1,721)             1,612
                                                                    ===========        ===========
Income / (loss) from continuing operations                               12,293             (5,226)
                                                                    -----------        -----------
Discontinued operations
     Loss from operations                                                (2,942)           (14,176)
     Gain on disposals of discontinued subsidiaries                       2,127                  -
                                                                    -----------        -----------
Net income / (loss)                                                      11,478            (19,402)
                                                                    -----------        -----------
Earnings / (loss) per share
     Basic                                                                 0.11              (0.19)
     Diluted                                                               0.11              (0.19)
Weighted average number of shares
     Basic                                                          100,253,277        102,452,989
     Diluted                                                        102,861,370        102,452,989

            See notes to condensed consolidated financial statements.

                             CHINADOTCOM CORPORATION
      UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
         (EXPRESSED IN UNITED STATES DOLLARS; ALL AMOUNTS IN THOUSANDS)

                                                                                            Accum-
                                                                                            ulated                       Total
                                                                                             other                      share-
                                 Number             Additional                 Compre-      compre-      Retained       holders
                                   of     Common     paid-in     Treasury      hensive      hensive      earnings       equity
                                 shares   shares     capital      stock        income       income       (deficit)     (deficit)
                                  USD      USD         USD         USD           USD          USD           USD           USD
                                -------   ------    ----------   --------      -------      -------      ---------     ---------
Balance at January 1, 2003      101,296      25      610,340         (238)           -        1,990       (234,417)     377,700

Exercise of employee stock
options                           2,315       -        7,864            -            -            -              -        7,864

Redemption of shares                  -       -            -      (11,171)           -            -              -      (11,171)

Retirement of shares             (2,300)      -       (5,750)       5,750            -            -              -            -

Issuance of treasury stock
for non-cash transactions             -       -        1,204        1,592            -            -              -        2,796

Stock compensation expenses
on options granted                    -       -          152            -            -            -              -          152

Unrealized loss, net of
unrealized gains on
available-for-sale
securities                            -       -            -            -       (1,614)      (1,614)             -       (1,614)

Minority interests' share
of unrealized gain, net of
unrealized loss on
available-for-sale
securities                            -       -            -            -          (89)         (89)             -          (89)

Foreign currency
translation adjustments               -       -            -            -          378          378                         378

Net income for the period             -       -            -            -       11,478            -         11,478       11,478
                                                                               -------
Comprehensive income                                                            10,153
                                -------   -----     --------     --------      -------      -------       --------      -------
Balance at September 30,
2003                            101,311      25      613,810       (4,067)                      665       (222,939)     387,494
                                -------   -----     --------     --------                   -------       --------      -------

            See notes to condensed consolidated financial statements.

                             CHINADOTCOM CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
         (EXPRESSED IN UNITED STATES DOLLARS; ALL AMOUNTS IN THOUSANDS)

                                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                                                ---------------------------------
                                                                                 2003                      2002
                                                                                -------                  --------
                                                                                  USD                       USD
Cash flows from operating activities:
  Net profit/(loss)                                                              11,478                  (19,402)
  Adjustments to reconcile net profit/(loss) to net cash provided by operating activities:
   Minority interests in profits/(losses) of consolidated subsidiaries            1,721                   (1,612)
   Loss on disposal/write off of fixed assets                                         -                    1,401
   Gain on disposal of cost investments                                            (373)                     (51)
   Gain on disposal of subsidiaries                                              (2,217)                       -
   (Gain)/losses on disposal of available-for-sale securities                    (3,883)                     875
   Amortization of goodwill and intangible assets                                 1,253                      898
   Depreciation                                                                   2,943                    7,691
   Stock compensation expenses                                                      153                      247
   Equity in losses of equity investees                                              95                      682
   Impairment of available-for-sale securities                                        -                    5,351


  Change in operating assets and liabilities:
   Accounts receivable                                                             (509)                   9,596
   Deposits, prepayments and other receivables                                      670                    9,997
   Due from related companies                                                       (34)                       -
   Other assets                                                                   6,455                      153
   Accounts payable                                                              (3,875)                    (491)
   Other payables                                                                (9,383)                   3,330
   Accrued liabilities                                                              548                   (3,179)
   Deferred revenue                                                                 482                     (495)
   Due to a related company                                                        (684)                  (1,448)
                                                                                -------                  -------
  Net cash provided by operating activities                                       4,840                   13,543
                                                                                -------                  -------
Cash flows from investing activities:
  Acquisition of subsidiaries, net of cash acquired                             (11,419)                  (3,730)
  Acquisition of fixed assets                                                      (530)                  (1,327)
  Acquisition of available-for-sale securities                                 (329,628)                (396,214)
  Acquisition of URLs                                                                 -                   (8,800)
  Acquisition of intangibles                                                     (2,531)                       -
  Proceeds from disposal of available-for-sale securities                       449,754                  610,397
  Proceeds from share issuance by disposal of subsidiaries                       (2,263)                       -
  Proceeds from disposal of cost investments                                        373                       51
  Proceeds from disposal of fixed assets                                          1,459                    1,654
  Restricted cash                                                                    50                    1,154
                                                                                -------                  -------
Net cash provided by investing activities                                       105,265                  203,185
                                                                                -------                  -------

Cash flows from financing activities:
  Issuance of share capital                                                       7,864                      435
  Additional minority interests                                                  15,000                        -
  Additional bank loans                                                         (76,605)                 267,718
  Repayment of bank loans                                                             -                 (373,727)
  Increase in other assets                                                      (11,171)                       -
  Purchase of treasury stocks                                                         -                   (5,554)

Net cash used in financing activities                                           (64,912)                (111,128)
                                                                                -------                  -------
Net increase in cash and cash equivalents                                        45,193                  105,599
Cash and cash equivalents, beginning of period                                   33,153                   20,820
                                                                                -------                  -------
Cash and cash equivalents, end of period                                         78,346                  126,419
                                                                                =======                  =======

           See notes to condensed consolidated financial statements.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

1.       BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements included in the chinadotcom corporation Annual Report on Form 20-F for the year ended December 31, 2002. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations regarding interim financial statements. All amounts included herein related to the consolidated financial statements as of September 30, 2003 and the nine months ended September 30, 2003 and 2002, are unaudited.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for their fair presentation. The interim results are not necessarily indicative of results for any subsequent quarter or for the year ending December 31, 2003.

The consolidated balance sheet at September 30, 2003 and the consolidated statement of operations and cash flows for the nine-month period ended September 30, 2003 does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Due to the discontinued operation of certain components of chinadotcom, certain comparative amounts have been reclassified to conform with the current period's presentation pursuant to SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2.       BUSINESS COMBINATIONS

(a)      Palmweb Inc. ("Palmweb")

         In April, 2003, CDC Mobile Media Corporation, a wholly owned subsidiary of chinadotcom, acquired a 100% interest in Palmweb, through the purchase of the issued shares of Palmweb. The results of Palmweb's operations were included in the consolidated financial statements from April 1, 2003. Palmweb is engaged in the provision of mobile value-added services in the PRC. As a result of the acquisition, chinadotcom can participate in the provision of mobile value-added service in the PRC. The aggregate initial purchase price was USD14,000 cash for all issued shares of Palmweb, which was paid in April 2003. The remaining purchase price will be determined based on the net income of Palmweb for the years ending December 31, 2003 and 2004, and will be paid in two yearly installment payments calculated based on the following:

         First yearly installment payment:

                  Net income of Palmweb for the year ending December 31, 2003 multiplied by 3.56918

         Second yearly installment payment:

                  Net income of Palmweb for the year ending December 31, 2004 multiplied by 1.13982

         The total contingent consideration is subject to a maximum limit of USD55,000. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. chinadotcom is in process of finalizing the purchase price allocation.

At April 1, 2003
Current assets                                                                     USD 6,365
Property, plant and equipment, net                                                       402
Other assets                                                                              66
Goodwill                                                                               9,003
Intangibles                                                                            1,450
                                                                                   ---------
Total assets acquired                                                                 17,286
                                                                                   ---------
Current liabilities                                                                   (3,286)
                                                                                   ---------
Total liabilities assumed                                                             (3,286)
                                                                                   ---------
Net assets acquired                                                                USD14,000
                                                                                   ---------

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

2.       BUSINESS COMBINATIONS


(a)      Palmweb Inc. ("Palmweb") (continued)

         The USD9,003 goodwill was assigned to the mobile services and applications segment and such goodwill was not deductible for tax purpose. chinadotcom expects to amortize the intangibles on a straight-line basis over an average estimated life of no more than 8.5 years.

         The business in which Palmweb operates is subject to foreign ownership restrictions in the PRC. To comply with Chinese laws and regulations that prohibit or restrict foreign ownership of telecommunications and other information services within the PRC, Palmweb arranged for the establishment of two affiliates (the "Affiliates"). Palmweb does not have any legal ownership over the assets and operations of the Affiliates. The Affiliates were established by two PRC citizens, who were also shareholders and employees of Palmweb, to engage in the provision of short message and value-added mobile phone services and obtain an Internet Information Services License to operate as an Internet content provider to engage in the provision of Internet and mobile information services. In order to control the Affiliates, certain exclusive agreements and trust arrangements were signed with the relevant parties.

         Based on the contractual arrangements mentioned above, chinadotcom believes that the Affiliates are considered as Variable Interest Entities under FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, because the equity investors in the Affiliates do not have the characteristics of a controlling financial interest and chinadotcom should be the primary beneficiary of the Affiliates. Accordingly, chinadotcom believes that the Affiliates should be consolidated under FIN 46.

(b)      Industri-Matermatik International Corp. ("IMI")

         On September 9, 2003 CDC Software, a wholly-owned subsidiary and software unit of chinadotcom, announced the acquisition of a majority stake of IMI, a leading provider of supply chain management solutions in the United States and Europe. The results of IMI's operations were included in the consolidated financial statements from September 9, 2003.

         chinadotcom's stake in IMI resulted from CDC Software's purchase of a 51% interest of Cayman First Tier, the holding company organized in the Cayman Islands which owns 100% of IMI. The remaining 49% is held by Symphony Technology Group, or Symphony, a Palo Alto, California-based private equity firm focused on enterprise software and services, which previously owned 100% of IMI. In consideration for the 51% stake, CDC software has agreed to invest USD25,000 into Cayman First Tier, and has also agreed to finance a loan facility for Cayman First Tier of up to a further USD25,000. All funds into Cayman First Tier will be used primarily for further expansion in the supply chain management software sector via acquisitions, strategic investments and organic growth. Additional terms of the transaction designate CDC Software as the master distributor for IMI's software products in China as well as an outsourcing partner for IMI.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

At September 9, 2003
Net tangible assets                                                USD 15,364
Amortizable intangible assets:
  Developed technologies                                                2,500
  Customer base                                                         2,700
Goodwill                                                               15,512
Minority interest                                                     (10,076)
                                                                    ---------

Net assets acquired (including transaction costs of USD1,000)       USD26,000
                                                                    ---------

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

2.       BUSINESS COMBINATIONS (CONTINUED)

(b)      Industri-Matermatik International Corp. ("IMI") (continued)

         The USD15,512 goodwill was assigned to the software and consulting services segment and such goodwill was not deductible for tax purpose. chinadotcom expects to amortize the developed technologies and customer base on a straight-line basis over an average estimated life of 4 and 10 years respectively.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      Principles of consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, after elimination of all material inter-company accounts, transactions and profits.

(b)      Use of estimates

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c)      Cash and cash equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Except for the restricted cash, none of the Company's cash is restricted as to withdrawal or use.

(d)      Property, plant and equipment and depreciation

         Leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles are stated at cost less accumulated depreciation. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation of leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles is computed using the straight-line method over the assets' estimated useful life. No depreciation is provided on freehold land. The principal annual rates used are as follows:

Buildings                                   4%
Leasehold improvements                      Over the lesser of the lease term or the useful life
Furniture and fixtures                      20%
Office equipment                            20%
Computer equipment                          33-1/3%
Motor vehicles                              33-1/3%

(e)      Goodwill and intangible assets

         Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses. Effective January 1, 2002, the Company adopted SFAS 142, Goodwill and Other Intangible Assets. SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company's reporting units with the reporting unit's carrying amount, including goodwill. Fair value is primarily determined by computing the future discounted cash flows expected to be generated by the reporting unit. If the carrying value exceeds the fair value, goodwill may be impaired. If this occurs, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The fair value of the reporting unit is allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. This implied fair value is then compared with the carrying amount of the reporting unit goodwill, and if it is less, the Company would then recognize an impairment loss.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)      Goodwill and intangible assets (continued)

         Intangible assets represent trademarks, service marks, Uniform Resource Locators ("URL"), software applications and programs, and customer database. Intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated economic lives of the respective assets. The Company has certain trademarks, service marks and domain names registered in the United States Patent and Trademark Office and other jurisdictions. The Company believes the service marks and domain names are of material importance to the Company's business and have an estimated useful life of twenty years. Accordingly, these trademarks, service marks and domain names are amortized on a straight-line basis over a period of twenty years. The Company purchased certain software programs and customer database from acquisition of entities. The Company considers the software applications and customer database will generate revenue for the Company for 3 years. Accordingly, these software applications and programs and customer database are amortized on a straight-line basis over a period of three years. Annually, the Company reviews and adjusts the carrying value of purchased intangible assets if the facts and circumstances suggest purchased intangible assets may be impaired. If this review indicates purchased intangible assets may not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of intangible assets will be reduced by the estimated shortfall in discounted cash flows.

(f)      Investment

         Debt and marketable equity investments, which represent available-for-sale securities are stated at fair value. Unrealized holding gain or loss, net of tax, on available-for-sale securities is included in a separate component of shareholders' equity. Realized gains and losses and decline in value judged to be other-than-temporary on available-for-sale securities are included in gain/loss on disposal of available-for-sale securities and impairment of available-for-sale securities, respectively. The cost of securities sold is based on the first-in, first-out method. Interest and dividends on securities classified as available-for-sale are included in interest income and other income, respectively.

         All other investments, for which the Company does not have the ability to exercise significant influence and there is not a readily determinable market value, are accounted for under the cost method of accounting. Dividends and other distributions of earnings from investees, if any, are included in income when declared. The Company periodically evaluates the carrying value of its investments accounted for under the cost method of accounting and decline in value is included in impairment of cost of investments.

         When determining whether an impairment of investments exists or a decline in value of an available-for-sale security is other-than-temporary, the Company evaluates evidence to support a realizable value in excess of the current market price for securities with readily determinable fair value. Such information may include the investment's financial performance (including such factors as earnings trends, dividend payments, asset quality and specific events), the near term prospects of the investment, the financial condition and prospects of the investment's region and industry, and the Company's investment intent. Typically, a sustained decline in the market value of a quoted security for six months is generally indicative of an other-than-temporary impairment.

(g)      Investments in equity investees

         The Company's investments in equity investees for which its ownership exceeds 20%, but which are not majority-owned, are accounted for using the equity method. Under the equity method, the Company's proportionate share of each equity investee's net income or loss and amortization of the Company's net excess investment over its equity in each equity investee's net assets is included in "share of losses in equity investees". Amortization is recorded on a straight-line basis over the estimated useful life of three years.

(h)      Foreign currency translation

         Foreign currency transactions are translated at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date. Exchange differences are dealt with in the income statement.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)      Foreign currency translation (continued)

         The functional currency of the Company is the United States Dollar. The functional currency of the Company's subsidiaries in the locations outside Hong Kong are the respective local currencies. The financial statements of the Company's subsidiaries have been translated into United States dollars in accordance with SFAS 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the exchange rates in effect during the year.

(i)      Advertising expenses

         Advertising expenses, net of reimbursements, are charged to the consolidated statement of operations when incurred.

(j)      Shipping and handling

         Costs related to shipping and handling are included in cost of sales for all periods presented.

(k)      Revenue recognition

         chinadotcom generates revenues from three primary sources: software and consulting services, advertising and marketing services and mobile services and applications. Revenue is recognized in accordance with accounting principles generally accepted in the United States, or GAAP. The specific literature chinadotcom follows in connection with revenue recognition are the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements", the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions", and in certain instances, the American Institute of Certified Public Accountants SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts". chinadotcom recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been delivered, the price is fixed or determinable and collectibility is reasonably assured. In addition to these basic criteria, the following are the specific revenue recognition policies followed for each major stream of revenue by reporting segment.

         Revenues in the software and consulting services segment are derived from the design, development and integration of Internet Web sites, the outsourcing of information technology consultants and the sale of software products.

         The majority of engagements in the software and consulting services segment are for the design, development and integration of internet web sites. These projects are usually fixed price and most have durations of six months or less. Customers enter into contractual arrangements with chinadotcom that specify the required web design features and layout, functionality, implementation services required, expected deliverables, pricing, payment terms and project timetable. Invoicing and payments are usually made throughout the term of the project in accordance with the contractual terms. The majority of projects include acceptance clauses requiring customers' sign off at the conclusion of the project. The arrangements allow the customer to withhold 10% of the total project cost as a retention until sign off and acceptance is obtained. Historically, chinadotcom has not experienced projects where sign off or acceptance has been withheld by a customer resulting in a material loss on a project. In limited situations, chinadotcom receives change orders from customers in which case each change order request is assessed its impact on the existing arrangement, and contract revenues and costs are only adjusted after both parties agree to the changes. chinadotcom also receives change orders which result in the initiation of a separate project.

         Revenues from the design and development of internet web sites and the integration of those web sites with clients' computer systems are recognized using contract accounting. In order to calculate the amount of revenue earned, chinadotcom uses the cost-to-cost percentage-of-completion method whereby amounts recognized are calculated by reference to the hours incurred as a percentage of the total estimated hours to complete the project. chinadotcom uses this input method to calculate revenues because historical experience has demonstrated that it produces a reliable indication of the progress on each engagement. Estimates of total projected contract costs are re-evaluated on a regular basis and, if appropriate, revised. Any adjustments to revenue due to changes in estimates are accounted for in the period of the change in estimate. When estimates indicate that a loss will be incurred on a contract upon completion, a provision for the expected loss is recorded in the period in which the loss becomes evident. Historically, chinadotcom has not experienced material losses on fixed-price contracts. The majority of chinadotcom's contracts are short term in duration, and use of the completed contract method would not result in a material difference in revenue earned.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)      Revenue recognition (continued)

         chinadotcom provides maintenance services related to internet web sites. Maintenance services related to internet web sites involves support in connection with non-significant customer requested changes to web site functionality, updates to web site information, and telephone support for web site administrators. Revenues from internet web site maintenance agreements are deferred and recognized ratably over the term of the related agreements which are usually for periods of six months or one year.

         Outsourcing of information technology consultants involves contractual time and material outsourcing agreements whereby consultants are provided at agreed-upon billing rates for customers to deploy on their own internal projects. Revenues from time and materials outsourcing contracts are recognized as the services are delivered assuming all other basic criteria for revenue recognition have been met.

         Revenue from the sale of software products often includes a combination of hardware, software, training and maintenance services. chinadotcom allocates the arrangement fee in these multi-element deals to each individual element using its fair value as determined by "vendor specific objective evidence". Vendor specific objective evidence of fair value is determined by the customary price charged for each element when sold separately after the application of any standard approved discount. Where fair value exists for all undelivered elements of the arrangement, chinadotcom applies the "residual" method of accounting and defers revenue allocated to the undelivered elements whilst recognizing the residual revenue allocated to the delivered elements. In the absence of vendor specific objective evidence for any undelivered element, chinadotcom defers the entire arrangement fee and recognizes revenue when all undelivered elements are delivered assuming all other basic criteria for revenue recognition have been met.

         Revenues related to training services for software products are deferred and recognized as the services are delivered, assuming all other basic criteria for revenue recognition have been met. Where training services are sold as part of a multi-element deal, those services are evaluated, on a case-by-case basis, to determine whether they are essential to the functionality of the other elements of the arrangement. In cases where training services are considered essential to the functionality of the other elements of the arrangement, revenue from the total arrangement is deferred and recognized as the training services are delivered.

         Revenues related to maintenance agreements on software products are deferred and recognized ratably over the term of the agreement which is normally one year.

         Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period in which the related revenues are recorded. Such provisions are calculated after considering relevant historical data.

         Advertising and marketing services revenues are derived from the sale of online banner advertising, sponsorships, direct mailings and offline advertising campaigns.

         Online banner advertising revenues are derived from short-term advertising contracts (normally less than 90 days) in which customers' advertisements are placed on web sites for a set period of time or for a set number of impressions. Impressions are defined as the number of times that an advertisement appears on a selected web page. Customers typically identify the web sites they wish their advertisements to be displayed on, and in certain situations, the advertisements are also displayed on chinadotcom's own or affiliated company web sites. Revenues from online banner advertising are recognized in the period in which the advertisement is displayed at the lesser of the ratio of impressions delivered over total guaranteed impressions or ratably over the term of contract.

         Sponsorship revenues are derived from advertisements placed on chinadotcom's own or affiliated company web sites and are usually for longer display periods than online banner advertisement agreements, but normally do not exceed one year. Sponsorship revenues are recognized ratably over the term of contracts, assuming all other basic criteria for revenue recognition have been met.

         Direct mailing revenues are derived from targeted advertising campaigns. chinadotcom transmits the advertisements in either electronic or hard copy form to the target profile or market. On occasion, chinadotcom may also assist with the design of the advertisements. Revenues from direct mailing are recognized when the advertisements are sent, assuming all other basic criteria for revenue recognition have been met.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)      Revenue recognition (continued)

         Offline advertising revenues are derived from the production and placement of advertisements in magazines and publications for the travel and tourism industry. Revenues are realized when the advertisements are published, assuming all other basic criteria for revenue recognition have been met.

         chinadotcom pays web sites for providing advertising space and becomes obligated to make the payment in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statements of operations.

         Certain subsidiaries of chinadotcom act as advertising agents for their customers, and the related revenues derived from these agreements are recorded net in the consolidated statement of operations.

         chinadotcom pays affiliated web sites a percentage of advertising revenue, ranging from 50% to 85%, in exchange for providing advertising space to chinadotcom's network. chinadotcom becomes obligated to make payments to such affiliated web sites in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statements of operations. chinadotcom records the revenue on a gross basis since it is responsible for fulfillment of the contract, including the selection of the website, arrangement of the ad placement and acceptability of the ad. In addition, chinadotcom assumes the credit risk for the amount billed to the customer and owed to an affiliated web site after the web site performs, regardless of whether chinadotcom fully collects the sales price from the customer.

         chinadotcom's mobile services and applications segment derives revenues from the provision of value added short messaging services, or SMS, such as dating and friends matching, e-mail, ring tone and logo downloads and various other related products to mobile phone users. chinadotcom relies on mobile network operators in China to transmit the SMS messages and bill mobile phone users for SMS fees on a monthly or per message basis.

         SMS service revenues are recognized in the month in which the services are performed, assuming all other basic criteria for revenue recognition have been met. chinadotcom books revenues on a monthly basis based upon confirmations from the network operators. At the end of each reporting period, where an operator fails to provide chinadotcom with a monthly statement confirming the amount of SMS charges billed to their mobile phone users for that month, chinadotcom uses information generated from its own internal system and historical financial data to make estimates of the billing reconciliation rate and collectable SMS fees, and revenues are accrued accordingly.

         Revenues from SMS services are recognized net of the mobile phone operator's share of revenue and uncollectible amounts because chinadotcom considers the operators to be the primary obligors in the information transmission and delivery process. The network operators are the primary obligor in the arrangement. The mobile phone operators are responsible for fulfillment, including the transmission of the SMS messages to the end users. chinadotcom is transparent to the mobile phone users because it provides the services through the mobile phone operators. The amount chinadotcom earns is a fixed amount per message. chinadotcom has no discretion over pricing of the services. Under arrangements with each mobile phone operator, changes require both parties' approval. chinadotcom has no discretion over supplier selection since there are currently only two mobile phone operators in China, and all SMS services must be routed through their networks.

(l)      Deferred revenue

         Deferred revenue represents cash received or receivable for software and consulting services and advertising and marketing services in advance of services being rendered.

(m)      Income taxes

         Income taxes, if any, are determined under the liability method as required by SFAS No. 109, Accounting for Income Taxes.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)      Stock compensation expenses

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

(o)      Earnings per share

         The Company computes earnings per share in accordance with SFAS 128, Earnings per Share. Under the provisions of SFAS 128, basic net income or loss per share is computed by dividing the net income or loss available to common shareholders for the period by the weighted average number of common shares outstanding during the year. Diluted net income or loss per share is computed by dividing the net income or loss for the year by the weighted average number of common and common equivalent shares outstanding during the year. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income or loss per share to the extent such shares are dilutive.

(p)      Repurchase agreements

         Debt securities sold under agreements to repurchase are classified as secured borrowings. Agreements with the third party specify the third parties' rights to request additional collateral. Both parties monitor the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and may request a cash transfer at least equal to that net exposure as necessary.

(q)      Gain on issuances of stock by subsidiaries

         At the time a subsidiary sells its stock to unrelated parties at a price in excess of its book value, the Company's net investment in that subsidiary increases. If at that time, the subsidiary is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the subsidiary's ability to continue in existence, the Company records the increase as a non-operating gain in the Consolidated Statements of Operations. Otherwise, the increase is reflected in "effect of subsidiaries' equity transactions" in the Company's Consolidated Statements of Stockholders' Equity.

(r)      Derivative instruments

         SFAS 133, Accounting for Derivative Instruments and Hedging Activities, requires all contracts which meet the definition of a derivative to be recognized on the balance sheet as either assets or liabilities and recorded at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in the income statement or in shareholders' equity as a component of other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. Changes in fair values of derivatives not qualified as hedges are reported in income. The estimated fair values of derivative instruments are determined at discrete points in time based on the relevant market information. These estimates are calculated with reference to the market rates using industry standard valuation techniques.

(s)      Impact of recently issued accounting standards

         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, SFAS 145 rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of Accounting Principles Board ("APB") Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Gains or losses from extinguishment of debt that do not meet the criteria of APB 30 should be reclassified to income from continuing operations in all prior periods presented. The Company adopted SFAS 145 effective January 1, 2002 and expects the adoption to have no material effect on its results of operations and financial condition.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)      Impact of recently issued accounting standards (continued)

         In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 provides guidance related to accounting for costs associated with disposal activities covered by SFAS 144 or with exit or restructuring activities previously covered by Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for the Company in 2002. The Company does not expect SFAS 148 to have a material effect on its results of operations or financial condition.

         In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the effect that the adoption of EITF 00-21 will have on its results of operations and financial condition.


         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a roll-forward of the entity's product warranty liabilities. The Company does not expect the adoption of FIN 45 will have an impact on its consolidated financial position and results of operations.

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition.

         In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities. This Statement is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS No. 133 in its entirely, or as hybrid instruments with debt host contracts and embedded derivative features. SFAS No. 149 amends SFAS No. 133 as a result of decision previously made as part of the Derivatives Implementation Groups decision which are already effective and should continue to be applied in accordance with their prior respective effective dates. The Company does not expect the adoption to have a material effect on its results of operations of financial condition.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for classifying and measuring as liabilities certain financials instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer's own shares that are not within the scope of SFAS No. 150 remain subject to existing guidance. SFAS No. 150 must be applied immediately to instruments entered into or modified after May 31,2003 and to all other instruments that exist as of that beginning of the first interim financial reporting period beginning after June 15, 2003. The Company Is currently evaluating the effect that the adoption of SFAS No. 150 will have on its results of operations and financial condition.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

4.       ACCOUNTS RECEIVABLE

         The components of accounts receivable are as follows (unaudited):

                                                     SEPTEMBER 30,
                                                  ------------------
                                                    2003       2002
                                                  -------     ------
                                                    USD        USD
Accounts receivable                               27,347     23,750
Less: Allowance for doubtful accounts             (4,342)    (6,482)
                                                  ------     ------
                                                  23,005     17,268
                                                  ======     ======

5.       GOODWILL

           The changes in the carrying amount of goodwill for the period ended September 30, 2003, are as follows (unaudited):

                                           Software and    Advertising         Mobile
                                            consulting    and marketing     services and
                                             services       activities      applications       Total
                                               USD             USD              USD             USD
                                           ------------   -------------     ------------      -------
Balance as of January 1, 2003                   6,908          5,108                -          12,016
Goodwill acquired during the period            24,173              -            7,024          31,197
Less: Goodwill written off related to
       sale of business units                    (341)             -                -            (341)
Less: Transferred to intangible assets           (689)             -                -            (689)
                                            ---------      ---------        ---------       ---------
Balance as of September 30, 2003               30,051          5,108            7,024          42,183
                                            =========      =========        =========       =========

6.       INTANGIBLE ASSETS

           The following table summarizes the Company's amortized intangible assets (unaudited):

                                                           Gross
                                                          carrying     Accumulated           Net
                                                           amount      amortization       book value
                                                            USD             USD              USD
                                                         ---------     ------------       ----------
Trademarks, service marks and URLs                          17,092        (1,523)            15,569
Software applications and programs                           9,218          (516)             8,702
Customer database                                            4,613          (399)             4,214
                                                         ---------      --------          ---------
Balance as of September 30, 2003                            30,923        (2,438)            28,485
                                                         =========      ========          =========

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

7.       SEGMENT AND GEOGRAPHIC INFORMATION

(a)      Description of products and services by segment

         In 2003, chinadotcom adopted new reporting segments. chinadotcom now has four reportable segments: software and consulting services; advertising and marketing activities; mobile services and applications and other income. Services offered through its software and consulting services include sales of software products including third parties software as well as self-developed software, outsourcing of IT professionals, professional consulting, Web site design, and systems integration. Its advertising and marketing activities included online marketing strategy development and travel related publishing and exhibition organizing activities. Mobile services and applications refers to the Mobile Value Added Services in China, including various services offered by Newpalm to mobile subscribers of China Mobile and China Unicom.

(b)      Measurement of segment profit or loss and segment assets

         chinadotcom evaluates performance and allocates resources based on revenues and gross margins from operations. Revenues and gross margins for the four reportable segments are reported separately for internal purposes, but selling, general and administrative expenses, other operating expenses, net loss and assets and liabilities are not reported separately for each segment because this information is not produced internally.

(c) Factors management used to identify the enterprise's reportable segments chinadotcom's reportable segments are business units that offer different services. The reportable segments are each managed separately.

                                                                            (UNAUDITED)
                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                  -------------------------------
                                                                      2003                2002
                                                                   -----------         ----------
                                                                       USD                 USD
Revenue by segment from external customers
Software and consulting services                                      31,429              11,951
Advertising and marketing activities                                  15,954              20,050
Mobile services and applications                                      10,998                   -
Other income                                                           1,735                 553
                                                                      ------              ------
                                                                      60,116              32,554
                                                                      ------              ------
Gross margin by segment
Software and consulting services                                      10,516               6,139
Advertising and marketing activities                                   4,982               5,709
Mobile services and applications                                       9,763                   -
Other income                                                           1,050                 530
                                                                      ------              ------
                                                                      26,311              12,378
                                                                      ------              ------

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

7.       SEGMENT AND GEOGRAPHIC INFORMATION

(c) Factors management used to identify the enterprise's reportable segments (continued)

        Revenue by geographical location

                                                              (UNAUDITED)
                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                   ----------------------------------
                                                    2003                        2002
                                                   ------                      ------
                                                    USD                          USD
Australia                                          20,095                       2,134
Greater China                                      17,223                       7,433
North Asia                                         11,040                      14,007
South Asia                                          3,856                       3,883
United Kingdom                                        941                       1,298
United States                                       6,961                       3,799
                                                   ------                      ------
                                                   60,116                      32,554
                                                   ======                      ======

         During the nine months ended September 30, 2003 and 2002, no single customer accounted for 10% or more of chinadotcom's total revenue.

8.       STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net income would have been reduced as indicated below:

                                                                                            (UNAUDITED)
                                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                                    2003               2002
                                                                                    (USD)              (USD)
Net income/(loss)

As reported                                                                        11,478             (19,402)
Add: Stock compensation expense included in income / (loss)                           152                 228
Deduct: Stock compensation expense determined under fair value based method        (4,117)            (12,482)
                                                                                   ------             -------
Pro forma                                                                           7,513             (31,656)

Basic earnings / (loss) per share:
As reported                                                                          0.11               (0.19)
Pro forma                                                                            0.07               (0.31)

Diluted earnings/(loss) per share:
As reported                                                                          0.11               (0.19)
Pro forma                                                                            0.07               (0.31)

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

9.       BASIC AND DILUTED LOSS PER SHARE

The following table sets forth the computation of basic and diluted earnings/(loss) per share for the periods indicated.

                                                                      (UNAUDITED)
                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                              -------------------------------
                                                                 2003               2002
                                                              -----------       -----------
                                                                  USD               USD
Numerator for basic and diluted loss per
 share:
Income / (loss) from continuing operations                         12,293            (5,226)
Loss from discontinued operations, net of gain on
 disposals                                                           (815)          (14,176)
Income / (loss) attributable to common shareholders                11,478           (19,402)
                                                              -----------       -----------
Weighted average number of shares
Denominator for basic earnings/(loss) per share               102,861,370       102,452,989
                                                              -----------       -----------

Denominator for diluted earnings/(loss) per share             104,889,691       102,452,989
                                                              -----------       -----------

Basic earnings/(loss) per share
Income/(loss) from continuing operations                             0.12             (0.05)
Income/(loss) from discontinued operations                          (0.01)            (0.14)
                                                              -----------       -----------
                                                                     0.11             (0.19)
                                                              -----------       -----------

Diluted earnings/(loss) per share
Income/(loss) from continuing operations                             0.12             (0.05)
Income/(loss) from discontinued operations                          (0.01)            (0.14)
                                                              -----------       -----------
                                                                     0.11             (0.19)
                                                              -----------       -----------

10.      INCOME TAXES

Income tax recorded for the nine months ended September 30, 2003 was USD90. The provision for income taxes differed from the amount computed by applying the respective statutory rates principally as a result of valuation allowances recognized on deferred tax assets, non-taxable earnings from certain investments, and non-deductible intangible assets and stock-based compensation amortization.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

11.      CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

         Total long-term bank loans amounted to USD17,721 at September 30, 2003. Freehold land and buildings with a carrying amount at September 30, 2003 of USD2,683 are pledged as collateral to secure the mortgage loans.

         As of September 30, 2003, chinadotcom had future commitments relating to the acquisition of Palmweb for USD41,000 and Praxa Limited (Praxa) for USD2,900. Under the terms of the share purchase agreement for Praxa between chinadotcom and Mantech Australia, chinadotcom agreed to pay up to USD6,400 in cash for the common shares of Praxa. chinadotcom paid USD3,567 in cash to Mantech Australia in February 2003 at the time of acquisition. The remaining amount of cash consideration to be paid, up to a maximum of USD2,900, will depend upon Praxa's earnings before interest, tax, depreciation and amortization(EBITDA) for the year ending December 31, 2003. In the event Praxa's EBITDA for 2003 multiplied by 3.004 is greater than USD6,400, then chinadotcom is required to pay USD2,900 to Mantech Australia. In the event Praxa's EBITDA for 2003 multiplied by 3.004 is less than USD6,400, then chinadotcom is only required to pay to Mantech Australia the difference between USD2,900 minus the difference between USD6,400 minus such product, such amount not to be less than zero.

         On March 17, 2003, a wholly-owned subsidiary of chinadotcom entered into a share purchase agreement to acquire 100% of Palmweb which owns Newpalm (China) Information Technology Co., Ltd, a short message service mobile software platform developer and application service provider in China. Consideration for the acquisition of the shares of Palmweb consisted of cash to be paid in three installments:

         (i)      USD14,000 paid at closing in April 2003;

         (ii) an amount of cash equal to the 2003 audited net income of Palmweb multiplied by 3.56918 to be paid within 15 days of Palmweb's delivery of the 2003 audited financial statements; and

         (iii) an amount of cash equal to the 2004 audited net income of Palmweb multiplied by 1.13982 to be paid within 15 days of Palmweb's delivery of the 2004 audited financial statements, provided that the total consideration paid in aggregate is not to exceed USD55,000.

         In addition, chinadotcom has commitment for USD2,950 loan pursuant to a Loan Agreement - Fully Drawn Advance Facility dated as of February 12, 2003 and USD25,000 loan pursuant to a Revolving Credit Agreement dated as of September 8, 2003.

12.      SUBSEQUENT EVENTS

         Pursuant to a definitive agreement entered on September 4, 2003 and amended on January 7, 2004 between Ross Systems Inc. ("Ross"), chinadotcom and CDC Software Holdings, chinadotcom proposes to acquire Ross for approximately USD 68.3 million in consideration.


         Under the merger agreement, as amended, stockholders of Ross will receive USD19.00 in a combination of cash and chinadotcom common shares for each share of Ross common stock. As a result of the amended merger agreement, at the closing of the merger, Ross stockholders will receive, for each share of Ross common stock, USD5.00 in cash and a number of chinadotcom shares equal to USD14.00 divided by the average closing price of chinadotcom shares for the 10 trading days preceding the second trading day before the closing date. Moreover, if the average price of chinadotcom shares is below USD8.50, the amended merger agreement permits chinadotcom to elect to increase the amount of cash that Ross common stockholders will receive and decrease the number of chinadotcom shares that Ross common stockholders will receive. In such case, Ross common stockholders still would receive USD19.00 in a combination of cash and chinadotcom shares for each share of Ross common stock, but would receive more than USD5.00 in cash per share and less than USD14.00 worth of chinadotcom shares for each Ross common share. Under the amended merger agreement, stockholders of Ross, at their sole option, may elect within ten business days following the closing to receive USD17.00 in cash per share of Ross common stock in place of the combination of cash and chinadotcom shares described above.

                             CHINADOTCOM CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in United States Dollars; all amounts in thousands except per share data)
 (All amounts as at and for the periods ended September 30, 2003 are unaudited)

12.      SUBSEQUENT EVENTS

         chinadotcom will account for the acquisitions in its financial statements prepared in accordance with U.S. GAAP using the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations." The assets acquired and liabilities assumed from Ross will be recorded at their fair values as of the date of the acquisitions. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of Ross will be included in chinadotcom's results of operations from the date of the closing of the acquisition. A final determination of the required purchase accounting adjustments and the fair value of the assets and liabilities of Ross has not yet been made.

         On December 8, 2003, Pivotal, chinadotcom and CDC Software Holdings entered into a merger agreement, which, subject to certain closing conditions, will result in Pivotal becoming a wholly-owned subsidiary of chinadotcom in a transaction to be accounted for using the purchase method. Pursuant to this agreement, CDC Software Holdings will acquire all of the outstanding shares of Pivotal in exchange for, at the option of each Pivotal shareholder, either (i) USD2.00 cash per Pivotal share or (ii) USD2.14 per Pivotal share, comprised of (a) USD1.00 cash plus
         (b) USD1.14 of common shares of chinadotcom. At the effective time of the merger, chinadotcom will substitute, for each stock option outstanding under the Pivotal Stock Option Plan with an exercise price of USD2.00 per share or less, stock options to purchase chinadotcom shares. Each substituted Pivotal stock option, whether vested or unvested, will be converted into an option to acquire a number of chinadotcom common shares. The fair value of chinadotcom stock options issued in exchange for the vested Pivotal stock options is included in the estimated purchase price.

         The total estimated purchase price is approximately USD55.7 million under the all-cash scenario (comprised of cash of USD53.9 million, chinadotcom stock options issued in exchange for vested in-the-money Pivotal stock options with a fair value of USD1.3 million and estimated transaction costs of USD0.6 million) or up to approximately USD59.4 million under the cash and share scenario (comprised of cash of USD26.9 million , chinadotcom common stock valued at USD30.7 million, chinadotcom stock options issued in exchange for vested in-the-money Pivotal stock options with a fair value of USD1.3 million and estimated transaction costs of USD0.6 million).

         On December 12, 2003, chinadotcom announced that it intends to reorganize its mobile and portal unit as a wholly-owned subsidiary, chinadotcom Mobile Interactive Corporation ("CDC Mobile") and register an offering of CDC Mobile's American Depositary Shares. The purpose of the intended offering is to fund the operations of CDC Mobile following its reorganization as an independent company holding chinadotcom's assets and business that provide mobile services and applications, advertising and interactive media and Internet services. The offering is expected to commence in the first half of 2004, subject to SEC effectiveness and the receipt of all necessary approvals.

                               ROSS SYSTEMS, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE THREE YEARS ENDED JUNE 30, 2003

                       ROSS SYSTEMS, INC AND SUBSIDIARIES

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         To the Board of Directors and Shareholders of Ross Systems, Inc.

         We have audited the accompanying consolidated balance sheets of Ross Systems, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's consolidated financial statements as of and for the year ended June 30, 2001, prior to the adjustments discussed in the summary of significant accounting policies, were audited by auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated August 17, 2001.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ross Systems, Inc. and subsidiaries as of June 30, 2003 and 2002 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         Also, in our opinion, the 2003 and 2002 schedules present fairly, in all material respects, the information set forth therein.

         As discussed in Note 1, during the year ended June 30, 2002 the company changed the manner in which it records reimbursement of out-of-pocket expenses upon the adoption of the accounting standards in of Emerging Issues Task Force Issue 01-14.

         As discussed in Note 1, the Company changed the manner in which it accounts for goodwill and other intangible assets upon adoption of the accounting standards in Statement of Financial Accounting Standards No. 142 on July 1, 2001.

         As discussed above, the financial statements of Ross Systems Inc. and subsidiaries as of June 30, 2001, and for the year then ended, were audited by other auditors who have ceased operations. As described in Note 1, these financial statements have been restated to reflect the adoption of Emerging Issues Task Force Issue 01-14 and revised to include the transitional disclosures required by SFAS No. 142. We audited the adjustments described in
Note 1 that were applied to restate the 2001 financial statements to reflect the adoption of Emerging Issues Task Force Issue 01-14. We also audited the adjustments reflected in the transitional disclosures required by SFAS No. 142. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 financial statements of the company, other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

         /s/ BDO Seidman, LLP

         Atlanta, Georgia

         August 20, 2003 (Except for Note 9 as to which the date is September 4,
2003)

                       ROSS SYSTEMS, INC AND SUBSIDIARIES

         THE FOLLOWING REPORT IS A COPY OF A PREVIOUSLY ISSUED REPORT BY ARTHUR ANDERSEN LLP AND IT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. ARTHUR ANDERSEN LLP HAS NOT CONSENTED TO ITS INCORPORATION BY REFERENCE INTO ROSS SYSTEMS INC.'S PREVIOUSLY FILED REGISTRATION STATEMENTS FILE NOS: 333-65660, 333-39348, 33-42036, 33-48226, 33-56584, 33-72168, 33-89128, 333-36745,
333-44665, 333-71005, 33-89504, 333-19619, 333-06053, 333-44363, 333-47877,
333-58639, AND 333-65065. THEREFORE, AN INVESTOR'S ABILITY TO RECOVER ANY POTENTIAL DAMAGE MAY BE LIMITED.

                REPORT OF PREVIOUS INDEPENDENT PUBLIC ACCOUNTANTS

                           To Ross Systems, Inc.:

                           We have audited the accompanying consolidated balance
                  sheets of ROSS SYSTEMS, INC. (a Delaware corporation) AND SUBSIDIARIES as of June 30, 2001 and 2000* and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                           We conducted our audits in accordance with auditing
                  standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                           In our opinion, the financial statements referred to
                  above present fairly, in all material respects, the financial position of Ross Systems, Inc. and subsidiaries as of June 30, 2001 and 2000*, and the results of their operations and their cash flows for each of the three years ended June 30, 2001 in conformity with accounting principles generally accepted in the United States.

                           Our audits were made for the purpose of forming an
                  opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements included in Item 14 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                           ARTHUR ANDERSEN LLP

                           Atlanta, Georgia

                           August 17, 2001

         * The 2000 and 2001 Consolidated Balance Sheet and the 1999 and 2000 Consolidated Statement of Operations, Shareholders Equity, and Cash Flows are not required to be present in the 2003 Annual Report.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             June 30,
                                                                                  ----------------------------
                                                                                     2003               2002
                                                                                  --------            --------
ASSETS
Current assets:
     Cash and cash equivalents ...................................                $  8,628            $  5,438
     Accounts receivable, less allowance for doubtful accounts of
         $1,532 and $3,379, at 2003, and 2002 respectively........                  12,880              12,319
     Prepaid and other current assets ............................                     731                 532
     Note receivable from related party ..........................                      --                 850
                                                                                  --------            --------
         Total current assets ....................................                  22,239              19,139
Property and equipment, net ......................................                   1,406               1,450
Computer software costs, net .....................................                  13,573              14,036
Other assets .....................................................                   2,993               2,993
                                                                                  --------            --------
         Total assets ............................................                $ 40,211            $ 37,618
                                                                                  ========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term debt .............................................                $  2,800            $  3,967
     Accounts payable ............................................                   2,978               2,682
     Accrued expenses ............................................                   4,940               4,476
     Income taxes payable ........................................                     261                  15
     Deferred revenues ...........................................                  12,203              12,535
                                                                                  --------            --------
         Total liabilities .......................................                  23,182              23,675
                                                                                  --------            --------
Commitments and Contingencies

Shareholders' equity:

     Convertible Preferred stock, no par value 5,000,000 shares
         authorized; 500,000 shares issued and outstanding .......                   2,000               2,000

     Common stock, $0.001 par value; 15,000,000 shares authorized;
         2,815,603 and 2,625,378 shares issued and outstanding ...                      28                  26

     Additional paid-in capital ..................................                  87,189              86,983
     Accumulated deficit .........................................                 (69,094)            (73,300)
     Accumulated other comprehensive deficit .....................                  (1,749)             (1,766)
     Treasury stock at cost, 158,977 shares ......................                  (1,345)                 --
                                                                                  --------            --------
         Total shareholders' equity ..............................                  17,029              13,943
                                                                                  --------            --------
     Total liabilities and shareholders' equity ..................                $ 40,211            $ 37,618
                                                                                  ========            ========

           See accompanying Notes to Consolidated Financial Statements

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          YEARS ENDED JUNE 30,
                                                                   --------------------------------
                                                                     2003        2002       2001
                                                                   --------    --------    --------
Revenues:
     Software product licenses ..................................  $ 14,589    $ 13,026    $  9,607
     Consulting and other services ..............................    13,489      13,013      16,520
     Maintenance ................................................    20,022      20,014      24,678
                                                                   --------    --------    --------
         Total revenues .........................................    48,100      46,053      50,805
                                                                   --------    --------    --------
Operating expenses:
     Costs of software product licenses .........................     2,295       1,870         980
     Costs of consulting, maintenance and other services
         (inclusive of reimbursable expenses of $1,180, $834,
         and $1,307 for 2003, 2002, and 2001, respectively, and
         exclusive of non recurring expense of $353 for 2001) ...    17,193      17,023      17,595
     Software product license sales and marketing (exclusive of
         non recurring expense of $136 for 2001) ................    11,384       9,461      15,026
     Product development, net of capitalized computer software
         costs and amortized computer software costs (exclusive
         of non recurring expense of $301 for 2001) .............     7,230      10,241      11,496
     General and administrative .................................     4,376       4,393       4,737
     Provision for uncollectible accounts .......................       831       1,444       1,514
     Amortization of goodwill ...................................        --          --         691
     Non-recurring costs (benefit) ..............................        --        (650)        790
     Non-cash charge for impairment of capitalized software
         costs ..................................................        --      10,938          --
                                                                   --------    --------    --------
         Total operating expenses ...............................    43,309      54,720      52,829
                                                                   --------    --------    --------
         Operating profit (loss) ................................     4,791      (8,667)     (2,024)
Other income (expense):
     Gain on sale of product line ...............................        --          --       2,372
     Other financial, net .......................................      (180)       (625)     (1,181)
                                                                   --------    --------    --------
         Net income (loss) before income taxes ..................     4,611      (9,292)       (833)
     Income tax expense .........................................       405         132           9
                                                                   --------    --------    --------
Net income (loss) ...............................................     4,206      (9,424)       (842)
     Preferred stock dividends ..................................      (150)       (150)         --
                                                                   --------    --------    --------
         Net income (loss) available to common shareholders .....  $  4,056    $ (9,574)   $   (842)
                                                                   ========    ========    ========
Net income (loss) per common share--basic .......................  $   1.54    $  (3.65)   $  (0.33)
                                                                   ========    ========    ========
Net income (loss) per common share--diluted .....................  $   1.28    $  (3.65)   $  (0.33)
                                                                   ========    ========    ========
Shares used in per share computation--basic .....................     2,641       2,625       2,566
                                                                   ========    ========    ========
Shares used in per share computation--diluted ...................     3,296       2,625       2,566
                                                                   ========    ========    ========

           See accompanying Notes to Consolidated Financial Statements

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                  YEARS ENDED JUNE 30,
                                                                        ----------------------------------------
                                                                          2003            2002            2001
                                                                        --------        --------        --------
Cash flows from operating activities:
     Net income (loss) ..........................................       $  4,206        $ (9,424)       $   (842)
     Adjustments to reconcile net loss to cash provided by
     operating activities:
         Non cash financing costs ...............................             --              --              60
         Non-cash stock compensation costs ......................            175              --              --
         Impairment of capitalized software costs ...............             --          10,938              --
         Depreciation and amortization of property and equipment             766             984           1,592
         Amortization of computer software costs ................          4,702           7,184           7,369
         Amortization of goodwill ...............................             --              --             691
         Provision for uncollectible accounts ...................            831           1,444           1,514
         Changes in operating assets and liabilities, net of sale
         of product line:
              Accounts receivable ...............................         (1,246)         (3,646)          9,911
              Prepaid and other current assets ..................           (121)            575            (149)
              Income taxes recoverable/payable ..................            271             185              92
              Accounts payable ..................................            281          (2,218)         (2,178)
              Accrued expenses ..................................            489            (881)         (1,011)
              Deferred revenues .................................           (246)            (66)         (2,991)
                                                                        --------        --------        --------
                  Cash provided by operating activities .........         10,108           5,075          14,058
                                                                        --------        --------        --------
Cash flows from investing activities:
     Purchases of property and equipment, net ...................           (722)           (740)           (277)
     Computer software costs capitalized ........................         (4,239)         (4,307)         (6,878)
     Note receivable from related party .........................            850              --              --
     Sale of product line, net of assets disposed ...............             --              --           1,567
     Other ......................................................             --             144             429
                                                                        --------        --------        --------
                  Cash used in investing activities .............         (4,111)         (4,903)         (5,159)
                                                                        --------        --------        --------
Cash flows from financing activities:
     Net cash paid on line of credit activity ...................         (1,167)           (555)         (5,353)
     Debt and capital lease payments ............................             --              --          (1,723)
     Repurchase of treasury stock ...............................         (1,345)             --              --
     Proceeds from issuance of preferred stock ..................             --              --           2,000
     Proceeds from issuance of common stock .....................            183             101              17
     Preference dividend paid ...................................           (150)           (150)             --
                                                                        --------        --------        --------
                  Cash used in financing activities .............         (2,479)           (604)         (5,059)
                                                                        --------        --------        --------
Effect of exchange rate changes on cash .........................           (328)            154            (134)
                                                                        --------        --------        --------
Net increase (decrease) in cash and cash equivalents ............          3,190            (278)          3,706
                                                                        --------        --------        --------
Cash and cash equivalents at beginning of fiscal year ...........          5,438           5,716           2,010
                                                                        --------        --------        --------
Cash and cash equivalents at end of fiscal year .................       $  8,628        $  5,438        $  5,716
                                                                        ========        ========        ========

           See accompanying Notes to Consolidated Financial Statements

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                    Preferred Stock  Common Stock  Treasury Stock
                                    --------------- -------------- ---------------
                                                                                                      Accum-
                                                                                                      ulated
                                                                                                      Other     Total
                                                                                             Accum-   Compre-   Share-   Comprehen-
                                                                                    Paid in  ulated   hensive   holders'    sive
                                    Shares  Amount  Shares  Amount Shares   Amount  Capital  Deficit  Deficit   Equity      Loss
                                    ------  ------  ------  ------ ------  ------- -------- --------  -------  --------  ----------
Balances as of June 30, 2000 .....    --    $  --    2,380   $ 24     --   $   --  $ 85,780 $(63,034) $(1,880) $ 20,890
                                    ----    -----   ------  ------ ------  ------- -------- --------  -------  --------
Conversion of debentures..........                     173      2                     1,175                       1,177

Issuance of stock pursuant to
    employee stock purchase plan..                      13                               17                          17

Effect of foreign currency
    translation ..................                                                                       (198)     (198)   $  (198)

Issuance of preference shares ....   500    2,000                                                                 2,000

Issuance of warrants pursuant to
    cost of financing ............                                                       60                          60

Net loss .........................                                                              (842)              (842)      (842)
                                                                                                                           -------
 Comprehensive Loss...............                                                                                          (1,040)
                                    ----    -----   ------  -----  -----   ------  -------- --------  -------  --------    =======
 Balances as of June 30, 2001.....   500    2,000    2,566     26     --       --    87,032  (63,876)  (2,078)   23,104
                                    ====    =====   ======  =====  =====   ======  ======== ========  =======  ========
Issuance of stock pursuant to
    employee stock purchase and
    option plans .................                      59                              101                         101

Effect of foreign currency
    translation ..................                                                                        312       312        312

Net loss .........................                                                            (9,424)            (9,424)    (9,424)

Dividends on preferred stock .....                                                     (150)                       (150)
                                                                                                                           -------
Comprehensive Loss ...............                                                                                          (9,112)
                                    ----    -----   ------  -----  -----   ------  -------- --------  -------  --------    =======
Balances as of June 30, 2002......   500    2,000    2,625     26     --       --    86,983  (73,300)  (1,766)   13,943
                                    ====    =====   ======  =====  =====   ======  ======== ========  =======  ========

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                    Preferred Stock  Common Stock  Treasury Stock
                                    --------------- -------------- ---------------
                                                                                                       Accum-
                                                                                                       ulated
                                                                                                       Other     Total
                                                                                              Accum-   Compre-   Share-   Comprehen-
                                                                                     Paid in  ulated   hensive   holders'    sive
                                    Shares  Amount  Shares  Amount Shares   Amount   Capital  Deficit  Deficit   Equity      Loss
                                    ------  ------  ------  ------ ------  -------  -------- --------  -------  --------  ----------
Issuance of stock pursuant to
    employee stock purchase  and
    option plans..................                      71      1                       357                          358

Issuance of stock in fulfillment
    of 1996 acquisition of Spanish
    subsidiary....................                     120      1                        (1)

Repurchase of treasury stock......                                  (159)   (1,345)                               (1,345)

Effect of foreign currency
    translation...................                                                                          17        17        17

Net profit (loss).................                                                              4,206              4,206     4,206

Dividends on preferred stock......                                                     (150)                        (150)  -------

Comprehensive Income..............                                                                                         $ 4,223
                                    ----    ------   -----   ----  -----   -------  -------  --------  -------  --------   =======
Balances as of June 30, 2003......   500    $2,000   2,816   $ 28   (159)  $(1,345) $87,189  $(69,094) $(1,749) $ 17,029
                                    ====    ======   =====   ====  =====   =======  =======  ========  =======  ========

           See accompanying Notes to Consolidated Financial Statements

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business of the Company

         Ross Systems, Inc. (NASDAQ: ROSS) delivers innovative software solutions that help manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Focused on the food and beverage, life sciences, chemicals, metals and natural products industries and implemented by over 1,000 customer companies worldwide, the company's family of Internet-architected solutions is a comprehensive, modular suite that spans the enterprise, from manufacturing, financials and supply chain management to customer relationship management, performance management and regulatory compliance.

          Publicly traded on the NASDAQ since 1991, Ross's global headquarters are based in the U.S. in Atlanta, Georgia, with sales and support operations around the world.

         The Company operates in one business segment and no individual customer accounts for more than 10% of total revenues. The Company does not have a concentration of credit risk in any one industry. Approximately 60% of the Company's revenues are derived from the North American market.

Basis of Presentation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Stock Based Compensation

         The company measures compensation cost for its stock incentive and option plans using the intrinsic value-based method of accounting. Had the company used the fair value-based method of accounting to measure compensation expense for its stock incentive and option plans and charged compensation cost against income over the vesting periods, based on the fair value of options at the date of grant, net income and the related basic and diluted per common share amounts for the twelve months ended June 30, 2003, 2002, and 2001, would have been reduced to the following pro forma amounts:

(In thousands, except per share data)

                                                                         FISCAL YEAR ENDED JUNE 30,
                                                               -------------------------------------------
                                                                 2003              2002             2001
                                                               ---------        ---------        ---------
Net income (loss) available to common shareholders:
    As reported ............................................   $   4,056        $  (9,574)       $    (842)
       Add: Stock-based compensation expense included in
       reported net income, net of tax .....................         175               --               --
       Deduct: Total stock-based employee compensation
       expense under fair value-based method, net of tax....        (699)            (406)            (460)
                                                               ---------        ---------        ---------
Pro forma net income (loss) available to common
     shareholders ..........................................   $   3,532        $  (9,980)       $  (1,302)
                                                               =========        =========        =========
Basic net earnings per share:
    As reported ............................................   $    1.54        $   (3.65)       $   (0.33)
    Pro forma ..............................................        1.34            (3.80)           (0.51)
Diluted net earnings per share:
     As reported ...........................................        1.28            (3.65)           (0.33)
     Pro forma .............................................        1.07            (3.80)           (0.51)

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following weighted average assumptions for the Company's Stock Option Plan were used to determine the pro forma amounts noted above:

                                                                 YEAR ENDED JUNE 30,
                                                        -------------------------------------
                                                        2003             2002            2001
                                                        ----             ----            ----
Expected life...............................               5                5                5

Expected volatility.........................            48.6%            80.4%           121.6%

Risk-free interest rate.....................             3.9%             5.0%             5.3%

Expected dividend yield.....................            None             None             None

Revenue Recognition.

         In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements," the Company recognizes revenues from licenses of computer software "up-front" provided that a non-cancelable license agreement has been signed, the software and related documentation have been shipped, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable, and no significant other vendor obligations exist. The revenue associated with any license agreements containing cancellation or refund provisions is deferred until such provisions lapse. Where the Company has future obligations, if such obligations are insignificant, related costs are accrued immediately. When the obligations are significant, the software product license revenues are deferred. Future contractual obligations can include software customization, requirements to provide additional products in the future and porting products to new platforms. Contracts which require significant software customization are accounted for on the percentage-of-completion basis. Revenues related to significant obligations to provide future products or to port existing products are deferred until the new products or ports are completed.

         The Company's revenue recognition policies are designed to comply with American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," and with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Revenues recognized from multiple-element software license contracts are allocated to each element of the contracts based on the fair values of the elements, such as licenses for software products, maintenance, or professional services. The determination of fair value is based on objective evidence which is specific to the Company. The Company limits its assessment of objective evidence for each element to either the price charged when the same element is sold separately, or the price established by management having the relevant authority to do so, for an element not yet sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

         The Company utilizes distributors primarily in those geographic areas where the Company does not maintain a physical presence. The Company's revenue recognition policies with respect to sales by distributors complies with SOP 97-2 and SAB 101 in that all the revenue recognition criteria listed above are met. In addition, distributors do not have rights of return, price protections, rotation rights, or other features that would preclude revenue recognition. Generally, the value of software license sales to distributors is based on list selling prices to their customer less a discount at a predetermined rate. Similarly, the Company receives revenue from distributors based on a predetermined percentage of the maintenance fees billed by the distributor to the end customer. The distributor typically retains any fees earned by them for implementation services. Distributorships may or may not be geographically exclusive, and are generally subject to annual renewals by the Company.

         Service revenues generated from professional consulting and training services are recognized as the services are performed. Maintenance revenues, including revenues bundled with original software product license revenues, are deferred and recognized over the related contract period, generally 12 months.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Computer Software Costs.

         The Company capitalizes computer software product development costs incurred in developing a product once technological feasibility has been established and until the product is available for general release to customers. Technological feasibility is established when the Company either (1) completes a detail program design that encompasses product function, feature and technical requirements and is ready for coding and confirms that the product design is complete, that the necessary skills, hardware and software technology are available to produce the product, that the completeness of the detail program design is consistent with the product design by documenting and tracing the detail program design to the product specifications, and that the detail program design has been reviewed for high-risk development issues and any related uncertainties have been resolved through coding and testing or (2) completes a product design and working model of the software product, and the completeness of the working model and its consistency with the product design have been confirmed by testing. The Company evaluates realizability of the capitalized amounts based on expected revenues from the product over the remaining product life. Where future revenue streams are not expected to cover remaining amounts to be amortized, the Company either accelerates amortization or expenses remaining capitalized amounts. Amortization of such costs is computed as the greater of (1) the ratio of current revenues to expected revenues from the related product sales or (2) a straight-line basis over the expected economic life of the product (not to exceed five years). Software costs related to the development of new products incurred prior to establishing technological feasibility or after general release are expensed as incurred.

         As of June 30, 2003 and 2002, capitalized computer software costs approximated $63,945,000 and $61,587,000 respectively, and related accumulated amortization totaled $50,372,000 and $47,551,000 respectively.

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

         Accounts receivable comprise trade receivables that are credit based and do not require collateral. Generally, the Company's credit terms are 30 days but in some instances the Company offers extended payment terms to customers purchasing software licenses. The Company has a history of offering extended payment terms from time to time for competitive reasons. These terms are not offered in connection with any contingencies related to product acceptance, implementation, or any other service or contingency post-transaction, and the Company has not offered concessions as a result of these terms. Payment arrangements in these circumstances typically require payment of a significant portion of the total contract amount within 30 days of the sale, with 2 or 3 subsequent installments making up the balance payable within 6 months. The Company has not found collectibility to be compromised as a result of these terms. In no case have payment terms extended beyond 12 months. Based on historical results, the Company believes that all components of SOP 97-2 are met, including that the arrangement is fixed and determinable.

         The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. On an ongoing basis, the Company evaluates the collectibility of accounts receivable based upon historical collections and assessment of the collectibility of specific accounts. Ross specifically reviews the collectibility of accounts with outstanding accounts receivable balances in excess of 90 days outstanding. The Company evaluates the collectibility of specific accounts using a combination of factors, including the age of the outstanding balance(s), evaluation of the account's financial condition, recent payment history, and discussions with the account executive responsible for the specific customer and with the customer directly. Based upon this evaluation of the collectibility of accounts receivable, an increase or decrease required in the allowance for doubtful accounts is reflected in the period in which the evaluation indicates that a change is necessary. If actual results differ, this could have an impact on the Company's financial condition, results of operation and cash flows.

Property and Equipment

         Property and equipment are stated at cost. Depreciation is accumulated using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements and equipment under capital leases are amortized using the straight-line method over the shorter of the terms of the related leases or the respective useful lives of the assets.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-lived Assets

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

Fair Value of Financial Instruments

         The carrying amounts reported on the balance sheet for accounts receivable, notes receivable, accounts payable and short term debt approximate their fair values.

Net Earnings (Loss) Per Common Share

         Basic earnings (loss) per common share is computed by dividing net earnings or net loss by the weighted average number of common shares outstanding during the period. Shares issued or reacquired during the year are weighted for the portion of the year that they were outstanding. Diluted earnings (loss) per common share is computed in a manner consistent with that of basic earnings
(loss) per share while giving effect to all potentially dilutive common shares that were outstanding during the period. Potentially dilutive common shares used in computing diluted earnings per share are shown in the following table. As a result of the net losses incurred in the years ended June 30, 2002, and 2001, the potentially dilutive common shares for these fiscal years were not considered in the calculation as their impact would be antidilutive. Potentially dilutive common shares excluded in 2003, 2002 and 2001 were as follows:

                                                                 YEAR ENDED JUNE 30,
                                                        ------------------------------------
                                                        2003            2002            2001
                                                        ----            ----            ----
Stock options...............................             347              41              39
Warrants....................................              --              47              --
Convertible Preferred shares................              --             500               1
                                                         ---             ---              --
Total.......................................             347             588              40
                                                         ===             ===              ==

         The following is a reconciliation from basic earnings per share to diluted earnings per share for fiscal 2003 (in thousands):


                                                  EARNINGS
                                                AVAILABLE TO
                                                   COMMON               WEIGHTED AVERAGE         EARNINGS
                                                 SHAREHOLDERS          SHARES OUTSTANDING        PER SHARE
                                                -------------          ------------------        ---------
Basic.....................................         $ 4,056                   2,641                $ 1.54
Stock options.............................                                     108
Warrants..................................                                      47
Convertible Preferred shares..............             150                     500
                                                   -------                   -----                ------

Diluted...................................         $ 4,206                   3,296                $ 1.28
                                                   =======                   =====                ======

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

         In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. The Company elected early adoption and applied the provisions of this statement, effective in the first quarter of fiscal 2002. Under the new rules, goodwill is no longer amortized but is subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. Goodwill attributable to each of the Company's reporting units was tested in June 2003 for impairment by comparing the fair value of each of the reporting units with its carrying value. The fair values of these reporting units were determined using a combination of discounted cash flow analysis and market multiples based on historical and projected financial information. It was determined that there was no impairment to goodwill in any period subsequent to the date the Company adopted SFAS 142.

         Net loss and loss per share for fiscal 2001, adding back goodwill amortization of $691,000 ($0.27 per basic and diluted share) would have been $(151,000), $(0.06) per basic and diluted share. Prior to July 1, 2001, goodwill was being amortized over periods ranging from 7 to 10 years.

Reimbursable Expenses

         Prior to January 1, 2002, the Company recorded reimbursement by its customers for out-of-pocket expenses as a decrease to cost of services. The Company's results of operations for the fiscal years June 30, 2001, have been reclassified for comparable purposes in accordance with the Emerging Issues Task Force release 01-14, "Income Statement Characterization of Reimbursements Received for Out of Pocket Expenses Incurred." The effect of this reclassification was to increase both services revenues and cost of services by, $1,307,000 for fiscal year 2001.

Income Taxes

         In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"), the Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are established to recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Foreign Operations and Currency Translation

         The local currencies of the Company's foreign subsidiaries are the functional currencies. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at current exchange rates, and the resulting translation gains and losses are included as an adjustment to shareholders' equity as a component of comprehensive income. Transaction gains and losses that relate to U.S. dollar denominated intercompany short-term receivables recorded in the financial statements of the Company's foreign subsidiaries and are reflected in income. Where related intercompany balances have been designated as long-term, gains and losses are included as an adjustment to shareholders' equity as a component of comprehensive income.

Reclassifications

         It is the Company's policy to reclassify prior year amounts to conform with current year financial statement presentation when necessary.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Advertising Costs

         The Company generally expenses advertising costs at the time the advertisement is published, or in the case of direct mail, when mailed. Advertising costs for the fiscal years ended June 30, 2003, 2002, and 2001 were approximately $574,000, $437,000, and $607,000 respectively.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment Information

         SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" established standards for the way that public business enterprises report information about operating segments in their financial statements. The standard defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based on these standards the Company has determined that it operates in four geographical segments: Northern Europe, Spain the United Kingdom and North America. During fiscal 2001, the Company divested its French subsidiary and adopted an indirect sales approach in the French market. See further discussion of this matter under "Acquisitions and Divestitures" below.

The Company has no customers that represent ten percent or more of annual revenues.

         For management purposes, the results of the Asian operations are included in the North American results since the costs associated with managing the Asian marketplace are born by the North American entities within the Group. Revenues in the Asian markets comprise less than 5% of total revenues reported for the North American segment. Selected balance sheet and income statement information pertaining to the various significant geographic areas of operation are as follows:

         As of and for the year ended June 30, 2003 (in thousands):

                                                                                 DEPRECIATION
                                                                NET INCOME            AND              CAPITAL
                                GROSS ASSETS      REVENUE         (LOSS)         AMORTIZATION       EXPENDITURES
                                ------------      -------       ----------       ------------       ------------
Northern Europe..........         $  2,987        $ 5,000        $   475            $  60              $   68
Spain ...................            6,220          6,902            615              306                 259
United Kingdom ..........            2,569          5,545            387               54                  39
North America ...........           28,435         30,653          2,729              346                 356
                                  --------        -------        -------            -----              ------
Total ...................         $ 40,211        $48,100        $ 4,206            $ 766              $  722
                                  ========        =======        =======            =====              ======

         As of and for the year ended June 30, 2002 (in thousands):

                                                                                 DEPRECIATION
                                                                NET INCOME            AND              CAPITAL
                                GROSS ASSETS      REVENUE         (LOSS)         AMORTIZATION       EXPENDITURES
                                ------------      -------       ----------       ------------       ------------
Northern Europe .........         $  2,518        $ 5,579        $    676           $  60              $ 159
Spain ...................            4,723          6,431           1,622             247                 96
United Kingdom ..........            2,969          5,127             134              62                 21
North America ...........           27,408         28,916         (11,856)            615                464
                                  --------        -------        --------           -----              -----
Total ...................         $ 37,618        $46,053        $ (9,424)          $ 984              $ 740
                                  ========        =======        ========           =====              =====

As of and for the year ended June 30, 2001 (in thousands):

                                                                                 DEPRECIATION
                                                                NET INCOME            AND              CAPITAL
                                GROSS ASSETS      REVENUE         (LOSS)         AMORTIZATION       EXPENDITURES
                                ------------      -------       ----------       ------------       ------------
Northern Europe .........         $  1,583        $ 4,947        $   (210)         $    80             $   35
Spain ...................            2,248          4,218             (56)             182                 38
United Kingdom ..........            2,985          5,162          (1,014)             126                  4
North America ...........           43,646         36,478             438            1,895                200
                                  --------        -------        ---------         -------             ------
Total ...................         $ 50,462        $50,805        $   (842)         $ 2,283             $  277
                                  ========        =======        =========         =======             ======

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Pronouncements

         In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have a significant impact on our financial position or result of operations.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123 ("Statement 148"). This amendment provides two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, more prominent disclosures in both annual and interim financial statements are required for stock-based employee compensation. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002. The Company adopted the disclosure provisions of SFAS 148 during fiscal 2003.

         In January 2003, the FASB issued FASB Interpretation No. (FIN) 46, "Consolidation of Variable Interest Entities." This Interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," addresses consolidation by business enterprises of variable interest entities which possess certain characteristics. The Interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. This Interpretation applied immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. The Company does not have any ownership in any variable interest entities as of June 30, 2003.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("Statement 149"). This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not have any derivative instruments or hedging activities. The application of Statement 149 did not have an impact on our financial statements.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("Statement 150"). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement 150 requires that certain mandatorily redeemable financial instruments issued in the form of shares are to be classified as liabilities rather than equity. The Company has no outstanding financial instruments that fall into the definitions covered by this Statement. The application of Statement 150 did not have a significant impact on our financial statements.

Non-recurring items

         In October of 2000, the Company reorganized its European presence and adopted an indirect sales model in France by terminating its ownership and control of the French subsidiary due to the chronic and sustained losses and negative cash flows suffered by the French subsidiary. At that time, management recorded what they deemed to be adequate reserves related to the possible future costs for the change of presence in France by deferring the gain associated with divesting net liabilities in this liquidating transaction. In the fourth quarter of fiscal 2002, the Company experienced a favorable outcome relating to the French subsidiary liquidation transaction which rendered most of the reserve unnecessary. As a result the Company recorded a non-recurring gain of $650,000 in fiscal year 2002, arising from the reduction of the reserve described above.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         On September 12, 2000, the Company announced restructuring efforts aimed at reducing costs and improving efficiencies. Under the restructuring, the Company reduced 125 positions across the company as well as accelerated efforts to eliminate unneeded office space, improve productivity through the use of technology and focus on increased revenues through the use of distributors. As a result of these actions, during the first quarter of fiscal year 2001, the Company recorded a $790,000 expense to cover the liability arising from associated employee separation costs. The costs were accrued in accordance with EITF Issue 94-3, "Liability Recognition for Certain Employee Terminations, Benefits and Other Costs to Exit an Activity". By March 31, 2001, all of the costs accrued in conjunction with both actions had been paid.

Non-cash Impairment of Capitalized Software Cost

         In the fourth quarter of fiscal 2002, the Company made a major change in technology direction. The Internet-related functionality of the iRenaissance product was re-directed from the "java" based initial development used in the Resynt product line to the Microsoft ".net" technology. A new, formal development relationship with Microsoft was launched to support the requirements of the new technology direction. This strategic re-direction was based on the Company's belief that the .net technology will serve the Company and its customers better in the future, due to fuller market penetration, better standards of compatibility, and superior technical adaptability. The result of this change was that prior development in the former java environment became obsolete. Effective April 1, 2002, the amount of $5,488,000, representing all unamortized software-project balances relating to this, was expensed.

         On April 23, 2002, the Company announced the General Availability of Gembase Version 6.0. This version of Gembase, the 4GL language used for the development of the iRenaissance products, contained major functionality differences to prior versions, rendering all prior versions obsolete. As a result, development and maintenance of all versions prior to 6.0 were discontinued and no further sales using these versions would be contemplated. In addition, customers using these versions would be strongly encouraged to upgrade to version 6.0 because the Company no longer supports development of any Gembase release lower than version 6.0. Upgrades to the 6.0 version would be strongly supported and to encourage and facilitate customers' upgrading, the product was designed to make the transition straight-forward. Since Gembase versions lower than 6.0 would not contribute any further revenue to the Company, even in the short-term, the related unamortized software-project balances amounting to $943,000 were expensed.

         On May 22, 2002 the Company announced the release of iRenaissance version 5.7. This version was significantly changed from the prior versions. Previous to this release, upgrades from any version less than 4.4 to the latest version were technically challenging resulting in an environment not conducive to customer upgrades. Version 5.7 offered a straight-forward upgrade capability to customers on previous versions. In addition, version 5.7 contained a new "engine" at its core, which significantly changed the way the software operated internally, and resulted in improved operating efficiencies. Since customers on versions lower than 4.4 could now upgrade without difficulty, the Company was able to discontinue the development and support of all versions prior to 4.4. No further sales using these versions would be contemplated. This had the effect of rendering all releases of iRenaissance which were lower than 4.4 obsolete. Since iRenaissance versions lower than 4.4 would not contribute any further license revenue to the Company, and renewable maintenance revenue would soon be in respect of the newly released version of the product rather than an older version, the related unamortized software-project balances amounting to $3,333,000 were expensed.

         During May 2002, the Company terminated further work on general enhancements of the COBOL technology based Renaissance Classic product line. Following prolonged, unfruitful attempts to garner interest in the proposed enhancements from the customer base, a twofold decision was made; to continue working with specific customers on custom product development, and to introduce a general sales program of free software license upgrade from the Classic product to the latest release of the iRenaissance product line for customers who remain on maintenance. The company will continue to support those customers who remain active users until they schedule their upgrade conversion to iRenaissance. Since no future revenue benefits are expected from the general enhancements capitalized to date, the aggregate, unamortized software-project balances amounting to $1,174,000 were expensed.

         The aggregate value of unamortized impaired software expensed in the fourth quarter of fiscal 2002 was $10,938,000. This action will have the effect of reducing software cost amortization in future years. If the Company had not recorded this expense, additional amortization expense of approximately $2,734,000 would be recorded during 2003.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2)       ACQUISITIONS AND NOTE RECEIVABLE FROM RELATED PARTY

         On December 30, 1996, the Company acquired a 100% ownership interest in Ross Systems Iberica, its distributor in Spain and Portugal for the prior five years, in exchange for shares of the Company's common stock valued at approximately $1,400,000. The acquisition was a non-cash stock exchange which was accounted for under the purchase method of accounting. Accordingly, the results of operations of the acquired business have been included in the Company's results of operations since the date of acquisition. The purchase agreement mandated that the purchase price be guaranteed based on security prices as of a date which had been mutually extended by the parties and coincided with the extension of the maturity to July 8, 2003 of a non-interest bearing, recourse note receivable, owed by the former majority shareholder of Ross Systems Iberica to the Company. The former majority shareholder is currently an employee of the Company. The Company, in its sole discretion, could make up any difference between the value of the shares originally tendered and the guaranteed purchase price of Ross Iberica either by issuing additional shares or by paying cash. The note receivable described herein totaled $850,000 and was satisfied in full during March 2003, in conjunction with the treasury stock transaction discussed below.

         At the time of acquisition, the seller was issued 10% of the purchase price in unrestricted shares with the remainder of the shares restricted. As of December 31, 2002, the former majority shareholder still held 20,000 restricted shares which were all the restricted shares that were issued to him at the time of acquisition. During January 2003, the Company sought and received a unanimous written consent from its Board of Directors to issue additional shares to the former majority shareholder to satisfy the guaranteed purchase price agreement. On the date of the Board consent, the share price was $9. Accordingly, the Company issued 120,000 additional shares to satisfy the purchase price agreement. Since the guaranteed purchase price was based on security prices and was not based on an earn out factor or any other performance measure, this share issuance resulted only in a change in the number of common shares outstanding.

         On the same day as the issuance of these additional shares, the Company entered into an agreement with the former majority shareholder that allowed the Company to repurchase the former majority shareholder's shares at $9 per share. During January, 2003, the Company purchased these shares into treasury stock at the agreed upon $9 per share. The Company anticipated that these treasury shares would be issued to satisfy conversions of its outstanding mandatorily convertible preferred shares which must occur prior to or on June 30, 2006.

(3)      PROPERTY AND EQUIPMENT

A summary of property and equipment follows (in thousands):

                                                                              June 30,
                                                                      --------------------------
                                                                            (IN THOUSANDS)
                                                                        2003             2002
                                                                     ---------         ---------
Computer equipment ..........................................        $   5,747         $   5,691
Furniture and fixtures ......................................            1,187             1,143
Leasehold improvements ......................................              838             1,508
                                                                     ---------         ---------
                                                                         7,772             8,342
Less accumulated depreciation and amortization ..............           (6,366)           (6,892)
                                                                     ---------         ---------

                                                                     $   1,406         $   1,450
                                                                     =========         =========

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)      OTHER ASSETS

A summary of other assets follows (in thousands):

                                                                                   June 30,
                                                                         --------------------------
                                                                                (IN THOUSANDS)
                                                                            2003           2002
                                                                          ----------     ---------
Goodwill .........................................................       $     4,414     $   4,414
Note receivable ..................................................               750           750
Other ............................................................                62            62
                                                                          ----------     ---------
                                                                               5,226         5,226
Less accumulated depreciation and amortization ...................            (2,233)       (2,233)
                                                                          ----------     ---------

                                                                          $    2,993     $   2,993
                                                                          ==========     =========

(5)      ACCRUED EXPENSES

A summary of accrued expenses follows (in thousands):

                                                                                   June 30,
                                                                         -----------------------------
                                                                               (IN THOUSANDS)
                                                                            2003               2003
                                                                         -----------        ----------
Accrued vacation, salary and related compensation costs ..........       $     1,583        $    1,502
Sales, Use, VAT and GST taxes payable ............................             1,334             1,159
Interest payable .................................................                38                63
Professional fees ................................................               244               281
Royalties ........................................................               844               806
Other ............................................................               897               665
                                                                         -----------        ----------
                                                                         $     4,940        $    4,476
                                                                         ===========        ==========

(6)      DEBT

         The Company has a revolving credit facility with an asset-based lender with a maximum credit line for up to $5,000,000, an expiration date of September 23, 2004, and an interest rate equal to the Prime Rate plus 2% (6.25% at June 30, 2003). Borrowings under the credit facility are collateralized by substantially all the assets of the Company. The revolving credit facility may be withdrawn if, amongst other things (a) the Company fails to pay any principal or interest amount due or (b) there is a material impairment of the Company's business which would prevent loan repayment and (c) any of these events are not remedied by the Company within allowable periods. At June 30, 2003, the Company had $2,131,000 outstanding against the $5,000,000 revolving credit facility and at June 30, 2002, approximately $3,370,000 was outstanding under the Company's revolving credit facility.

         The Company maintains other credit facilities in Spain with various expiration dates over a period of twelve months from June 30, 2003. Interest on these facilities ranges from 6% to 8% and the facilities are collateralized by various assets of the Spanish subsidiary. Balances outstanding under these agreements were approximately $669,000 and $597,000 at June 30, 2003 and 2002 respectively.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7)      COMMITMENTS AND CONTINGENCIES

         The Company leases facilities and certain equipment under operating leases which expire at various dates through fiscal 2016. Certain leases include renewal options and rental escalation clauses to reflect changes in price indices, real estate taxes, and maintenance costs. As of June 30, 2003, future minimum lease payments under non-cancelable operating leases were as follows (in thousands):

FISCAL YEAR
2004 .....................................................          1,384
2005 .....................................................            816
2006 .....................................................            634
2007 .....................................................            442
Thereafter ...............................................          1,980
                                                                   ------

Total future minimum lease payments ......................         $5,256
                                                                   ======

         Rent expense approximated $1,189,000, $1,236,000, and $2,267,000, for fiscal 2003, 2002, and 2001, respectively.

Litigation

         a) On June 30, 1998, the Company entered into a distribution agreement with an existing Dutch systems integrator which entitled Ross to distribute a certain project accounting product the systems integrator was developing. The agreement contained certain minimum annual payments totaling $1,500,000 which, unless the agreement was properly canceled (as defined in the agreement) by Ross, would become due to the systems integrator if the Company did not achieve certain minimum annual sales quotas. The agreement also required that the Company use the systems integrator's personnel for certain implementation and maintenance activities.

         Over the next few years, the systems integrator, in Ross' view, failed to consistently successfully implement the project accounting product at multiple North American sites. These failures cost the Company between $300,000 and $400,000 in legal fees, uncollectible accounts receivable and settlement costs. In February 2001, the Company cancelled the agreement with the systems integrator.

         The parties were not able to reach mutual agreement regarding the terms of a settlement, and the systems integrator invoked the arbitration clause of the agreement in late 2001. The arbitration was commenced before the International Court of Arbitration in Paris, France, with the systems integrator ultimately seeking multiple damages aggregating more than $4,000,000.

         See note 14 for recent developments regarding the outcome of this matter.

         b) On February 28, 2001, the Company completed the sale of certain assets related to its Human Resource and Payroll product line to Now Solutions, LLC, (NOW), a majority owned subsidiary of Vertical Computer Systems Inc.(Vertical). Arglen Acquisitions (Arglen), was also a party to the transaction and was a holding company used by NOW to complete the transaction. The gross asset sale price was $6,100,000. The purchase price consisted of cash of $5,100,000 and a note payable by NOW to Ross of $1,000,000.

         The note was non-interest bearing and was due in two installments; $250,000 due on February 28, 2002 and $750,000 due on February 28, 2003. NOW defaulted on the second installment of $750,000 which remains outstanding and is accruing interest at the rate of 10%, the default interest rate as defined in the note.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         On February 27, 2003, the day before the final note installment was due, Vertical filed a derivative suit on behalf of NOW against Ross and others alleging breach of contract, fraud, conspiracy and breach of fiduciary duty. The suit alleges that Ross failed to schedule approximately $3,600,000 of liabilities related to maintenance agreements assumed by NOW. The suit also alleges that Ross failed to disclose to NOW a transaction brokerage fee of $600,000 that Ross was to pay to Arglen, whose CEO signed the fee agreement and who was also the CEO of NOW. The suit also alleges that Ross should be jointly and severally liable for certain alleged frauds committed by other defendants in which Ross allegedly conspired. The suit further seeks a setoff against the remaining note payment based on the above alleged damages, and the recovery of its attorneys' fees and costs. Ross denies and has contested each and every one of Vertical's claims. The Company does not believe currently that the outcome of range of outcomes is determinable, nor does it believe that should the outcome be unfavorable that it would be materially detrimental to the Company's liquidity.

                  See note 14 for recent developments regarding the outcome of this matter.

(8)      CAPITAL STOCK

Mandatorily Convertible Preferred Stock and Private Placement

In fiscal 1991, the Company authorized a new class of no par value preferred stock consisting of 5,000,000 shares. The Board of Directors is authorized to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of such stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. All preferred stock was issued with a mandatory conversion feature.

On June 29, 2001, the Company issued mandatorily convertible preferred stock to a qualified investor in a private placement transaction. In summary, the investor purchased 500,000 preferred shares at $4 per share yielding $2,000,000 for the Company. This price represented a premium to the market for the Company's common stock at the time of issuance. The average closing share price of the Company's common stock for the 30 trading days prior to the private placement was approximately $2.22. The preferred shares can be converted at $4.00 per share after June 29, 2002 but before June 29, 2006, on a one for one basis. The shares earn dividends at the rate of 7.5%. In conjunction with this transaction, the Company issued warrants to the broker who assisted in securing the investor. These warrants were fairly valued at $60,000 on the date of issuance and the expense has been recorded in the statement of operations as a component of other expense (net) in the quarter ended June 30, 2001.

On April 27, 2001 the Company executed a reverse stock split on the basis of 1 share for 10 shares.

(9)      SUBSEQUENT EVENT

In early September 2003, the Company announced that it signed a definitive agreement whereby chinadotcom Software (CDC) will acquire Ross Systems in a merger.

See note 14 for recent developments regarding the merger.

(10)     EMPLOYEE STOCK PLANS

(a)      Stock Option Plan

The Company has reserved 210,000 shares of common stock for issuance under its 1988 Incentive Stock Plan and 810,000 shares of common stock for issuance under its 1998 Incentive Stock Plan (collectively the "Plans"). The 1988 Incentive Stock Plan is closed and may not be used for further issues of options. Under the Plans, the Company may issue options to purchase shares of the Company's common stock to eligible employees, officers, directors, independent contractors and consultants. The term of the options issued under the Plans cannot exceed ten years from the date of grant. Options granted to date generally become exercisable over four to five years based on the grantees' continued service with the Company.

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company's Plan as of June 30, 2003, 2002 and 2001 and activity for the fiscal years then ended is presented below:

                                                        NUMBER OF        WEIGHTED AVERAGE
                                                          SHARES          EXERCISE PRICE            EXERCISABLE
Balance as of June 30, 2000 ................              203,600              $  28.70                102,800
Granted (at market value) ..................              165,219              $   4.90
Cancelled/forfeited ........................              (77,148)             $  21.80

                                                         --------
Balance as of June 30, 2001 ................              291,671              $  16.91                112,255
Granted (at market value) ..................              137,333              $   4.91
Exercised ..................................              (10,243)             $   2.32
Cancelled/forfeited ........................              (91,966)             $  20.34

                                                         --------
Balance as of June 30, 2002 ................              326,795              $  10.78                113,494
Granted (at market value) ..................              252,828              $   8.01
Exercised ..................................              (31,048)             $   3.23
Cancelled/forfeited ........................              (19,756)             $  18.27

                                                         --------
Balance as of June 30, 2003 ................             $528,819              $   9.62                154,615

                                                         ========

The weighted average estimated grant date fair value of options granted during fiscal 2003, 2002, and 2001 was $4.44, $3.73, and $4.49, respectively. The following table summarizes information about the stock options outstanding at June 30, 2003:

                                                 OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                                   -----------------------------------------------    ----------------------------
                                                                         WEIGHTED                         WEIGHTED
                                                   WEIGHTED AVERAGE       AVERAGE                         AVERAGE
                                      SHARES          REMAINING          EXERCISE         SHARES          EXERCISE
   RANGE OF EXERCISE PRICES        OUTSTANDING     CONTRACTUAL LIFE        PRICE       EXERCISABLE         PRICE
---------------------------        -----------   -------------------     ---------    -------------       --------
$1.88-$1.88 ...............             50,613           7.5 years        $   1.88          16,041            1.88
$3.25-$3.25 ...............              5,738           8.1 years            3.25           5,738            3.25
$3.50-$3.50 ...............             63,441           7.4 years            3.50          12,750            3.50
$3.75-$5.40 ...............             34,514           6.5 years            4.71          26,639            4.74
$7.25-$11.88 ..............            275,428           9.1 years            7.89           9,987            9.62
$12.99-$25.00 .............             39,615           7.0 years           16.35          25,040           17.28
$25.94-$25.94 .............             39,350           4.1 years           25.94          39,350           25.94
$26.56-$52.50 .............             17,715           4.1 years           33.35          16,665           33.46
$65.00-$65.00 .............              2,100           3.5 years           65.00           2,100           65.00
$67.50-$67.50 .............                305           1.4 years           67.50             305           67.50
                                       -------           ---------        --------         -------          ------
Totals ....................            528,819           7.8 years        $   9.62         154,615          $16.06

                                       =======           =========        ========         =======          ======

                       ROSS SYSTEMS, INC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b)      Employee Stock Purchase Plan

The Company initially reserved 80,000 shares of common stock for issuance under its 1991 Employee Stock Purchase Plan ("ESPP"). In fiscal 1999, the stockholders approved an amendment to the plan whereby the number of shares reserved for issuance was increased to 95,000. An amendment in fiscal 2002 provided that beginning in fiscal 2001 and each year thereafter, the amount reserved for issuance is increased by the lesser of 20,000 shares or 1% of total outstanding common stock. Under the ESPP, the Company's employees may purchase, through payroll deductions of 1% to 10% of compensation, shares of common stock at a price per share that is the lesser of 85% of its fair market value as of the beginning or end of the offering period. Under the ESPP, the Company sold 19,507 shares, 29,146 shares, and 11,409 shares, to employees in fiscal 2003, 2002, and 2001 respectively. The weighted average fair value of those purchase rights granted in fiscal 2003, and 2002, was $2.85 and $0.83, respectively. As of June 30, 2003, 182,922 shares had been issued under the ESPP.

(11)     INCOME TAXES

Gains and losses before income taxes include foreign gains before income taxes of $1,507,000, and foreign losses before income taxes of $30,000 for fiscal 2003. Foreign gains before income taxes were $2,425,000 for fiscal 2002 and foreign losses before income taxes were $(1,280,000) for fiscal year 2001. Income tax expense for the years ended June 30, 2003, 2002 and 2001 consists of the following (in thousands):

                                                                                  2003         2002       2001
                                                                                  ----         ----       ----
Current:
Federal ...............................................................          $ 142        $  --      $ (140)
Foreign ...............................................................             --          112          123
State .................................................................            263           20           26
                                                                                 -----        -----      -------
                                                                                   405          132            9
                                                                                 -----        -----      -------
Deferred:
Federal ...............................................................             --           --           --
Foreign ...............................................................             --           --           --
State .................................................................             --           --           --
                                                                                 -----        -----      -------
                                                                                    --           --           --
                                                                                 -----        -----      -------
                                                                                 $ 405        $ 132      $     9
                                                                                 =====        =====      =======

         For the years ended June 30, 2003, 2002, and 2001, the reconciliation between the amounts computed by applying the United States federal statutory tax rate of 34% to loss before income taxes and the actual tax expense follows (in thousands):

                                                                                 2003       2002         2001
                                                                                 ----       ----         ----
Income tax expense (benefit) at statutory rate ........................          1,568      (3,159)        (283)
State income tax benefit, net of federal income tax benefit ...........            170         (13)         (37)
Change in beginning of year valuation allowance .......................          (1195)      3,028        3,063
Losses for which no benefit is recognized (foreign loss and rate)......             --          --          435
Rate differential related to foreign income and foreign tax
withholdings ..........................................................             --         843          485
Amortization of other assets and other permanent differences...........           (138)       (567)      (3,654)
                                                                                ------     -------      -------
                                                                                $  405     $   132      $     9
                                                                                ======     =======      =======

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at June 30, 2003 and 2002 were as follows (in thousands):

                                                                                        2003         2002
                                                                                      --------     --------
Accruals and reserves ............................................................    $    428     $    670
Net operating loss carryforward (federal) ........................................      11,686       11,502
Net operating loss carryforward (state) ..........................................       1,521        2,386
Net operating loss carryforward (foreign) ........................................       2,300        2,748
Tax credit carryforwards .........................................................       3,802        3,802
Fixed assets depreciation differences ............................................         407          399
                                                                                      --------     --------
Total gross deferred tax assets ..................................................      20,144       21,507
Less valuation allowance .........................................................     (14,698)     (15,893)
                                                                                      --------     --------
Net deferred tax assets ..........................................................       5,446        5,614
                                                                                      --------     --------
Capitalized computer software costs ..............................................      (5,446)      (5,614)
                                                                                      --------     --------
Total gross deferred liabilities .................................................      (5,446)      (5,614)
                                                                                      --------     --------
Net deferred taxes ...............................................................    $     --     $     --
                                                                                      --------     --------

The net change in total valuation allowance for the year ended June 30, 2003, was a decrease of approximately $1,195,000. The valuation allowance has been established to recognize the uncertainty of utilizing loss and credit carryovers and certain deferred assets.

At June 30, 2003, the Company had net operating loss carry-forwards of approximately $34,370,000, $25,354,000 and $7,187,000 for federal, state and foreign tax purposes, respectively. At June 30, 2003, the Company also had unused research and other credit carry-forwards of approximately $3,368,000 and $208,000 for federal and California tax purposes, respectively. The loss and research credit carry-forwards, if not utilized, will expire between fiscal 2005 and 2020.

(12)     SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information for the years ended June 30, 2003, 2002, and 2001 follows (in thousands):

                                                                                       2003         2002       2001
                                                                                     --------     --------   --------
Cash payments:
Interest ..................................................................            $ 349        $ 642    $ 1,228
Income taxes ..............................................................            $ 121        $ 319    $    75
Non-cash investing and financing activities:
Conversion of convertible debentures into stock (non-cash transaction) ....            $  --        $  --    $ 1,177

(13)     SELECTED UNAUDITED QUARTERLY INFORMATION

         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        QUARTER ENDED
                                                                        ---------------------------------------------
                                                                         JUNE 30      MARCH 31    DEC. 31    SEPT. 30
FISCAL YEAR 2003                                                            2003          2003       2003        2003
                                                                        --------      --------   --------    --------
Total net revenues ...........................................          $ 12,988   $  11,513(a)  $ 12,173    $ 11,426
Cost of software product licenses ............................               979         449          521         346
Net income ...................................................             1,306         719        1,430         601
Earnings per share - basic ...................................              0.49        0.27         0.54        0.23
Earnings per share - diluted .................................              0.40        0.22         0.45        0.20
Number of shares used in per share computation - diluted......             3,362       3,387        3,260       3,267

                       ROSS SYSTEMS, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(a) As originally stated, third quarter revenues of $11,420,000 excluded $93,000 of revenue which was recorded originally as a reduction in Costs of consulting, maintenance and other services.

                                                                                        QUARTER ENDED
                                                                        ---------------------------------------------
                                                                         JUNE 30      MARCH 31    DEC. 31    SEPT. 30
FISCAL YEAR 2002                                                            2002          2002       2001        2001
                                                                        --------      --------   --------    --------
Total net revenues............................................          $ 11,173      $ 11,456   $ 11,425    $ 11,165
Cost of software product licenses.............................               761           403        311         396
Net income (loss).............................................           (10,857)          381        488         414
Charge for impairment of capitalized software.................           (10,288)           --         --          --
Earnings (loss) per share - basic.............................             (4.14)         0.16       0.19        0.16
Earnings (loss) per share - diluted...........................             (4.14)         0.13       0.17        0.13
Number of shares used in per share computation - diluted......             2,625         3,209      3,152       3,144

(14)     RECENT DEVELOPMENTS (UNAUDITED)

         On November 17, 2003, the Arbitrator in the systems integrator matter described more fully in note 7, announced an award of approximately $2,000,000 in favor of the systems integrator. The Company paid the award before the end of calendar 2003 by funding the payment out of operating cash flows in the ordinary course of business. As a result, the Company recognized a charge of approximately $1,900,000 during the quarter ending December 31, 2003 as $104,000 was previously recorded in accordance with the contract in its normal course.

         On November 18, 2003, the Supreme Court of the State of New York dismissed all of Vertical Computer Systems (Vertical) claims against Ross described more fully in note 7. Vertical has filed a Notice of Appeal. The Company will continue to defend this matter vigorously.

         On January 8, 2004, the Company filed a current report on Form 8-K to announce changes to the terms of the previously announced merger with chinadotcom. Under the terms of the merger agreement, as amended, for each share of Ross common stock held, stockholders of Ross Systems may elect to receive either (i) $17.00 in cash or (ii) $19.00 in a combination of cash and CDC common shares for each share of the Company's common stock (the "Common Shares"). CDC common shares will be valued at the average closing price of such shares for the 10 trading days preceding the second trading day before the closing date. Both companies are listed on NASDAQ.

                               ROSS SYSTEMS, INC.

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share related data)

                                                                                 September 30,        June 30,
                                                                                     2003               2003
                                                                                 -------------       -----------
                                                                                 (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents.................................................  $       7,935       $     8,628
     Accounts receivable, less allowance for doubtful accounts of $1,479
       and $1,532, at September 30, 2003, and June 30, 2003 respectively.......         11,716            12,880
     Prepaid and other current assets..........................................            595               731
                                                                                 -------------       -----------
          Total current assets.................................................         20,246            22,239
     Property and equipment, net...............................................          1,357             1,406
     Computer software costs, net..............................................         13,094            13,573
     Other assets..............................................................          2,993             2,993
                                                                                 -------------       -----------
          Total assets.........................................................  $      37,690       $    40,211
                                                                                 -------------       -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Short term debt...........................................................  $       4,511       $     2,800
     Accounts payable..........................................................          2,445             2,978
     Accrued expenses..........................................................          4,075             4,940
     Income taxes payable......................................................             68               261
     Deferred revenues.........................................................         10,105            12,203
                                                                                 -------------       -----------
     Total current liabilities.................................................         21,204            23,182
                                                                                 =============       ===========

Shareholders' equity:
     Convertible Preferred stock, no par value 5,000,000 shares authorized;
         500,000 shares issued and outstanding.................................          2,000             2,000

     Common stock, $0.001 par value; 15,000,000 shares authorized; 2,823,097
         and 2,815,603 shares issued and outstanding...........................             28                28

     Additional paid-in capital................................................         87,311            87,189
     Accumulated deficit ......................................................        (69,802)          (69,094)
     Accumulated other comprehensive deficit...................................         (1,931)           (1,749)
     Treasury stock at cost, 133,977 and 158,973 shares........................         (1,120)           (1,345)
                                                                                 -------------       -----------

         Total shareholders' equity............................................         16,486            17,029
                                                                                 -------------       -----------

         Total liabilities and shareholders' equity............................  $      37,690       $    40,211
                                                                                 =============       ===========

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                                                       Three months ended
                                                                                          September 30,
                                                                                  -----------------------------
                                                                                           (unaudited)
                                                                                    2003                  2002
                                                                                  -------               -------
Revenues:
     Software product licenses........................................            $ 2,961               $ 3,733
     Consulting and other services....................................              3,556                 2,770
     Maintenance......................................................              5,232                 4,923
                                                                                  -------               -------
         Total revenues ..............................................             11,749                11,426
                                                                                  -------               -------
     Operating expenses:
         Costs of software product licenses ..........................                344                   346
         Costs of consulting, maintenance and other services..........              4,999                 4,401
         Software product license sales and marketing.................              2,690                 2,422
         Product development, net of capitalized computer software
              costs and amortized computer software costs.............              2,125                 1,801
         General and administrative...................................              1,118                 1,361
         Provision for uncollectible accounts.........................                135                   272
                                                                                  -------               -------
              Total operating expenses................................             11,411                10,603
                                                                                  -------               -------
              Operating profit........................................                338                   823
     Proposed merger transaction costs................................               (758)                    -
     Other income(expense), net.......................................                 15                   (94)
     Income tax expense...............................................                (78)                  (90)
                                                                                  -------               -------
              Net income (loss).......................................               (483)                  639
     Preferred stock dividend.........................................                (38)                  (38)
                                                                                  =======               =======
              Net income (loss) available to common shareholders......            $  (521)              $   601
                                                                                  =======               =======
     Net income (loss) per common share--basic........................            $ (0.19)              $  0.23
                                                                                  =======               =======
     Net income (loss) per common share--diluted......................            $ (0.19)              $  0.20
                                                                                  =======               =======
     Shares used in per share computation--basic......................              2,685                 2,646
                                                                                  =======               =======
     Shares used in per share computation--diluted....................              2,685                 3,267
                                                                                  =======               =======

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                      Three months ended
                                                                                        September 30,
                                                                                         (unaudited)
                                                                                ------------------------------
                                                                                  2003                  2002
                                                                                -------               --------
Cash flow from operating activities:

Net income/loss................................................                 $  (483)              $    639
     Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization of property and equipment...                     188                    206
     Amortization of computer software costs...................                   1,251                  1,186
     Provision for uncollectible accounts .....................                     (54)                   272
Changes in operating assets and liabilities:
     Accounts receivable.......................................                   1,203                  1,209
     Prepaid and other current assets..........................                     134                    141
     Income taxes recoverable/payable..........................                    (195)                    25
     Accounts payable..........................................                    (540)                  (318)
     Accrued expenses..........................................                    (837)                  (243)
     Deferred revenues.........................................                  (2,123)                (1,870)
                                                                                -------               --------
Cash provided by (used in) operating activities................                  (1,456)                 1,247
                                                                                -------               --------
     Purchases of property and equipment, net..................                    (139)                  (205)
     Computer software costs capitalized.......................                    (841)                (1,160)
     Other.....................................................                       -                     16
                                                                                -------               --------
Cash used in investing activities..............................                    (980)                (1,349)
                                                                                -------               --------
Cash flows from financing activities:
     Net cash received (paid) on line of credit activity.......                   1,711                   (760)
     Proceeds from issuance of common stock....................                     122                    107
     Preference dividend paid..................................                     (38)                   (38)
                                                                                -------               --------
         Cash provided by (used in) financing activities.......                   1,795                   (691)
                                                                                -------               --------
Effect of exchange rate changes on cash........................                     (52)                   (57)
                                                                                -------               --------
Net decrease in cash and cash equivalents......................                    (693)                  (850)

Cash and cash equivalents at beginning of fiscal quarter ......                   8,628                  5,438
                                                                                -------               --------
Cash and cash equivalents at end of fiscal quarter.............                 $ 7,935               $  4,588
                                                                                =======               ========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1)       BUSINESS OF THE COMPANY & BASIS OF PRESENTATION

Description of Business and Summary of Significant Accounting Policies

Business of the Company

         Ross Systems, Inc. (the "Company" or "Ross"; NASDAQ: ROSS) delivers innovative software solutions that help manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Focused on the food and beverage, life sciences, chemicals, metals and natural products industries and implemented by over 1,000 customer companies worldwide, the company's family of Internet-architected solutions is a comprehensive, modular suite that spans the enterprise, from manufacturing, financials and supply chain management to customer relationship management, performance management and regulatory compliance.

         Publicly traded on the Nasdaq National Market since 1991, Ross's global headquarters are based in the U.S. in Atlanta, Georgia, with sales and support operations around the world.

         The Company operates in one business segment and no individual customer accounted for more than 10% of total revenues in the quarter ended September 30, 2003. The Company does not have a concentration of credit risk in any one industry. Approximately 63% of the Company's revenues are derived from the North American market.

         The accompanying unaudited condensed consolidated financial statements of the Company reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary to present a fair statement of its financial position as of September 30, 2003, and the results of its operations and cash flows for the interim periods presented. The Company's results of operations for the three months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year.

         These unaudited condensed consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2003 which was filed with the Securities and Exchange Commission in September 2003.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Basis of Presentation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Stock Based Compensation.

         The Company measures compensation cost for its stock incentive and option plans using the intrinsic value-based method of accounting.

         Had the Company used the fair value-based method of accounting to measure compensation expense for its stock incentive and option plans and charged compensation cost against income over the vesting periods, based on the fair value of options at the date of grant, net income or loss and the related basic and diluted per common share amounts for the three months ended September 30, 2003 and 2002 would have been reduced to the following pro forma amounts:

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands, except per share data)

                                                                                       September 30
                                                                              ------------------------------
                                                                                 2003                 2002
                                                                              ----------            --------
Net income (loss) available to common shareholders:
     As reported........................................................      $    (521)            $    601
     Deduct: Total stock-based employee compensation expense under......
     fair value-based method, net of tax................................           (269)                 (99)
     Pro forma net income (loss) available to common
     Shareholders.......................................................      $    (790)            $    502
Basic net earnings per share:
     As reported .......................................................      $   (0.19)            $   0.23
     Pro forma .........................................................          (0.29)                0.19
Diluted net earnings per share:
     As reported .......................................................          (0.19)                0.20
     Pro forma .........................................................          (0.29)                0.17

         The following weighted average assumptions for the Company's Stock Option Plan were used to determine the pro forma amounts noted above:

                                                                                    Three months ended
                                                                                       September 30,
                                                                                --------------------------
                                                                                2003                  2002
                                                                                ----                  ----
Expected life (years)...............................................               5                     5
Expected volatility.................................................            40.1%                 80.4%
Risk-free interest rate.............................................             5.0%                 4.97%
Expected dividend yield.............................................            None                  None

Revenue Recognition

         In accordance with Securities and Exchange Commission, or the SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements," the Company recognizes revenues from licenses of computer software "up-front" provided that a non-cancelable license agreement has been signed, the software and related documentation have been shipped, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable, and no significant other vendor obligations exist. The revenue associated with any license agreements containing cancellation or refund provisions is deferred until such provisions lapse. Where the Company has future obligations, if such obligations are insignificant, related costs are accrued immediately. When the obligations are significant, the software product license revenues are deferred. Future contractual obligations can include software customization, requirements to provide additional products in the future and porting products to new platforms. Contracts which require significant software customization are accounted for on the percentage-of-completion basis. Revenues related to significant obligations to provide future products or to port existing products are deferred until the new products or ports are completed.

         The Company's revenue recognition policies are designed to comply with American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," and with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Revenues recognized from multiple-element software license contracts are allocated to each element of the contracts based on the fair values of the elements, such as licenses for software products, maintenance, or professional services. The determination of fair value is based on objective evidence which is specific to the Company. The Company limits its assessment of objective evidence for each element to either the price charged when the same element is sold separately, or the price established by management having the relevant authority to do so for an element not yet sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The Company utilizes distributors primarily in those geographic areas where the Company does not maintain a physical presence. The Company's revenue recognition policies with respect to sales by distributors complies with SOP 97-2 and SAB 101 in that all the revenue recognition criteria listed above are met. In addition, distributors do not have rights of return, price protections, rotation rights, or other features that would preclude revenue recognition. Generally, the value of software license sales to distributors is based on list selling prices to their customer less a discount at a predetermined rate. Similarly, the Company receives revenue from distributors based on a predetermined percentage of the maintenance fees billed by the distributor to the end customer. The distributor typically retains any fees earned by them for implementation services. Distributorships may or may not be geographically exclusive, and are generally subject to annual renewals by the Company.

         Service revenues generated from professional consulting and training services are recognized as the services are performed. Maintenance revenues, including revenues bundled with original software product license revenues, are deferred and recognized over the related contract period, generally 12 months.

Computer Software Costs

         The Company capitalizes computer software product development costs incurred in developing a product once technological feasibility has been established and until the product is available for general release to customers. Technological feasibility is established when the Company either (1) completes a detail program design that encompasses product function, feature and technical requirements and is ready for coding, and confirms that the product design is complete, that the necessary skills, hardware and software technology are available to produce the product, that the completeness of the detail program design is consistent with the product design by documenting and tracing the detail program design to the product specifications, that the detail program design has been reviewed for high-risk development issues and that any related uncertainties have been resolved through coding and testing or (2) completes a product design and working model of the software product, and the completeness of the working model and its consistency with the product design have been confirmed by testing. The Company evaluates realizability of the capitalized amounts based on expected revenues from the product over the remaining product life. Where future revenue streams are not expected to cover remaining amounts to be amortized, the Company either accelerates amortization or expenses remaining capitalized amounts. Amortization of such costs is computed as the greater of (1) the ratio of current revenues to expected revenues from the related product sales or (2) a straight-line basis over the expected economic life of the product (not to exceed five years). Software costs related to the development of new products incurred prior to establishing technological feasibility or after general release are expensed as incurred.

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

         Accounts receivable comprise trade receivables that are credit based and do not require collateral. Generally, the Company's credit terms are 30 days but in some instances the Company offers extended payment terms to customers purchasing software licenses. The Company has a history of offering extended payment terms from time to time for competitive reasons. These terms are not offered in connection with any contingencies related to product acceptance, implementation, or any other service or contingency post-transaction, and the Company has not offered concessions as a result of these terms. Payment arrangements in these circumstances typically require payment of a significant portion of the total contract amount within 30 days of the sale, with 2 or 3 subsequent installments making up the balance payable within 6 months. The Company has not found collectibility to be compromised as a result of these terms. In no case have payment terms extended beyond 12 months. Based on historical results, the Company believes that all components of SOP 97-2 are met, including that the arrangement is fixed and determinable.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. On an ongoing basis, the Company evaluates the collectibility of accounts receivable based upon historical collections and assessment of the collectibility of specific accounts. Ross specifically reviews the collectibility of accounts with outstanding accounts receivable balances in excess of 90 days outstanding. The Company evaluates the collectibility of specific accounts using a combination of factors, including the age of the outstanding balance(s), evaluation of the account's financial condition, recent payment history, and discussions with the account executive responsible for the specific customer and with the customer directly. Based upon this evaluation of the collectibility of accounts receivable, an increase or decrease required in the allowance for doubtful accounts is reflected in the period in which the evaluation indicates that a change is necessary. If actual results differ, this could have an impact on the Company's financial condition, results of operation and cash flows.

Property and Equipment

         Property and equipment are stated at cost. Depreciation is accumulated using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements and equipment under capital leases are amortized using the straight-line method over the shorter of the terms of the related leases or the respective useful lives of the assets.

Long-lived Assets

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

Fair Value of Financial Instruments

         The carrying amounts reported on the balance sheet for accounts receivable, notes receivable, accounts payable and short term debt approximate their fair values.

Income Taxes

         In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"), the Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are established to recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Foreign Operations and Currency Translation

         The local currencies of the Company's foreign subsidiaries are the functional currencies. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at current exchange rates, and the resulting translation gains and losses are included as an adjustment to shareholders' equity as a component of comprehensive income. Transaction gains and losses that relate to U.S. dollar denominated intercompany short-term receivables are recorded in the financial statements of the Company's foreign subsidiaries and are reflected in income. Where related intercompany balances have been designated as long-term, gains and losses are included as an adjustment to shareholders' equity as a component of comprehensive income.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Advertising Costs

         The Company generally expenses advertising costs at the time the advertisement is published, or in the case of direct mail, when mailed. Advertising costs for the three months ended September 30, 2003 and 2002 were approximately $115,000 and $96,000 respectively.

2)       PROPERTY AND EQUIPMENT

         As of the dates shown, property and equipment consisted of the following (in thousands):

                                                                          September 30,          June 30,
                                                                                   2003              2003
                                                                          -------------        ----------
Computer equipment                                                           $    5,856          $  5,747
Furniture and fixtures                                                            1,194             1,187
Leasehold improvements                                                              898               838
                                                                             ----------          --------
                                                                                  7,948             7,772
Less accumulated depreciation and amortization                                   (6,591)           (6,366)
                                                                             ----------          --------
                                                                             $    1,357          $  1,406
                                                                             ==========          ========

3)       OTHER ASSETS

         Other assets are primarily comprised of goodwill. Other assets consist of the following (in thousands):

                                                                          September 30,          June 30,
                                                                                   2003              2003
                                                                          -------------        ----------
Goodwill                                                                      $   2,181        $    2,181
Note receivable                                                                     750               750
Other                                                                                62                62
                                                                              ---------        ----------
                                                                              $   2,993        $    2,993
                                                                              ---------        ----------

         The Company does not consider these assets to be impaired at either September 30, 2003 or as of the filing date of this report on form 10-Q. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", the Company will not record any future amortization on these assets.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4)       COMPREHENSIVE INCOME

         Total non-stockholder changes in equity include all changes in equity during a period except those resulting from investments by and distributions to stockholders. The components of comprehensive income (loss) for the three months ended September 30, 2003 were as follows (in thousands):

                                                                                            Three months ended
                                                                                                September 30,
                                                                                            -------------------
                                                                                               2003      2002
                                                                                              ------     -----

Net earnings (loss) available to common                                                      $ (521)     $ 601
shareholders
Foreign currency translation adjustments                                                       (182)       (20)
                                                                                              -----      -----
Total comprehensive income                                                                   $ (703)     $ 581
                                                                                              =====      =====

5)       NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         Basic earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share are computed in a manner consistent with that of basic earnings
(loss) per share while giving effect to all potentially dilutive common shares that were outstanding during the period.

         The following is a reconciliation of the numerators of diluted earnings
(loss) per share, (in thousands):

                                                                                              Three months ended
                                                                                                 September 30,
                                                                                              --------------------
                                                                                               2003          2002
                                                                                              -------       ------
Net earnings (loss) - basic                                                                   $ (521)       $  601
Dividend on convertible securities                                                                --            38
                                                                                              ------        ------
Net earnings (loss) - diluted                                                                 $ (521)       $  639
                                                                                              ======        ======

The following is a reconciliation of the denominators of diluted earnings per share, (in thousands):

                                                                                             Three months ended
                                                                                                September 30,
                                                                                           -----------------------
                                                                                              2003           2002
                                                                                            --------       ------
Weighted average shares outstanding - basic                                                   2,685          2,646
Conversion of preferred stock                                                                    --            500
"In the money" stock options, warrants and
contingent securities                                                                            --            121
                                                                                              -----          -----
Weighted average shares outstanding - diluted                                                 2,685          3,267
                                                                                              =====          =====

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         In periods when the Company is profitable, the only difference between the denominator for basic and diluted net earnings per share is the effect of potentially dilutive common shares. In periods of a loss, the denominator does not change because this would be antidilutive. For the three months ended September 30, 2003 769,000 potentially dilutive common shares were excluded because their impact would have been antidilutive.

6)       CAPITAL STOCK

Mandatorily Convertible Preferred Stock and Private Placement

         In fiscal 1991, the Company authorized a new class of no par value preferred stock consisting of 5,000,000 shares. The Board of Directors is authorized to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of such stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. All preferred stock was issued with a mandatory conversion feature.

         On June 29, 2001, the Company issued mandatorily convertible preferred stock to a qualified investor in a private placement transaction. In summary, the investor purchased 500,000 preferred shares at $4 per share yielding $2,000,000 for the Company. This price represented a premium to the market for the Company's common stock at the time of issuance. The average closing share price of the Company's common stock for the 30 trading days prior to the private placement was approximately $2.22. The preferred shares can be converted at $4.00 per share after June 29, 2002 but before June 29, 2006, on a one for one basis. The shares earn dividends at the rate of 7.5%. In conjunction with this transaction, the Company issued warrants to the broker who assisted in securing the investor. These warrants were fairly valued at $60,000 on the date of issuance and the expense has been recorded in the statement of operations as a component of other expense (net) in the quarter ended June 30, 2001.

         On April 27, 2001 the Company executed a reverse stock split on the basis of 1 share for 10 shares.

         On July 1, 2003 the company awarded a total of 25,000 restricted shares to two of its officers. These shares have a ten year vesting period and include certain accelerated vesting rights (as defined) which are conditional upon a change of control of the Company, or the share price closing at or above $20.00 per share.

7)       RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have a significant impact on our financial position or result of operations.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123 ("Statement 148"). This amendment provides two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, more prominent disclosures in both annual and interim financial statements are required for stock-based employee compensation. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002. The Company adopted the disclosure provisions of SFAS 148 during fiscal 2003.

         In January 2003, the FASB issued FASB Interpretation No. (FIN) 46, "Consolidation of Variable Interest Entities." This Interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," addresses consolidation by business enterprises of variable interest entities which possess certain characteristics. The Interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. This Interpretation applied immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. The Company does not have any ownership in any variable interest entities as of June 30, 2003.

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("Statement 149"). This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not have any derivative instruments or hedging activities. The application of Statement 149 did not have an impact on our financial statements.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("Statement 150"). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement 150 requires that certain mandatorily redeemable financial instruments issued in the form of shares are to be classified as liabilities rather than equity. The Company has no outstanding financial instruments that fall into the definitions covered by this Statement. The application of Statement 150 did not have a significant impact on our financial statements.

8)       SEGMENT INFORMATION

         SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" established standards for the way that public business enterprises report information about operating segments in their financial statements. The standard defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based on these standards the Company has determined that it operates in four geographical segments: Northern Europe, Spain, the United Kingdom and North America.

         The Company has no customers that represent ten percent or more of annual revenues.

         For management purposes, the results of the Asian operations are included in the North American results since the costs associated with managing the Asian marketplace are born by the North American entities within the Group. Revenues in the Asian markets comprise less than 5% of total revenues reported for the North American segment. Selected balance sheet and income statement information pertaining to the various significant geographic areas of operation are as follows:

         As of and for the quarter ended September 30, 2003 (in thousands):

                                                                        Net Income     Depreciation        Capital
                                          Total Assets     Revenue        (Loss)     and Amortization   Expenditures
                                          ------------     --------     ----------   ----------------   ------------
Northern Europe....................          $ 6,804       $   993       $    85        $    21            $  15
Spain..............................            6,088         1,293          (138)            80               70
United Kingdom.....................            4,463         1,379           149             16                9
North America......................           20,335         8,084          (579)            71               45
                                             -------       -------       -------        -------            -----
Total..............................          $37,690       $11,749       $  (483)       $   188            $ 139
                                             =======       =======       =======        =======            =====

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the quarter ended September 30, 2002 (in thousands) :

                                                                       Net Income      Depreciation        Capital
                                          Total Assets     Revenue       (Loss)      and Amortization    Expenditures
                                          ------------     --------    ----------    ----------------    ------------
Northern Europe....................          $ 2,133        $   981       $  33           $   14             $  --
Spain..............................            4,908          1,249         121               76                48
United Kingdom.....................            3,203          1,390         113               11                37
North America......................           24,873          7,806         372              105               120
                                            --------        -------       -----           ------             -----
Total..............................         $ 35,117        $11,426       $ 639           $  206             $ 205
                                            ========        =======       =====           ======             =====

9)       PENDING MERGER

         In early September 2003, the Company announced that it had signed a definitive agreement whereby chinadotcom Software (CDC) would acquire Ross Systems in a merger. Under the terms of the merger agreement, stockholders of Ross Systems are to receive $5.00 in cash and a number of shares of CDC stock based on the average value of CDC's shares for the 10 trading days ending on and including the second trading day preceding the closing date. For determination of the share conversion ratio, the maximum average value is $10.50 per share and the minimum average value is $8.50 per share. Completion of the merger is anticipated to occur by the end of the first calendar quarter of 2004. Both companies are listed on NASDAQ.

         Proposed merger transaction costs consisting of legal and professional services fees of approximately, $758,000 were incurred during the three months ended September 30, 2003. These costs do not constitute normal operating costs and have therefore been disclosed separately in the Condensed Consolidated Statement of Operations.

10)      SUBSEQUENT EVENTS

         On November 17, 2003, the Arbitrator in the systems integrator matter described more fully in note 7 to the 2003 annual financial statements, announced an award of approximately $2,000,000 in favor of the systems integrator. The Company paid the award before the end of calendar 2003 by funding the payment out of operating cash flows in the ordinary course of business. As a result, the Company recognized a charge of approximately $1,900,000 during the quarter ending December 31, 2003 as $104,000 was previously recorded in accordance with the contract in its normal course.

         On November 18, 2003, the Supreme Court of the State of New York dismissed all of Vertical Computer Systems (Vertical) claims against Ross described more fully in note 7 to the 2003 annual financial statements. Vertical has filed a Notice of Appeal. The Company will continue to defend this matter vigorously.

         On January 8, 2004, the Company filed a current report on Form 8-K to announce changes to the terms of the previously announced merger with chinadotcom. Under the terms of the merger agreement, as amended, for each share of Ross common stock held, stockholders of Ross Systems may elect to receive either (i) $17.00 in cash or (ii) $19.00 in a combination of cash and CDC common shares for each share of the Company's common stock (the "Common Shares"). CDC common shares will be valued at the average closing price of such shares for the 10 trading days preceding the second trading day before the closing date. Both companies are listed on NASDAQ.

                               INDUSTRI-MATEMATIK
                      INTERNATIONAL CORP. AND SUBSIDIARIES

                    CONSOLIDATED FINANCIAL STATEMENTS FOR THE
              PERIOD FROM MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND THE TWO YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001

                               INDUSTRI-MATEMATIK
                      INTERNATIONAL CORP. AND SUBSIDIARIES

                    CONSOLIDATED FINANCIAL STATEMENTS FOR THE
              PERIOD FROM MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND THE TWO YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001

                                                                           PAGE(S)
                                                                           -------
REPORT OF INDEPENDENT AUDITORS.....................................         I-107

CONSOLIDATED FINANCIAL STATEMENTS
    Consolidated Balance Sheets....................................         I-108
    Consolidated Statements of Operations..........................         I-109
    Consolidated Statements of Changes in Stockholder's Equity.....         I-110
    Consolidated Statements of Cash Flows..........................         I-111
    Notes to Consolidated Financial Statements.....................         I-112

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of

Industri-Matematik International Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Industri-Matematik International Corp. and its subsidiaries at December 10, 2002, April 30, 2002 and April 30, 2001 and the results of their operations and their cash flows for the period May 1, 2002 through December 10, 2002 and the fiscal years ended April 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 7 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on May 1, 2002.

As discussed in Note 1, on December 10, 2002 the Company was acquired by IMI Global Holdings Ireland Limited.

PricewaterhouseCoopers AB

Stockholm, Sweden

October 4, 2003, except for paragraph 3 of Note 17
as to which the date is October 15, 2003

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
              DECEMBER 10, 2002, APRIL 30, 2002 AND APRIL 30, 2001
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002            2002           2001
                                                                                       ------------    ----------     ----------
ASSETS
Current assets
    Cash and cash equivalents.......................................................    $    9,475     $   16,422     $   12,053
    Short-term investments..........................................................            --             --         12,866
    Accounts receivable, less allowance for doubtful accounts of
        $31, $1,058 and $1,143 at December 10, 2002, April 30, 2002 and
        April 30, 2001, respectively................................................        10,528          7,953         10,952
    Unbilled receivable.............................................................         1,905          2,218          1,861
    Prepaid expenses................................................................         1,960          1,688          1,726
    Income taxes receivable.........................................................            --              3            217
    Other current assets............................................................           225            384            640
                                                                                        ----------     ----------     ----------
Total current assets................................................................        24,093         28,668         40,315
                                                                                        ----------     ----------     ----------
Noncurrent assets
    Property and equipment, net.....................................................         2,277          3,135          4,753
    Goodwill........................................................................         1,939          2,989          3,739
    Long-term cash deposit..........................................................         2,605          2,728          2,794
    Other noncurrent assets.........................................................           731            889            909
                                                                                        ----------     ----------     ----------
Total noncurrent assets.............................................................         7,552          9,741         12,195
                                                                                        ----------     ----------     ----------
                                                                                                                           7,552
Total assets........................................................................    $   31,645     $   38,409     $   52,510
                                                                                        ==========     ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable................................................................    $      956     $    1,341     $    1,129
    Accrued expenses and other current liabilities..................................         7,762          6,136          8,071
    Accrued payroll and employee benefits...........................................         7,629          4,562          7,595
    Deferred revenue................................................................         5,738          5,148          7,045
                                                                                        ----------     ----------     ----------
Total current liabilities...........................................................        22,085         17,187         23,840
                                                                                        ----------     ----------     ----------
Long-term liabilities
    Accrued pension liability.......................................................         2,082          2,093          2,880
    Other long-term liabilities.....................................................           107            153             --
                                                                                        ----------     ----------     ----------
Total long-term liabilities.........................................................         2,189          2,246          2,880
                                                                                        ----------     ----------     ----------
Total liabilities...................................................................        24,274         19,433         26,720
                                                                                        ----------     ----------     ----------
Commitments and contingencies (Note 14)
Stockholders' equity
    Preferred stock, $.01 par value, 15,000,000 shares authorized, 0, 0, and 0 issued and outstanding
    Common stock, $.01 par value; 75,000,000 shares authorized,
        31,966,883, 31,945,303 and 32,274,265 issued and
        outstanding issued..........................................................           320            319            323
    Additional paid-in capital......................................................       120,860        120,849        125,206
    Accumulated deficit.............................................................      (106,474)       (94,623)       (88,022)
    Accumulated other comprehensive loss............................................        (5,881)        (6,214)        (5,835)
    Notes receivable from stockholders (Note 13)....................................        (1,454)        (1,355)        (5,882)
                                                                                        ----------     ----------     ----------
Total stockholders' equity..........................................................         7,371         18,976         25,790
                                                                                        ----------     ----------     ----------
Total liabilities and stockholders' equity..........................................    $   31,645     $   38,409     $   52,510
                                                                                        ==========     ==========     ==========

    The accompanying notes are an integral part of the consolidated financial statements.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                PERIOD MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND
                  YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                       PERIOD MAY 1,
                                                                                       2002 THROUGH    YEAR ENDED     YEAR ENDED
                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002           2002           2001
                                                                                       ------------    ----------     ----------
REVENUES
Licenses............................................................................    $      871     $    4,479     $   13,478
Services and maintenance............................................................        27,508         48,239         53,313
Other...............................................................................         1,408          2,562          2,564
                                                                                        ----------     ----------     ----------
    Total revenues..................................................................        29,787         55,280         69,355
                                                                                        ----------     ----------     ----------
COST OF REVENUES
Licenses............................................................................           343            307          1,336
Services and maintenance............................................................        17,325         31,870         37,375
Other...............................................................................           604            935            520
                                                                                        ----------     ----------     ----------
    Total cost of revenues..........................................................        18,272         33,112         39,231
                                                                                        ----------     ----------     ----------
    Gross profit....................................................................        11,515         22,168         30,124
                                                                                        ----------     ----------     ----------
OPERATING EXPENSES
Product development.................................................................         6,320         10,458         15,479
Sales and marketing.................................................................         5,617         10,658         15,878
General and administrative..........................................................         4,208          7,579          9,026
Amortization of goodwill and other intangibles......................................            --            741          4,506
Restructuring costs.................................................................         5,481             --          5,391
Goodwill impairment.................................................................         1,200             --             --
                                                                                        ----------     ----------     ----------
    Total operating expenses........................................................        22,826         29,436         50,280
                                                                                        ----------     ----------     ----------
Loss from operations................................................................       (11,311)        (7,268)       (20,156)
                                                                                        ----------     ----------     ----------
OTHER INCOME (EXPENSE)
Interest income.....................................................................           219            560          1,561
Interest expense....................................................................            (1)            (3)           (13)
Miscellaneous income (expense), net.................................................          (520)           109         (1,219)
                                                                                        ----------     ----------     ----------
Loss from operations before income taxes............................................       (11,613)        (6,602)       (19,827)
Provision for income taxes..........................................................          (238)            --        (15,424)
                                                                                        ----------     ----------     ----------
    Net loss........................................................................    $  (11,851)    $   (6,602)    $  (35,251)
                                                                                        ==========     ==========     ==========
Net loss per share data
    Net loss per share..............................................................    $    (0.37)    $    (0.20)    $    (1.10)
                                                                                        ==========     ==========     ==========
Net loss per share data assuming dilution
    Net loss per share..............................................................         (0.37)         (0.20)         (1.10)
                                                                                        ==========     ==========     ==========
Weighted average shares outstanding, basic and diluted
    (Note 12).......................................................................    31,961,006     32,198,401     31,985,991
                                                                                        ==========     ==========     ==========

    The accompanying notes are an integral part of the consolidated financial statements.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                PERIOD MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND
                  YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                  ADDITIONAL
                                       COMPREHENSIVE     COMMON      CLASS B       PAID-IN       ACCUMULATED
                                           LOSS          STOCK     COMMON STOCK    CAPITAL         DEFICIT
                                       -------------     ------    ------------   ----------     -----------
BALANCE AS OF
    APRIL 30, 2000.................    $     (23,761)    $  318     $       --    $  124,310     $   (52,771)
Issuance of 284,756 shares of
    common stock under ESPP........               --          3             --           592              --
Issuance of 151,900 shares of
    common stock under Stock Option
    Plan...........................               --          2             --           304              --
Payments on notes receivable.......               --         --             --            --              --
Net loss...........................          (35,251)        --             --            --         (35,251)
Currency translation adjustment....           (1,359)        --             --            --              --
                                       -------------     ------     ----------    ----------     -----------
BALANCE AS OF
    APRIL 30, 2001.................          (36,610)       323             --       125,206         (88,022)
Issuance of 103,038 shares of
    common stock under ESPP........               --          1             --           150              --
Subsidiary stock incentive plan....               --         --             --            15              --
Cancellation of notes from
    shareholders...................               --         (4)            --        (4,523)             --
Net loss...........................           (6,602)        --             --            --          (6,602)
Currency translation adjustment....             (378)        (1)            --             1               1
                                       -------------     ------     ----------    ----------     -----------
BALANCE AS OF
    APRIL 30, 2002.................           (6,980)       319             --       120,849         (94,623)
Issuance of 21,580 shares of common
    stock under ESPP...............               --          1             --            11              --
Issuance of notes receivable from
    stockholders...................               --         --             --            --              --
Net loss...........................          (11,851)        --             --            --         (11,851)
Currency translation adjustment....              333         --             --            --              --
                                       -------------     ------     ----------    ----------     -----------
BALANCE AS OF
    DECEMBER 10, 2002..............    $     (11,518)    $  320     $       --    $  120,860     $  (106,474)
                                       =============     ======     ==========    ==========     ===========

                                                                 NOTES
                                          ACCUMULATED         RECEIVABLE         TOTAL
                                             OTHER               FROM         STOCKHOLDERS'
                                       COMPREHENSIVE LOSS    STOCKHOLDERS        EQUITY
                                       ------------------    ------------     ------------
BALANCE AS OF
    APRIL 30, 2000.................    $          (4,476)    $     (5,922)    $     61,459
Issuance of 284,756 shares of
    common stock under ESPP........                   --               --              595
Issuance of 151,900 shares of
    common stock under Stock Option
    plan...........................                   --               --              306
Payments on notes receivable.......                   --               40               40
Net loss...........................                   --               --          (35,251)
Currency translation adjustment....               (1,359)              --           (1,359)
                                       -----------------     ------------     ------------
BALANCE AS OF
    APRIL 30, 2001.................               (5,835)          (5,882)          25,790
Issuance of 103,038 shares of
    common stock under ESPP........                   --               --              151
Subsidiary stock incentive plan....                   --               --               15
Cancellation of notes from
    shareholders...................                   --            4,527               --
Net loss...........................                   --               --           (6,602)
Currency translation adjustment....                 (379)              --             (378)
                                       -----------------     ------------     ------------
BALANCE AS OF
    APRIL 30, 2002.................               (6,214)          (1,355)          18,976
Issuance of 21,580 shares of common
    stock under ESPP...............                   --               --               12
Issuance of notes receivable from
    stockholders...................                   --              (99)             (99)
Net loss...........................                   --               --          (11,851)
Currency translation adjustment....                  333               --              333
                                       -----------------     ------------     ------------
BALANCE AS OF
    DECEMBER 10, 2002..............    $          (5,881)    $     (1,454)    $      7,371
                                       =================     ============     ============

   The accompanying notes are an integral part of the consolidated financial statements.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                PERIOD MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND
                  YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                       PERIOD MAY 1,
                                                                                       2002 THROUGH    YEAR ENDED     YEAR ENDED
                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss............................................................................    $  (11,851)    $   (6,602)    $  (35,251)
Adjustments to reconcile net loss to net cash used in
    operating activities Depreciation and amortization..............................           959          2,924          4,291
Provision for (recoveries of) doubtful accounts.....................................            99            (84)        (1,421)
Deferred income taxes...............................................................            --             --         15,424
(Gain) loss on disposal of property and equipment...................................            17           (104)            16
Gain on disposal of other shares....................................................            --           (373)            --
Write-down of property and equipment................................................           274             26          1,576
Write-down of goodwill and other intangibles........................................         1,200             --          3,010
Changes in operating assets and liabilities
    Accounts receivable.............................................................        (2,575)         3,027          9,738
    Accrued income and prepaid expenses.............................................            41           (326)          (175)
    Income taxes....................................................................            73            213             --
    Other assets....................................................................           247            272            203
    Accounts payable................................................................          (385)           211           (778)
    Accrued expenses and other current liabilities..................................         1,626         (1,889)           761
    Accrued payroll and employee benefits and deferred revenue......................         3,657         (4,844)         1,274
    Accrued pension liability.......................................................           (11)          (749)           353
    Other liabilities...............................................................           (46)            --             --
                                                                                        ----------     ----------     ----------
    Net cash flows used in operating activities.....................................        (6,675)        (8,298)          (979)
                                                                                        ----------     ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term investments..................................................            --             --       (118,640)
Proceeds from maturity of short-term investments....................................            --         12,866        125,595
Additions to property and equipment.................................................          (271)          (725)        (3,057)
Long-term cash deposit..............................................................           123             17         (2,786)
Proceeds from sale of property and equipment........................................             1            104             15
Proceeds from sale of other shares..................................................            --            373             --
Payment for subsidiary..............................................................           (70)            --             --
(Issuance) collection of notes receivable...........................................           (99)            --             40
                                                                                        ----------     ----------     ----------
    Net cash flows provided by (used in) investing  activities......................          (316)        12,635          1,167
                                                                                        ----------     ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable...........................................................            --             --           (303)
Issuance of common stock............................................................            11            151            901
Other...............................................................................          (363)          (151)          (242)
                                                                                        ----------     ----------     ----------
    Net cash flows provided by (used in) financing activities.......................    $     (352)    $       --     $      356
                                                                                        ==========     ==========     ==========
Translation differences on cash and cash equivalents................................           396             32           (527)
                                                                                        ----------     ----------     ----------
Net increase (decrease) in cash and cash equivalents................................        (6,947)         4,369             17
Cash and cash equivalents at beginning of period....................................        16,422         12,053         12,036
                                                                                        ----------     ----------     ----------
Cash and cash equivalents at end of period..........................................    $    9,475     $   16,422     $   12,053
                                                                                        ==========     ==========     ==========
Supplemental disclosure of cash flow information
Cash paid during the period for
    Interest........................................................................    $        1     $       10     $       11
    Income taxes....................................................................    $       --     $      312     $      526

   The accompanying notes are an integral part of the consolidated financial statements

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                PERIOD MAY 1, 2002 THROUGH DECEMBER 10, 2002 AND
                  YEARS ENDED APRIL 30, 2002 AND APRIL 30, 2001
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

1.       NATURE OF BUSINESS AND ORGANIZATION

Industri-Matematik International Corp. ("IMIC" or "Company") was incorporated in the State of Delaware in 1995 and conducts it business through domestic and international subsidiaries. The Company's business was founded in 1967 by incorporation in Sweden as Industri-Matematik AB ("IMAB"). In May 1995, the then stockholders of IMAB exchanged all of their IMAB shares for shares of the Company's capital stock and IMAB became a wholly-owned subsidiary of the Company. Pursuant to a Prospectus dated September 25, 1996, 5,060,000 shares of the Company's common stock were sold to the public in an initial public offering and the Company's common stock began trading on the NASDAQ under the symbol "IMIC." During fiscal 1998, pursuant to a Prospectus dated October 31, 1997, the Company completed a secondary public offering of 8,136,250 shares of common stock.

IMIC was formed on May 1, 1995 as the parent of Industri-Matematik AB ("IMAB"), a company domiciled in Sweden, pursuant to a corporate reorganization. The reorganization was effected by issuing all the shares of IMIC's stock to the shareholders of IMAB, based on the number and class of shares of IMAB owned by each in exchange for all of the outstanding stock of IMAB. The reorganization was accounted for in a manner similar to pooling-of-interests.

IMIC develops, markets and supports client/server and Internet-based application software that enables manufacturers, distributors, wholesalers, retailers, logistics service providers and e-businesses to more effectively manage their supply chains and their customer relationships. Supply chain management encompasses the execution of multiple customer-focused order fulfillment processes, including order management, pricing and promotion, handling, sourcing, warehouse management, transportation management, service management, customer relationship management and replenishment planning and coordination. IMIC's software products monitor and manage events beyond the physical limitations of the enterprise. The Company's software products are designed to meet the complex fulfillment and customer service needs of distribution-intensive businesses. These products allow customers to leverage the value of their existing enterprise systems by integrating with legacy, new client/server and new Internet-based manufacturing, advanced planning and financial management systems. The Company has a professional services organization and relationships with third-party technology vendors and system integrators that configure solutions for clients.

On December 10, 2002, the Company was acquired by IMI Global Holdings Ireland Limited ("IMI Ireland"), a private limited liability company incorporated and organized under the laws of the Republic of Ireland. IMI Ireland was incorporated on November 8, 2002 and was, at that time, owned by Symphony Technology II-A L. P. ("Symphony"), a Delaware limited liability partnership. As a result of IMI Ireland having acquired the Company, IMIC was delisted from the NASDAQ.

These financial statements as of December 10, 2002 do not reflect the acquisition of IMIC by Symphony.

2.       SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of IMIC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

License revenues represent sales of the Company's software. Service revenues represent sales from consulting implementation and training services. Annual maintenance and support revenues consist of ongoing support and sales of product updates. Other revenues primarily represent hardware sales. Revenue is recognized when persuasive evidence of an arrangement exists and delivery has occurred, the fee fixed and determinable, collectibility is probable and the arrangement does not require significant customization of the software. Revenue on multiple element arrangements is allocated to the various elements based on fair values specific to the Company. Maintenance and support revenue is deferred and recognized ratably over the term of the agreement, generally one year. Service revenue is recognized as the Company performs the services in accordance with the contract.

The Company considers a license fee payable on extended terms to be fixed and determinable and accounts for it as accrued revenue when there is no continuing obligation of the part of the Company, the customer is financially viable, the term of the license extends past the last payment, there are no issues regarding potential obsolescence of the software, and the customer has no intent to upgrade.

In a multiple element arrangement when fair value does not exist for one or more of the undelivered elements in the arrangement, the Company recognizes revenue using the "residual method" in accordance with Statement of Position ("SOP") 98-9, Software Revenue Recognition in Respect to Certain Arrangements, issued by the American Institute of Certified Public Accountants. Under the "residual method," the total fair value of the undelivered elements is deferred. The difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.

If the Company provides services on a fixed price contract, or the services are considered essential to the functionality of software products sold, or if software sold requires significant production, modification or customization, license and services revenue is accounted for in accordance with SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts, which requires the use of the percentage-of-completion method of revenue recognition. In these cases, software revenue is recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Out of the Company's unbilled receivables at December 10, 2002, $1,200 relates to the projects accounted for in accordance with percentage of completion method.

Under the terms of the Company's License Agreements and Professional Service Agreements, in general, the only warranties provided are that the software will function in accordance with the applicable software documentation by a specified date. As these warranties are effective for a very limited time period and historically the Company has not had any significant warranty claims, the Company's policy has been to record no warranty provision upon the recognition of license revenues. In addition, due to the Company's insignificant product returns and price adjustments in past years, no provision is made for product returns and price adjustments upon recognition of software license revenues. The Company reviews on a project-by-project basis the cost of claims that it considers to be "warranty" type claims under Professional Services Agreements by establishing project reserves. The Company will continue to evaluate the need for recording a warranty provision upon recognition of software license revenues and delivery of customer modification work.

PRODUCT DEVELOPMENT COSTS

Software development costs are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.

Costs incurred in the product development of new software products are expensed as incurred until technological feasibility has been established. To date, the establishment of technological feasibility of the Company's products and general release substantially coincide. As a result, the Company has not capitalized any software development costs since such costs have been immaterial.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon estimated useful lives of the assets as follows:

Computer equipment...............................          3 years
Furniture and fixtures...........................          1 to 10 years
Leasehold improvements...........................          5 years
Software acquired................................          1 to 3 years

Equipment purchased under capital leases is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term.

Upon retirement or sale of property and equipment, cost and accumulated depreciation on such assets are removed from the accounts and any gains or losses are reflected in the statement of operations. Maintenance and repairs are charged to expense as incurred.

LONG-LIVED ASSETS

Prior to May 1, 2002, The Company assessed the impairment of Long-lived assets in accordance with SFAS No. 121, Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. On May 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented.

The carrying values of long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. An impairment would be determined based on a comparison of future undiscounted cash flows to the underlying assets. If required, adjustments would be measured based on discounted cash flows. The adoption of SFAS No. 144 did not have a material impact on the Company.

FOREIGN CURRENCY TRANSLATION

The functional currency of IMIC's foreign subsidiaries is the applicable local currency. The translation from the respective foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive loss. Gains or losses resulting from foreign currency transactions are included in miscellaneous income (expense) except for the effect of exchange rates on intercompany transactions of a long-term investment nature, which are accumulated and credited or charged to other comprehensive loss.

CONCENTRATION OF RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable with customers and short-term investments. Credit risk with respect to accounts receivable, however, is limited due to the number of customers comprising the Company's customer base and their dispersion principally across the United States, Scandinavia, the United Kingdom, the Netherlands and Australia. The Company's customers are generally multi-national companies in the food and beverage, pharmaceutical, consumer electronics, automotive parts and industrial sector industries. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains allowances for potential credit losses. Short-term investments are placed with high credit quality financial institutions or in short-duration, high quality debt securities.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A significant portion of the Company's business is conducted in currencies other than the U.S. dollar (the currency in which its financial statements are stated), primarily the Swedish krona and, to a lesser extent, the U.K. pound sterling, the Euro, the Australian dollar and the Canadian dollar. The Company incurs a significant portion of its expenses in Swedish krona, including a significant portion of its product development expenses and a substantial portion of its general and administrative expenses. As a result, appreciation of the value of the Swedish krona relative to the other currencies in which the Company generates revenues, particularly the U.S. dollar, could adversely affect operating results. The Company does not currently undertake hedging transactions to cover its currency exposure, but the Company may choose to hedge a portion of its currency exposure in the future as it deems appropriate.

License and service and maintenance revenues related to the Company's software products have represented a substantial portion of the Company's revenues in recent years and are expected to continue to represent a substantial portion of the Company's revenue in the future. The Company's success depends on continued market acceptance of its suite of software and services as well as the Company's ability to introduce new versions of software or other products to meet the evolving needs of its customers.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

The Company considers all highly liquid, low risk debt instruments purchased with original maturity dates of three months or less to be cash equivalents. The Company's short-term investments comprise fixed income securities with original maturities of more than 90 days at the time of purchase. The Company classifies its short-term investments in fixed income securities as available-for-sale securities, which are carried at their fair value based upon the quoted market prices of those investments at the respective balance sheet date. Accordingly, the change in unrealized gains and losses with respect to these securities is recorded as a direct increase or decrease in stockholders' equity, net of deferred income tax, if any (Note 3).

Fixed income securities available for sale are purchased with the original intent to hold to maturity, but which may be available for sale if market conditions warrant, or if the Company's investment policies dictate, in order to maximize the Company's investment yield. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities sold. When impairment of the value of an investment is considered other than temporary, the decrease in value is reported in earnings as a realized investment loss and a new cost basis is established.

UNBILLED RECEIVABLES

Unbilled receivables represent unbilled income recognized on fixed price services contracts and scheduled amounts due from customers on terms which are longer than typical trade terms.

The Company considers a license fee payable on extended terms to be fixed and determinable and accounts for it as accrued revenue when there is no continuing obligation of the part of the Company, the customer is financially viable, the term of the license extends past the last payment, there are no issues regarding potential obsolescence of the software and the customer has no intent to upgrade.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

COMPREHENSIVE LOSS

The Company follows SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components. "Comprehensive loss" includes foreign currency translation gains and losses that have been previously excluded from net loss and reflected instead in equity. The Company has reported the components of comprehensive loss on its consolidated statements of changes in stockholders' equity.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

Net loss per share amounts have been computed in accordance with SFAS No. 128, Earnings Per Share. For each of the periods presented, net loss per share amounts were computed based on the weighted average number of shares of common stock outstanding during the period. Net loss per share, assuming dilution amounts were computed based on the weighted average number of shares of common stock and potential common stock outstanding during the period. Potential common stock relates to stock options outstanding for which the dilutive effect is calculated using the treasury stock method. The computations of net loss per share, assuming dilution for the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and 2001, do not assume the exercise of stock options since the effect would be antidilutive as a result of the losses for those fiscal years.

STOCK-BASED COMPENSATION

The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB No. 25") in accounting for its stock-based compensation plans. Under APB No. 25, no compensation expense is recognized for the Company's stock-based compensation plans since the exercise prices of awards under the Company's plans are at current market prices of the Company's stock on the date of grant.

CASH FLOW INFORMATION

Cash flows in foreign currencies have been converted to U.S. dollars at an approximate weighted average exchange rate.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, receivables and payables, derivative instruments and current portions of long-term debt are deemed to approximate fair value due to their short maturities.

HEDGE ACCOUNTING

SFAS No. 133, as amended by SFAS No. 138, requires that an entity recognizes all derivative instruments as either assets or liabilities in the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction.

INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates that are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in net income in the period in which the tax rate change in enacted. The statement also requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized.

EFFECT OF RECENT PRONOUNCEMENTS

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others ("FIN No. 45"). FIN No. 45 requires that a guarantor recognize a liability at inception of certain guarantees and disclose certain other types of guarantees, even if the likelihood of requiring the guarantor's performance is remote. The initial recognition and measurement provisions of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure provisions of FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company's standard product license agreement contains clauses whereby the Company warrants that the licensed software does not infringe any third-party copyright or patent. The Company's obligations for a breach of this warranty shall be to modify or replace the licensed software at the Company's expense with functionally equivalent software so as to eliminate the infringement and to indemnify the Customer from any third party infringement claim. The Company does not expect to incur any infringement liability as a result of the customer indemnification clauses.

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, Consolidation of Variable Entities ("FIN No. 46"), an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which addresses the criteria for consolidation by business enterprises of variable interest entities. The Company does not have variable interest entities and, therefore, FIN No. 46 will have no impact on the financial position or results of operations of the Company.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143, which is effective for fiscal years beginning after June 15, 2002, establishes accounting standards for the recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. IMIC adopted the provisions of SFAS No. 143 as of May 1, 2002. SFAS No. 143 did not have an effect on the Company's financial position or results of its operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company will adopt the disclosure provisions of SFAS No. 148 beginning May 1, 2003.

3.       SHORT TERM INVESTMENTS

Short-term investments are comprised of fixed income securities which are classified as available-for-sale securities. As of December 10, 2002 and April 30, 2002, the Company had no short-term investments. As of April 30, 2001, the Company had two Federal Agency securities with an amortized cost of $4,000 and $6,900 which approximated fair value. The Federal Agency securities matured within one year. During the years ended April 30, 2002 and April 30, 2001, maturities of fixed income securities resulted in aggregate proceeds of $12,900 and $125,600, respectively.

4.       ACCOUNTS RECEIVABLE ALLOWANCE FOR DOUBTFUL ACCOUNTS

The following table provides a summary of the activity in the accounts receivable allowance for doubtful accounts for the period May 1, 2002 through December 10, 2002, and the years ended April 30, 2002 and April 30, 2001:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH         ENDED          ENDED
                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002            2002           2001
                                                                                       ------------    ----------     ----------
Balance at beginning of period......................................................    $    1,058     $    1,143     $    2,486
Charged (credited) to expense.......................................................            99            (70)           422
Deductions..........................................................................        (1,126)           (15)        (1,765)
                                                                                        ----------     ----------     ----------

Balance at end of year..............................................................    $       31     $    1,058     $    1,143
                                                                                        ==========     ==========     ==========

A significant portion of the amount in the allowance for doubtful accounts at April 30, 2002 related to an ongoing dispute with a former customer. In fiscal 2002, the Company obtained an arbitration award against the former customer (subsequently reduced to judgment). The Company has subsequently determined that it will be unable to collect this receivable due to the financial position of the former customer. Accordingly, the Company has written off this receivable, utilizing the allowance previously established.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.       FOREIGN CURRENCY TRANSLATION

For the period May 1, 2002 through December 10, 2002 and years ended April 30, 2002 and 2001, respectively, foreign exchange gains (losses) of ($176), $155 and $380 were recorded by the Company.

6.       PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost, less accumulated depreciation. Property and equipment consist of:

                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002            2002          2001
                                                                                       ------------    ----------     ----------
Computer equipment..................................................................    $    8,546     $    8,838     $    8,980
Furniture and fixtures..............................................................         3,918          3,588          4,025
Leasehold improvements..............................................................           697            922            873
Software acquired...................................................................           238            221          3,396

                                                                                            13,399         13,569         17,274
Less accumulated depreciation and amortization......................................       (11,122)       (10,434)       (12,521)
                                                                                        ----------     ----------     ----------
                                                                                        $    2,277     $    3,135     $    4,753
                                                                                        ==========     ==========     ==========

During the year ended April 30, 2001, the Company reorganized its reporting units providing more geographical responsibility. This resulted in the cancellation of projects related to building worldwide internal accounting and reporting systems. Along with this decision, it was determined that capitalized software and implementation costs were impaired as they would no longer provide an economic benefit to the new structure. This resulted in a net book value write-off of $1,490.

Included in property and equipment are assets leased under capital lease obligations as follows:

                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002            2002          2001
                                                                                       ------------    ----------     ----------
Computer equipment..................................................................    $       73     $       73     $       73
Furniture and fixtures..............................................................           120            120            120

                                                                                               193            193            193
Less accumulated depreciation and amortization......................................          (193)          (193)          (193)
                                                                                        ----------     ----------     ----------
                                                                                        $       --     $       --     $       --
                                                                                        ==========     ==========     ==========

The amortization expense on capital leases amounted to $0, $0 and $11 for the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and April 30, 2001, respectively.

7.       GOODWILL AND OTHER INTANGIBLES

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 eliminates amortization of goodwill and intangible assets with indefinite lives and requires a transitional impairment test of these assets within six months of the date of adoption and an annual impairment test thereafter and in certain circumstances. The Company adopted SFAS No. 141 effective July 1, 2001 and adopted SFAS No. 142 effective May 1, 2002. The Company had completed the transitional impairment test of goodwill as of May 1, 2002, and no impairment was noted.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.       GOODWILL AND OTHER INTANGIBLES (CONTINUED)

During the period ended December 10, 2002, the business operations of Abalon AB continued to significantly under perform compared to the Company's operating plan. As a result, the Company determined that there was a need to reassess the goodwill associated with Abalon AB. As a result of this analysis, the Company recorded an impairment charge of $1,200 against the carrying value of goodwill related to Abalon AB during the period ended December 10, 2002.

The following is a reconciliation of the net loss and loss per share of common stock between the amounts reported by the Company and the adjusted amounts reflecting the new accounting requirements related to goodwill amortization for the periods presented:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Net loss as reported................................................................    $  (11,851)    $   (6,602)    $  (35,251)
Add back goodwill amortization, net of tax..........................................            --          1,042          1,431
                                                                                        ----------     ----------     ----------

Net loss as adjusted................................................................    $  (11,851)    $   (5,560)    $  (33,820)
                                                                                        ----------     ----------     ----------

Net loss per share as reported......................................................         (0.37)         (0.20)         (1.10)
Net loss per share as adjusted......................................................         (0.37)         (0.17)         (1.06)

INVESTMENT IN GOODWILL

The changes in the carrying value of goodwill for the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and 2001 were as follows:

                                                                                        ABALON AB        OTHERS         TOTAL
                                                                                        ------------   ----------     ----------
Beginning balance, May 1, 2000......................................................    $    3,939     $    1,003     $    4,942
Impairment..........................................................................          (106)            --           (106)
Contingent consideration............................................................            --            334            334
Amortization........................................................................          (841)          (590)        (1,431)
                                                                                        ----------     ----------     ----------

Ending balance, April 30, 2001......................................................         2,992            747          3,739
Additions...........................................................................            --            367            367
Amortization........................................................................          (834)          (208)        (1,042)
Currency effect.....................................................................            --            (75)           (75)
                                                                                        ----------     ----------     ----------

Ending balance, April 30, 2002......................................................         2,158            831          2,989
Additions...........................................................................            --             70             70
Impairment..........................................................................        (1,200)            --         (1,200)
Currency effect.....................................................................            --             80             80
                                                                                        ----------     ----------     ----------

Ending Balance, December 10, 2002...................................................    $      958     $      981     $    1,939
                                                                                        ==========     ==========     ==========

Amortization of other intangibles amounted to $513 during the year ended April 30, 2001. After April 30, 2001, all intangibles were fully amortized.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.       INCOME TAXES

Loss from continuing operations before income taxes was distributed geographically as follows:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Domestic U.S........................................................................    $   (6,022)    $   (4,754)    $   (2,549)
Foreign.............................................................................        (5,591)        (1,848)       (17,278)
                                                                                        ----------     ----------     ----------

                                                                                        $  (11,613)    $   (6,602)    $  (19,827)
                                                                                        ==========     ==========     ==========

Components of the provision for income taxes are as follows:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
CURRENT
Federal.............................................................................    $       --     $       --     $       --
State...............................................................................            --             --             --
Foreign.............................................................................          (238)            --             --
                                                                                        ----------     ----------     ----------
Total current provision.............................................................          (238)            --             --

DEFERRED
Federal.............................................................................            --             --         (7,382)
State...............................................................................            --             --         (2,204)
Foreign.............................................................................            --             --         (5,839)
                                                                                        ----------     ----------     ----------
     Total deferred provision.......................................................            --             --        (15,425)
                                                                                        ----------     ----------     ----------
     Total provision for income taxes...............................................    $     (238)    $       --     $  (15,425)
                                                                                        ==========     ==========     ==========

                                                                                       DECEMBER 10,    APRIL 30,      APRIL 30,
                                                                                          2002            2002           2001
                                                                                       ------------    ----------     ----------
DEFERRED INCOME TAXES, NONCURRENT ASSET
Net operating loss carryforwards....................................................    $   33,340     $   31,275     $   29,332
Allowance for doubtful accounts.....................................................            12            347            359
Restructuring.......................................................................            51         (1,078)         1,078
Depreciation........................................................................           400            191             19
Capital loss carryover..............................................................           251             --             --
Other...............................................................................           750            258             35
                                                                                        ----------     ----------     ----------

Total deferred income taxes, noncurrent asset.......................................        34,804         30,993         30,823
Valuation allowance.................................................................       (34,804)       (30,993)       (30,823)
                                                                                        ----------     ----------     ----------

Total net deferred income taxes, noncurrent asset...................................    $       --     $       --     $       --
                                                                                        ==========     ==========     ==========

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.       INCOME TAXES (CONTINUED)

A reconciliation of the provision for income taxes to the amount computed by applying the statutory rates is as follows:

                                                                                             YEAR ENDED
                                                                          ------------------------------------------------
                                                 PERIOD MAY 1, 2002
                                                       THROUGH                  APRIL 30,                   APRIL 30,
                                                  DECEMBER 10, 2002               2002                        2001
                                               ---------------------      ---------------------      ---------------------
Statutory rate.............................    $  3,948           34%     $  2,245           34%     $  6,741           34%
Valuation of temporary differences.........      (3,439)         (30%)      (1,665)         (26%)      (3,867)         (20%)
Increase in valuation allowance of deferred
 tax asset.................................          --           --            --           --       (15,424)         (78%)
Foreign taxes..............................        (242)          (2%)        (293)          (4%)      (1,326)          (6%)
Permanent differences......................        (477)          (4%)        (287)          (4%)      (1,611)          (8%)
Other......................................         (28)          --            --           --            63           --
                                               --------          ---      --------          ---      --------          ---

     Effective tax rate....................    $   (238)          (2%)    $     --            0%     $(15,424)         (78%)
                                               ========          ===      ========          ===      ========          ===

The Company has applied a full valuation allowance to deferred tax assets generated after April 30, 1999. In April 2001, the Company recorded an additional charge to income amounting to $15,400 by increasing the valuation allowance by the same amount. A 100 percent allowance was applied by management based upon the Company's continuing nonprofitable operations and inability to predict when this asset could be realized. At April 30, 2002 and December 10, 2002, 100 percent valuation allowances were applied against the Company's deferred tax assets. Of the net operating loss carryforwards, $33,685 were incurred in the United States and $52,414 were incurred in Sweden. The net operating loss carryforwards, of which substantially all were incurred after April 30, 1998, may be carried forward to offset future income up to 20 years in the United States and indefinitely in Sweden.

9.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Accrued purchases...................................................................    $    1,539     $    1,586     $    2,274
Project reserves....................................................................            --             63            148
Accrued consultancy.................................................................           342            293            645
Accrued restructuring costs (Note 16)...............................................           176             --          1,355
Accrued pension taxes...............................................................         1,009            588            588
Short-term portion pension liability................................................           667            700             --
Value-added tax.....................................................................           448            225            374
Employee withholding taxes..........................................................            --            470            580
Fair value provision for put option.................................................         2,009          1,620          1,384
Other...............................................................................         1,572            591            723
                                                                                        ----------     ----------     ----------
                                                                                        $    7,762     $    6,136     $    8,071
                                                                                        ==========     ==========     ==========

Short-term portion of pension liability relates to a scheduled reduction of pension debt by paying premiums and transferring employees from the pension plan administered by Swedish PRI authority to the Swedish National Pension Organization Plan administered by Alecta (Note 11). The pension debt will be reduced each year going forward by approximately the same amount for the next three and a half years.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (CONTINUED)

During November 2000, the Company entered into a hedge transaction with a bank to offset potential Swedish social security fee liability upon exercise of stock options by employees living in Sweden. The arrangement involved the issuance by the bank of a call to the Company settleable in cash, which the bank elected to cover by purchasing shares of the Company's common stock. The Company offset a portion of the cost of the call by issuing to the bank a right to put shares of Company common stock to the Company. Gain or loss to the Company on the closing of the transaction will be realized based upon the increase or decrease in the price of the Company's common stock. As a result of the decline in the value of the Company's common stock, as of December 10, 2002, April 30, 2002 and April 30, 2001, the Company has a provision for the decline in fair value recorded in its books relating to the put issued to the bank amounting to $2,000, $1,600 and $1,400, respectively.

Adjustments to this provision to reflect movements in the Company's common stock price have resulted in nonoperating charges during the period May 1, 2002 through December 10, 2002 and in fiscal year 2002 and fiscal year 2001 of $400, $200 and $1,400, respectively. The provision is reviewed quarterly and adjusted to reflect the underlying common stock value and will be reversed in full if the price of the common stock reaches $4.536 per share, which is the exercise price of the put. On December 10, 2002, April 30, 2002 and April 30, 2001, the exercise price of the call option ($4.536) used to hedge potential Swedish social security fees was above the market price of the Company's common stock. Since there was no active market for these types of options, the value of the call option was limited to a calculated option premium, which was offset in the financial statements by the corresponding premium on the put option. The original net premium of $50 will be amortized over the five-year term of the option. The number of shares of Company common stock subject to the call at any given time, which depends on the number of options outstanding form time to time, is presently 450,000 and is not expected to exceed that number. As part of that transaction, the Company deposited $2,100 with the bank and recorded a noncurrent asset in that amount.

10.      ACCRUED PAYROLL AND EMPLOYEE BENEFITS

                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Accrued commissions.................................................................    $       34     $       79     $      398
Accrued payroll taxes...............................................................           175            398            977
Accrued vacation pay................................................................         1,425          1,807          1,571
Accrued salaries and bonus..........................................................         1,059          1,118          1,398
Accrued restructuring costs (Note 16)...............................................         4,414             --          2,256
Accrued severance costs.............................................................            --            439             --
Accrued pension expenses............................................................           520            529            703
Debt for ESPP.......................................................................             2             17            145
Other...............................................................................            --            175            147
                                                                                        ----------     ----------     ----------

                                                                                        $    7,629     $    4,562     $    7,595
                                                                                        ==========     ==========     ==========

11.      EMPLOYEE BENEFIT PLANS

The Company provides retirement benefits for substantially all employees in the United States and in foreign locations. In the U.S., the U.K. and the Netherlands, the Company sponsors defined contribution plans. In addition, IMAB has a supplemental defined contribution plan for certain key management employees.

IMAB participates in several pension plans (noncontributory for employees) which cover substantially all employees of its Swedish operations. The plans are in accordance with a nationally-agreed standard plan, the ITP Plan, and administered by a national organization, Pensionsregisteringsinstitutet ("PRI").

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.      EMPLOYEE BENEFIT PLANS (CONTINUED)

The level of benefits and actuarial assumptions are calculated and established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions. The Company accounts for pensions in accordance with SFAS No. 87, Employers" Accounting for Pensions. In March 2001, IMAB amended its financing of these plans from financing via corporate assets to financing via premiums paid to Alecta, the Swedish National Pension Organization. The pension book reserve will, in the future, only increase with an interest component. IMAB has provided a guaranty to Forsakringsbolaget Pensions Garanti ("FPG"), a third party guarantor of pension liabilities, in the amount of $650. This guaranty is in the form of a collateralized bank deposit of the same amount and is recorded as a noncurrent asset. During the period May 1, 2002 through December 10, 2002, IMAB has amortized its liability by $565. It is expected that IMAB will continue to amortize its remaining liability by approximately $650 per year for the next 3 1/2 years.

Effective April 30, 1999, the Company adopted SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits. SFAS No. 132 does not change the measurement or recognition of those plans, but revises the disclosure requirements for pension and other postretirement benefit plans for all years presented. The net periodic benefit cost for the IMAB's defined benefit retirement plan in Sweden include the following components:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Service cost........................................................................    $       --     $       --     $      337
Interest cost.......................................................................           110            168            167
Amortization of actuarial net loss..................................................             1              2              8
Amortization of transition obligation...............................................             1             --              2
                                                                                        ----------     ----------     ----------

     Net periodic benefit cost......................................................    $      112     $      170     $      514
                                                                                        ==========     ==========     ==========

The following table sets forth the change in the benefit obligation for IMAB's defined benefit plan in Sweden:

                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Change in benefit obligation
     Benefit obligation at beginning of period......................................    $    3,170     $    3,047     $    3,094
     Service cost...................................................................            --             --            337
     Interest cost..................................................................           110            168            167
     Actuarial loss.................................................................           372            322             --
     Benefits paid..................................................................            (4)            (7)           (19)
     Settlement.....................................................................          (565)          (313)            --
     Effect of foreign currency exchange rates......................................           445            (47)          (532)
                                                                                        ----------     ----------     ----------
     Benefit obligation at end of period............................................    $    3,528     $    3,170     $    3,047
                                                                                        ==========     ==========     ==========

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.      EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table shows the Plan's funded status and amounts recognized in the consolidated balance sheet:

                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Actuarial present value of benefit obligation
     Funded statuts.................................................................    $   (3,528)    $   (3,170)    $   (3,047)
     Unrecognized actuarial loss....................................................           776            373            159
     Unrecognized transition obligation.............................................             3              4              8
                                                                                        ----------     ----------     ----------

                                                                                        $   (2,749)    $   (2,793)    $   (2,880)
                                                                                        ==========     ==========     ==========

     Out of which long-term liability...............................................        (2,082)        (2,093)        (2,880)
     Out of which short-term liability..............................................          (667)          (700)            --

The following assumptions were used to determine the IMAB's obligation under the Swedish plan:

                                                                                       DECEMBER 10,     APRIL 30,     APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Discount rate.......................................................................          5.30%          5.75%          5.75%
Salary increase.....................................................................          3.00%          3.00%          3.00%
Inflation...........................................................................          2.00%          2.00%          2.00%

DEFINED CONTRIBUTION PLAN

Contributions by the Company relating to its defined contribution plans for the period ended May 1, 2002 through December 10, 2002 and years ended April 30, 2002 and April 30, 2001 were $1,900, $2,493 and $2,606, respectively. During the period May 1, 2002 through December 10, 2002 and fiscal year 2002, the Company received refunds from the Swedish National Pension Organization, Alecta, amounting to $0 and $802, respectively. These refunds were related to an overfunding of the pension plans administered by Alecta in earlier years. Alecta was required by the Swedish Government to return the overfunded portion of these funds to the contributing employers.

12.      STOCKHOLDERS' EQUITY AND NUMBER OF SHARES INFORMATION

IMIC's Amended and Restated Certificate of Incorporation as in effect on December 10, 2002, authorizes (i) 15,000,000 shares of preferred stock with a par value of $0.01, and (ii) 75,000,000 shares of common stock with a par value of $0.01 of which 12,500,000 shares have been designated as Class B common stock. No shares of preferred stock or Class B common stock were outstanding at December 10, 2002. On April 30, 2003, IMIC amended and restated its Certificate of Incorporation to (1) eliminate its preferred and Class B common stock, and
(2) reduce its authorized stock to 3,000 shares of common stock, par value $0.01 per share.

As of December 10, 2002, total shareholders' equity includes an amount of SEK 40,800,000 (approximately U.S. $4,300) in IMAB which is restricted as to usage according to Swedish Company Law. The amount only can be used to cover a net deficit, for an increase in share capital, or for other uses as agreed by the courts.

On January 31, 2002, the Company and the shareholders concerned cancelled purchases aggregating 432,000 shares of common stock. Accordingly, the number of shares outstanding and the related notes receivable from shareholders have been adjusted.

There have not been any repurchases of common stock during the period May 1, 2002 through December 10, 2002 or the years ended April 30, 2002 and 2001.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.      STOCKHOLDERS' EQUITY AND NUMBER OF SHARES INFORMATION (CONTINUED)

SHARE INFORMATION

For each of the periods presented, income available to common shareholders (the numerator) used in the computation of net loss per share was the same as the numerator used in the computation of net loss per share assuming dilution. A reconciliation of the denominators used in the computations of net loss per share and net loss per share assuming dilution is as follows:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Weighted average shares outstanding.................................................    31,961,006     32,198,401     31,985,991
Effect of dilutive stock options....................................................            --             --             --
                                                                                        ----------     ----------     ----------

Adjusted weighted average shares outstanding
 assuming dilution..................................................................    31,961,006     32,198,401     31,985,991
                                                                                        ==========     ==========     ==========

13.      STOCK COMPENSATION PLANS

STOCK OPTION PLANS

In May 1995, IMIC adopted the Industri-Matematik International Corp. Stock Option Plan ("1995 Plan"), and in October 1998, IMIC adopted the
Industri-Matematik International Corp. 1998 Stock Option Plan ("1998 Plan") (the 1995 Plan and 1998 Plan, collectively, "U.S. Plans").

The U.S. Plans provide for grants of incentive stock options to key employees (including officers and employee directors) of the Company and nonincentive stock options to key employees and members of IMIC's Board of Directors, consultants and other advisors of the Company who are not employees. The maximum term for either form of option is ten years, and the options which have been granted have had vesting periods of three to five years. A total of 3,000,000 shares of common stock were reserved for future issuance under the 1995 Plan, of which 2,259,500 were available for grant as of December 10, 2002. Of the total of 4,000,000 shares reserved for issuance under the 1998 Plan, 1,513,500 were available for grant as of December 10, 2002.

Since there has been a public market for the Company's common stock, all stock options have been granted with an exercise price equal to or exceeding the market price. IMIC's Board of Directors believes that all stock options granted prior to there being such public market were granted with an exercise period equal to or exceeding the fair value of such common stock on the date of the grant, based on the facts, circumstances and limitations existing at the time of their determinations.

Pursuant to the acquisition of IMIC by IMI Ireland, the U.S. Plans were cancelled in early 2003.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.      STOCK COMPENSATION PLANS (CONTINUED)

The following is a summary of option transactions and exercise prices as it relates to the U.S. Plans.

                                                                                               WEIGHTED
                                                                                               AVERAGE
                                                                                               EXERCISE
                                                           OPTIONS      PRICE PER OPTION        PRICE
                                                         ----------     ----------------       --------
Outstanding at April 30, 2000...................          3,984,850     $1.91  -- $26.38       $5.27
Granted.........................................            270,500     $1.72  -- $ 3.50       $2.24
Exercised.......................................           (151,900)    $1.91  -- $ 4.00       $2.03
Terminated......................................           (914,000)    $1.91  -- $20.38       $4.61
Outstanding at April 30, 2001...................          3,189,450     $1.72  -- $26.38       $5.31
Granted.........................................          1,753,500     $0.65  -- $ 1.15       $0.96
Exercised.......................................                 --     $  --  -- $   --       $  --
Terminated......................................         (1,305,950)    $1.00  -- $26.38       $8.29
Outstanding at April 30, 2002...................          3,637,000     $0.65  -- $26.38       $2.91
Granted.........................................            280,000     $0.70  -- $ 0.93       $0.77
Exercised.......................................                 --     $  --  -- $   --       $  --
Terminated......................................           (690,500)    $0.83  -- $ 6.00       $1.44
Outstanding at December 10, 2002................          3,226,500     $0.65  -- $26.38       $3.04
Vested at December 10, 2002.....................          1,994,091     $0.65  -- $26.38       $3.74

The following table summarizes information concerning outstanding and exercisable options as of December 10, 2002.

                      WEIGHTED AVERAGE                             OPTIONS EXERCISABLE
------------------------------------------------------------     -----------------------
                                                                                WEIGHTED
                                      REMAINING                  NUMBER         AVERAGE
     RANGE OF           NUMBER OF       LIFE        EXERCISE       OF           EXERCISE
 EXERCISE PRICES         OPTIONS       (YEARS)       PRICE       OPTIONS         PRICE
 ---------------         -------       -------       -----       -------         -----
$0.65  --   $ 2.00      1,785,400        8.4         $ 1.10       861,816        $ 1.29
$3.00  --   $ 3.69        617,600        7.0         $ 3.67       456,575        $ 3.68
$4.00  --   $ 6.00        704,000        5.8         $ 5.97       560,200        $ 5.97
$9.00  --   $26.38        119,500        4.3         $11.41       115,500        $11.38
-----  --   ------        -------        ---         ------       -------        ------
$0.65  --   $26.38      3,226,500        7.4         $ 3.04     1,994,091        $ 3.74
=====  ==   ======      =========        ===         ======     =========        ======

TRANSFERABLE STOCK OPTION PLAN

In October 2000, the Company instituted a Transferable Stock Option Plan ("Swedish Plan") which supplements the U.S. Plans for the benefit of selected employees subject to Swedish income taxation. Pursuant to the Swedish Plan, options may be sold to employees giving them the right to purchase shares of Company common stock at a purchase price equal to the market value of the common stock on the date of sale of the option. The purchase price for the option is its fair market value on the date of sale. The options are transferable, and if an employee owning an option terminates his employment with the Company, the Company has the right to repurchase his options at their then market value, or if the options are not publicly traded, at the original purchase price plus interest. A total of 500,000 shares were reserved for issuance under the Swedish Plan, all of which were available for grant as of December 10, 2002. Pursuant to the acquisition of IMIC by IMI Ireland, the Swedish Plan was cancelled in early 2003.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.      STOCK COMPENSATION PLANS (CONTINUED)

In May 2001, the Company instituted a Transferable Stock Option Plan for Abalon AB ("Abalon Plan"), a wholly owned subsidiary. The Plan is for the benefit of selected employees subject to Swedish income taxation. Pursuant to the Abalon Plan, options may be sold to employees giving them the right to purchase shares of Abalon AB common stock at a purchase price equal to the market value of the common stock on the date of sale of the option. The purchase price for the option is its fair market value on the date of sale. The options are transferable, and if an employee owning an option terminates his or her employment with the Company, the Company has the right to repurchase the employee's options at their then market value, or if the options are not publicly traded, at the original purchase price plus interest. The Abalon Plan provides for the possibility to issue up to 20 percent of the subsidiaries outstanding common stock. At April 30, 2002, there were 310,000 Abalon AB options outstanding representing 3 percent of the subsidiaries outstanding common stock. During the period ended December 10, 2002, the Company exercised its right to repurchase all of the options issued under the Abalon Plan. Prior to December 10, 2002, the Company terminated the Plan, and so there were no Abalon AB options outstanding at that date.

RESTRICTED STOCK PROGRAM

In May 1995, the Company instituted a restricted stock program pursuant to which shares of IMIC's common stock were purchased by certain key employees who may be taxable pursuant to the laws of Sweden in exchange for nonrecourse promissory notes ("Restricted Stock Program"). The shares were issued through a wholly owned subsidiary of IMIC, Software Finance Corporation ("SFC"). Principal on the promissory notes is due either nine or ten years after issuance with interest being due and payable annually.

No shares were sold during the period May 1, 2002 through December 10, 2002 or in fiscal years ended April 30, 2002 and 2001.

Under the terms of the Restricted Stock Program, SFC has an option to repurchase the shares issued to each employee provided it pays an annual option premium. The exercise price to be paid by SFC upon exercise of a purchase option is the fair market value, provided that if the option to purchase is exercised prior to the end of a stated period, then the exercise price is the initial purchase price for a percentage of the shares after the first anniversary of the option agreement, generally decreasing by 20 percent each subsequent year and the exercise price for the balance of the shares is fair market value. The annual option premium paid by SFC is at a rate substantially equal to the interest due on the nonrecourse promissory note. If it exercises an option, SFC has the right and obligation to apply against the payment of any principal due on the employee's promissory note any amounts payable by SFC to the recipient of the shares as the exercise price under the Option Agreement. The individual employee has no personal obligation under the note; liability is limited to the shares sold.

The shares sold pursuant to the Restricted Stock Program are included within common stock and additional paid-in capital in Stockholders' equity while the nonrecourse promissory notes are classified as a contra-account as notes receivable from Stockholders, and shown in Stockholders' equity. The Company has the ability to prevent the recipients from selling the purchased securities. The Company has not recognized any compensation expense in respect of the restricted stock in the statements of operations since the purchase price of the restricted stock did not differ from the estimated fair market value of the common stock on the date of issuance. The shares sold pursuant to the Restricted Stock Program and dividends paid thereon are subject to a pledge and security interest held by SFC.

During the year ended April 30, 2002, one former employee and certain current employees terminated their interest in 432,000 shares and the related notes were cancelled. As of April 30, 2002, 634,995 shares sold pursuant to the Restricted Stock Program, with respect to which the related non-recourse promissory notes remained unpaid, were outstanding. There was no activity in the program during the period from May 1, 2002 through December 10, 2002. In November and December 2002, the program was terminated in contemplation of IMIC's acquisition by IMI Ireland. SFC took possession of the remaining 634,995 outstanding IMIC shares, and the related non-recourse notes held by SFC were cancelled pursuant to termination agreements. On December 11, 2002, SFC's non-recourse notes to IMIC were cancelled and SFC gave possession of the shares to IMIC. IMIC's transfer agent cancelled the shares in January 2003.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.      STOCK COMPENSATION PLANS (CONTINUED)

EMPLOYEE STOCK PURCHASE PLAN

Effective February 26, 1997, IMIC adopted the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan ("ESPP") to provide eligible employees an opportunity to purchase shares of IMIC common stock at a discount from market value through payroll deductions and other contributions. 600,000 shares were reserved for purchase pursuant to the ESPP in December 1998, and May 2000, respectively. The ESPP establishes purchase periods of up to 23 months and two 6-month periods per calendar year commencing each January 1 and July 1. On the last day of each accrual period, participant account balances are used to purchase shares of common stock at the lesser of 85 percent of the fair market value of the common stock on such date or on the first day of the purchase period. No participant may purchase more than 500 shares in any accrual period or shares having a value in excess of $21 in any calendar year. Employees purchased 21,580, 103,038 and 284,756 shares at an average price of $0.51, $1.47 and $2.09 per share under the ESPP during the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and 2001.

PRO FORMA NET LOSS IN ACCORDANCE WITH SFAS NO. 123

As permitted by the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company applies APB Opinion 25 "Accounting for Stock issued to Employees" and related interpretations in accounting for its stock-based employee compensation plans. Accordingly, no compensation cost has been recognized for the stock options or for purchases under the ESPP. If compensation cost for stock option plans and its ESPP has been determined based on the fair value at the grant dates as defined by SFAS No. 123, the Company's pro forma net loss and loss per share would have been as follows:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
NET LOSS
     As reported....................................................................    $  (11,851)    $   (6,602)    $  (35,251)
     Pro forma......................................................................    $  (12,368)    $   (6,438)    $  (39,883)
NET LOSS PER SHARE
     As reported....................................................................    $    (0.37)    $    (0.20)    $    (1.10)
     Pro forma......................................................................    $    (0.39)    $    (0.20)    $    (1.25)

         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and 2001:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Expected term (years)...............................................................             5              5              5
Volatility factor...................................................................           101%           101%           100%
Risk-free interest rate.............................................................          4.42%          4.47%          5.21%
Dividend yield......................................................................          0.00%          0.00%          0.00%
Fair value..........................................................................    $     0.59     $     0.74     $     1.73

Shares issued under the ESPP were valued at the difference between the market value of the stock and the discounted purchase price of the shares on the date of the purchase. The date of grant and the date of purchase coincide for this plan.

The weighted average fair value of shares issued to employees under the ESPP was $0.17, $0.49 and $0.68 during the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and 2001.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14.      COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases office facilities and certain office equipment under various noncancellable operating lease agreements. Aggregate future minimum lease payments under noncancellable operating leases are as follows as of December 10, 2002:

PERIOD ENDING APRIL 30,
2003.............................................................................              $  1,520
2004.............................................................................                 3,667
2005.............................................................................                 2,687
2006.............................................................................                 1,532
2007.............................................................................                 1,339
2008.............................................................................                   929
Thereafter.......................................................................                 3,114
                                                                                               --------

Total future minimum lease payments..............................................                14,788

Less: Future lease payments receivable in respect of subleases...................                (7,420)
                                                                                               --------

                                                                                               $  7,368
                                                                                               ========

Of the $7,420 of future lease payments receivable in respect of subleases, $4,383 is contingent upon a sublease not exercising a termination clause in March 2006.

Total rent expense under the leases was $1,839, $5,558 and $5,371 for the period May 1, 2002 through December 10, 2002 and the years ended April 30, 2002 and April 30, 2001, respectively.

The Company is liable to pay social fees on the gains in connection with the exercise of the Company's stock options by its employees in Sweden. The amount of the future liability is dependent upon the number of options exercised and the market price. Social fees in Sweden are approximately 33 percent.

To offset this potential liability, during November 2000, the Company entered into a hedge transaction (Note 9).

During the period May 1, 2002 through December 10, 2002, IMAB has amortized its liability under the nationally-agreed standard pension plan, the ITP Plan, administered by the Swedish PRI Authority. The liability was reduced by $565. It is expected that IMAB will continue to amortize its remaining liability by approximately $650 per year for the next three and one-half years.

LITIGATION

In February 1999, a class action lawsuit was commenced by service of a complaint against the Company, certain of its officers, directors and controlling shareholders who sold shares of common stock during the class period, and its underwriters claiming violation of the Federal securities laws. The complaint was dismissed, but the plaintiff had the right and did serve a new complaint. A motion to dismiss the second complaint has been submitted. No answer to either complaint was filed. While management believes this action to be without merit, an unfavorable outcome in the class or any other action which may be brought against the Company may have a material adverse effect upon the Company business, operating results and financial condition.

15.      SEGMENT INFORMATION

In accordance with SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," the Company operates in one industry segment, the design, development, marketing, licensing and support of client/server application software. The Company is managed on a geographic basis and the Company's management evaluates the performance of its segments and allocates resources to them based upon income (loss) from operations. Income (loss) for operations for the geographic segments

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

15.      SEGMENT INFORMATION (CONTINUED)

excludes general corporate expenses and product development costs. The majority of software development occurs in Sweden although the Company maintains some development facilities in the United States. Product development costs and general corporate expenses are reported in the Corporate segment. Assets by reportable segment are not disclosed since the Company's management does not review segmented balance sheet information. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Segment data includes intersegment revenues.

The table below presents information about the Company's reportable segments:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Revenues
     United States..................................................................    $    8,219     $   19,974     $   28,220
     Nordic.........................................................................        15,900         24,214         28,383
     United Kingdom.................................................................         3,753          6,658          6,316
     Netherlands....................................................................         4,977          5,771          7,325
     Australia......................................................................           412            637          1,194
     Intercompany...................................................................        (3,474)        (2,845)        (2,744)
     Corporate......................................................................            --            871            661
                                                                                        ----------     ----------     ----------

         Total revenues.............................................................    $   29,787     $   55,280     $   69,355
                                                                                        ==========     ==========     ==========

Included in the revenues of Nordic for the period May 1, 2002 through December 10, 2002 and the year ended April 30, 2002, respectively, $2,414 and $1,804 were revenues earned from other companies within the group ("Intercompany"). Included in the revenues for United Kingdom for the period May 1, 2002 through December 10, 2002 and the year ended April 30, 2002, respectively, $1,059 and $1,026 were intercompany revenues. Included in the revenues for various countries, for the period May 1, 2002 through December 10, 2002 and the year ended April 30, 2002, respectively, $0 and $15 were intercompany revenues. Various countries consist of Netherlands, Australia and the United States.

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Loss from operations
     United States..................................................................    $   (1,613)    $    1,602     $    7,795
     Nordic.........................................................................        (8,513)         2,244          2,039
     United Kingdom.................................................................           609          1,304              1
     Netherlands....................................................................           163            279          1,918
     Other Europe...................................................................           672             (1)          (160)
     Australia......................................................................          (118)            22           (228)
     Canada.........................................................................           (16)            (3)            (3)
     Intercompany...................................................................            57            (64)        (2,072)
     Corporate......................................................................        (2,552)       (12,651)       (29,446)
                                                                                        ----------     ----------     ----------

        Total loss from operations..................................................    $  (11,311)    $   (7,268)    $  (20,156)
                                                                                        ==========     ==========     ==========

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

15.      SEGMENT INFORMATION (CONTINUED)

Geographic data for revenues based upon customer location and long-lived assets (which consist of noncurrent assets other than goodwill and other intangible assets) were as follows:

                                                                                         PERIOD
                                                                                       MAY 1, 2002        YEAR           YEAR
                                                                                         THROUGH          ENDED         ENDED
                                                                                       DECEMBER 10,     APRIL 30,      APRIL 30,
                                                                                           2002           2002           2001
                                                                                       ------------    ----------     ----------
Revenues
     United States..................................................................    $    6,756     $   17,311     $   23,086
     Nordic.........................................................................        13,404         22,065         25,546
     United Kingdom.................................................................         2,950          5,225          6,657
     Netherlands....................................................................         3,445          5,953          6,561
     Other Europe...................................................................         1,874          1,440          1,218
     Asia/Pacific...................................................................           412            638          1,455
     Rest of Americas...............................................................           946          2,648          4,832
                                                                                        ----------     ----------     ----------

       Total revenues...............................................................    $   29,787     $   55,280     $   69,355
                                                                                        ==========     ==========     ==========
Long-lived assets
     United States..................................................................    $      569     $      885     $    1,732
     Nordic.........................................................................         1,517          1,770          2,387
     United Kingdom.................................................................            73            346            410
     Netherlands....................................................................           106            116            158
     Australia......................................................................            12             18             66
                                                                                        ----------     ----------     ----------

       Total long-lived assets......................................................    $    2,277     $    3,135     $    4,753
                                                                                        ==========     ==========     ==========

MAJOR CUSTOMERS

For the period May 1, 2002 through December 10, 2002 and the year ended April 30, 2001, the Company had no single customer with sales comprising more than 10 percent of total revenues. For the year ended April 30, 2002, the Company had one single customer, Sherwin Williams, with sales comprising 10.4 percent of total revenues.

16.      RESTRUCTURING

On October 10, 2002, the Company announced a restructuring designed to reduce its operating costs. The restructuring has resulted in a charge of $5,500, which has been recorded in the second quarter of fiscal year 2003. As of December 10, 2002, $4,600 of that amount remains as a liability and has not yet been paid. The Company anticipates that approximately $1,500 and $1,500 of that amount will be paid in the third and fourth quarters of fiscal year 2003, respectively. The remaining amount of $1,600 will be paid in fiscal 2004.

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16.      RESTRUCTURING (CONTINUED)

The following table presents the components of the charge included:

                                                UNITED    REST OF
                                      SWEDEN    STATES    WORLD     TOTAL
                                      ------    ------    -----     -----
Severance benefits................    $4,561    $  254    $  381    $5,196
Lease obligations and terminations        --        --        53        53
Other.............................       110        30        92       232
                                      ------    ------    ------    ------

Total restructuring charge........    $4,671    $  284    $  526    $5,481
                                      ======    ======    ======    ======

Of the 68 employees terminated in Sweden, 6 worked in administration, 7 worked in sales and marketing, 26 worked in services and support and 29 worked in product development. Of the 15 employees terminated in the United States, 2 worked in administration, 7 worked in service and support, 4 worked in product development and 2 worked in sales and marketing. Of the 8 employees terminated in the Netherlands, 1 worked in administration, 2 worked in service and support and 5 worked in sales and marketing. The lease termination expenses were related to the space occupied by terminated employees.

The following table presents the components of the accrual at October 10, 2002 and the restructuring activity through December 10, 2002:

                                                                                   INITIAL       UTILIZATION      ACCRUAL AS OF
                                                                                    CHARGE       OF ACCRUAL     DECEMBER 10, 2002
                                                                                    ------       ----------     -----------------
Severance benefits............................................................    $    5,196     $     (782)        $    4,414
Lease obligations and terminations............................................            53             --                 53
Other.........................................................................           232           (110)               122
                                                                                  ----------     ----------         ----------

                                                                                  $    5,481     $     (892)        $    4,589
                                                                                  ==========     ==========         ==========

In April 2001, in order to reduce costs and increase efficiency, the Company announced a reorganization of its operations into four regional units each made up of sales, services, support and operations staff. In connection with the reorganization, the Company recorded a restructuring charge of $5,400 consisting primarily of employee severance costs, lease termination expenses and write-downs of certain property and equipment, of which $1,500 was utilized by April 30, 2001, and the balance utilized during the fiscal year ended April 30, 2002. The components of the charge included:

                                                                                          SWEDEN          U.S.           TOTAL
                                                                                          ------          ----           -----
Severance benefits..................................................................    $    2,431     $      366     $    2,797
Lease obligations...................................................................         1,057             --          1,057
Write-down on fixed assets..........................................................         1,490             --          1,490
Other...............................................................................            47             --             47
                                                                                        ----------     ----------     ----------

     Total restructuring charge.....................................................    $    5,025     $      366     $    5,391
                                                                                        ==========     ==========     ==========

             INDUSTRI-MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16.      RESTRUCTURING (CONTINUED)

The following table presents the components of the activity relating to the fiscal 2001 restructuring through April 30, 2002. No accrual remained at December 10, 2002:

                                         INITIAL      ACCRUAL                                    ACCRUAL
                                         CHARGE        AS OF                                      AS OF
                                        APRIL 30,    APRIL 30,     UTILIZATION     CURRENCY     APRIL 30,
                                          2001          2001       OF ACCRUAL       EFFECT        2002
                                        ---------    ---------     ----------       ------      ---------
Severance benefits..................    $   2,797    $   2,621     $    (2,550)    $    (71)    $      --
Lease obligations and terminations..        1,057          990            (958)         (32)           --
Writedown of fixed assets...........        1,490           --              --           --            --
Other...............................           47           47             (47)          --            --
                                        ---------    ---------     -----------     --------     ---------

                                        $   5,391    $   3,658     $    (3,555)    $   (103)    $      --
                                        =========    =========     ===========     ========     =========

17.      SUBSEQUENT EVENTS

In May 2003, the Company transferred the operations of its Swedish, Netherlands and United Kingdom subsidiaries, together with the intellectual property of the IMIC business, to IMI Ireland as part of a corporate reorganization.

On September 9, 2003, Chinadotcom Corporation ("Chinadotcom") purchased a 51% interest in IMI Ireland for a contribution of $25,000 into a parent company of IMI. Chinadotcom is a Cayman Islands company incorporated with limited liability that trades on NASDAQ under the symbol CHINA.

In October 2003, the Company sold the operations of its Abalon operations for $1,000. There was an insignificant gain recorded as a result of this transaction. This disposal was planned as part of IMI Ireland's acquisition of the Company.

             INDUSTRI MATEMATIK INTERNATIONAL CORP. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED JULY 31, 2002

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                 (in thousands, except share and per share data)

                                                                                                 07/31/02
                                                                                                ----------
                                                                                                (UNAUDITED)
                                                                                                -----------
ASSETS
Current assets:
        Cash and cash equivalents                                                              $   15,036
        Accounts receivable, less allowance for doubtful accounts of $1,059 at July 31,
            2002,                                                                                   6,329
        Accrued income                                                                              1,299
        Prepaid expenses                                                                            1,832
        Other current assets                                                                          335
                                                                                                ---------
                    Total current assets                                                           24,831
                                                                                                ---------

Non-current assets:
        Property and equipment, net                                                                 3,082
        Goodwill and other intangible assets                                                        3,095
        Long-term cash deposit                                                                      2,858
        Other non-current assets                                                                      901
                                                                                                ---------
                    Total non-current assets                                                        9,936
        Total assets                                                                            $  34,767
                                                                                                =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
        Accounts payable                                                                            1,153
        Accrued expenses and other current liabilities                                              6,134
        Accrued payroll and employee benefits                                                       5,088
        Deferred revenue                                                                            5,000
                                                                                                ---------
                    Total current liabilities                                                      17,375
                                                                                                ---------

Long-term liabilities:
        Accrued pension liability                                                                   2,322
        Other long-term liabilities                                                                   153
                                                                                                ---------
                    Total long-term liabilities                                                     2,475
                                                                                                ---------
        Total liabilities                                                                          19,850
                                                                                                ---------

Stockholders' equity:
        Common Stock; voting, $.01 par value; 75,000,000 shares authorized; 31,945,303
        shares issued and outstanding at July 31, 2002                                                320
        Additional paid-in capital                                                                120,860
        Accumulated deficit                                                                       (99,046)
        Accumulated other comprehensive loss                                                       (5,862)
        Notes receivable from stockholders                                                         (1,355)
                                                                                                ---------
                    Total stockholders' equity                                                     14,917
        Total liabilities and stockholders' equity                                              $  34,767
                                                                                                =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                     Three Months Ended
                                                                          7/31/02
                                                                     ------------------
Revenues:
        Licenses                                                          $    277
        Services and maintenance                                             9,825
        Other                                                                  353
                                                                          --------
                    Total revenues                                          10,455
                                                                          --------
Cost of revenues:
        Licenses                                                               160
        Services and maintenance                                             6,647
        Other                                                                  233
                                                                          --------
                    Total cost of revenues                                   7,040
                                                                          --------
                    Gross profit                                             3,415
                                                                          --------
Operating expenses:
        Product development                                                  2,504
        Sales and marketing                                                  2,359
        General and administrative                                           2,814
        Amortization of goodwill and other intangible assets                    --
                                                                          --------
                    Total operating expenses                                 7,677
                                                                          --------
Loss from operations                                                        (4,262)
                                                                          --------
Other income (expense):
        Interest income                                                        116
        Miscellaneous expense, net                                            (277)
                                                                          --------
Loss before income taxes                                                    (4,423)
Net loss                                                                    (4,423)
                                                                          ========

Net loss per share - basic                                                $  (0.14)
                                                                          --------

Net loss per share - assuming dilution                                    $  (0.14)
                                                                          ========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                     Three Months Ended
                                                                                          7/31/02
                                                                                     ------------------

Cash flows from operating activities:
Net loss                                                                                  $ (4,423)

Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                          401
        Provision for doubtful accounts                                                         --
        Loss on disposal of property and equipment                                              --
        Write-down on property and equipment                                                    --
Changes in operating assets and liabilities:
        Accounts receivable                                                                  2,088
        Contract receivables and prepaid expenses                                            1,057
        Income taxes receivable                                                                  3
        Other assets                                                                           179
        Accounts payable                                                                      (271)
        Accrued expenses and other current liabilities                                        (472)
        Accrued payroll, employee benefits and deferred revenue                               (203)
        Accrued pension liability                                                               26
                                                                                          --------
Net cash used in operating activities                                                       (1,615)
                                                                                          ========
Cash flows from investing activities:
        Proceeds from sale of short-term investments                                            --
        Additions to property and equipment                                                   (181)
        Payments for subsidiaries                                                              (50)
                                                                                          --------
Net cash flows provided by (used in) investing activities                                     (231)
                                                                                          ========
Cash flows from financing activities:
        Issuance of Common Stock                                                                --
        Other                                                                                   23
                                                                                          --------
Net cash flows provided by (used in) financing activities                                       23
                                                                                          ========
Translation differences on cash and cash equivalents                                           437
                                                                                          --------
Net increase (decrease)in cash and cash equivalents                                       $ (1,386)
                                                                                          ========

Cash and cash equivalents at beginning of period                                          $ 16,422
                                                                                          --------
Cash and cash equivalents at end of period                                                $ 15,036
                                                                                          --------
Supplemental disclosures of cash flow information:
Cash paid during the period for:
        Interest                                                                          $     --
        Income taxes                                                                      $      4

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       Interim Financial Statements

         The unaudited condensed consolidated financial statements included herein have been prepared by Industri-Matematik International Corp. and its subsidiaries (collectively, "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition at July 31, 2002, and the results of operations and cash flows for the three months ended July 31, 2002. The financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the fiscal year ended April 30, 2002. Results of operations and cash flows for the period ended July 31, 2002, are not necessarily representative of the results that may be expected for the fiscal year ending April 30, 2003, or any other future period.

2.       Comprehensive Loss

Total comprehensive loss was $(4,070,000) for the three months ended July 31, 2002. Total comprehensive loss includes net loss and currency translation adjustments.

3.       Net Loss per Share

Net loss per share has been computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." For each of the periods presented, net loss per share was based on the weighted average number of shares of Common Stock outstanding during the period. Net loss per share - assuming dilution was based on the weighted average number of shares of Common Stock and potential shares of Common Stock outstanding during the period. Potential shares of Common Stock relates to stock options outstanding for which the dilutive effect is calculated using the treasury stock method. The computations of net loss per share - assuming dilution for the three month period ended July 31, 2002, do not assume the exercise of stock options since the effect would be antidilutive as a result of the losses for the periods. There were 1,710,945 exercisable options outstanding as of July 31, 2002.

4.        Goodwill

In June 2001, the Financial Accounting Standards Board issued a Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS no. 142, "Goodwill and Other Intangible Assets." SFAS No.141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142 eliminates amortization of goodwill and intangible assets with indefinite lives and requires a transitional impairment test of these assets within six months of the date of adoption and an annual impairment test thereafter and in certain circumstances. The Company adopted SFAS No. 141 effective July 1, 2001 and adopted SFAS No. 142 effective May 1, 2002. The Company has completed the transitional impairment test of goodwill as of May 1, 2002, and no impairment was noted.

The following is a reconciliation of the net loss and loss per common share between the amounts reported by the Company and the adjusted amounts reflecting the new accounting requirements related to goodwill amortization for the period presented:

                                                                   Three Months Ended
                                                                      July 31, 2002
                                                                (in thousands, except per
                                                                       share data)
                                                               ----------------------------
Net loss as reported                                                 $     (4,423)
Add back goodwill amortization, net of tax                                     --
                                                                     ------------
Net loss as adjusted                                                 $     (4,423)
Net loss per share as reported                                       $      (0.14)
Net loss per share as adjusted                                       $      (0.14)

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4.       Goodwill (Continued)

Investment in Goodwill

The changes in the carrying amount of goodwill for the three months ended July 31, 2002 were as follows:

                                                             Abalon AB           Others
                                                            -----------------------------
                                                                  (in thousands)
Beginning balance May 1, 2002                               $      2,158      $       831
Additions                                                             --               50
Currency effect                                                       --               56
                                                            ------------      -----------
Ending balance July 31,2002                                 $      2,158      $       937

5. Accrued Expenses and Other Current Liabilities

                                                                            July 31, 2002
                                                                            -------------
                                                                            (in thousands)
Accrued purchases                                                           $        1,584
Accrued consultancy                                                                    186
Accrued pension taxes                                                                  807
Short-term portion pension liability                                                   637
Value-added tax                                                                         87
Employee withholding taxes                                                             484
Fair value provision for put option                                                  1,875
Option premium expense                                                                  63
Other                                                                                  411
                                                                            --------------
                                                                            $        6,134
                                                                            ==============

Hedge Transaction. In November, 2000, the Company entered into a hedge transaction with a Bank to offset potential Swedish social security fee liabilities which may result from the exercise of stock options by employees living in Sweden. The hedge transaction involved the issuance by the Bank of a call to the Company settleable in cash, which the Bank elected to cover by purchasing shares of the Company's Common Stock. The Company offset a portion of the cost of the call by issuing to the Bank a right to put shares of Company Common Stock to the Company. Gain or loss to the Company on the closing of the transaction will be realized based upon the increase or decrease in the price of the Company's Common Stock. In accordance with FAS 133 "Accounting for Derivative Instruments and Hedging Activities," the value of the put must be marked to market each reporting period and recorded in the Company's financial statements. As a result of the decline in the value of the Company Common Stock, the put is in a loss position and as such the Company has recorded a liability amounting to $1.9 million as of July 31, 2002. Adjustments to fair value reflect movements in the Company's Common Stock price which have resulted in non-operating charges at July 31, 2002 of $0.1 million. The provision is reviewed quarterly and adjusted to reflect the underlying Common Stock value and will be reversed in full if the price of the Common Stock reaches $4.536 per share, which is the exercise price of the put. On July 31, 2002, the exercise price of the call option ($4.536) used to hedge potential Swedish social security fees was above the market price of the Company's Common Stock. Since there was no active market for these types of options, the value of the call option was limited to a calculated option premium, which was offset in the financial statements by the corresponding premium on the put option. The original net premium of $50,000 is being amortized over the 5-year term of the options. The number of shares of Company Common Stock subject to the call at any given time, which depends on the number of options outstanding from time to time, is presently 450,000 and is not expected to exceed that number. It is anticipated that the hedge transaction will be open for several years. As part of that transaction, the Company deposited $2.1 million with the Bank and recorded a non-current asset in that amount. If the instruments were settled as of July 31, 2002, $ 1.9 million liability representing the fair value of the put would be netted against the cash deposit of $2.1 million, yielding net proceeds of approximately $200,000.

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

6. Accrued Payroll and Employee Benefits

                                                         July 31, 2002
                                                         --------------
                                                         (in thousands)
Accrued commissions                                      $           58
Accrued payroll taxes                                               366
Accrued vacation pay                                              1,391
Accrued salaries and bonus                                        1,312
Accrued severance costs                                           1,170
Accrued pension expenses                                            529
Other                                                               262
                                                         --------------
                                                         $        5,088
                                                         ==============

7. Segment Information

The Company operates in one industry segment, the design, development, marketing, licensing, and support of client/server application software. The Company is managed on a geographic basis and the Company's management evaluates the performance of its segments and allocates resources to them based upon income (loss) from operations. Income (loss) from operations for the geographic segments excludes general corporate expenses and product development costs. Product development costs and general corporate expenses are reported in the Corporate segment. Assets by reportable segment are not disclosed since the Company's management does not review segmented balance sheet information. Segment data includes inter-segment revenues.

The table below presents information about the Company's reportable segments:

                                                                         Three Months Ended
                                                                           July 31, 2002
                                                                         ------------------
                                                                            (in thousands)
Revenues:
     United States..........................................                $        3,187
     Nordic.................................................                         5,122
     United Kingdom.........................................                         1,240
     Netherlands............................................                         1,646
     Australia..............................................                           159
     Intercompany...........................................                          (670)
     Corporate..............................................                          (229)
                                                                            --------------
                                                                            $       10,455
                                                                            ==============

Included in the revenues for Nordic, for the quarter ended July 31, 2002, were revenues of $418,000, earned from other companies within the group. Included in the revenues for United Kingdom, for the quarter ended July 31, 2002, were revenues of $252,000, earned from other companies within the group.

                                                                           Three Months Ended
                                                                             July 31, 2002
                                                                           ------------------
                                                                            (in thousands)
Income (loss) from operations:
     United States..........................................                $         (197)
     Nordic.................................................                           746
     United Kingdom.........................................                             1
     Netherlands............................................                           122
     Australia..............................................                            28
     Canada.................................................                            --
     Intercompany...........................................                            14
     Corporate..............................................                        (4,976)
                                                                            --------------
                                                                            $       (4,262)
                                                                            ==============

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8.       New Accounting Pronouncements

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued in June 2002 and will become effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit Activity." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity's commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The Company is currently reviewing the requirements of this new standard and has not yet determined the impact, if any, on the Company's financial position or results of operations.

            STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES

                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED)
                   AND THE PERIOD FROM DATE OF INCORPORATION,
                    OCTOBER 23, 2002, THROUGH APRIL 30, 2003

                                      INDEX

                                                                                                              Page(s)
Report of Independent Auditors.........................................................................       I-144

FINANCIAL STATEMENTS

Combined Consolidated Balance Sheet ...................................................................       I-145

Combined Consolidated Statement of Operations..........................................................       I-146

Combined Consolidated Statement of Changes in Stockholder's Equity (Deficit)...........................       I-147

Combined Consolidated Statement of Cash Flows..........................................................       I-148

Notes to the Combined Consolidated Financial Statements................................................       I-149

REPORT OF INDEPENDENT AUDITORS

The Boards of Directors and Stockholder of
STG and IMI Global Holdings Ireland Limited

In our opinion, the accompanying combined consolidated balance sheet and the related combined consolidated statements of operations, changes in stockholder's deficit and cash flows present fairly, in all material respects, the financial position of STG, IMI Global Holdings Ireland Limited and their respective subsidiaries (the "Company") at April 30, 2003 and the results of their operations and their cash flows for the period from the date of incorporation, October 23, 2002 through April 30, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

October 4, 2003, except for paragraph 2 of Note 7 and paragraph 2 of Note 19, as to which the date is October 15, 2003

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
COMBINED CONSOLIDATED BALANCE SHEET
JULY 31, 2003 (UNAUDITED) AND APRIL 30, 2003
(IN THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                                 (UNAUDITED)
                                                                                                  JULY 31,     APRIL 30,
                                                                                                    2003         2003
ASSETS
Current assets
   Cash and cash equivalents                                                                       $ 4,598     $ 9,961
   Accounts receivable, less allowance for doubtful accounts of $31 at
     July 31, 2003 and April 30, 2003                                                                5,029       5,846
   Unbilled receivables                                                                                238         205
   Prepaid expenses                                                                                  2,062       2,029
   Other current assets                                                                                300         870
   Current assets of discontinued operations held for sale                                             924       1,419
                                                                                                   -------     -------
          Total current assets                                                                      13,151      20,330
                                                                                                   -------     -------
Noncurrent assets
   Property and equipment, net                                                                       1,821       1,818
   Goodwill and other intangible assets                                                              9,405       9,836
   Long-term cash deposit                                                                              461         461
   Other noncurrent assets                                                                             817         811
   Non-current assets of discontinued operations held for sale (includes
     goodwill of $938 and $718, respectively)                                                          967         756
                                                                                                   -------     -------
          Total noncurrent assets                                                                   13,471      13,682
                                                                                                   -------     -------
          Total assets                                                                             $26,622     $34,012
                                                                                                   =======     =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
   Current portion of long-term debt                                                               $ 1,750     $ 1,750
   Note payable to Stockholder                                                                           -       3,953
   Accounts payable                                                                                  1,383       1,477
   Accrued expenses and other current liabilities                                                    2,841       3,886
   Accrued payroll and employee benefits                                                             1,965       3,323
   Accrued restructuring and transaction costs                                                       3,012       4,852
   Deferred revenue                                                                                  6,621       6,797
   Current liabilities of discontinued operations held for sale                                        941       1,225
                                                                                                   -------     -------
          Total current liabilities                                                                 18,513      27,263
                                                                                                   -------     -------
Long-term liabilities
   Long-term debt, net of current portion                                                            4,521       4,958
   Accrued pension liability                                                                         2,552       2,550
   Other long-term liabilities                                                                          46          70
                                                                                                   -------     -------
          Total long-term liabilities                                                                7,119       7,578
                                                                                                   -------     -------
          Total liabilities                                                                         25,632      34,841
                                                                                                   -------     -------
Commitments and contingencies (Note 15)

Stockholder's equity (deficit)
   Common stock of STG, $1.00 par value; 50,000 shares authorized, $50,000 issued and
     outstanding                                                                                        50          50
   Preferred stock of IMI Global Holdings Ireland Limited, 34,000,000 10% Cumulative
     Preference shares, $0.001 par value shares authorized, issued and outstanding                      34           -
   Common stock of IMI Global Holdings Ireland Limited, 1 ordinary share
     Euro 1.00 par value; 40,000,000 ordinary shares, $0.001 par value,
     1 ordinary share Euro 1.00 issued and outstanding                                                   -           -
   Additional paid-in capital                                                                        1,966           -
   Receivable from Stockholder                                                                         (37)        (37)
   Accumulated deficit                                                                                (700)       (522)
   Accumulated other comprehensive loss                                                               (323)       (320)
                                                                                                   -------     -------
          Total Stockholder's equity (deficit)                                                         990        (829)
                                                                                                   -------     -------
          Total liabilities and Stockholders' equity (deficit)                                     $26,622     $34,012
                                                                                                   =======     =======

The accompanying notes are an integral part of the combined consolidated financial statements.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS, EXCEPT SHARES DATA)

                                                                   (UNAUDITED)
                                                                      THREE          OCTOBER 23,
                                                                      MONTHS            2002
                                                                      ENDED            THROUGH
                                                                     JULY 31,          APRIL 30,
                                                                       2003             2003
REVENUES
Licenses                                                             $    567          $  1,006
Services and maintenance                                                8,445            14,967
Other                                                                     460               649
                                                                     --------          --------
          Total revenues                                                9,472            16,622
                                                                     --------          --------
COST OF REVENUES
Licenses                                                                   84               329
Services and maintenance                                                5,614             9,190
Other                                                                     169               227
                                                                     --------          --------
          Total cost of revenues                                        5,867             9,746
                                                                     --------          --------
          Gross profit                                                  3,605             6,876
                                                                     --------          --------
OPERATING EXPENSES
Product development                                                       940             2,000
Sales and marketing                                                       747             1,591
General and administrative                                              1,056             1,627
Amortization of other intangible assets                                   360               601
Reorganization related costs                                               95               824
                                                                     --------          --------
          Total operating expenses                                      3,198             6,643
                                                                     --------          --------
Operating income                                                          407               233
                                                                     --------          --------
OTHER INCOME (EXPENSE)
Interest income                                                            25                64
Interest expense                                                         (161)             (213)
Miscellaneous expense, net                                               (151)              (90)
                                                                     --------          --------
Income (loss) from continuing operations before income taxes              120                (6)
Provision for income taxes                                                (88)             (622)
                                                                     --------          --------
Net income (loss) from continuing operations                               32              (628)

Income (loss) from discontinued operations, net of tax of $0             (210)              106
                                                                     --------          --------

          Net loss                                                   $   (178)         $   (522)
                                                                     ========          ========

The accompanying notes are an integral part of the combined consolidated financial statements.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
COMBINED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                                                      COMMON           PREFERRED
                                                                                     STOCK OF           STOCK OF
                                                                                    IMI GLOBAL         IMI GLOBAL
                                                                    COMMON           HOLDINGS           HOLDINGS          ADDITIONAL
                                               COMPRE-             STOCK OF           IRELAND           IRELAND             PAID-IN
                                             HENSIVE LOSS            STG              LIMITED           LIMITED             CAPITAL
BALANCE AS OF OCTOBER 23, 2002                  $    -              $                 $     -           $      -            $     -

Issuance of 50,000 shares of common
stock of STG on October 23, 2002                      -                  50                 -                  -                  -

Issuance of one share of common stock
of IMI Global Holdings Ireland
Limited on November 8, 2002                           -                   -                 -                  -                  -

Net loss                                           (522)                  -                 -                  -                  -

Currency translation adjustment                    (320)                  -                 -                  -                  -
                                                -------             -------           -------            -------            -------
BALANCE AS OF APRIL 30, 2003                       (842)                 50                 -                  -                  -
                                                -------             -------           -------            -------            -------
Issuance of 34,000,000 10% Cumulative
Preference Shares on May 1, 2003                      -                   -                 -                 34              1,966

Net loss                                           (178)                  -                 -                  -                  -

Currency translation adjustment                      (3)                  -                 -                  -                  -
                                                -------             -------           -------            -------            -------
BALANCE AS OF JULY 31,
2003 (UNAUDITED)                                $  (181)            $    50           $     -            $    34            $ 1,966
                                                =======             =======           =======            =======            =======
                                                                 ACCUMULATED            NOTE                TOTAL
                                                                    OTHER            RECEIVABLE         STOCKHOLDER'S
                                             ACCUMULATED           COMPRE-              FROM               EQUITY
                                               DEFICIT           HENSIVE LOSS        STOCKHOLDER          (DEFICIT)
BALANCE AS OF OCTOBER 23, 2002                 $     -             $     -             $     -             $     -

Issuance of 50,000 shares of common
stock of STG on October 23, 2002                     -                   -                 (37)                 13

Issuance of one share of common stock
of IMI Global Holdings Ireland
Limited on November 8, 2002                          -                   -                   -                   -

Net loss                                          (522)                  -                   -                (522)

Currency translation adjustment                      -                (320)                  -                (320)
                                               -------             -------             -------             -------
BALANCE AS OF APRIL 30, 2003                      (522)               (320)                (37)               (829)
                                               -------             -------             -------             -------
Issuance of 34,000,000 10% Cumulative
Preference Shares on May 1, 2003                     -                   -                   -               2,000

Net loss                                          (178)                  -                   -                (178)

Currency translation adjustment                      -                  (3)                  -                  (3)
                                               -------             -------             -------             -------
BALANCE AS OF JULY 31,
2003 (UNAUDITED)                               $  (700)            $  (323)            $   (37)            $   990
                                               =======             =======             =======             =======

The accompanying notes are an integral part of the combined consolidated financial statements.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS

                                                                                               (UNAUDITED)
                                                                                          THREE        OCTOBER 23,
                                                                                          MONTHS          2002
                                                                                          ENDED          THROUGH
                                                                                         JULY 31,        APRIL 30,
                                                                                          2003            2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                 $   (178)       $   (522)
Less: (Income) loss from discontinued operations                                              210            (106)
                                                                                         --------        --------
Net income (loss) from continuing operations                                                   32            (628)
Adjustments to reconcile net loss to net cash used in operating activities
   Depreciation and amortization                                                              655           1,080
   Impairment of property and equipment                                                        23             184
   Deferred income taxes                                                                       49             565
   Changes in operating assets and liabilities
     Accounts receivable                                                                      817           3,881
     Accrued income and prepaid expenses                                                      (98)          1,147
     Income taxes                                                                               -             140
     Other assets                                                                             564           1,820
     Accounts payable                                                                         (94)            566
     Accrued expenses and other current liabilities                                        (2,885)         (7,306)
     Accrued payroll and employee benefits                                                 (1,358)         (1,155)
     Deferred revenue                                                                        (176)          1,542
     Accrued pension liability                                                                  2               9
     Other liabilities                                                                        (24)            (37)
     Other                                                                                   (140)           (259)
                                                                                         --------        --------
       Net cash flows (used in) provided by operating activities                           (2,633)          1,549
                                                                                         ========        ========
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                                                          (339)           (263)
Payment for subsidiary, net of cash acquired of $9,379                                          -          (1,574)
                                                                                         --------        --------
       Net cash flows used in investing activities                                           (339)         (1,837)
                                                                                         --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan from stockholder                                                             -          10,953
Repayments of loan to stockholder                                                          (1,953)         (7,000)
Proceeds from term loan                                                                         -           7,000
Issuance of common stock                                                                        -              13
Financing costs on term loan                                                                    -            (517)
Installment payment on term loan                                                             (438)           (292)
                                                                                         --------        --------
       Net cash flows (used in) provided by financing activities                         $ (2,391)       $ 10,157
                                                                                         --------        --------
Translation differences on cash and cash equivalents                                            -              92
                                                                                         --------        --------
Net increase in cash and cash equivalents                                                  (5,363)          9,961
Cash and cash equivalents at beginning of period                                            9,961               -
                                                                                         --------        --------
Cash and cash equivalents at end of period                                               $  4,598        $  9,961
                                                                                         ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for
   Interest                                                                              $    183        $    133
   Income taxes                                                                          $      -        $      -

NON-CASH FINANCING ACTIVITY
Issuance of common stock of STG for note receivable                                      $      -        $     37
Issuance of preferred stock of IMI Global Holdings in exchange for cancellation of
note payable                                                                             $  2,000        $      -

The accompanying notes are an integral part of the combined consolidated financial statements.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

1.       ORGANIZATION AND NATURE OF BUSINESS

         These are the combined consolidated financial statements for the three months ended July 31, 2003 and the period from October 23, 2002 through April 30, 2003 for the following related companies and their respective subsidiaries:

         - STG, a Cayman Islands exempted company with limited liability that was incorporated on October 23, 2002.

         - IMI Global Holdings Ireland Limited ("IMI Ireland"), a private limited liability company incorporated and organized under the laws of the Republic of Ireland. IMI Ireland was incorporated on November 8, 2002 under the name of STG OMS Ireland Limited. On January 25, 2003, its name was changed to IMI Global Holdings Ireland Limited.

         STG and IMI Ireland (together with their respective subsidiaries, "IMI" or the "Company") were wholly owned subsidiaries of and under the common control of Symphony Technology II-A L.P. ("Symphony" or "Stockholder"), a Delaware limited liability partnership, for the period from their respective incorporations until May 14, 2003. On May 14, 2003, STG acquired IMI Ireland and its subsidiaries from Symphony pursuant to a corporate reorganization. This reorganization did not result in a change in the historical book values of the assets and liabilities of IMI Ireland since STG and IMI Ireland are under the common control of Symphony.

         The Company was inactive until December 11, 2002, when IMI Ireland acquired the entire issued common stock of Industri-Matematik International Corporation ("IMIC") for $11.0 million. IMIC was a Delaware corporation that was previously traded on the NASDAQ National Market ("NASDAQ") under the symbol IMIC. Funding for the acquisition of IMIC was provided to IMI Ireland in the form of both a short-term note payable and a partial capital contribution from Symphony (Note 12).

         As a result of its acquisition by IMI Ireland, IMIC was delisted from NASDAQ. These combined consolidated financial statements cover the three months ended July 31, 2003 and the period from October 23, 2002 (the date of incorporation of STG) through April 30, 2003. These combined consolidated financial statements include the results of operations of the IMIC business for the three months ended July 31, 2003 and the period December 11, 2002 (the date of IMIC's acquisition by IMI Ireland) through April 30, 2003.

         Effective May 1, 2003, the Company will begin to prepare consolidated financial statements on a calendar year closing period ending the twelve months, December of the respective calendar year. For the calendar year 2003, results will only reflect financial information for the eight months ended December 31, 2003 given this change during the calendar year.

         IMI develops, market and supports client/server and Internet-based application software that enables manufacturers, distributors, wholesalers, retailers, logistics service providers and e-businesses to more effectively manage their supply chains and their customer relationships. Supply chain management encompasses the execution of multiple customer-focused order fulfillment processes, including order management, pricing and promotion, handling, sourcing, warehouse management, transportation management, service management, customer relationship management and replenishment planning and coordination. IMI's software products monitor and manage event beyond the physical limitations of the enterprise. IMI's software products are designed to meet the complex fulfillment and customer service needs of distribution-intensive businesses. These products allow customers to leverage the value of their existing enterprise systems by integrating with legacy, new client/server and new Internet-based manufacturing, advanced planning and financial management systems. IMI has a professional services organization and relationships with third-party technology vendors and system integrators that configure solutions for clients.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

2.       SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The combined consolidated financial statements include the accounts of STG, IMI Ireland and their respective subsidiaries, whose ultimate parent during the period presented was Symphony. All significant intercompany accounts and transactions have been eliminated in consolidation.

         REVENUE RECOGNITION

         License revenues represent sales of the Company's software. Service revenues represent sales from consulting implementation and training services (together referred to as "professional services"). Annual maintenance and support revenues consist of ongoing support and sales of product updates. Other revenues primarily represent hardware sales. Revenue is recognized when the basic criteria in Statement of Position ("SOP") 97-2, Software Revenue Recognition, have been met - which are that persuasive evidence of an arrangement exists and delivery has occurred, the fee fixed and determinable, collectibility is probable and the arrangement does not require significant customization of the software.

         The Company typically licenses its software in multiple element arrangements in which the customer purchases a combination of software, maintenance/support and/or professional services. The Company is able to determine fair value for professional service and support and maintenance based on the price charged when these elements are sold separately. For professional service engagements, the Company's estimates of fair value are supported by hourly rates charged to customers in professional service engagements where there is no associated license or maintenance/support arrangements. For maintenance/support contracts, pricing of contract renewals after the initial contract term has expired supports the Company's estimates of fair value. The Company does not sell its software product on a stand-alone basis; it is always sold with maintenance/support services. Accordingly, the fair value of the software is determined using the residual approach in these multiple-element arrangements.

         Maintenance and support revenue is deferred and recognized ratably over the term of the agreement, generally one year. Service revenue is recognized as the Company performs the services in accordance with the contract.

         In a multiple element arrangement when fair value exists for all of the undelivered elements in the arrangement, but does not exist for one of the delivered elements in the arrangement, the Company recognizes revenue using the "residual method" in accordance with SOP 98-9, Software Revenue Recognition in Respect to Certain Arrangements. Under the "residual method," the Company defers revenue for the fair value of its undelivered elements (typically, professional services and maintenance) and recognizes revenue for the remainder of the arrangement fee attributable to the delivered elements (typically, the software product) when the basic criteria in SOP 97-2, Software Revenue Recognition, have been met.

         If the Company provides services on a fixed price contract, or the services are considered essential to the functionality of software products sold, or if software sold requires significant production, modification or customization, license and services revenue is accounted for in accordance with SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts, which requires the used of the percentage-of-completion method of revenue recognition. In these cases, software revenue is recognized based on labor hours incurred to date compared to total estimated labor hours for the contract.

         Under the terms of the Company's License Agreements and Professional Service Agreements, in general, the only warranties provided are that the software will function in accordance with the applicable software documentation by a specified date. As these warranties are effective for a very limited time period and historically the Company has not had any significant warranty claims, the Company's policy has been to record no warranty provision upon the recognition of license revenues. In addition, due to the Company's insignificant product returns and price adjustments in past years, no provision is made for product returns and price adjustments upon recognition of software license revenues. The Company reviews on a project-by-project basis the cost of claims that it considers to be "warranty" type claims under Professional Services Agreements by establishing project reserves. The Company will continue to evaluate the need for recording a warranty provision upon recognition of software license revenues and delivery of customer modification work.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         PRODUCT DEVELOPMENT COSTS

         Software development costs are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.

         Costs incurred in the product development of new software products are expensed as incurred until technological feasibility has been established. To date, the establishment of technological feasibility of the Company's products and general release substantially coincide. As a result, the Company has not capitalized any software development costs since such costs have been immaterial.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon estimated useful lives of the assets as follows:

 Computer equipment                                                   3 years
 Furniture and fixtures                                         1 to 10 years
 Leasehold improvements                                               5 years
 Software acquired                                               1 to 3 years

         Equipment purchased under capital leases is amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term.

         Upon retirement or sale of property and equipment, cost and accumulated depreciation on such assets are removed from the accounts and any gains or losses are reflected in the statement of operations. Maintenance and repairs are charged to expense as incurred.

         INTANGIBLE ASSETS

         Intangible assets are valued at their historic cost and are reviewed periodically and adjusted for any reduction in value. Intangibles are amortized to income on a straight-line basis over their useful life. The amortization period is determined at time of acquisition, based upon management's evaluation and considering factors such as existing market share, potential sales growth and other factors in the acquired asset.

         The useful lives assigned to intangibles currently on the balance sheet are:

Customer contracts and relationships                         10 years
Completed software technology                                 3 years

         LONG-LIVED ASSETS

         The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets which provides guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and defines what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented.

         The carrying values of long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment would be determined based on a comparison of future undiscounted cash flows to the underlying assets. If required, adjustments would be measured based on discounted cash flows.

         FOREIGN CURRENCY TRANSLATION

         The functional currency of IMI's foreign subsidiaries is the applicable local currency. The translation from the respective foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included in miscellaneous expense, except for the effect of exchange rates on intercompany transactions of a long-term nature, which are accumulated and credited or charged to other comprehensive loss.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         CONCENTRATION OF RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable with customers and cash balances with financial institutions in excess of federally insured amounts. The Company monitors the credit quality of such financial institutions. Credit risk with respect to accounts receivable, however, is limited due to the number of customers comprising the Company's customer base and their dispersion principally across the United States, Scandinavia, the United Kingdom, the Netherlands and Australia. The Company's customers are generally multi-national companies in the food and beverage, pharmaceutical, consumer electronics, automotive parts and industrial sector industries. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains allowances for potential credit losses.

         A significant portion of the Company's business is conducted in currencies other than the U.S. dollar (the currency in which its financial statements are stated), primarily the Swedish krona and, to a lesser extent, the U.K. pound sterling, the Euro, the Australian dollar and the Canadian dollar. The Company incurs a significant portion of its expenses in Swedish krona, including a significant portion of its product development expenses and a substantial portion of its general and administrative expenses. As a result, appreciation of the value of the Swedish krona relative to the other currencies in which the Company generates revenues, particularly the U.S. dollar, could adversely affect operating results. The Company does not currently undertake hedging transactions to cover its currency exposure, but the Company may choose to hedge a portion of its currency exposure in the future as it deems appropriate.

         License and service and maintenance revenues related to the Company's software products are expected to represent a substantial portion of the Company's revenues in the future. The Company's success depends on continued market acceptance of its suite of software and services as well as the Company's ability to introduce new versions of software or other products to meet the evolving needs of its customers.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid, low risk debt instruments purchased with original maturity dates of three months or less to be cash equivalents.

         UNBILLED RECEIVABLES

         Unbilled receivables represents unbilled income recognized on fixed price services contracts and scheduled amounts due from customers on terms, which are longer than typical trade terms.

         USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements an the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

         COMPREHENSIVE LOSS

         The Company follows SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components. "Comprehensive loss" includes foreign currency translation gains and losses that have been previously excluded from net loss and reflected instead in equity. The Company has reported the components of comprehensive loss on its combined consolidated statements of stockholders' equity.

         CASH FLOW INFORMATION

         Cash flows in foreign currencies have been converted to U.S. dollars at an approximate weighted average exchange rate.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, receivables and payables,

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         derivative instruments and current portions of long-term debt are deemed to approximate fair value due to their short maturities. The carrying amount of long-term debt with banks are also deemed to approximate their fair value.

         INCOME TAXES

         The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates that are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statements carrying amount and the tax bases of existing assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in net income in the period in which the tax rate change in enacted. The statement also requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely that not that some or all of the deferred tax assets may not be realized.

         DEFERRED FINANCING COSTS

         External professional costs incurred in connection with the issuance of long-term borrowings are capitalized as an asset and amortized over the term of the debt facility.

         EFFECT OF RECENT PRONOUNCEMENTS

         In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others ("FIN No. 45"). FIN No. 45 requires that a guarantor recognize a liability at inception of certain guarantees and disclose certain other types of guarantees, even if the likelihood of requiring the guarantor's performance is remote. The initial recognition and measurement provisions of FIN No. 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure provisions of FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.

         The Company's standard product license agreement contains clauses whereby the Company warrants that the licensed software does not infringe any third-party copyright or patent. The Company's obligations for a breach of this warranty shall be to modify or replace the licensed software at the Company's expense with functionally equivalent software so as to eliminate the infringement and to indemnify the Customer from any third party infringement claim. The Company does not expect to incur any infringement liability as a result of the customer indemnification clauses.

         In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, Consolidation of Variable Entities ("FIN No. 46"), an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, which addresses the criteria for consolidation by business enterprises of variable interest entities. We do not have variable interest entities and, therefore, FIN No. 46 will have no impact on our financial position or results of operations.

         SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued in June 2002 and became effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit Activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and states that an entity's commitment to an exit plan, by itself, does not create a present obligation that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The Company's adoption of SFAS No. 146 did not have a material impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments at the beginning of the first interim period beginning after June 15, 2003.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The adoption of SFAS No. 150 did not have a material effect on the Company's results of operations, liquidity, or financial condition.

3.       ACCOUNTS RECEIVABLE ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The following table provides a summary of the activity in the accounts receivable allowance for doubtful accounts for the periods October 23, 2003 through April 30, 2003 and April 30, 2003 through July 31, 2003:

Balance at October 23, 2003                             $   -
Arising on acquisition of IMIC                             31
Charged to expense                                          -
Deductions                                                  -
                                                        -----
Balance at April 30, 2003                                  31
                                                        -----
Charged to expense                                          -
Deductions                                                  -
Balance at July 31, 2003 (unaudited)                    $  31
                                                        =====

4.       FOREIGN CURRENCY TRANSLATION

         For the three months ended July 31, 2003 (unaudited) and the period October 23, 2002 through April 30, 2003, the Company recorded foreign exchange losses of $82 and $118, respectively.

5.       PROPERTY AND EQUIPMENT

         Property and equipment is recorded at cost, less accumulated depreciation and amortization. Property and equipment consist of:

                                                                       (UNAUDITED)
                                                                        JULY 31,        APRIL 30,
                                                                          2003            2003
Computer software and equipment                                        $  1,666         $  1,345
Furniture and fixtures                                                      727              732
Leasehold improvements                                                      220              220
                                                                      ---------         --------
                                                                          2,613            2,297
Less accumulated depreciation and amortization                             (792)            (479)
                                                                      ---------         --------
                                                                      $   1,821         $  1,818
                                                                      =========         ========

6.       GOODWILL AND INTANGIBLE ASSETS

         The Company follows SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 142 eliminates amortization of goodwill and intangible assets with indefinite lives and requires a transitional impairment test of these assets within six months of the date of adoption and an annual impairment test thereafter and in certain circumstances.

         On December 11, 2002, the Company acquired the outstanding common stock of IMIC with all of its net assets (Note 1). The results of IMIC's operations have been included in the combined consolidated financial statements since that date. Tangible assets and liabilities were recorded based on their respective fair values. Identifiable intangible assets as of the acquisition date consisted of existing proprietary software technology,

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         customer contracts and related relationships. These too have been recorded at fair value, based upon management's assessments of discontinued future cash flows, in addition to considering the results of a valuation carried out by an independent third party firm of appraisers.

         The aggregate purchase price was $10,953 in cash less $9,379 of cash acquired. The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition, based on the third party valuation. Goodwill, being the excess of the purchase price over the fair value of the assets and liabilities acquired, has been recorded in the books as follows:

CONSIDERATION
Cash paid net of cash of $9,379 acquired                                        $  1,574
Assumed liabilities at fair value                                                 24,214
Accrued restructuring costs                                                        3,343
Accrued transaction costs                                                          1,883
                                                                                --------
     Total consideration                                                          31,014

ASSETS ACQUIRED
Current assets, less cash                                                         13,730
Other assets                                                                       3,336
Net assets of discontinued operations held for sale (Note 7)                         126
Fixed assets                                                                       2,102
Intangible assets                                                                  6,500
                                                                                --------
      Total assets acquired                                                       25,794
                                                                                --------
Goodwill on date of acquisition of IMIC                                         $  5,220
                                                                                ========
Portion of goodwill attributable to discontinued operations held for sale       $    718
                                                                                ========

At July 31, 2003, the Company has $4,804 of goodwill, of which $938 is attributable to assets of discontinued operations held for sale, and $5,539 of unamortized identifiable intangible assets. The Company has adopted the provisions of SFAS No. 142 and accordingly, does not record amortization relating to its existing goodwill.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

The changes in the carrying amount of goodwill for the periods ended April 30, 2003 and the three months ended July 31, 2003 (unaudited), are as follows:

                                                                                   GOODWILL
Balance at date of incorporation                                                  $       -
Plus: Amount arising out of the acquisition of IMIC (of which $718 is
     attributable to net assets of discontinued operations held for sale)             5,220

Less: Adjustment resulting from the reversal of an opening balance sheet deferred tax asset valuation allowance on subsequently utilized net
     operating loss carryforwards                                                      (565)
                                                                                  ---------
Balance at April 30, 2003                                                             4,655

Plus: Adjustment resulting from change in net assets of discontinued
      operations held for sale                                                          198

Less: Adjustment resulting from the reversal of an opening balance sheet deferred tax asset valuation allowance on subsequently utilized
      net operating loss carryforwards                                                  (49)
                                                                                  ---------

Balance at July 31, 2003                                                          $   4,804
                                                                                  =========

The following are identifiable intangible assets that have finite lives and are subject to amortization:

                                                         AS OF APRIL 30, 2003
                                       --------------------------------------------------------
                                                        GROSS                             NET
                                       ESTIMATED      CARRYING       ACCUMULATED       CARRYING
                                          LIFE         AMOUNT        AMORTIZATION       AMOUNT
INTANGIBLE ASSETS
Customer contracts and related
     relationships                     10 years        $3,100         $ (129)           $2,971
Existing software technology            3 years         3,400           (472)            2,928
                                                       ------         ------            ------
                                                       $6,500         $ (601)           $5,899
                                                       ======        =======            ======

                                                   AS OF JULY 31, 2003 (UNAUDITED)
                                     ----------------------------------------------------------
                                                        GROSS                             NET
                                     ESTIMATED        CARRYING       ACCUMULATED       CARRYING
                                       LIFE            AMOUNT        AMORTIZATION       AMOUNT
INTANGIBLE ASSETS
Customer contracts and related
    relationships                    10 years          $3,100         $ (206)         $ 2,894
Existing software technology          3 years           3,400           (755)           2,645
                                                       ------         ------          -------
                                                       $6,500         $ (961)         $ 5,539
                                                       ------         ------          -------

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The total amortization expense for three months ended July 31, 2003(unaudited) and the period ended April 30, 2003 is $360 and $601, respectively. The estimated aggregate amortization expense for the next five succeeding fiscal periods is:

FOR THE PERIOD ENDED APRIL 30,
2004                                     $1,083
2005                                      1,443
2006                                        972
2007                                        310
2008                                        310
Thereafter                                1,421
                                         ------
                                         $5,539
                                         ======

         The Company had no identifiable intangible assets with indefinite lives that are not subject to amortization at July 31, 2003 or April 30, 2003.

7.       DISCONTINUED OPERATIONS

         As a result of the acquisition of IMIC, the Company has acquired a 100 percent ownership interest in Industri-Matematik Abalon AB ("Abalon"). The Company held Abalon exclusively with a view for subsequent sale, and, accordingly, the net results of the operations of Abalon are classified as income from discontinued operations in these combined consolidated financial statements. The assets and liabilities of Abalon are classified as being held for sale, and accordingly, these are presented separately in the assets and liability sections in the combined consolidated balance sheet. The Company did not receive any dividends from Abalon during the period ended April 30, 2003.

         The Company disposed of all of its interest in Abalon on October 15, 2003 for cash consideration. Under the terms of the transaction, the Company will enter into a non-exclusive reseller agreement with Abalon so that it can continue to sell Abalon software products to existing customers and as part of a suite of IMI products. The terms of the reseller agreement will be at arms length.

         IMI's net investment in Abalon at July 31, 2003 (unaudited) and April 30, 2003 comprises the following:

Expected disposal proceeds                                                      $1,000
Expected costs of disposal                                                         (50)
                                                                                ------
Net assets of discontinued operations held for sale                             $  950
                                                                                ======

         Following are the condensed results of Abalon for the periods:

                                                                            (UNAUDITED)
                                                                             JULY 31,      APRIL 30,
                                                                               2003          2003
Revenues                                                                      $  932        $1,830
Cost of Revenues                                                                 577           913
Operating expenses                                                               562           864
Miscellaneous income (expense)                                                    (3)           53
                                                                             -------        ------
Income (loss) from discontinued operations, net of tax of $0                 $  (210)       $  106
                                                                             =======        ======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The condensed balance sheet of Abalon was as follows:

                                                                        (UNAUDITED)
                                                                          JULY 31,    APRIL 30,
                                                                            2003         2003
CURRENT ASSETS
Cash and cash equivalents                                                  $  230       $   89
Accounts receivable                                                           362          860
Prepaid expenses and accrued income                                           267          420
Other current assets                                                           65           50
                                                                           ------       ------
        Current assets of discontinued operations held for sale               924        1,419
                                                                           ------       ------
NONCURRENT ASSETS
Property and equipment, net                                                    29           38
Goodwill                                                                      938          718
                                                                           ------       ------
        Noncurrent assets of discontinued operations held for sale            967          756
                                                                           ------       ------
CURRENT LIABILITIES
Accounts payable, including amounts due to IMI                                 57          206
Accrued expenses and other current liabilities                                208          216
Accrued payroll and employee benefits                                         155          236
Deferred revenue                                                              521          567
                                                                           ------       ------
        Current liabilities of discontinued operations held for sale          941        1,225
                                                                           ------       ------
Net assets of discontinued operations held for sale                        $  950       $  950
                                                                           ======       ======

8.       INCOME TAXES

         Loss from continuing operations before income taxes for the period ended April 30, 2003 was distributed geographically as follows:

U.S.                                             $   414
Ireland                                           (1,695)
Foreign                                            1,275
                                                 -------
                                                 $    (6)
                                                 =======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         Components of the provision for income taxes for the period ended April 30, 2003 are as follows:

CURRENT
U.S. Federal                                          $   -
U.S. State                                                -
Ireland                                                   -
Foreign                                                  56
                                                      -----
         Total current provision                         56
                                                      -----
DEFERRED
U.S. Federal                                            164
U.S. State                                                -
Ireland                                                   -
Foreign                                                 402
                                                      -----
         Total deferred provision                       566
                                                      -----
         Total provision for income taxes             $ 622
                                                      =====

                                                                           DATE OF
                                                                        ACQUISITION
                                                                          OF IMIC
                                                          APRIL 30,      DECEMBER 11,
                                                            2003             2002
DEFERRED INCOME TAXES, NONCURRENT ASSET
Net operating loss carryforwards                           $ 34,044        $ 33,827
Allowance for doubtful accounts                                  36              12
Restructuring                                                 1,011           1,827
Depreciation                                                    397             400
Other                                                           710           1,001
Intangible assets                                            (2,006)         (2,210)
                                                           --------        --------
       Total deferred income taxes, noncurrent asset         34,192          34,857
       Valuation allowance                                  (34,192)        (34,857)
                                                           --------        --------
Total net deferred income taxes, noncurrent asset          $      -        $      -
                                                           ========        ========

         A reconciliation of the provision for income taxes to the amount computed by applying the statutory rates is as follows:

U.S. Statutory rate                             $    2
U.S. tax                                          (144)
Foreign taxes                                     (458)
Permanent differences                              (20)
Other                                               (2)
                                                ------
         Effective tax rate                     $ (622)
                                                ======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The Company has applied a full valuation allowance to deferred tax assets. A 100 percent allowance was applied by management based upon the Company's nonprofitable operations and inability to predict when this asset could be realized. At October 23, 2002 to April 30, 2003, the Company's deferred tax asset, which amounted to $34,192 ($34,044 related to net operating loss carryforward plus $148 related to other temporary differences), was offset by applying a valuation allowance resulting in a net deferred tax asset at April 30, 2003, of $0. Of the net operating loss carryforwards, $28,675 were incurred in the United States and $48,429 were incurred in Sweden. The net operating loss carryforwards may be carried forward to offset future income up to 20 years in the United States and indefinitely in Sweden. However, should the Company begin to make a profit in the U.S., its acquired U.S. net operating loss carryforwards will be subject to annual limitations due to the change in ownership as defined under Section 382 of the Internal Revenue Code of 1986. The decrease in the valuation allowance of $665 is due to a decrease in deferred tax assets in the amount of $100 and utilization of $565 in deferred tax assets related to acquired net operating loss carryforwards which were realized and recorded against goodwill.

9.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                         (UNAUDITED)
                                          JULY 31,     APRIL 30,
                                            2003         2003
Accrued interest                           $   50       $  104
Accrued purchases                             790        1,122
Short-term portion pension liability          730          725
Value-added tax                                 -          293
Employee withholding taxes                    368          431
Income and other taxes payable                714          855
Other                                         189          356
                                           ------       ------
                                           $2,841       $3,886
                                           ======       ======

         Short-term portion of pension liability relates to a scheduled reduction of pension debt by paying premiums and transferring employees from the pension plan administered by Swedish PRI authority to the Swedish National Pension Organization Plan administered by Alecta (Note
         13). The pension debt will be reduced each year going forward by approximately the same amount for the next three years.

10.      ACCRUED PAYROLL AND EMPLOYEE BENEFITS

                                (UNAUDITED)
                                 JULY 31,    APRIL 30,
                                   2003         2003
Accrued commissions              $   21       $   31
Accrued payroll taxes               175          175
Accrued vacation pay                724        1,418
Accrued salaries and bonus          683        1,278
Accrued pension expenses            362          421
                                 ------       ------
                                 $1,965       $3,323
                                 ======       ======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

11.      LONG-TERM DEBT

         The Company secured a bank loan of $7,000 in January 2003. The interest rate of this term loan is the bank's prime rate plus 3 percent. The bank loan is secured by a debenture containing fixed and floating charges over the assets of the Company. The loan is repayable in monthly installments with aggregate annual repayment amounts as follows:

                                                               APRIL 30,
                                                                 2003
2004                                                            $ 1,750
2005                                                              1,750
2006                                                              1,750
2007                                                              1,458
                                                                -------
                                                                  6,708
Less: Current portion                                            (1,750)
                                                                -------
Long-term debt, net of current portion                          $ 4,958
                                                                =======

         At July 31, 2003 and April 30, 2003, the Company was in compliance with its debt covenants. Subsequent to the balance sheet date, the Company breached its debt covenants, as a result of various matters including the late filing of financial statements and also because it did not obtain the necessary consents from the bank in relation to IMI's acquisition by Chinadotcom Corporation ("Chinadotcom") described in
         Note 19 below. The Company decided not to attempt to return to compliance with these covenants or seek waivers from the bank, as it was the intention of Chinadotcom to repay the debt with the proceeds of the contribution into the parent company of IMI referred to in Note 19.

         On October 31, 2003, the Company repaid the entire principal balance outstanding along with all accrued interest to date and prepayment penalties and fees as outlined in the term loan agreement. Unamortized deferred financing costs associated with the term loan were charged to operating profit.

12.      RELATED PARTY TRANSACTIONS

         The Company's acquisition of IMIC in December 2002 was funded by a $10,953 advance from the Stockholder. On January 25, 2003, the Company secured a $7,000 loan from a commercial bank (Note 11). The proceeds from this loan were remitted to the Stockholder, so as to reduce the amount of the advance from the Stockholder to $3,953. On January 27, 2003, the remaining advance was formally converted into a note payable to the Stockholder. The terms of this note are that it is unsecured, subordinated to the bank loan and it accrues interest at 5.06 percent. At April 30, 2003, interest of $54 was accrued and unpaid on this note.

         On May 1, 2003, the Company cancelled $2,000 of the indebtedness related to this note in exchange for payment for 34,000,000, 10 percent Cumulative Preference Shares of IMI Ireland that were issued to the Stockholder. On June 25, 2003, the Company repaid the remaining $1,953, together with accrued interest of $66 to the Stockholder.

         During January 2003, the Company entered into an agreement for the provision of strategic advisory and board directorship services from the Stockholder. The agreement was effective January 1, 2003 and calls for payment by IMI to the Stockholder of $50 per quarter for these services. As of July 31, 2003, the Company had accrued expenses of $107 in respect of the services provided by the Stockholder. No payment had been made to the Stockholder in respect of this agreement prior to July 31, 2003.

         During May 2003, the Company entered into an agreement to license software for resale with a wholly owned subsidiary of Symphony. Under the terms of this agreement, the Company paid $287 for test and development

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         licenses for this software and $36 for the first annual maintenance and support services fee. This agreement also calls for the Company to make two installments of $250 by the end of 2003 representing prepayment of royalties due for activities related to sublicensing and distributing this software.

13.      EMPLOYEE BENEFIT PLANS

         The Company provides retirement benefits for substantially all employees in the United States and in foreign locations. In the U.S., the U.K. and the Netherlands, the Company sponsors defined contribution plans. In addition, IMI's Swedish subsidiary, IMAB has a supplemental defined contribution plan for certain key management employees. Contributions by the Company relating to its defined contribution plans for the three months ended July 31, 2002 and the period ended October 23, 2002 through April 30, 2003 were $1,078 and $1,114, respectively.

         IMAB also participates in several pension plans (noncontributory for employees) which cover substantially all employees of its Swedish operations. The plans are in accordance with a nationally-agreed standard plan, the ITP Plan, and administered by a national organization, Pensionsregisteringsinstitutet ("PRI"). The level of benefits and actuarial assumptions are calculated and established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions. The Company accounts for pensions in accordance with SFAS No. 87, Employers' Accounting for Pensions. In March 2001, IMAB amended its financing of these plans from financing via corporate assets to financing via premiums paid to Alecta, the Swedish National Pension Organization. The pension book reserve will, in the future, only increase with an interest component. IMAB has provided a guaranty to Forsakringsbolaget Pensions Garanti ("FPG"), a third party guarantor of pension liabilities, in the amount of $650. This guaranty is in the form of a collateralized bank deposit of the same amount and is recorded as a noncurrent asset. During the three months ended July 31, 2003 and the period October 23, 2002 through April 30, 2003, IMAB has amortized its liability by $0 and $364, respectively. It is expected that IMAB will continue to amortize its remaining liability by approximately $650 per year for the next three years.

         The net periodic benefit cost for the IMAB's defined benefit retirement plan in Sweden include the following components:

                                                                       OCTOBER 23, 2002
                                                                            THROUGH
                                                                        APRIL 30, 2003
Service cost                                                                $    -
Interest cost                                                                   69
                                                                            ------
         Net periodic benefit cost                                          $   69
                                                                            ======

         The following table sets forth the change in the benefit obligation for IMAB's defined benefit plan in Sweden:

                                                                            APRIL 30,
                                                                               2003
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                                      $    -
Arising on acquisition of IMIC                                                3,528
Service cost                                                                      -
Interest cost                                                                    69
Benefits paid                                                                     -
Settlement                                                                     (187)
Effect of foreign currency exchange rates                                      (135)
                                                                             ------
Benefit obligation at end of period                                          $3,275
                                                                             ======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The following table shows the Plan's funded status and amounts recognized in the combined consolidated balance sheet:

ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATION AS OF APRIL 30, 2003

Unfunded status                                                                    $3,275

Out of which long-term liability                                                    2,550
Out of which short-term liability                                                     725

         The following assumptions were used to determine the IMAB's obligation under the Swedish plan:

Discount rate                                                          5.30%
Rate of increase in salaries                                           3.00%
Inflation rate                                                         2.00%

14.      STOCKHOLDERS' EQUITY, NUMBER OF SHARE INFORMATION AND STOCK
         COMPENSATION PLANS

         The articles of association of STG authorize 50,000 shares of common stock with a par value of $1.00. All of these authorized shares have been issued and are outstanding. The articles of association of IMI Ireland authorize 1 ordinary share of common stock with a par value of Euro 1.00, 40,000,000 shares of common stock with a par value of $0.001 and 34,000,000 10 percent Cumulative Preference shares of $0.001. The 1 ordinary share with par value of Euro 1.00 is issued and outstanding. The 34,000,000 preference shares with par value $0.001 are issued and outstanding (Note 12). No other IMI Ireland authorized shares have been issued as of July 31, 2003.

         Under the terms of their respective letters of employment, three members of the Company's management team are entitled to receive common stock options equal to 5.0 percent of the authorized shares of IMI Ireland and 2.0 percent of the authorized shares of a subsidiary of STG.

         In July 2003, the board of IMI Ireland approved a strike price of $0.02 per share for the common stock entitlements for two of the three employees. The entitlements for these two employees represented 3.5 percent of the total authorized shares of IMI Ireland. The approved strike price reflected the fair market value of the common stock options. As of July 31, 2003, no grants of options had been made for any of these stock option commitments.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

15.      COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         The Company leases office facilities and certain office equipment under various noncancellable operating lease agreements. Aggregate future minimum lease payments under noncancellable operating leases are as follows as of April 30, 2003.

YEAR ENDING APRIL 30, 2003,
2004                                                                        $   3,667
2005                                                                            2,687
2006                                                                            1,532
2007                                                                            1,339
2008                                                                              929
Thereafter                                                                      3,114
                                                                            ---------
         Total future minimum lease payments                                $  13,268
                                                                            =========
Less: Future lease payments receivable in respect of subleases              $  (7,260)
                                                                            ---------
                                                                            $   6,008
                                                                            =========

         Of the $7,260 of future lease payments receivable in respect of subleases, $4,383 is contingent upon a sublease not exercising a termination clause in March 2006.

         Total net rent expense under the leases was $777 and $1,163 for the three months ended July 31, 2003 (unaudited) and the period October 23, 2002 through April 30, 2003, respectively.

         During the period October 23, 2002 through April 30, 2003, IMAB has amortized its liability under the nationally-agreed standard pension plan, the ITP Plan, administered by PRI. The liability was reduced by $364. It is expected that IMAB will continue to amortize its remaining liability by approximately $650 per year for the next three years.

         As a result of the acquisition of IMIC, the Company has assumed a contingent liability related to a class action lawsuit against IMIC. There has been no activity with regard to this lawsuit since the acquisition of IMIC. The lawsuit was originally commenced by service of a complaint against IMIC, certain of its officers, directors and controlling shareholders who sold shares of common stock during the class period, and its underwriters claiming violation of the Federal securities laws. The complaint was dismissed, but the plaintiff had the right and did serve a new complaint. A motion to dismiss the second complaint has been submitted. No answer to either complaint was filed. While management believes this action to be without merit, an unfavorable outcome in the class or any other action, which may be brought against IMIC may have a material adverse effect upon the Company business, operating results and financial condition.

16.      SEGMENT INFORMATION

         The Company operates in one industry segment, the design, development, marketing, licensing and support of client/server application software. The Company is managed on a geographic basis and the Company's management evaluates the performance of its segments and allocates resources to them based upon income from operations. Income for operations for the geographic segments excludes general corporate expenses and product development costs. The majority of software development occurs in Sweden although the Company maintains some development facilities in the United States. Product development costs and general corporate expenses are reported in the Corporate segment. Assets by reportable segment are not disclosed since the Company's management does not review segmented balance sheet information. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Segment data includes intersegment revenues.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         The table below presents information about the Company's reportable segments for the period ended April 30, 2003 and the three months ended July 31, 2003 (unaudited):

                              (UNAUDITED)
                                THREE       OCTOBER 23,
                                MONTHS         2002
                                ENDED         THROUGH
                               JULY 31,      APRIL 30,
                                2003            2003
REVENUES
United States                 $  2,679       $  5,382
Nordic region                    4,211          8,692
United Kingdom                   1,424          2,735
Netherlands                      1,158          2,659
Australia                            -             40
Intercompany                         -         (2,886)
                              --------       --------
         Total revenues       $  9,472       $ 16,622
                              ========       ========

         Included in the revenues of the Nordic region for the three months ended July 31, 2003 and the period October 23, 2002 through April 30, 2003, $0 and $1,718 were revenues earned from other companies within the group, respectively. Included in the revenues for United Kingdom for the three months ended July 31, 2003 (unaudited) and the period October 23, 2002 through April 30, 2003, $0 and $1,168 were revenues earned from other companies within the group, respectively.

                                                    (UNAUDITED)
                                         ---------------------------------
                                          THREE MONTHS       OCTOBER 23,
                                         ENDED JULY 31,     2002 THROUGH
                                             2003          APRIL 30, 2003
                                         --------------    --------------
INCOME FROM OPERATIONS
United States                                $   214          $ 1,331
Nordic region                                   (962)            (659)
United Kingdom                                   823             (872)
Netherlands                                      112              768
Rest of world                                      -               70
Corporate                                        220             (405)
                                             -------          -------
          Total income from operations       $   407          $   233
                                             =======          =======

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATMENTS
FOR THE THREE MONTHS ENDED JULY 31,2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         Geographic data for revenues based upon customer location and long-lived assets (which consist of noncurrent assets other than goodwill and other intangible assets) were as follows:

                                                 (UNAUDITED)
                                       -------------------------------
                                                         OCTOBER 23,
                                       THREE MONTHS          2002
                                           ENDED           THROUGH
                                       JULY 31, 2003     APRIL 30,2003
                                       -------------     -------------
REVENUES
United States                            $ 2,192             $ 4,595
Nordic region                              4,405               7,269
United Kingdom                             1,520               2,129
Netherlands                                  966               1,933
Rest of world                                389                 696
                                         -------             -------
         Total revenues                  $ 9,472             $16,622
                                         =======             =======
LONG-LIVED ASSETS
Ireland                                  $ 9,729             $ 9,836
United States                                292                 381
Nordic region                              1,093               1,290
United Kingdom                                27                  50
Netherlands                                   85                  97
                                         -------             -------
         Total long-lived assets         $11,226             $11,654
                                         =======             =======

         MAJOR CUSTOMERS

         For the three months ended July 31, 2003 (unaudited) and the period October 23, 2002 through April 30, 2003, no customer of the Company accounted for more than 10 percent of total revenues.

17.      ACCRUED RESTRUCTURING AND TRANSACTION COSTS

         The following table summarizes the components of the accrued restructuring and transaction costs at:

                                                                            (UNAUDITED)
                                                                             JULY 31,        APRIL 30,
                                                                               2003             2003
2003 US Services business restructuring costs                                $   38           $    -
Restructuring and transaction costs arising from IMIC acquisition             1,726            3,169
Remaining liability of assumed October 2002 IMIC restructuring costs          1,248            1,683
                                                                             ------           ------
         Total accrued restructuring and transaction costs                   $3,012           $4,852
                                                                             ======           ======

         2003 US SERVICE BUSINESS RESTRUCTURING COSTS

         In June 2003, the Company executed a restructuring initiative related to a downturn in its US Service business, which resulted in the termination of six employees. The employee severance costs related to this restructuring were $95. As of July 31, 2003, $38 of the liability relating to this initiative remains unpaid. The Company paid this in August and September 2003.

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

         RESTRUCTURING AND TRANSACTION COSTS ARISING FROM IMIC ACQUISITION

         On December 11, 2002, the Company acquired the entire issued common stock of IMIC for $10,953 (Note 1). Transaction costs of $1,883 were incurred and reflected on the opening balance sheet of the Company. The transaction costs primarily related to professional fees incurred in connection with the transaction and $472 of costs to establish indemnity insurance for the former directors and officers of IMIC, which had no future benefits to the Company.

         Further, the Company announced a restructuring initiative that resulted in $3,343 opening balance sheet accrual on December 11, 2002 (Note 6). As of July 31, 2003, $1,726 of the cumulative liability relating to acquisition and restructuring charges remains as a liability and has not yet been paid. The Company anticipates that these remaining amounts will be paid by mid-2004.

         The following table presents the components of these restructuring and transaction related costs:

                                                                                    UNITED       REST OF
                                                         CORPORATE     SWEDEN       STATES        WORLD         TOTAL
Transaction costs                                         $ 1,883      $     -      $     -      $     -       $ 1,883
Severance benefits                                              -        1,636          853          227         2,716
Residual lease obligations                                      -          514          122           (9)          627
                                                          -------      -------      -------      -------       -------
           Total restructuring and transaction costs      $ 1,883      $ 2,150      $   975      $   218       $ 5,226
                                                          =======      =======      =======      =======       =======

         The restructuring initiative related to the IMIC acquisition resulted in termination of 65 employees. Of these terminated employees, 37 were in service and support, 15 were in sales and marketing, 10 were in development and 3 were in administrative functions. The $627 of residual lease obligation costs arose from the closure and consolidation of facilities that has been undertaken as a result of the acquisition of IMIC. The leases relating to facilities that the Company has exited expire in 2003 and 2004.

         The following table presents the components of the provisions at December 11, 2002 and the related activity through July 31, 2003:

                                                                                      ACCRUAL AT
                                                        ACCRUAL AT     UTILIZATION     JULY 31,
                               INITIAL    UTILIZATION    APRIL 30,     OF ACCRUAL        2003
                               CHARGE     OF ACCRUAL       2003        (UNAUDITED)    (UNAUDITED)
Transaction costs              $ 1,883     $(1,177)       $   706        $  (483)       $   223
Severance benefits               2,716        (839)         1,877           (741)         1,136
Residual lease obligations         627         (41)           586           (219)           367
                               -------     -------        -------        -------        -------
                               $ 5,226     $(2,057)       $ 3,169        $(1,443)       $ 1,726
                               =======     =======        =======        =======        =======

         OCTOBER 2002 IMIC RESTRUCTURING COSTS

         Upon the acquisition of IMIC, the Company assumed $4,589 of liabilities to the restructuring that IMIC announced in October 2002.

         The following table presents the components of the provisions at December 11, 2002 and the related activity through July 2003:

STG, IMI GLOBAL HOLDINGS IRELAND LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED JULY 31, 2003 (UNAUDITED) AND THE PERIOD FROM THE DATE OF INCORPORATION, OCTOBER 23, 2002, THROUGH APRIL 30, 2003
(IN THOUSANDS OF DOLLARS)

                                                                                                           ACCRUAL AT
                                                ACCRUAL AT                    ACCRUAL AT    UTILIZATION     JULY 31,
                                               DECEMBER 11,    UTILIZATION     APRIL 30,    OF ACCRUAL        2003
                                                   2002        OF ACCRUAL        2003       (UNAUDITED)    (UNAUDITED)
Severance benefits                               $ 4,414         $(2,780)      $ 1,634        $ (386)        $ 1,248
Residual lease obligations and other costs           175            (126)           49           (49)              -
                                                 -------         -------       -------        ------         -------
         Total accrued restructuring costs       $ 4,589         $(2,906)      $ 1,683        $ (435)        $ 1,248
                                                 =======         =======       =======        ======         =======

         The Company anticipates that these remaining amounts will be paid by mid-2004.

         The October 2002 restructuring initiative resulted in the termination of 91 employees. Of these terminated employees, 35 were in service and support, 14 were in sales and marketing, 33 were in development and 9 were in administrative functions.

18.      REORGANIZATION COSTS

         In June 2003, the Company executed a restructuring initiative related to a downturn in its US Services business, which resulted in the termination of six employees. The employee severance costs related to this restructuring were $95.

         During the period October 23, 2002 through April 30, 2003, the Company incurred and expensed $824 of costs related to a corporate reorganization. The corporate reorganization has been undertaken in conjunction with the acquisition of IMIC to provide a new legal structure for the group that will give rise to reduced future taxation rates. These costs primarily consist of professional fees incurred to effect the reorganization.

19.      SUBSEQUENT EVENTS

         On September 9, 2003, Chinadotcom purchased a 51 percent interest in IMI for a contribution of $25.0 million into a parent company of IMI. Chinadotcom is a Cayman Islands company incorporated with limited liability that trades on NASDAQ under the symbol CHINA.

         In October 2003, the Company sold its Abalon operations for $1.0 million. There was an insignificant gain recorded as a result of this transaction. This disposal was planned as part of IMI Ireland's acquisition of the IMIC.

         (UNAUDITED)

         On December 19, 2003, the court granted the motion dismissing the class action lawsuit against IMIC (Note 15) without leave to amend. The deadline for filing an appeal has not expired.

                             CHINADOTCOM CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              COMPILATION REPORT ON
                         PRO FORMA FINANCIAL STATEMENTS

To the Directors of chinadotcom corporation:

We have read the accompanying unaudited pro forma consolidated balance sheet of chinadotcom corporation (the company) as at September 30, 2003 and unaudited pro forma consolidated statement of operations for the nine months then ended and for the year ended December 31, 2002, and have performed the following procedures:

1. Compared the figures in the columns captioned chinadotcom to the unaudited consolidated financial statements of the company as at September 30, 2003 and for the nine months then ended, and the audited consolidated financial statements of the company for the year ended December 31, 2002, respectively, and found them to be in agreement.

2. Compared the figures in the columns captioned Ross to those figures derived from the unaudited condensed consolidated financial statements of Ross as at September 30, 2003 and for the three months then ended, the audited consolidated financial statements of Ross for the year ended June 30, 2003, and the unaudited condensed consolidated financial statements of Ross as at December 31, 2002 and for the six months then ended, respectively, and found them to be in agreement.

3. Compared the figures in the columns captioned Pivotal to those figures derived from the unaudited condensed consolidated financial statements of Pivotal as at September 30, 2003 and for the three months then ended, the audited consolidated financial statements of Pivotal for the year ended June 30, 2003, and the unaudited condensed consolidated financial statements of Pivotal as at December 31, 2002 and for the six months then ended, respectively, and found them to be in agreement.

4. Compared the figures in the columns captioned IMI to those figures derived from the unaudited combined consolidated financial statements of IMI as at July 31, 2003 and for the three months then ended, the audited combined consolidated financial statements as at April 30, 2003 and for the period from incorporation, October 23, 2002 through April 30, 2003, the audited consolidated financial statements as at December 10, 2002 and for the period from May l, 2002 through December 10, 2002, the audited consolidated financial statements as at April 30, 2002 and for the year then ended, and the unaudited condensed consolidated financial statements as at October 31, 2001 and for the six months then ended, respectively, and found them to be in agreement.

5. Made enquiries of certain officials of the company who have responsibility for financial and accounting matters about:

         a)       the basis for determination of the pro forma adjustments; and

         b) whether the pro forma financial statements comply as to form in all material respects with accounting principles generally accepted in the United States of America.

         The officials:

         a) described to us the basis for determination of the pro forma adjustments, and

         b) stated that the pro forma statements comply as to form in all material respects with accounting principles generally accepted in the United States of America.

6. Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

7. Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "chinadotcom", "Ross", "Pivotal", and "IMI" as at September 30, 2003 and for the nine months then ended, and for the year ended December 31, 2002, and found the amounts in the column captioned "chinadotcom, IMI, Ross and Pivotal Pro Forma" and "chinadotcom, IMI, and Pivotal (without Ross) Pro Forma" to be arithmetically correct.

         A pro forma financial statement is based on management assumptions and adjustments that are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

         /s/ Deloitte & Touche LLP

         Vancouver, Canada
         January 20, 2004

                             CHINADOTCOM CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                 (Note 3)  (Note 5)
                   chinadotcom     Ross     Pivotal                                            chinadotcom,    chinadotcom,
                      as of       as of      as of        Ross              Pivotal              IMI, Ross   IMI and Pivotal
                    September   September  September   Pro forma           Pro forma            and Pivotal   (without Ross)
                     30, 2003    30, 2003  30, 2003   Adjustments  Notes  Adjustments   Notes    Pro Forma      Pro Forma
                   ---------------------------------------------------------------------------------------------------------
Current assets:
Cash and cash
  equivalents        $ 78,346    $ 7,935    $ 1,727    $(16,312)    4(a)   $ (53,880)    6(a)    $ 17,816       $ 26,193
Restricted cash            59         --      3,779          --                   --                3,838          3,838
Short-term
  investments                         --      8,185          --                   --                8,185          8,185
Accounts
  receivable, net      23,005     11,716      6,762          --                   --               41,483         29,767
Deposits,
  prepayments
  and other
  receivables          11,788        595      2,520          --                   --               14,903         14,308
Available-for-
  sale debt
  securities          259,357         --         --          --                   --              259,357        259,357
Restricted debt
  securities           65,165         --         --          --                   --               65,165         65,165
Other current
  assets                   34         --         --          --                   --                   34             34
                   -----------------------------------------------------------------------------------------------------
Total current
  assets              437,754     20,246     22,973     (16,312)             (53,880)             410,781        406,847

Property, plant
  and equipment,
  net                   7,741      1,357      2,733          --                   --               11,831         10,474
Available-for-
  sale equity
  securities            1,168         --         --          --                   --                1,168          1,168
Available-for-
  sale debt
  securities           20,000         --         --          --                   --               20,000         20,000
Goodwill               42,183      2,181      9,834      40,522     4(c)      26,129     6(c)     120,849         78,146
Intangible assets      28,485     13,094        546      11,606     4(b)      19,600     6(b)      81,407         53,107
                                                          3,600     4(c)       4,476     6(c)
Restricted debt
  securities           11,899         --         --          --                   --               11,899         11,899
Investment in
  equity
  investees               494         --         --          --                   --                  494            494
Investments
  under cost
  method                1,889         --         --          --                   --                1,889          1,889
Other assets            5,508        812        928          --                   --                7,248          6,436
                   -----------------------------------------------------------------------------------------------------
Total assets         $557,121    $37,690    $37,014    $ 39,416            $  (3,675)            $667,566       $590,460
                   =====================================================================================================

                             CHINADOTCOM CORPORATION
           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 2003
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                 (Note 3)  (Note 5)
                   chinadotcom     Ross     Pivotal                                            chinadotcom,    chinadotcom,
                      as of       as of      as of        Ross              Pivotal             IMI, Ross    IMI and Pivotal
                    September   September  September   Pro forma           Pro forma           and Pivotal    (without Ross)
                     30, 2003    30, 2003  30, 2003   Adjustments  Notes  Adjustments   Notes   Pro Forma       Pro Forma
                   ---------------------------------------------------------------------------------------------------------
Current
liabilities:
Accounts payable     $ 13,232    $ 2,445    $  3,720         --                   --             $ 19,397       $ 16,952
Other payables         11,277         --       6,984         --                   --               18,261         18,261
Accrued
  liabilities          17,130      4,075       4,580      5,744     4(d)         550    6(d)       32,079         23,160
Short-term bank
  loans                54,184      4,511          --         --                   --               58,695         54,184
Long-term bank
  loans, current
  portion               1,921                     --         --                   --                1,921          1,921
Deferred revenue       10,349     10,105      11,844         --                   --               32,298         22,193
Taxation                1,068         68       1,494         --                   --                2,630          2,562
                   -----------------------------------------------------------------------------------------------------
Total current
liabilities           109,161     21,204      28,622      5,744                  550              165,281        139,233
Other payables,
  net of current
  portion                  --         --       2,903         --                   --                2,903          2,903
Long-term bank
  loans, net of
  current portion      15,800         --          --         --                   --               15,800         15,800
Minority interests     44,666         --          --         --                   --               44,666         44,666
Shareholders'
  equity:
Convertible
  preferred stock          --      2,000          --     (2,000)                  --                   --             --
Share capital              25         28     180,264        (27)            (180,264)                  26             25
Additional paid-
  in-capital          613,810     87,311          --     38,054)               3,321              666,388        617,131
Treasury stock         (4,067)    (1,120)         --      5,187                   --                   --         (4,067)
Deferred share-
  based
  compensation             --         --          --     (3,167)              (2,057)              (5,224)        (2,057)
Accumulated
  other
  comprehensive
  income (loss)           665     (1,931)         10      1,931                  (10)                 665            665
Accumulated
  deficit            (222,939)   (69,802)   (174,785)    69,802              174,785             (222,939)      (223,839)
                   -----------------------------------------------------------------------------------------------------
Total
  shareholders'
  equity              387,494     16,486       5,489     33,672     4(e)      (4,225)   6(e)      438,916        387,858
                   -----------------------------------------------------------------------------------------------------
Total liabilities
and shareholders'
equity               $557,121    $37,690    $ 37,014   $ 39,416            $  (3,675)            $667,566       $590,460
                   =====================================================================================================

                             CHINADOTCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                             (Note 1)                (Note 3)   (Note 5)
                                                IMI       (Note 1)     Ross      Pivotal
                                chinadotcom    Nine       Exclude      Nine       Nine
                                Nine months   months        IMI       months     months
                                   ended       ended     September     ended      ended        IMI                Ross
                                 September   July 31,       From     September  September   Pro forma           Pro forma
                                 30, 2003      2003     chinadotcom   30, 2003  30, 2003   Adjustments  Notes  Adjustments  Notes
                                -------------------------------------------------------------------------------------------------
Income statement data:
Revenues:
Software and
  consulting services           $ 31,429     $ 32,082     $(3,027)    $ 36,250  $ 40,977     $(1,244)    2(c)        --
Advertising and
  marketing activities            15,954           --          --           --        --          --                 --
Mobile services and
  applications                    10,998           --          --           --        --          --                 --
Other income                       1,735           --          --           --        --          --
                                ------------------------------------------------------------------------------------------------
Total revenue                     60,116       32,082      (3,027)      36,250    40,977      (1,244)                --
Less: Cost of revenues:
Software and
  consulting services            (20,913)     (20,312)      2,246      (19,085)  (14,625)        678     2(c)     1,637      4(b)
Advertising and
  marketing activities           (10,972)          --          --           --        --          --                 --
Mobile services and
  applications                    (1,235)          --          --           --        --          --                 --
Other income                        (685)          --          --           --        --          --
                                ------------------------------------------------------------------------------------------------
Gross margin                      26,311       11,770        (781)      17,165    26,352        (566)             1,637
Selling, general and
  administrative
  expenses                       (22,654)      (4,236)        459      (10,453)  (20,583)        697     2(c)        --
Depreciation and
  amortization
  expenses                        (4,196)      (1,070)        199         (542)   (1,328)        290     2(a)      (589)     4(b)
Research and
  development after
  deduction of
  capitalized software
  costs                               --       (3,460)         --       (3,301)  (11,355)        110     2(c)        --
Restructuring costs                   --       (2,584)         --           --    (2,270)         --                 --
Impairment of
  capitalized software
  costs                               --       (1,200)         --           --        --          --                 --
Stock compensation
  expense                           (153)          --          --         (124)       --          --               (721)     4(f)
                                ------------------------------------------------------------------------------------------------

                                                         chinadotcom,           chinadotcom,
                                  Pivotal                 IMI, Ross           IMI and Pivotal
                                 Pro forma               and Pivotal           (without Ross)
                                Adjustments   Notes       Pro Forma              Pro Forma
                                -------------------------------------------------------------
Income statement data:
Revenues:
Software and
  consulting services                  --                 $ 136,467              $ 100,217
Advertising and
  marketing activities                 --                    15,954                 15,954
Mobile services and
  applications                         --                    10,998                 10,998
Other income                                                  1,735                  1,735
                                ----------------------------------------------------------
Total revenue                          --                   165,154                128,904
Less: Cost of revenues:
Software and
  consulting services                (904)     6(b)         (71,278)               (53,830)
Advertising and
  marketing activities                 --                   (10,972)               (10,972)
Mobile services and
  applications                         --                    (1,235)                (1,235)
Other income                                                   (685)                  (685)
                                ----------------------------------------------------------
Gross margin                         (904)                   80,984                 62,182
Selling, general and
  administrative
  expenses                             --                   (56,770)               (46,317)
Depreciation and
  amortization
  expenses                         (1,677)     6(b)          (8,913)                (7,782)
Research and
  development after
  deduction of
  capitalized software
  costs                                --                   (18,006)               (14,705)
Restructuring costs                    --                    (4,854)                (4,854)
Impairment of
  capitalized software
  costs                                --                    (1,200)                (1,200)
Stock compensation
  expense                            (530)     6(f)          (1,528)                  (683)
                                ----------------------------------------------------------

                             CHINADOTCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                             (Note 1)                (Note 3)   (Note 5)
                                                IMI       (Note 1)     Ross      Pivotal
                                chinadotcom    Nine       Exclude      Nine       Nine
                                Nine months   months        IMI       months     months
                                   ended       ended     September     ended      ended        IMI                Ross
                                 September   July 31,       From     September  September   Pro forma           Pro forma
                                 30, 2003      2003     chinadotcom   30, 2003  30, 2003   Adjustments  Notes  Adjustments  Notes
                                -------------------------------------------------------------------------------------------------
Operating income (loss)             (692)        (780)       (123)       2,745    (9,184)        531                327
Interest income                   10,564          106          (1)          15       108        (188)    2(d)      (122)     4(f)
Interest expense                    (551)        (374)         24          (59)      (13)         --
Gain on disposal of
  available-for-sale
  securities                       3,883           --          --           --      (275)         --                 --
Gain on disposal of
  subsidiaries and cost
  investments                        463           --          --           --        --          --                 --
Other non-operating
  gains                              998           --          --           --       (21)         --                 --
Other non-operating
  losses                            (543)        (660)         17         (758)     (374)        (22)    2(c)        --
Dividend income, net
  of related expenses               (113)          --          --           --        --          --                 --
Share of income in
  equity investees                    95           --          --           --        --          --                 --
                                ------------------------------------------------------------------------------------------------
Income (loss) before
  income taxes                    14,104       (1,708)        (83)       1,943    (9,759)        321                205
Income taxes                         (90)        (771)          6         (329)     (336)          8     2(c)      (356)     4(f)
                                                                                                 (35)    2(e)
                                ------------------------------------------------------------------------------------------------
Income (loss) before
  minority interests              14,014       (2,479)        (77)       1,614   (10,095)        294               (151)
Minority interests in
  losses of
  consolidated
  subsidiaries                    (1,721)          --          --           --        --       1,215     2(b)        --
                                ------------------------------------------------------------------------------------------------
Income (loss) from
continuing operations           $ 12,293     $ (2,479)    $   (77)    $  1,614  $(10,095)    $ 1,509             $ (151)
                                ================================================================================================
Earnings (loss) per share from
continuing operations:
Basic                           $   0.11                                                                                     7
Diluted                         $   0.11                                                                                     7

                                                         chinadotcom,           chinadotcom,
                                  Pivotal                 IMI, Ross           IMI and Pivotal
                                 Pro forma               and Pivotal           (without Ross)
                                Adjustments   Notes       Pro Forma              Pro Forma
                                -------------------------------------------------------------
Operating income (loss)            (3,111)                  (10,287)               (13,359)
Interest income                      (404)     6(f)          10,078                 10,185
Interest expense                                               (973)                  (914)
Gain on disposal of
  available-for-sale
  securities                           --                     3,608                  3,608
Gain on disposal of
  subsidiaries and cost
  investments                          --                       463                    463
Other non-operating
  gains                                --                       977                    977
Other non-operating
  losses                               --                    (2,340)                (1,582)
Dividend income, net
  of related expenses                  --                      (113)                  (113)
Share of income in
  equity investees                     --                        95                     95
                                ----------------------------------------------------------
Income (loss) before
  income taxes                     (3,515)                    1,508                   (640)
Income taxes                                                 (1,903)                (1,218)

                                ----------------------------------------------------------
Income (loss) before
  minority interests               (3,515)                     (395)                (1,858)
Minority interests in
  losses of
  consolidated
  subsidiaries                         --                      (506)                  (506)
                                ----------------------------------------------------------
Income (loss) from
continuing operations            $ (3,515)                $    (901)             $  (2,364)
                                ==========================================================
Earnings (loss) per share from
continuing operations:
Basic                                          7          $   (0.01)             $   (0.02)
Diluted                                        7          $   (0.01)             $   (0.02)

                             CHINADOTCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                                 (Note 1)   (Note 3)   (Note 5)
                                                   IMI        Ross     Pivotal
                                    chinadotcom   Twelve     Twelve     Twelve
                                       Year       months     months     months
                                       ended      ended       ended     ended         IMI                Ross              Pivotal
                                   December 31,  October    December   December    Pro forma           Pro forma          Pro forma
                                       2002      31, 2002   31, 2002   31, 2002   Adjustments  Notes  Adjustments  Notes Adjustments
                                   -------------------------------------------------------------------------------------------------
Income statement data:
Revenues:
Software and consulting services     $ 18,556    $ 50,242   $ 46,686   $ 65,190     $(2,602)    2(c)          --                 --
Advertising and marketing
  activities                           26,916          --         --         --          --                   --                 --
Other income                            1,821          --         --         --          --
                                   ------------------------------------------------------------------------------------------------
Total revenue                          47,293      50,242     46,686     65,190      (2,602)
Less: Cost of revenues:
Software and consulting services       (8,859)    (30,258)   (24,654)   (23,600)        948     2(c)       2,907    4(b)     (1,212)
Advertising and marketing
  activities                          (20,068)         --         --         --          --                   --                 --
Other income                             (845)         --         --         --          --
                                   ------------------------------------------------------------------------------------------------
Gross margin                           17,521      19,984     22,032     41,590      (1,654)               2,907             (1,212)
Selling, general and
  administrative expenses             (29,449)    (17,605)   (15,652)   (40,373)      2,150     2(c)          --                 --
Depreciation and amortization
  expenses                            (10,253)     (2,361)      (848)    (5,570)        270     2(c)        (786)   4(b)     (2,237)
                                                                                       (895)    2(a)
Research and development after
  deduction of capitalized
  software costs                           --     (10,927)    (2,760)   (15,385)        940     2(c)          --                 --
Restructuring costs                        --      (3,816)        --     (9,960)         --                   --                 --
Impairment of capitalized
  software costs                           --          --    (10,938)        --          --                   --                 --
Stock compensation expense               (309)         --        (51)        --          --               (1,738)   4(f)       (712)
                                   ------------------------------------------------------------------------------------------------

Operating income (loss)               (22,490)    (14,725)    (8,217)   (29,698)        811                  383             (4,161)
Interest income                        23,719         359         --        511        (250)    2(d)        (162)   4(f)       (539)
Interest expense                       (2,463)         (4)      (513)       (26)         --                   --                 --
Impairment of cost investments
  and available-for-sale securities    (5,351)         --         --     (1,244)                              --                 --
Loss on disposal of available-for-
  sale securities                        (163)         --         --        (78)         --                   --                 --
Loss on disposal of subsidiaries
  and cost investments                    (66)         --         --         --          --                   --                 --
Other non-operating gains                 667         109        650         28         (35)    2(c)          --                 --
Other non-operating losses               (288)       (101)        --       (118)         23     2(c)          --                 --
Share of income in equity
  investees                               682          --         --         --          --                   --                 --
                                   ------------------------------------------------------------------------------------------------

                                                                      chinadotcom,
                                                       chinadotcom,      IMI and
                                                        IMI, Ross        Pivotal
                                                       and Pivotal    (without Ross)
                                          Notes         Pro Forma       Pro Forma
                                        --------------------------------------------
Income statement data:
Revenues:
Software and consulting services                        $ 178,072       $ 131,386
Advertising and marketing
  activities                                               26,916          26,916
Other income                                                1,821           1,821
                                        -----------------------------------------
Total revenue                                             206,809         160,123
Less: Cost of revenues:
Software and consulting services           6(b)           (84,728)        (62,981)
Advertising and marketing
  activities                                              (20,068)        (20,068)
Other income                                                 (845)           (845)
                                        -----------------------------------------
Gross margin                                              101,168          76,229
Selling, general and
  administrative expenses                                (100,929)        (85,277)
Depreciation and amortization
  expenses                                 6(b)           (22,680)        (21,046)

Research and development after
  deduction of capitalized
  software costs                                          (28,132)        (25,372)
Restructuring costs                                       (13,776)        (13,776)
Impairment of capitalized
  software costs                                          (10,938)             --
Stock compensation expense                 6(f)            (2,810)         (1,021)
                                        -----------------------------------------

Operating income (loss)                                   (78,097)        (70,263)
Interest income                            6(f)            23,638          23,800
Interest expense                                           (3,006)         (2,493)
Impairment of cost investments
  and available-for-sale securities                        (6,595)         (6,595)
Loss on disposal of available-for-
  sale securities                                            (241)           (241)
Loss on disposal of subsidiaries
  and cost investments                                        (66)            (66)
Other non-operating gains                                   1,419             769
Other non-operating losses                                   (484)           (484)
Share of income in equity
  investees                                                   682             682
                                        -----------------------------------------

                             CHINADOTCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
 (Expressed in United States dollars, all amounts in thousands except per share data)

                                                 (Note 1)   (Note 3)   (Note 5)
                                                   IMI        Ross     Pivotal
                                    chinadotcom   Twelve     Twelve     Twelve
                                       Year       months     months     months
                                       ended      ended       ended     ended         IMI                Ross              Pivotal
                                   December 31,  October    December   December    Pro forma           Pro forma          Pro forma
                                       2002      31, 2002   31, 2002   31, 2002   Adjustments  Notes  Adjustments  Notes Adjustments
                                   -------------------------------------------------------------------------------------------------
Loss before income taxes               (5,753)    (14,362)    (8,080)   (30,625)        549                  221             (4,700)
Income taxes                             (117)       (177)      (213)      (231)        389     2(e)        (721)   4(f)
                                   -------------------------------------------------------------------------------------------------
Loss before minority interests         (5,870)    (14,539)    (8,293)   (30,856)        938                 (500)            (4,700)
Minority interests in losses of
  consolidated subsidiaries             1,036          --         --         --       7,124     2(b)          --                 --
                                   -------------------------------------------------------------------------------------------------
Loss from continuing operations      $ (4,834)   $(14,539)  $ (8,293)  $(30,856)    $ 8,062           $     (500)          $ (4,700)
                                   =================================================================================================
Earnings (loss) per share from
continuing operations:
Basic                                $  (0.05)                                                                      7
Diluted                              $  (0.05)                                                                      7

                                                                 chinadotcom,
                                                  chinadotcom,      IMI and
                                                   IMI, Ross        Pivotal
                                                  and Pivotal    (without Ross)
                                     Notes         Pro Forma       Pro Forma
                                   --------------------------------------------
Loss before income taxes                             (62,750)        (54,891)
Income taxes                                          (1,070)           (136)
                                   -----------------------------------------
Loss before minority interests                       (63,820)        (55,027)
Minority interests in losses of
  consolidated subsidiaries                            8,160           8,160
                                   -----------------------------------------
Loss from continuing operations                    $ (55,660)      $ (46,867)
                                   =========================================
Earnings (loss) per share from
continuing operations:
Basic                                              $   (0.52)      $   (0.46)
Diluted                                            $   (0.52)      $   (0.46)

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

chinadotcom's unaudited pro forma consolidated financial data has been prepared to illustrate the effects of chinadotcom's acquisition of Industri-Matematik International Corp. ("IMI") and the proposed acquisitions of Ross Systems, Inc. ("Ross") and Pivotal Corporation ("Pivotal").

On September 9, 2003, a definitive agreement was signed between Symphony Technology Group ("Symphony"), and chinadotcom, pursuant to which chinadotcom agreed to acquire a majority stake of Industri-Matematik International Corp., through a cash investment of $25 million into the joint venture formed between Symphony and chinadotcom as a result of the transaction. The transaction was completed on September 9, 2003.

On September 4, 2003, a definitive agreement was entered into between Ross, chinadotcom and CDC Software Holdings ("CDC"), pursuant to which chinadotcom proposes to acquire Ross in a merger.

On January 7, 2004, the definitive merger agreement was amended. Under the terms of the amended agreement, stockholders of Ross will receive $19.00 in a combination of cash and chinadotcom common shares for each share of Ross common stock. The consideration to be paid for each share of Ross common stock will be comprised of $5.00 in cash and a number of chinadotcom shares equal to $14.00 divided by the average closing price of chinadotcom shares for the 10 trading days preceding the second trading day before the closing date. Moreover, if the average price of chinadotcom shares is below $8.50, the amended merger agreement permits chinadotcom to elect to increase the amount of cash that Ross common stockholders will receive and decrease the number of chinadotcom shares that Ross common stockholders will receive. In such case, Ross common stockholders still would receive $19.00 in a combination of cash and chinadotcom shares for each share of Ross common stock, but would receive more than $5.00 in cash per share and less than $14.00 worth of chinadotcom shares for each Ross common share. Under the amended merger agreement, stockholders of Ross, at their sole option, may elect within ten business days following the closing to receive $17.00 in cash per share of Ross common stock in place of the combination of cash and chinadotcom shares described above.

On December 8, 2003, Pivotal, chinadotcom and CDC entered into a merger agreement, pursuant to which CDC proposes to acquire all of the outstanding shares of Pivotal in exchange for, at the option of each Pivotal shareholder, either (i) $2.00 cash per Pivotal share or (ii) $2.14 per Pivotal share, comprised of (a) $1.00 cash plus (b) $1.14 of common shares of chinadotcom. The number of chinadotcom shares to be issued will depend on the average closing price of the chinadotcom shares on the Nasdaq National Market over the ten trading day period ending two days prior to closing and there are no caps or collars applicable to the calculation.

chinadotcom will account for the completed acquisition of IMI and the proposed acquisitions of Ross and Pivotal in its financial statements prepared in accordance with U.S. GAAP using the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations." The assets acquired and liabilities assumed from IMI, Ross and Pivotal will be recorded at their fair values as of the date of the merger/acquisition. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of IMI, Ross and Pivotal will be included in chinadotcom's results of operations from the closing date of their respective acquisitions. A final determination of the required purchase accounting adjustments and the fair value of the assets and liabilities of IMI, Ross and Pivotal has not yet been made. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma condensed combined financial information included herein are preliminary and subject to change.

The unaudited pro forma consolidated balance sheet as of September 30, 2003 gives effect to the acquisitions of Ross and Pivotal as if they had occurred on September 30, 2003. The acquisition of IMI was consummated on September 9, 2003, and therefore IMI is included in the September 30, 2003 balance sheet of chinadotcom.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 and for the fiscal year ended December 31, 2002 gives effect to the acquisitions of IMI, Ross and Pivotal as if they had occurred on January 1, 2002. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 has been calculated by adding the consolidated results of operations for chinadotcom for the nine months ended September 30, 2003, the results of operations of IMI for the nine months ended July 31, 2003, the results of operations of Ross for the nine months ended September 30, 2003, and the results of operations of Pivotal for the nine months ended September 30, 2003. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 has been calculated by adding the consolidated results of operations of chinadotcom for the year ended December 31, 2002, the results of operations of IMI for the twelve months ended October 31, 2002, the results of operations of Ross for the twelve months ended December 31, 2002, and the results of operations of Pivotal for the twelve months ended December 31, 2002. Because IMI's fiscal year ends on April 30, the results of operations of IMI for the nine months ended July 31, 2003 and for the twelve months ended October 31, 2002 have been used in calculating the pro forma consolidated statements of operations.

Due to the fact that the acquisitions of Ross and Pivotal are pending and subject to customary closing conditions, the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 and for the fiscal year ended December 31, 2002 and the pro forma consolidated balance sheet as of September 30, 2003 present separately the combination of chinadotcom, IMI and Pivotal and the combination of chinadotcom, IMI, Pivotal and Ross.

chinadotcom's unaudited pro forma consolidated financial data should be read in conjunction with chinadotcom's audited consolidated financial statements for the fiscal year ended December 31, 2002, and the related notes thereto, and the unaudited consolidated financial statements for the nine months ended September 30, 2003 which are included in this document.

chinadotcom's unaudited pro forma consolidated financial data has been prepared to illustrate the effects of the acquisition of IMI and the proposed acquisitions of Ross and Pivotal. chinadotcom's unaudited pro forma consolidated financial data does not necessarily present chinadotcom's financial position or results of operations as they would have been if the companies involved had constituted one entity for the periods presented and is not necessarily indicative of future results of operations or the results that might have occurred if the acquisitions had been consummated on the indicated dates.

IMI

1.       IMI Basis of Pro Forma Presentation

         On September 9, 2003 CDC, a wholly-owned subsidiary and software unit of chinadotcom, acquired a majority stake of IMI, a leading provider of supply chain management ("SCM") solutions in the United States and Europe.

         chinadotcom's stake in IMI resulted from the formation of a joint venture in which chinadotcom's software unit, CDC, holds a 51% interest and Symphony, a Palo Alto, California-based private equity firm focused on enterprise software and services, holds the remaining 49% interest. In consideration for its 51% stake in the joint venture, CDC has invested US$25 million into the joint venture, and has also agreed to finance a loan facility for the joint venture of up to a further US$25 million. All funds provided to the joint venture will be used primarily for further expansion in the SCM software sector via acquisitions, strategic investments and organic growth. Additional terms of the transaction designate CDC the master distributor for IMI's software products in China as well as an outsourcing partner for IMI. The estimated direct transaction costs are $1.0 million.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

IMI (CONTINUED)

1.       IMI Basis of Pro Forma Presentation (continued)

         Purchase Price

                                                     (in thousands)
Cash consideration                                      $25,000

Transaction costs                                         1,000
                                                        -------
Total purchase consideration                            $26,000
                                                        =======

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to IMI's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on management's assessment and subject to adjustment, the purchase price is allocated as follows (in thousands):

Preliminary estimated purchase price allocation:

Net tangible assets                                            $ 15,364

Amortizable intangible assets :

       Developed technology                                       2,500

       Customer base                                              2,700

Goodwill                                                         15,512

Minority interest                                               (10,076)

                                                               --------

 Total preliminary estimated purchase price allocation         $ 26,000
                                                               ========

         Of the total estimated purchase price, a preliminary estimate of $ 7.8 million has been allocated to net tangible assets acquired and approximately $2.7 million has been allocated to amortizable intangible assets acquired, net of minority interests.

         Developed technology, which comprises core technology, patents, and products that have reached technological feasibility, includes products in most of IMI's product lines. IMI offers a family of software solutions including IMI Order, IMI Warehouse, IMI Collaboration, IMI Replenishment and IMI Store, which represents an integrated suite of order fulfillment and order management solution, warehouse management, supply chain coordination tool and inventory and sales forecasting capabilities. Core technology and patents represent a combination of IMI processes, patents and trade secrets developed through years of experience in design and development. This proprietary know-how can be leveraged by IMI to develop new technology and improved products and production processes. chinadotcom expects to amortize the developed and core technology and patents on a straight-line basis over an average estimated life of 4 years.

         Customer base represent IMI's relationships with its underlying customers. chinadotcom expects to amortize the fair value of customer base on a straight-line basis over an average estimated life of 10 years.

         Of the total estimated purchase price, approximately $15.5 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

IMI  (CONTINUED)

1.       IMI Basis of Pro Forma Presentation (continued)

         In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

2.       IMI Pro Forma Adjustments

         Pro forma adjustments are necessary to adjust amounts related to IMI's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect the income tax effect related to the pro forma adjustments, and to carve out the discontinued operations of IMI during the pro forma period.

         Intercompany balances or transactions between chinadotcom and IMI were not significant. No pro forma adjustments were required to conform IMI's accounting policies to chinadotcom's accounting policies. Certain reclassifications have been made to conform IMI's historical amounts to chinadotcom's basis of presentation.

         chinadotcom has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate that it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

         The pro forma adjustments included in the unaudited pro forma consolidated statement of operations are as follows:

         (a) Adjustment to record the related amortization expense adjustment resulting from the fair value adjustment to amortizable intangible assets (in thousands):

                                                                                                       Estimated
                                                                    Increase in    Decrease in nine     Useful
                             Historical   Preliminary                  Annual           months           Life
                            Amount, Net   Fair Value    Decrease    Amortization     Amortization      (Years)
Developed technology        $     2,645   $     2,500   $   (145)   $        625   $           (286)        4
Customer base                     2,894         2,700       (194)            270                 (4)       10
                            -----------   -----------   --------    ------------   ----------------
                            $     5,539   $     5,200   $   (339)   $        895   $           (290)
                            ===========   ===========   ========    ============   ================

         (b)      Adjustment to eliminate 49% minority interest of IMI.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

IMI  (CONTINUED)

2.       IMI Pro Forma Adjustments (continued)

         (c) Adjustments to carve out Industri-Matematik Abalon AB, or Abalon, discontinued operations of IMI, for the twelve months ended October 31, 2002 as the pre-acquisition consolidated financial statements for the period from May 1, 2002 to December 10, 2002 do not present the discontinued operations that were subsequently discontinued by the then acquirer as reflected in the post-acquisition combined consolidated financial statements for the period from October 23, 2002 to July 31, 2003.

                  The net adjustments to the unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2003, and the twelve months ended October 31, 2002, are $0.2 million and $1.7 million, respectively.

         (d) To adjust for the loss of interest income resulting from the cash expenditures for this acquisition.

         (e)      Adjustment to record the related tax effect of items (a) and
                  (d) above.

ROSS

3.       Ross Basis of Pro Forma Presentation

         On September 4, 2003, Ross, chinadotcom and CDC entered into a merger agreement, as amended on January 7, 2004, which contemplates Ross becoming a wholly-owned subsidiary of chinadotcom in a transaction to be accounted for using the purchase method. Under the terms of the amended agreement, holders of Ross shares may elect to receive, for each share of Ross, either (a) $19.00 comprised of (i) $5.00 cash and
         (ii) chinadotcom stock valued at $14.00, or (b) $17.00 cash. Moreover, if the calculated average price of chinadotcom stock is below $8.50, chinadotcom may elect to increase the amount of cash and decrease the number of chinadotcom shares that Ross stockholders will receive.

         The total estimated purchase price is approximately $68.3 million under the cash and share scenario (comprised of cash of $16.3 million, chinadotcom common stock valued at $46.9 million, chinadotcom stock options with a fair value of $3.3 million and estimated direct transaction costs of $1.8 million) or approximately $60.6 million under the all-cash scenario (comprised of cash of $55.5 million, chinadotcom stock options with a fair value of $3.3 million and estimated direct transaction costs of $1.8 million). Change of control payments are estimated to be an additional $2.0 million.

         The unaudited pro forma consolidated financial statements were prepared on the basis that all Ross stockholders elect the cash and share scenario and that the average chinadotcom share price for the ten consecutive trading days ending on, and including, the trading day that is two trading days prior to the closing date of the merger, is above $8.50. In the event that some or all of the Ross stockholders elect to receive all-cash consideration or in the event that the calculated average price of chinadotcom shares is below $8.50, then the cash and cash equivalents, goodwill and share capital amounts will differ from those stockholders presented in the pro forma financial statements. chinadotcom estimates that the amount of cash paid, the increase in share capital, and the resulting goodwill will be $16.3 million, $50.2 million and $42.7 million, respectively, if all Ross stockholders elect the cash and share consideration (assuming the calculated average chinadotcom share price is greater than $8.50), and the respective amounts will be $55.5 million, $3.3 million and $35.0 million if all Ross stockholders elect the cash consideration.

         At the effective time of the merger, chinadotcom will substitute, for each stock option outstanding under Ross' 1988 Stock Option Plan and 1998 Stock Option Plan with an exercise price of $19.00 per share or less (other than stock options granted to certain executives), stock options to purchase chinadotcom shares. Each substituted Ross stock option, whether vested or unvested, will be converted into an option to acquire a number of chinadotcom common shares. The fair value of chinadotcom stock options issued in exchange for the vested Ross stock options is included in the estimated purchase price.

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

3.       Ross Basis of Pro Forma Presentation (continued)

         The estimated total purchase price of the Ross merger under the two scenarios are as follows (in thousands):

                                                                 [cash and share scenario]
Value of chinadotcom common stock issued                                          $ 46,872
Value of chinadotcom stock options issued in exchange
    for vested in-the-money Ross stock options                                       3,286
                                                                                  --------
Total value of chinadotcom securities                                               50,158
Cash consideration 3.26 M shares at $5.00 per share                                 16,312

Transaction costs                                                                    1,800

                                                                                  --------
Total                                                                             $ 68,270
                                                                                  ========

                                                                       [all-cash scenario]
Cash consideration 3.26 M shares at $17.00 per share                            $   55,461
Value of chinadotcom stock options issued in exchange
    for vested in-the-money Ross stock options                                       3,286

Transaction costs                                                                    1,800

                                                                                ----------
Total                                                                           $   60,547
                                                                                ==========

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

3.       Ross Basis of Pro Forma Presentation (continued)

         Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Ross' net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. Based on management's preliminary assessment, and subject to material changes, the preliminary estimated purchase price under the two scenarios is allocated as follows (in thousands):

                                                                 [cash and share scenario]
Preliminary estimated purchase price allocation:
          Net tangible liabilities                                                $ (2,733)
          Amortizable intangible assets:
              Developed technology                                                  19,200
              Customer base                                                          5,500
          Intangible assets with indefinite lives                                    3,600
          Goodwill                                                                  42,703
                                                                                  --------
   Total preliminary estimated purchase price allocation                          $ 68,270
                                                                                  ========

                                                                       [all-cash scenario]
Preliminary estimated purchase price allocation:
          Net tangible liabilities                                               $  (2,733)
          Amortizable intangible assets:
              Developed technology                                                  19,200
              Customer base                                                          5,500
          Intangible assets with indefinite lives                                    3,600
          Goodwill                                                                  34,980
                                                                                 ---------
   Total preliminary estimated purchase price allocation                         $  60,547
                                                                                 =========

         Of the total estimated purchase price, a preliminary estimate of $2.7 million has been allocated to net tangible liabilities assumed and approximately $24.7 million has been allocated to amortizable intangible assets acquired. The amortization related to the fair value adjustments to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma consolidated statements of operations.

         Developed technology, which comprises products that have reached technological feasibility, includes products in most of Ross' product lines. Ross offers a family of software solutions under the brand name of iRenaissance, which represents an integrated suite of enterprise resource planning, financials, materials management, manufacturing and distribution, supply chain management, advanced planning and scheduling, customer relationship management, electronic commerce, business intelligence and analytics applications. iRenaissance applications are known for their deep and rich functional fit to process industry requirements, as well as for their short implementation times and cost-effective returns on investments. Core technology represents a combination of Ross processes and trade secrets developed through years of experience in design and development. This proprietary know-how can be leveraged by Ross to develop new technology and improved products and production processes. chinadotcom expects to amortize the developed and core technology on a straight-line basis over an average estimated life of 7 years.

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

3.       Ross Basis of Pro Forma Presentation (continued)

         Customer base represent Ross' relationships with its underlying customers. chinadotcom expects to amortize the fair value of customer base on a straight-line basis over an average estimated life of 7 years.

         Of the total estimated purchase price, approximately $35.0 million (under the all-cash scenario) to $42.7 million (under the cash and share scenario) will be allocated to goodwill and approximately $3.6 million will be allocated to intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Intangible assets with indefinite lives consist primarily of the estimated fair value allocated to the Ross company trademark and iRenaissance brand trademark. The assumption used in the preliminary valuation is that the Ross company trademark and iRenaissance brand trademark will not be amortized and will have an indefinite remaining useful life based on many factors and considerations, including the length of time the Ross name has been in use, the iRenaissance brand awareness and market position, and the assumption of continued use of the Ross and iRenaissance trademark within chinadotcom's overall product portfolio. If chinadotcom management should change the assumption used in the valuation, amounts preliminarily allocated to intangible assets with definite lives may significantly increase or decrease or be eliminated, and amounts allocated to intangible assets with indefinite lives may increase or decrease significantly, which could result in material differences in the amortization of intangible assets.

         In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

4.       Ross Pro Forma Adjustments

         Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Ross' net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

         Intercompany balances or transactions between chinadotcom and Ross were not significant. No pro forma adjustments were required to conform Ross' accounting policies to chinadotcom's accounting policies. Certain reclassifications have been made to conform Ross' historical amounts to chinadotcom's presentation.

         chinadotcom has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

         The pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

         (a) Adjustment to reflect the cash consideration paid to stockholders of Ross under the merger agreement. This amount may differ as outlined above, depending on the proportion of Ross stockholders that elect all-cash consideration versus a combination of cash and share consideration, and also depending on whether the average closing price of chinadotcom shares is below $8.50 for the 10 trading days preceding the second trading day before the close date.

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

4.       Ross Pro Forma Adjustments (continued)

         (b) Adjustment to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase/(decrease) in amortization expense, as follows (in thousands):

                                                         Increase /      Increase /
                  Historical                            (Decrease)in   (Decrease) in    Estimated
                    Amount,     Preliminary                Annual       Nine Months    Useful Life
                      Net       Fair Value   Increase   Amortization   Amortization      (Years)
Developed         $   13,094    $    19,200  $   6,106  $     (2,907)  $      (1,637)       7
 technology
Customer base              -          5,500      5,500           786             589        7

                  ----------    -----------  ---------  ------------   -------------
                  $   13,094    $    24,700  $  11,606  $     (2,121)  $      (1,048)
                  ==========    ===========  =========  ============   =============

         (c) Adjustments to reflect the preliminary estimate of the fair value of goodwill and intangible assets with indefinite lives, as follows (in thousands):

                                               [cash and share scenario]

                                          Historical   Preliminary
                                          Amount, Net  Fair Value    Increase
Intangible assets with indefinite lives   $        -   $     3,600   $  3,600
Goodwill                                       2,181        42,703     40,522

                                          -----------  -----------   --------
                                          $    2,181   $    46,303   $ 44,122
                                          ===========  ===========   ========

                                                  [all-cash scenario]

                                          Historical   Preliminary
                                          Amount, Net  Fair Value    Increase
Intangible assets with indefinite lives   $        -   $     3,600   $  3,600
Goodwill                                        2,181       34,980     32,799

                                          -----------  -----------   --------
                                          $     2,181  $    38,580   $ 36,399
                                          ===========  ===========   ========

         The goodwill adjustment may differ as outlined above, depending on the proportion of Ross stockholders that elect all-cash consideration versus a combination of cash and share consideration, and also depending on whether the average closing price of chinadotcom shares is below $8.50 for the 10 trading days preceding the second trading day before the close date.

                                                                                 (in thousands)
(d)  Adjustment for estimated payments associated with change of control            $    2,048

     Adjustment for estimated transaction costs associated with the merger               1,800

     Adjustment for recent litigation settlement                                         1,896
                                                                                    ----------
                                                                                    $    5,744
                                                                                    ==========

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

4.       Ross Pro Forma Adjustments (continued)

         Based on a preliminary analysis, chinadotcom expects to incur, upon completion of the merger or in subsequent quarters, costs of $2.0 million for change of control payments and $1.8 million for transactions costs. In addition, Ross expects to incur charges of $1.9 million as a result of settlement of recent litigation, which had not been accrued on its balance sheet at September 30, 2003. The pro forma adjustment above for $5.7 million has been included in the unaudited pro forma consolidated balance sheet as of September 30, 2003. An adjustment for an estimate of the restructuring costs to be incurred by chinadotcom has not been included in the unaudited pro forma consolidated statements of operations since such adjustment is non-recurring in nature and not yet determinable. These estimates are preliminary and subject to change based on chinadotcom's finalization of its restructuring and integration plans.

         Of the estimated $1.8 million in transaction costs associated with the merger, chinadotcom anticipates to incur approximately $900,000 in transaction costs even if the merger does not close. Accordingly, this amount has been included in the unaudited pro forma consolidated balance sheet as of September 30, 2003, in the figures presenting the combination of chinadotcom, IMI and Pivotal (without Ross).

         (e)      Adjustments to stockholders' equity (in thousands):

                                                                                [cash and share scenario]
To record the estimated value of chinadotcom shares to be issued, assuming chinadotcom share price of the last trading date and the average chinadotcom share price for the ten consecutive trading days ending on, and including, the trading day that is two trading days
prior to the closing date of the merger, is greater than $8.50                                  $  46,872

To record the fair value of chinadotcom restricted shares and stock options to be issued in exchange for in-the-money Ross
stock options                                                                                       6,453

To record the deferred share-based compensation related to the chinadotcom restricted shares and stock options to be issued
in exchange for unvested in-the-money Ross stock options                                           (3,167)

To eliminate Ross' historical stockholders' equity                                                (16,486)
                                                                                                ---------
                                                                                                $  33,672
                                                                                                =========

                                                                                      [all-cash scenario]
To record the fair value of chinadotcom restricted shares and stock options to be issued in exchange for in-the-money Ross
 stock options                                                                                      6,453

To record the deferred share-based compensation related to the chinadotcom restricted shares and stock options to be issued
 in exchange for unvested in-the-money Ross stock options                                          (3,167)

To eliminate Ross' historical stockholders' equity                                                (16,486)
                                                                                                 --------
                                                                                                 $(13,200)
                                                                                                 ========

         Deferred share-based compensation includes the value of chinadotcom restricted shares issued to certain executives and the fair value of chinadotcom stock options issued in exchange for unvested in-the-money Ross options. This amount is amortized as charges to operations over the vesting period of the underlying individual stock options and restricted share grant. chinadotcom expects to amortize deferred share-based compensation over 5 years.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ROSS (CONTINUED)

4.       Ross Pro Forma Adjustments (continued)

         The additional paid-in capital adjustment may differ as outlined above, depending on the proportion of Ross stockholders that elect all-cash consideration versus a combination of cash and share consideration, and also depending on whether the average closing price of chinadotcom shares is below $8.50 for the 10 trading days preceding the second trading day before the close date.

         (f)      Adjustments to net income (in thousands):

                                                                                  [cash and share scenario]

                                                                                  Annual          Nine months
(i)  To record the related amortization expense adjustments
     resulting from the fair value adjustment to amortizable
     intangible assets as noted in (b) above                                   $     2,121        $     1,048

(ii) To record the amortization of deferred share-based
     compensation                                                                   (1,738)              (721)

(iii)To adjust for the loss in interest income resulting from the cash expenditure for this acquisition, assumed to have taken
     place on January 1, 2002                                                         (162)              (122)

(iv) To record the related tax effect of item (i) above                               (721)              (356)
                                                                               -----------        -----------
                                                                               $      (500)       $      (151)
                                                                               ===========        ===========

                                                                           [all cash scenario]

                                                                       Annual           Nine months
(i)  To record the related amortization expense adjustments
     resulting from the fair value adjustment to amortizable
     intangible assets as noted in (b) above                         $     2,121        $     1,048

(ii) To record the amortization of deferred share-based
     compensation                                                         (1,738)              (721)

(iii)To adjust for the loss in interest income resulting from the cash expenditure for this acquisition, assumed to have taken
     place on January 1, 2002                                               (551)              (415)

(iv) To record the related tax effect of item (i) above                     (721)              (356)
                                                                     -----------        -----------
                                                                     $      (889)       $      (444)
                                                                     ===========        ===========

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL

5.       Pivotal Basis of Pro Forma Presentation

         On December 8, 2003, Pivotal, chinadotcom and CDC entered into a merger agreement, which, subject to certain closing conditions, will result in Pivotal becoming a wholly-owned subsidiary of chinadotcom in a transaction to be accounted for using the purchase method. Pursuant to this agreement, CDC will acquire all of the outstanding shares of Pivotal in exchange for, at the option of each Pivotal shareholder, either (i) $2.00 cash per Pivotal share or (ii) $2.14 per Pivotal share, comprised of (a) $1.00 cash plus (b) $1.14 of common shares of chinadotcom. At the effective time of the merger, chinadotcom will substitute, for each stock option outstanding under the Pivotal Stock Option Plan with an exercise price of $2.00 per share or less, stock options to purchase chinadotcom shares. Each substituted Pivotal stock option, whether vested or unvested, will be converted into an option to acquire a number of chinadotcom common shares. The fair value of chinadotcom stock options issued in exchange for the vested Pivotal stock options is included in the estimated purchase price.

         The total estimated purchase price is approximately $55.7 million under the all-cash scenario (comprised of cash of $53.9 million, chinadotcom stock options issued in exchange for vested in-the-money Pivotal stock options with a fair value of $1.3 million and estimated transaction costs of chinadotcom of $0.6 million) or up to approximately $59.4 million under the cash and share scenario (comprised of cash of $26.9 million, chinadotcom common stock valued at $30.7 million, chinadotcom stock options issued in exchange for vested in-the-money Pivotal stock options with a fair value of $1.3 million and estimated transaction costs of $0.6 million).

         The estimated total purchase price of the Pivotal merger under the two scenarios are as follows (in thousands):

                                                                 [all-cash scenario]
Cash consideration 26.9 M shares at $2.00 per share                        $ 53,880
Value of chinadotcom stock options issued in exchange
  for vested in-the-money Pivotal stock options                               1,264
Transaction costs                                                               550
                                                                           --------
Total                                                                      $ 55,694
                                                                           ========


                                                          [cash and share scenario]
Value of chinadotcom common stock issued                                   $ 30,666
Value of chinadotcom stock options issued in exchange
  for vested in-the-money Pivotal stock options                               1,264

                                                                           --------
Total value of chinadotcom securities                                        31,930
Cash consideration 26.9 M shares at $1.00 per share                          26,940
Transaction costs                                                               550
                                                                           --------
Total                                                                      $ 59,420
                                                                           ========

                             CHINADOTCOM CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

5.       Pivotal Basis of Pro Forma Presentation (continued)

         Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Pivotal's net tangible liabilities and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on management's preliminary assessment, and subject to material changes and other factors as described in the introduction to the unaudited pro forma combined consolidated financial statements, the preliminary estimated purchase price under the two scenarios is allocated as follows (in thousands):

                                                                 [all-cash scenario]
     Preliminary estimated purchase price allocation:
     Net tangible liabilities                                              $  (4,891)
     Amortizable intangible assets:
         Developed technology                                                  8,963
         Customer base                                                        11,183
     Intangible assets with indefinite lives                                   4,476
     Goodwill                                                                 35,963
                                                                           ---------
Total preliminary estimated purchase price allocation                      $  55,694
                                                                           =========

                                                           [cash and share scenario]
     Preliminary estimated purchase price allocation:
     Net tangible liabilities                                              $  (4,891)
     Amortizable intangible assets:
         Developed technology                                                  8,963
         Customer base                                                        11,183
     Intangible assets with indefinite lives                                   4,476
     Goodwill                                                                 39,689
                                                                           ---------
Total preliminary estimated purchase price allocation                      $  59,420
                                                                           =========

         Of the total estimated purchase price, a preliminary estimate of $4.9 million has been allocated to net tangible liabilities assumed, and approximately $20.1 million has been allocated to amortizable intangible assets acquired. The amortization related to the fair value adjustments to amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma consolidated statements of operations.

         Developed technology, which comprises products that have reached technological feasibility, includes products in most of Pivotal's product lines. Pivotal offers customer relationship management ("CRM") software that enables mid-sized enterprises to acquire, serve and manage their customers. The Pivotal CRM suite includes the Pivotal Sales Suite, the Pivotal Marketing Suite, the Pivotal Services Suite, the Pivotal Interactive Selling Suite, and the Pivotal Partner Management Suite. chinadotcom expects to amortize intangible assets related to the developed and core technology and patents on a straight-line basis over an average estimated life of 5 years.

         Customer base represent Pivotal's relationships with its underlying customers. chinadotcom expects to amortize the fair value of intangible assets related to customer base on a straight-line basis over an average estimated life of 5 years.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

5.       Pivotal Basis of Pro Forma Presentation (continued)

         Of the total estimated purchase price, approximately $36.0 million to $39.7 million will be allocated to goodwill and approximately $4.5 million will be allocated to intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Intangible assets with indefinite lives consist primarily of the estimated fair value allocated to trademarks. The assumption used in the preliminary valuation is that the intangible assets related to trademarks will not be amortized and will have an indefinite remaining useful life. If chinadotcom management should change the assumptions used in the valuation, amounts preliminarily allocated to intangible assets with definite lives may significantly increase or decrease or be eliminated, and amounts allocated to intangible assets with indefinite lives may increase or decrease significantly, which could result in material differences in the amortization of intangible assets.

         In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

6.       Pivotal Pro Forma Adjustments

         Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Pivotal's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, and to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets.

         The pro forma adjustments included in the attached unaudited pro forma consolidated financial statements have been prepared on the basis that CDC pays cash consideration for all of the outstanding shares of Pivotal. In the event that the some or all of the Pivotal shareholders elect to receive a combination of cash and chinadotcom shares, then the cash and cash equivalents, goodwill and share capital amounts will differ from those presented in the pro forma financial statements. chinadotcom estimates that the amount of cash paid will be between $26.9 million and $53.9 million, the resulting goodwill amount will be between $36.0 million and $39.7 million, and the increase in consolidated share capital will be between $1.3 million and $31.9 million.

         Intercompany balances or transactions between chinadotcom and Pivotal were not significant. No pro forma adjustments are required to conform Pivotal's accounting policies to chinadotcom's accounting policies. Certain reclassifications have been made to conform Pivotal's historical amounts to chinadotcom's presentation.

         chinadotcom has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

6.       Pivotal Pro Forma Adjustments (continued)

         The pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

         (a) Adjustment to reflect the cash consideration paid to stockholders of Pivotal under the merger agreement. This amount may differ, as outlined above, depending on the proportion of Pivotal shareholders that elect for all-cash considerations versus a combination of cash and share consideration.

         (b) Adjustments to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase in amortization expense, as follows (in thousands):

                        Historical                           Increase in    Increase in    Estimated
                          Amount,    Preliminary                Annual       Nine Months   Useful Life
                           Net        Fair Value  Increase   Amortization   Amortization     (Years)
Developed technology    $      546   $     8,963  $  8,417   $      1,212   $        904        5
Customer base                    -        11,183    11,183          2,237          1,677        5
                        ----------   -----------  --------   ------------   ------------
                        $      546   $    20,146  $ 19,600   $      3,449   $      2,581
                        ==========   ===========  ========   ============   ============

         (c) Adjustments to reflect the preliminary estimate of the fair value of goodwill and intangible assets with indefinite lives, as follows (in thousands):

                                                                        [all-cash scenario]

                                               Historical       Preliminary
                                              Amount, Net       Fair Value       Increase
Intangible assets with indefinite lives        $         -      $      4,476     $    4,476
Goodwill                                             9,834            35,963         26,129
                                              ------------      ------------     ----------
                                               $     9,834      $     40,439     $   30,605
                                              ============      ============     ==========

                                                                  [cash and share scenario]

                                                Historical       Preliminary
                                               Amount, Net       Fair Value       Increase
Intangible assets with indefinite lives        $         -       $     4,476     $    4,476
Goodwill                                             9,834            39,689         29,855
                                               -----------       -----------     ----------
                                               $     9,834       $    44,165     $   34,331
                                               ===========       ===========     ==========

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

6.       Pivotal Pro Forma Adjustments (continued)

         The goodwill adjustment may differ, as outlined above, depending on the proportion of Pivotal shareholders that elect for all-cash considerations versus a combination of cash and share consideration.

         (d)      Adjustment for estimated transaction costs associated
                  with the merger (in thousands)                            $550
                                                                            ====
                  Based on a preliminary analysis, chinadotcom expects to incur, upon completion of the acquisition, transaction costs of approximately $0.6 million, which will be paid on closing or in subsequent quarters. The pro forma adjustment above for $0.6 million has been included in the unaudited pro forma consolidated balance sheet as of September 30, 2003. An adjustment for an estimate of the restructuring costs to be incurred by chinadotcom has not been included in the unaudited pro forma consolidated statements of operations since such adjustment is non-recurring in nature and is not yet determinable. These estimates are preliminary and subject to change.

                  Subsequent to September 30, 2003, Pivotal paid a break-up fee of $1.5 million related to the termination of a preceding acquisition agreement. In addition, Pivotal's management expects to incur transaction-related costs up to $3.2 million as well as special transaction-related incentive bonuses totaling $0.4 million to certain senior officers of Pivotal. These costs have not been reflected in these pro forma financial statements. Assuming the transaction closes, the impact of the payment of the $1.5 million break-up fee and the $3.2 milllion of transaction-related costs would be to increase goodwill arising on the acquisition.

         (e)      Adjustments to stockholders' equity (in thousands):

                                                                               [all-cash scenario]
To record the fair value of chinadotcom stock options to be issued
     in exchange for in-the-money Pivotal stock options                                 $    3,321

To record the deferred share-based compensation related to the chinadotcom stock options to be issued in exchange for
     unvested in-the-money Pivotal stock options                                            (2,057)

To eliminate Pivotal's historical stockholders' equity                                      (5,489)

                                                                                        ----------
                                                                                        $   (4,225)
                                                                                        ==========

                                                                         [cash and share scenario]
To record the fair value of chinadotcom shares to be issued                             $   30,666

To record the fair value of chinadotcom stock options to be issued in
   exchange for in-the-money Pivotal stock options                                           3,321

To record the deferred share-based compensation related to the chinadotcom stock options to be issued in exchange for
   unvested in-the-money Pivotal stock options                                              (2,057)
To eliminate Pivotal's historical stockholders' equity                                      (5,489)

                                                                                        ----------
                                                                                        $   26,441
                                                                                        ==========

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

6.       Pivotal Pro Forma Adjustments (continued)

         Deferred share-based compensation represents the intrinsic value of chinadotcom stock options issued in exchange for unvested in-the-money Pivotal options. This amount is amortized as charges to operations over the vesting period of the underlying individual stock options. chinadotcom expects to amortize deferred share-based compensation over 5 years.

         The additional paid-in capital adjustment may differ, as outlined above, depending on the proportion of Pivotal shareholders that elect for all-cash considerations versus a combination of cash and share consideration.

         (f)      Adjustments to net income (in thousands):

                                                                           [all-cash scenario]

                                                                                       Nine
                                                                           Annual     months
                                                                           ------     ------
(i)  To record the increase in amortization expense resulting from the fair value adjustment to amortizable intangible assets as noted
     in (b) above                                                       $  (3,449)   $  (2,581)

(ii) To adjust for the loss in interest income resulting from the cash expenditure on this acquisition, assumed to have
     taken place on January 1, 2002                                          (539)        (404)

(iii)To record the amortization of deferred share-based
     compensation                                                            (712)        (530)
                                                                        ---------    ---------
                                                                        $  (4,700)   $  (3,515)
                                                                        =========    =========

                                                                        [cash and share scenario]

                                                                                          Nine
                                                                          Annual         months
                                                                          ------         ------
(i)  To record the increase in amortization expense resulting from the fair value adjustment to amortizable intangible assets as noted
     in (b) above                                                        $  (3,449)   $     (2,581)

(ii) To adjust for the loss in interest income resulting from the cash expenditure on this acquisition, assumed to have
     taken place on January 1, 2002                                           (269)           (202)

(iii)To record the amortization of deferred share-based
     compensation                                                             (712)           (530)
                                                                        ----------    ------------
                                                                         $  (4,430)   $     (3,313)
                                                                        ==========    ============

                             CHINADOTCOM CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PIVOTAL (CONTINUED)

6.       Pivotal Pro Forma Adjustments (continued)

         The adjustment for the loss in interest income may differ, as outlined above, depending on the proportion of Pivotal shareholders that elect for all-cash considerations versus a combination of cash and share consideration.

PER SHARE INFORMATION

7.       Pro Forma Earnings Per Share

         The pro forma basic and diluted earnings per share are based on the weighted average number of chinadotcom common stock outstanding and weighted average number of Ross common stock outstanding multiplied by the exchange ratio, assuming the average chinadotcom share price for the ten consecutive trading days ending on, and including, the trading day that is two trading days prior to the closing date of the merger, is at $8.50.

         The following table sets forth the computation of the pro forma basic and diluted weighted average number of shares:

                                               chinadotcom,        chinadotcom,
                                              IMI, Ross and           IMI and
                                                 Pivotal              Pivotal
Nine months ended September 30, 2003           combination          combination
------------------------------------          -------------        ------------
BASIC AND DILUTED
    chinadotcom                                 100,253,277         100,253,277
    Ross                                          5,514,353                  --
                                                -----------         -----------
Pro forma                                       105,767,630         100,253,277
                                                ===========         ===========

                                               chinadotcom,        chinadotcom,
                                              IMI, Ross and           IMI and
                                                 Pivotal              Pivotal
Year ended  December 31, 2002                  combination          combination
-----------------------------                 -------------        ------------
BASIC AND DILUTED
    chinadotcom                                 102,269,735         102,269,735
    Ross                                          5,514,353                  --
                                                -----------         -----------
Pro forma                                       107,784,088         102,269,735
                                                ===========         ===========

         The unaudited pro forma consolidated financial statements have been prepared assuming all cash consideration for Pivotal. Assuming a cash-and-share scenario, and a calculated average chinadotcom share price of $8.50, an additional 3.6 million chinadotcom common shares would be issued, which would not impact the pro forma loss per share amounts for the nine months ended September 30, 2003 and would result in a basic and diluted loss per share for the year ended December 31, 2002 of $0.50 in the chinadotcom, IMI, Ross and Pivotal pro forma and $0.44 in the chinadotcom, IMI and Pivotal (without Ross) pro forma.